                                  EXHIBIT 10.20

================================================================================

                     BON-TON RECEIVABLES MASTER NOTE TRUST,

                                   as Issuer,

                                       and

                               Wachovia Bank, N.A.

                              as Indenture Trustee

                           ---------------------------

                                MASTER INDENTURE

                          Dated as of January 30, 2004

                          ----------------------------

================================================================================

                                TABLE OF CONTENTS

                                                     ARTICLE ONE
                                                     DEFINITIONS

Section 1.01.     Definitions.................................................................................     2
Section 1.02.     Other Definitional Provisions...............................................................    16

                                                     ARTICLE TWO
                                                      THE NOTES

Section 2.01.     Form Generally..............................................................................    18
Section 2.02.     Denominations...............................................................................    18
Section 2.03.     Execution, Authentication and Delivery......................................................    18
Section 2.04.     Authenticating Agent........................................................................    19
Section 2.05.     Registration of and Limitations on Transfer and Exchange of Notes...........................    20
Section 2.06.     Mutilated, Destroyed, Lost or Stolen Notes..................................................    21
Section 2.07.     Persons Deemed Owners.......................................................................    22
Section 2.08.     Appointment of Paying Agent.................................................................    22
Section 2.09.     Access to List of Noteholders' Names and Addresses..........................................    22
Section 2.10.     Cancellation................................................................................    23
Section 2.11.     Release of Collateral.......................................................................    23
Section 2.12.     New Issuances...............................................................................    23
Section 2.13.     Book-Entry Notes............................................................................    25
Section 2.14.     Notices to Clearing Agency or Foreign Clearing Agency.......................................    26
Section 2.15.     Definitive Notes............................................................................    26
Section 2.16.     Global Notes................................................................................    27
Section 2.17.     Uncertificated Classes......................................................................    27

                                                    ARTICLE THREE
                                                 COVENANTS OF ISSUER

Section 3.01.     Payment of Principal and Interest...........................................................    28
Section 3.02.     Maintenance of Office or Agency.............................................................    28
Section 3.03.     Money for Note Payments to Be Held in Trust.................................................    28
Section 3.04.     Existence...................................................................................    29
Section 3.05.     Protection of Trust.........................................................................    29
Section 3.06.     Opinions as to Collateral...................................................................    30
Section 3.07.     Performance of Obligations; Servicing of Receivables........................................    31
Section 3.08.     Negative Covenants..........................................................................    32
Section 3.09.     Statements as to Compliance.................................................................    33
Section 3.10.     Issuer May Consolidate, Etc., Only on Certain Terms.........................................    33
Section 3.11.     Successor Substituted.......................................................................    35
Section 3.12.     No Other Business...........................................................................    35
Section 3.13.     No Borrowing................................................................................    35
Section 3.14.     Servicer's Obligations......................................................................    35

Section 3.15.     Guarantees, Loans, Advances and Other Liabilities...........................................    35
Section 3.16.     Capital Expenditures........................................................................    35
Section 3.17.     Removal of Administrator....................................................................    35
Section 3.18.     Restricted Payments.........................................................................    35
Section 3.19.     Notice of Events of Default.................................................................    36
Section 3.20.     Further Instruments and Acts................................................................    36
Section 3.21.     Representations and Warranties as to the Security Interest of the Indenture Trustee in
                  the Receivables.............................................................................    36

                                                     ARTICLE FOUR
                                              SATISFACTION AND DISCHARGE

Section 4.01.     Satisfaction and Discharge of this Indenture................................................    38
Section 4.02.     Application of Trust Money..................................................................    39

                                                     ARTICLE FIVE
                                        PAY OUT EVENTS, DEFAULTS AND REMEDIES

Section 5.01.     Pay Out Events..............................................................................    40
Section 5.02.     Events of Default...........................................................................    40
Section 5.03.     Acceleration of Maturity; Rescission and Annulment..........................................    41
Section 5.04.     Collection of Indebtedness and Suits for Enforcement by Indenture Trustee...................    42
Section 5.05.     Remedies; Priorities........................................................................    44
Section 5.06.     Optional Preservation of the Collateral.....................................................    46
Section 5.07.     Limitation on Suits.........................................................................    47
Section 5.08.     Unconditional Rights of Noteholders to Receive Principal and Interest.......................    47
Section 5.09.     Restoration of Rights and Remedies..........................................................    47
Section 5.10.     Rights and Remedies Cumulative..............................................................    48
Section 5.11.     Delay or Omission Not Waiver................................................................    48
Section 5.12.     Rights of Noteholders to Direct Indenture Trustee...........................................    48
Section 5.13.     Waiver of Past Defaults.....................................................................    48
Section 5.14.     Undertaking for Costs.......................................................................    49
Section 5.15.     Waiver of Stay or Extension Laws............................................................    49
Section 5.16.     Sale of Receivables.........................................................................    49
Section 5.17.     Action on Notes.............................................................................    50

                                                     ARTICLE SIX
                                                THE INDENTURE TRUSTEE

Section 6.01.     Duties of the Indenture Trustee.............................................................    51
Section 6.02.     Notice of Pay Out Event or Event of Default.................................................    53
Section 6.03.     Rights of Indenture Trustee.................................................................    53
Section 6.04.     Not Responsible for Recitals or Issuance of Notes...........................................    54
Section 6.05.     May Hold Notes..............................................................................    54
Section 6.06.     Money Held in Trust.........................................................................    55
Section 6.07.     Compensation, Reimbursement and Indemnification.............................................    55

Section 6.08.     Replacement of Indenture Trustee............................................................    56
Section 6.09.     Successor Indenture Trustee by Merger.......................................................    56
Section 6.10.     Appointment of Co-Indenture Trustee or Separate Indenture Trustee...........................    57
Section 6.11.     Eligibility; Disqualification...............................................................    58
Section 6.12.     Preferential Collection of Claims Against...................................................    58
Section 6.13.     Tax Returns.................................................................................    58
Section 6.14.     Representations and Covenants of the Indenture Trustee......................................    59
Section 6.15.     Custody of the Collateral...................................................................    59

                                                    ARTICLE SEVEN
                            NOTEHOLDERS' LIST AND REPORTS BY INDENTURE TRUSTEE AND ISSUER

Section 7.01.     Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders......................    60
Section 7.02.     Preservation of Information; Communications to Noteholders..................................    60
Section 7.03.     Reports by Issuer...........................................................................    60
Section 7.04.     Reports by Indenture Trustee................................................................    61

                                                    ARTICLE EIGHT
                                      ALLOCATION AND APPLICATION OF COLLECTIONS

Section 8.01.     Collection of Money.........................................................................    62
Section 8.02.     Rights of Noteholders.......................................................................    62
Section 8.03.     Establishment of Collection Account and Special Funding Account.............................    62
Section 8.04.     Collections and Allocations.................................................................    64
Section 8.05.     Shared Principal Collections................................................................    65
Section 8.06.     Additional Withdrawals from the Collection Account..........................................    66
Section 8.07.     Allocation of Collateral to Series or Groups................................................    66
Section 8.08.     Excess Finance Charge Collections...........................................................    66
Section 8.09.     Release of Collateral; Eligible Loan Documents..............................................    67
Section 8.10.     Opinion of Counsel..........................................................................    67

                                                     ARTICLE NINE
                                       DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

Section 9.01.     Distributions and Reports to Noteholders....................................................    69

                                                     ARTICLE TEN
                                               SUPPLEMENTAL INDENTURES

Section 10.01.    Supplemental Indentures Without Consent of Noteholders......................................    69
Section 10.02.    Supplemental Indentures with Consent of Noteholders.........................................    70
Section 10.03.    Execution of Supplemental Indentures........................................................    72
Section 10.04.    Effect of Supplemental Indenture............................................................    72
Section 10.05.    Conformity With Trust Indenture Act.........................................................    72
Section 10.06.    Reference in Notes to Supplemental Indentures...............................................    72

                                                    ARTICLE ELEVEN
                                                     TERMINATION

Section 11.01.    Termination of Trust........................................................................    73
Section 11.02.    Final Distribution..........................................................................    73
Section 11.03.    Termination Distributions...................................................................    74
Section 11.04.    Defeasance..................................................................................    74

                                                    ARTICLE TWELVE
                                                    MISCELLANEOUS

Section 12.01.    Compliance Certificates and Opinions etc....................................................    76
Section 12.02.    Form of Documents Delivered to Indenture Trustee............................................    77
Section 12.03.    Acts of Noteholders.........................................................................    78
Section 12.04.    Notices, Etc. to Indenture Trustee and Issuer...............................................    79
Section 12.05.    Notices to Noteholders; Waiver..............................................................    79
Section 12.06.    Alternate Payment and Notice Provisions.....................................................    80
Section 12.07.    Conflict with Trust Indenture Act...........................................................    80
Section 12.08.    Effect of Headings and Table of Contents....................................................    80
Section 12.09.    Successors and Assigns......................................................................    80
Section 12.10.    Severability................................................................................    80
Section 12.11.    Benefits of Indenture.......................................................................    80
Section 12.12.    Legal Holidays..............................................................................    80
Section 12.13.    GOVERNING LAW...............................................................................    80
Section 12.14.    Counterparts................................................................................    81
Section 12.15.    Trust Obligations...........................................................................    81
Section 12.16.    No Petition.................................................................................    81

                 RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
                      ACT OF 1939 AND INDENTURE PROVISIONS

Trust Indenture
   Act Section                                                                      Indenture Section
   -----------                                                                      -----------------
310 (a)(1)...........................................................                6.11
    (a)(2)...........................................................                6.11
    (a)(3)...........................................................                6.10
    (a)(4)...........................................................             Not Applicable
    (a)(5)...........................................................                6.11
    (b)..............................................................                6.08, 6.11
    (c)..............................................................             Not Applicable
311 (a)..............................................................                6.12
    (b)..............................................................                6.12
    (c)..............................................................             Not Applicable
312 (a)..............................................................                7.01, 7.02(a)
    (b)..............................................................                7.02(b)
    (c)..............................................................                7.02(c)
313 (a)..............................................................                7.04
    (b)..............................................................                7.04
    (c)..............................................................                7.03, 7.04
    (d)..............................................................                7.04
314 (a)..............................................................                3.09, 7.03(a)
    (b)..............................................................                3.06
    (c)(1)...........................................................                2.11, 8.09(c), 12.01(a)
    (c)(2)...........................................................                2.11, 8.09(c), 12.01(a)
    (c)(3)...........................................................                2.11, 8.09(c), 12.01(a)
    (d)(1)...........................................................                2.11, 8.09(c), 12.01(b)
    (d)(2)...........................................................             Not Applicable
    (d)(3)...........................................................             Not Applicable
    (e)..............................................................                12.01(a)
315 (a)..............................................................                6.01(b)
    (b)..............................................................                6.02
    (c)..............................................................                6.01(c)
    (d)..............................................................                6.01(d)
    (d)(1)...........................................................                6.01(d)
    (d)(2)...........................................................                6.01(d)
    (d)(3)...........................................................                6.01(d)
    (e)..............................................................                5.14
316 (a)(1)(A)........................................................                5.12
316 (a)(1)(B)........................................................                5.13
316 (a)(2)...........................................................             Not Applicable
316 (b)..............................................................                5.08
317 (a)(1)...........................................................                5.04

Trust Indenture
   Act Section                                                                   Indenture Section
   -----------                                                                   -----------------
317(a)(2)............................................................                5.04(d)
317(b)...............................................................                5.04(a)
318(a)...............................................................                12.07

         This MASTER INDENTURE, dated as of January 30, 2004 (the "Master Indenture" or "Indenture"), is between the Bon-Ton Receivables Master Note Trust, a statutory trust organized under the laws of the State of Delaware (herein, together with its permitted successors and assigns, the "Issuer"), and Wachovia Bank, N.A., a national banking association, as indenture trustee (herein, together with its successors in the trusts hereunder, the "Indenture Trustee").

                              PRELIMINARY STATEMENT

         The Issuer has duly authorized the execution and delivery of this Master Indenture to provide for an issue of its asset backed notes (the "Notes") as provided in this Master Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Noteholders. The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         Simultaneously with the delivery of this Master Indenture, the Issuer is entering into the Transfer and Servicing Agreement with The Bon-Ton Receivables Partnership, L.P., as Transferor (the "Transferor") and The Bon-Ton Department Stores, Inc., a Pennsylvania corporation, as Servicer (the "Servicer"), pursuant to which (a) the Transferor will convey to the Issuer all of its right, title and interest in, to and under the Receivables and (b) the Servicer will agree to service the Receivables and make collections thereon on behalf of the Noteholders.

         Under the Transfer and Servicing Agreement, Receivables arising in the Accounts from time to time will be conveyed thereunder to the Issuer.

                                GRANTING CLAUSES

         The Issuer hereby Grants to the Indenture Trustee, for the benefit of the Holders of the Notes and the Series Enhancers, all of the Issuer's right, title and interest, whether now owned or hereafter acquired, in, to and under
(a) the Receivables, (b) collections and all Recoveries allocable to the Issuer as provided in the Transfer and Servicing Agreement and all monies due or to become due and all amounts received or receivable with respect thereto, (c) all Eligible Investments and all monies, investment properties, instruments and other property credited to the Collection Account, the Series Accounts and the Special Funding Account, and all interest, dividends, earnings, income and other distributions from time to time received, receivable or otherwise distributed or distributable thereto or in respect thereof (including any accrued discount realized on liquidation of any investment purchased at a discount), (d) all rights, remedies, powers, privileges and claims of the Issuer under or with respect to any Series Enhancement, the Trust Agreement or the Transfer and Servicing Agreement (whether arising pursuant to the terms of such Enhancement Agreement, the Trust Agreement or the Transfer and Servicing Agreement or otherwise available to the Issuer at law or in equity), including the rights of the Issuer to enforce such Enhancement Agreement, the Trust Agreement or the Transfer and Servicing Agreement, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Series Enhancement, the Trust Agreement or the Transfer and Servicing Agreement to the same extent as the Issuer could but for the assignment and security interest granted to the Indenture Trustee for the benefit of the Noteholders, (e) the property conveyed to the Issuer under any Participation Interest Supplement and the right to receive Recoveries attributed to cardholder charges for merchandise and services in the Accounts, (f) all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit and advices of credit consisting of, arising from, or related to the foregoing, (g) all proceeds of any derivative contracts between the Issuer or the Transferor and a counterparty, as described in an Indenture Supplement, (h) all other property of the Issuer, and (i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds, products, rents, receipts or profits of the conversion, voluntary or involuntary, into cash or other property, all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing; in each case, excluding the Transferor Interest and all amounts distributable to the Holders of any Certificates pursuant to the terms of any Transaction Document (in each case as such capitalized terms are defined herein) (collectively, the "Collateral").

                                LIMITED RECOURSE

         The obligation of the Issuer to make payments of principal of, interest on and other amounts with respect to, the Notes is limited by recourse only to the Collateral.

                                   ARTICLE ONE

                                   DEFINITIONS

         Section 1.01. Definitions. Whenever used in this Indenture, the following words and phrases shall have the following meanings:

         "Account Owner" has the meaning specified in the Transfer and Servicing Agreement.

         "Accounts" has the meaning set forth in the Transfer and Servicing Agreement.

         "Accumulation Period" means, with respect to any Series, or any Class within a Series, a period following the Revolving Period during which Collections of Principal Receivables are accumulated in an account for the benefit of the Noteholders of such Series or Class, which shall be the controlled accumulation period, the principal accumulation period, the early accumulation period, the optional accumulation period, the limited accumulation period or other accumulation period, in each case as defined with respect to such Series or Class in the related Indenture Supplement.

         "Act" has the meaning specified in Section 12.03(a).

         "Adjusted Invested Amount" has the meaning set forth in the related Indenture Supplement.

         "Administration Agreement" means the Administration Agreement, dated as of January 30, 2004 between the Issuer and the Administrator, as the same may be amended, supplemented or otherwise modified from time to time.

         "Administrator" means The Bon-Ton Department Stores, Inc., or its successors and permitted assigns, or any successor Administrator under the Administration Agreement.

         "Adverse Effect" has the meaning specified in the Transfer and Servicing Agreement.

         "Affiliate" has the meaning set forth in the Transfer and Servicing Agreement.

         "Aggregate Investor Percentage" means, with respect to Principal Receivables, Finance Charge Receivables and Defaulted Receivables, as the case may be, as of any date of determination, the sum of such Investor Percentages of all Series of Notes issued and outstanding on such date of determination; provided, however, that the Aggregate Investor Percentage shall not exceed 100%.

         "Agreement" means this Indenture, as the same may be amended, supplemented or otherwise modified from time to time, including, with respect to any Series or Class, the related Indenture Supplement.

         "Amortization Period" means, with respect to any Series, or any Class within a Series, a period following the Revolving Period during which Collections of Principal Receivables are distributed to the related Noteholders of such Series or Class, which shall be the controlled amortization period, the principal amortization period, the optional amortization period, the limited amortization period, the early amortization period or other amortization period, in each case as defined with respect to such Series in the related Indenture Supplement.

         "Applicants" has the meaning specified in Section 2.09(a).

         "Authorized Officer" means, with respect to:

                  (i) the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers (containing the specimen signatures of such officers) delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter);

                  (ii) the Transferor, any officer of the Transferor who is authorized to act for the Transferor in matters relating to the Transferor and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Transferor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter);

                  (iii) the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to the Servicer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter); and

                  (iv) the Seller, any officer of the Seller who is authorized to act for the Seller in matters relating to the Seller and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Seller to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "Book-Entry Notes" means beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency or Foreign Clearing Agency as described in Section 2.13.

         "Business Day" has the meaning set forth in the Transfer and Servicing Agreement.

         "Certificates" has the meaning specified in the Trust Agreement.

         "Class" means, with respect to any Series, any one of the classes of Notes of that Series.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act, and serving as clearing agency for a Series or Class of Book-Entry Notes.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Clearstream" means Clearstream Banking, societe anonyme, a professional depository incorporated under the laws of Luxembourg, and its successors.

         "Closing Date" means, with respect to any Series, the closing date specified in the related Indenture Supplement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" has the meaning specified in the Granting Clause of this Indenture.

         "Collection Account" has the meaning specified in Section 8.03.

         "Collection Account Agreements" has the meaning specified in the Receivables Purchase Agreements.

         "Collections" has the meaning specified in the Transfer and Servicing Agreement.

         "Commission" means the Securities and Exchange Commission, and its successors.

         "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of this Indenture is located at 401 South Tryon Street, 12th floor, Charlotte, NC 28288-1179, Attention:
Structured Finance Trust Services, Bon-Ton Receivables Master Note Trust-Series, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Transferor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Transferor); provided that for the purposes of Section 3.02, the address of any such office shall be at Penn Plaza, Suite 1414, New York, NY 10019, Attention: Structured Finance Trust Services, Bon-Ton Receivables Master Note Trust-Series.

         "Credit Agreement" shall mean that certain Second Amended and Restated Credit Agreement, dated as of October 24, 2003 by and among The Bon-Ton Department Stores Inc., and Elder Acquisition Corp. (and from and after the merger, The Elder-Beerman Stores Corp.), as Borrowers, certain Credit Parties named therein, General Electric Capital Corporation, as a Lender and as the Administrative Agent and the other Agents and Lenders party thereto from time to time, as such Credit Agreement is in effect on the date hereof, and giving effect only to amendments or modifications thereto that satisfy the Rating Agency Condition.

         "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Defaulted Receivables" has the meaning specified in the Transfer and Servicing Agreement.

         "Defeasance" has the meaning specified in Section 11.04(a).

         "Defeased Series" has the meaning specified in Section 11.04(a).

         "Definitive Notes" means Notes issued in definitive, fully registered form.

         "Deposit Date" means each day on which the Servicer deposits Collections in the Collection Account.

         "Determination Date" means, unless otherwise specified in the Indenture Supplement for a particular Series, the fifth Business Day preceding the Payment Date.

         "Discount Percentage" has the meaning specified in the Transfer and Servicing Agreement.

         "Dollars", "$" or "U.S. $" means United States dollars.

         "DTC" means The Depository Trust Company, and its successors.

         "Eligible Institution" means a depository institution organized under the laws of the United States or any one of the States thereof, (or any domestic branch of a foreign bank) which at all times (i) has either (a) a long-term unsecured debt rating of Aa or better by Moody's or (b) a certificate of deposit rating of Prime-1 by Moody's (ii) either (a) a long-term unsecured debt rating of AA- or better or (b) a certificate of deposit rating of at least A-1 by Standard & Poor's and (iii) is a member of the FDIC. Notwithstanding the previous sentence, any institution the appointment of which satisfies the Rating Agency Condition shall be considered an Eligible Institution. If so qualified, the Indenture Trustee may be considered an Eligible Institution for the purposes of this definition.

         "Eligible Investments" means, as of any date of determination, the following instruments, investment property, or other property:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States;

                  (ii) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any State thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the debt rating of such depository institution or trust company shall be at least A-1 by Standard & Poor's and at least P-1 by Moody's;

                  (iii) commercial paper or other short-term obligations (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating for such obligation of at least A-1 by Standard & Poor's and at least P-1 by Moody's;

                  (iv) demand deposits, time deposits and certificates of deposit which (a) are scheduled to mature on a date occurring no later than the Transfer Date in the Monthly Period immediately succeeding the Monthly Period in which such investment is made, (b) are fully insured by the FDIC and (c) have, at the time of the Trust's investment therein, a rating in the highest rating category of each of Standard & Poor's and Moody's;

                  (v) bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (ii) above;

                  (vi) money market funds having, at the time of the Trust's investment therein, a rating in the highest rating category of each of Standard & Poor's and Moody's (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor);

                  (vii)    time deposits (other than those referred to in clause
         (iv) above), with a Person the commercial paper of which has a credit rating satisfactory to each Rating Agency and which are scheduled to mature on a date occurring no later than the Transfer Date in the Monthly Period immediately succeeding the Monthly Period in which such investment is made; or

                  (viii) any other investment of a type or rating that satisfies the Rating Agency Condition.

         "Eligible Servicer" has the meaning specified in the Transfer and Servicing Agreement.

         "Enhancement Agreement" means any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

         "Euroclear Operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

         "Event of Default" has the meaning specified in Section 5.02.

         "Excess Allocation Series" means a Series that, pursuant to the related Indenture Supplement, is entitled to receive certain excess Collections of Finance Charge Receivables, as more specifically set forth in such Indenture Supplement. If so specified in the Indenture Supplement for a Group of Series, each such Series may be an Excess Allocation Series only for the other Series in such Group.

         "Excess Finance Charge Collections" means, with respect to a Payment Date, the aggregate amount for all outstanding Series of Collections of Finance Charge Receivables which the related Supplements specify are to be treated as "Excess Finance Charge Collections" for such Payment Date.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Finance Charge Receivables" has the meaning specified in the Transfer and Servicing Agreement.

         "Finance Charge Shortfalls" means, with respect to a Payment Date, the aggregate amount for all outstanding Series which the related Supplements specify are "Finance Charge Shortfalls" for such Series and such Payment Date.

         "Fiscal Month" or "fiscal month" means the fiscal month of the Sellers, as notified to the Indenture Trustee in writing.

         "Foreign Clearing Agency" means Clearstream and the Euroclear Operator.

         "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

         "Global Note" has the meaning specified in Section 2.16.

         "Grant" means to mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Group" means, with respect to any Series, the group of Series, if any, in which the related Indenture Supplement specifies such Series is to be included.

         "Indenture" means this master indenture, dated as of January 30, 2004, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

         "Indenture Supplement" means, with respect to any Series, a supplement to the Indenture, executed by the parties hereto and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 10.01, and an amendment to the Indenture executed pursuant to Sections 10.01 or 10.02, and, in either case, including all amendments thereof and supplements thereto.

         "Indenture Trustee" means Wachovia Bank, National Association, in its capacity as trustee under the Agreement, its successors in interest and any successor indenture trustee under the Agreement.

         "Independent" means, when used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor, the Seller and any of their respective Affiliates,
(ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor, the Seller or any of their respective Affiliates and (iii) is not connected with the Issuer, any such other obligor, the Transferor, any Seller or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.01, made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         "Indirect Participant" means other Persons such as securities brokers and dealers, banks and trust companies that clear or maintain a custodial relationship with a participant of DTC, either directly or indirectly.

         "Initial Cut-Off Date" has the meaning specified in the Transfer and Servicing Agreement.

         "Insolvency Event" has the meaning specified in the Transfer and Servicing Agreement.

         "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of January 30, 2004 among GE Capital or its successor appointed pursuant to the Credit Agreement, each of the Sellers, The Bon-Ton Department Stores, Inc., as Servicer, and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time

         "Invested Amount" means, with respect to any Series and for any date, an amount equal to the "Invested Amount" or "Adjusted Invested Amount," as applicable, specified in the related Indenture Supplement.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investor Percentage" has the meaning set forth in the related Indenture Supplement.

         "Issuer" means the Trust, and its successors.

         "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "Lien" has the meaning specified in the Transfer and Servicing
Agreement.

         "Monthly Period" means, with respect to each Payment Date, unless otherwise provided in an Indenture Supplement, the period from and including the first day of the preceding fiscal month of the Sellers to and including the last day of such fiscal month of the Sellers; provided, however, that the initial Monthly Period with respect to any Series will commence on the Closing Date with respect to such Series and the Servicer shall notify the Indenture Trustee in advance no later than December 15 of each year of the Monthly Periods for the successive calendar year.

         "Moody's" has the meaning specified in the Transfer and Servicing Agreement.

         "New Issuance" has the meaning specified in Section 2.12(a).

         "Note Interest Rate" means, as of any particular date of determination and with respect to any Series or Class, the interest rate as of such date specified therefor in the related Indenture Supplement.

         "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in accordance with the rules of such Clearing Agency).

         "Note Register" has the meaning specified in Section 2.05.

         "Noteholder" or "Holder" means the Person in whose name a Note is registered on the Note Register and, if applicable, the holder of any Global Note or such other Person deemed to be a "Noteholder" or "Holder" in any related Indenture Supplement.

         "Notes" means all Series of Notes issued by the Trust pursuant to the Indenture and the applicable Indenture Supplement.

         "Notice of Default" has the meaning specified in Section 5.02(c).

         "Officer's Certificate" means, unless otherwise specified in this Indenture, a certificate delivered to the Indenture Trustee signed by any Authorized Officer of the Issuer, Seller, Transferor or the Servicer, as applicable, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.01.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Indenture Trustee; provided that a Tax Opinion shall be an opinion of nationally recognized tax counsel.

         "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

                  (i) Notes theretofore canceled by the Transfer Agent and Registrar or delivered to the Transfer Agent and Registrar for cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

                  (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Protected Purchaser;

provided that, in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or any Affiliate of any shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or any of their respective Affiliates. In making any such determination, the Indenture Trustee may rely on the representations of the pledgee and shall not be required to undertake any independent investigation.

         "Outstanding Amount" means the aggregate principal amount of all Notes Outstanding at the date of determination and, with respect to the Notes of a particular Series, the aggregate principal amount of all Notes of such Series which are Outstanding at the date of determination.

         "Owner Trustee" means Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

         "Paired Series" means (i) each Series which has been paired with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the Invested Amount or Adjusted Invested Amount of such Series results in the increase of the Invested Amount of such other Series, as described in the related Indenture Supplements, and (ii) such other Series.

         "Participation Interest Supplements" has the meaning set forth in the Transfer and Servicing Agreement.

         "Pay Out Event" means, with respect to any Series, a Trust Pay Out Event or a Series Pay Out Event.

         "Paying Agent" means any paying agent appointed pursuant to Section
2.08 and shall initially be the Indenture Trustee; provided that if the Indenture Supplement for a Series so provides, a separate or additional Paying Agent may be appointed with respect to such Series.

         "Payment Date" has the meaning, with respect to any Series, set forth in the applicable Indenture Supplement.

         "Performance Undertaking" means that certain Performance Undertaking dated as of January 30, 2004 executed by The Bon-Ton Stores, Inc. and The Bon-Ton Corp., each Pennsylvania corporations, in favor of the Issuer and the Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

         "Permitted Assignee" means any Person who, if it were to purchase Receivables (or interests therein) in connection with a sale thereof pursuant to Sections 5.05(a) and 5.16, would not cause the Trust to be taxable as a publicly traded partnership for federal income tax purposes.

         "Person" has the meaning specified in the Transfer and Servicing Agreement.

         "Principal Receivables" has the meaning specified in the Transfer and Servicing Agreement.

         "Principal Sharing Series" means a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive Shared Principal Collections. If so specified in the Indenture Supplement for a Group of Series, each such Series may be Principal Sharing Series only for the other Series in such Group.

         "Principal Shortfalls" means, with respect to a Payment Date, the aggregate amount for all outstanding Series which the related Indenture Supplements specify are "Principal Shortfalls" for such Series and for such Payment Date.

         "Principal Terms" means, with respect to any Series, (i) the name or designation; (ii) the initial principal amount (or method for calculating such amount), the Invested Amount and the Required Transferor Interest; (iii) the
Note Interest Rate for each Class of Notes of such Series (or method for the determination thereof); (iv) the payment date or dates and the date or dates from which interest shall accrue; (v) the method for allocating Collections to Noteholders; (vi) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vii) the Servicing Fee; (viii) the issuer and terms of any form of Series Enhancements with respect thereto; (ix) the terms on which the Notes of such Series may be exchanged for Notes of another Series, repurchased by the Transferor or remarketed to other investors; (x) the Series Final Maturity Date; (xi) the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Notes of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global note or notes, the terms and conditions, if any, upon which such global note may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid); (xiii) the priority of Series with respect to any other Series; (xiv) whether such Series will be part of a Group; (xv) whether such Series will be a Principal Sharing Series; (xvi) whether such Series will be an Excess Allocation Series; (xvii) the Payment Date for such Series; (xviii) whether such Series will or may be a Paired Series and the Series with which it will be paired, if applicable; and (xix) any other terms of such Series.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "Protected Purchaser" has the meaning set forth in the New York Uniform Commercial Code.

         "Qualified Account" means either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the States thereof, (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories that signifies investment grade.

         "Rating Agency" means, with respect to any outstanding Series or Class, each rating agency, as specified in the applicable Indenture Supplement, selected by the Transferor to rate the Notes of such Series or Class or, with respect to any outstanding Series or Class not rated by any rating agency, the persons designated in the Indenture Supplement as the "Rating Agency" for such Series or Class.

         "Rating Agency Condition" means, except as may be otherwise specified in an Indenture Supplement with respect to the applicable Series or Class(es) with respect to any action, that each Rating Agency shall have notified the Transferor and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of their current rating of any outstanding Series or Class with respect to which it is a Rating Agency.

         "Reallocated Principal Collections" has, with respect to any series, the meaning set forth in the related Indenture Supplement.

         "Receivables" has the meaning specified in the Transfer and Servicing Agreement.

         "Receivables Purchase Agreement" means the receivables purchase agreement, dated as of January 30, 2004, between the Sellers and the Transferor or any other receivables transfer agreement entered into by a Seller and the Transfer.

         "Recoveries" has the meaning set forth in the Transfer and Servicing Agreement.

         "Record Date" means, with respect to any Payment Date, (i) for Definitive Notes, the last day of the calendar month immediately preceding such Payment Date or (ii) the Business Day immediately preceding such Payment Date unless otherwise specified for a Series in the related Indenture Supplement.

         "Redemption Date" means, with respect to any Series, the date or dates, if any, specified in the related Indenture Supplement.

         "Registered Notes" means any Series or Class of Notes, together with the Indenture Trustee's certificate of authentication related thereto, issued in fully registered form.

         "Removed Accounts" has the meaning set forth in the Transfer and Servicing Agreement.

         "Required Majority" means, except as may otherwise be specified in an Indenture Supplement with respect to the applicable Series or Class(es), more than 50% of the Outstanding Amount of Notes of such Series (or with respect to any such Series with two or more Classes, of each Class).

         "Required Transferor Interest" means, with respect to any date, an amount equal to the product of (i) the Required Transferor Percentage and (ii) the aggregate amount of Principal Receivables.

         "Required Transferor Percentage" means initially 0% or such other higher percentage as the Transferor may designate from time to time in writing by notification to the Indenture Trustee and each Rating Agency, provided, however, that the Transferor may reduce the Required Transferor Percentage upon
(i) 30 days' prior notice to the Indenture Trustee and each Rating Agency, (ii) satisfaction of the Rating Agency Condition with respect thereto and (iii) delivery to the Indenture Trustee of a certificate of a Vice President or more senior officer of the Transferor stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter have an Adverse Effect.

         "Responsible Officer" means, when used with respect to the Indenture Trustee, any officer (i) within the Corporate Trust Office including any vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by the individuals who at the time shall be such officers or to whom any corporate trust matter is referred at the Corporate Trust Office because of such officer's knowledge of and familiarity with the particular subject and (ii) who shall have direct responsibility for the administration of the Agreement and the other Transaction Documents.

         "Revolving Period" means, with respect to each Series, the period specified in the related Indenture Supplement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" means each of the Bon-Ton Department Stores, Inc. and The Elder-Beerman Stores Corp., in their respective capacities as a seller under the Receivables Purchase Agreement, or any other seller under a Receivables Purchase Agreement, and their respective successor.

         "Series" means any series of Notes issued pursuant to this Indenture and the related Indenture Supplement.

         "Series Account" means any deposit, trust, securities escrow or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in any Indenture Supplement.

         "Series Enhancement" means the rights and benefits provided to the Trust or the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, collateral invested amount, spread account, reserve account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

         "Series Enhancer" means the Person or Persons providing any Series Enhancement, other than (except to the extent otherwise provided with respect to any Series in the related Indenture Supplement) the Noteholders of any Series or Class which is subordinated to another Series or Class.

         "Series Final Maturity Date" means, with respect to any Series, the final maturity date for such Series specified in the related Indenture Supplement.

         "Series Issuance Date" means, with respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with
Section 2.12 and the related Indenture Supplement.

         "Series Pay Out Event" has, with respect to any Series, the meaning specified pursuant to the related Indenture Supplement.

         "Servicer" has the meaning specified in the Transfer and Servicing Agreement.

         "Servicer Default" has the meaning specified in the Transfer and Servicing Agreement.

         "Servicing Fee" has the meaning specified in the Transfer and Servicing Agreement.

         "Shared Excess Finance Charge Collections" means, with respect to any Payment Date, the aggregate amount for all outstanding Series of Collections of Finance Charge Receivables which the related Indenture Supplements specify are to be treated as "Shared Excess Finance Charge Collections" for such Payment Date.

         "Shared Principal Collections" means, with respect to any Payment Date, the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Indenture Supplements specify are to be treated as "Shared Principal Collections" for such Payment Date.

         "Special Funding Account" has the meaning specified in Section 8.03.

         "Special Funding Amount" means the amount on deposit in the Special Funding Account.

         "Standard & Poor's" has the meaning specified in the Transfer and Servicing Agreement.

         "State" means any state of the United States and the District of Columbia.

         "Successor Servicer" has the meaning specified in the Transfer and Servicing Agreement.

         "Tax Opinion" means, with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, such action will not (i) adversely affect the tax characterization as debt of the Notes of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) cause the Trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation and (iii) cause or constitute an event in which gain or loss would be recognized by any Noteholder.

         "Termination Notice" has the meaning specified in the Transfer and Servicing Agreement.

         "Transaction Documents" means, with respect to any Series of Notes, the Certificate of Trust, the Trust Agreement, each related Receivables Purchase Agreement, the Transfer and Servicing Agreement, this Indenture, the related Indenture Supplement, any Enhancement Agreement, the Administration Agreement, the Performance Undertaking, the Collection Account Agreements, the Intercreditor Agreement and such other documents and certificates delivered in connection therewith.

         "Transfer Agent and Registrar" has the meaning specified in Section
2.05.

         "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement, dated as of January 30, 2004, among the Transferor, the Servicer and the Issuer, as the same may be amended, supplemented or otherwise modified from time to time.

         "Transfer Restriction Event" has the meaning specified in the Transfer and Servicing Agreement.

         "Transfer Date" means the Business Day immediately preceding each Payment Date.

         "Transferor" has the meaning specified in the Transfer and Servicing Agreement.

         "Transferor Interest" means on any date of determination an amount equal to (i) the sum of (a) an amount equal to the aggregate balance of Principal Receivables plus (b) the Special Funding Amount, in each case, at the end of the day immediately prior to such date of determination, minus (c) the aggregated Invested Amounts with respect to all Series of Notes issued and outstanding on such date of determination.

         "Transferor Percentage" means, on any date of determination, when used with respect to Principal Receivables, Finance Charge Receivables and Defaulted Receivables, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such category of Receivables.

         "Trust" means the Bon-Ton Receivables Master Note Trust.

         "Trust Agreement" means the Trust Agreement relating to the Trust, dated as of January 30, 2004, between The Bon-Ton Receivables Partnership, L.P., as transferor, and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

         "Trust Pay Out Event" has the meaning specified in Section 5.01.

         "Trustees" means the Indenture Trustee and the Owner Trustee.

         "UCC" shall have the meaning specified in the Transfer and Servicing Agreement.

         "United States" means the United States of America.

         Section 1.02. Other Definitional Provisions.

         (a) With respect to any Series, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement, the Transfer and Servicing Agreement or the related Indenture Supplement, as the case may be.

         (b) All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Indenture or in any such certificate or other document shall control.

         (d) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series or, with respect to any Outstanding Series or Class not rated by any rating agency, the persons designated in the Indenture Supplement as the "Rating Agency" for such Series or Class.

         (e) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day.

         (f) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Indenture Trustee.

                  "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

         (g) The words "hereof," "herein," "hereunder" and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Indenture unless otherwise specified; and the term "including" means "including without limitation."

                                   ARTICLE TWO

                                    THE NOTES

         Section 2.01. Form Generally. Any Series or Class of Notes, together with the Indenture Trustee's certificate of authentication related thereto, will be issued in fully registered form and shall be in substantially the form of an exhibit to the related Indenture Supplement with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or such Indenture Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The terms of any Notes set forth in an exhibit to the related Indenture Supplement are part of the terms of this Indenture, as applicable.

         The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by its execution of such Notes.

         Section 2.02. Denominations. Except as otherwise specified in the related Indenture Supplement and the Notes, each class of Notes of each Series shall be issued in fully registered form in minimum amounts of $100,000 and in integral multiples of $1,000 in excess thereof (except that one Note of each Class may be issued in a different amount, so long as such amount exceeds the applicable minimum denomination for such Class), and shall be issued upon initial issuance as one or more Notes in an aggregate original principal amount equal to the applicable Invested Amount for such Class or Series.

         Section 2.03. Execution, Authentication and Delivery. Each Note shall be executed by manual or facsimile signature on behalf of the Issuer by an Authorized Officer. Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding the fact that such individual ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of issuance of such Notes.

         At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication and delivery, and the Indenture Trustee shall authenticate at the written direction of the Issuer and deliver such Notes as provided in this Indenture or the related Indenture Supplement and not otherwise. Each Note shall be dated its date of authentication.

         No Note shall be entitled to any benefit under this Indenture or the applicable Indenture Supplement or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein or in the related Indenture Supplement executed by or on behalf of the Indenture Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         Section 2.04. Authenticating Agent.

         (a) The Indenture Trustee may appoint one or more authenticating agents with respect to the Notes which shall be authorized to act on behalf of the Indenture Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Indenture Trustee or the Indenture Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Indenture Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Indenture Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Issuer and the Servicer.

         (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Indenture Trustee or such authenticating agent.

         (c) An authenticating agent may at any time resign by giving written notice of resignation to the Indenture Trustee, the Issuer and the Servicer. The Indenture Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Indenture Trustee or the Issuer and the Servicer, the Indenture Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Issuer and the Servicer.

         (d) The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section.

         (e) The provisions of Sections 6.01 and 6.04 shall be applicable to any authenticating agent.

         (f) Pursuant to an appointment made under this Section, the Notes may have endorsed thereon, in lieu of or in addition to the Indenture Trustee's certificate of authentication, an alternative certificate of authentication in substantially the following form:

         This is one of the Notes described in the within-mentioned Agreement.

                                                    ____________________________

                                                    ____________________________
                                                      as Authenticating Agent
                                                      for the Indenture Trustee

                                                    By: ________________________
                                                          Authorized Signatory

         Section 2.05. Registration of and Limitations on Transfer and Exchange of Notes. The Issuer shall cause to be kept a register (the "Note Register") in which the entity acting as transfer agent and registrar (the "Transfer Agent and Registrar") shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the Transfer Agent and Registrar for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Transfer Agent and Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Transfer Agent and Registrar.

         If a Person other than the Indenture Trustee is appointed by the Issuer as Transfer Agent and Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of a Transfer Agent and Registrar and of the location, and any change in the location, of the Transfer Agent and Registrar and Note Register. The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Transfer Agent and Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes.

         Upon surrender for registration of transfer of any Note at the office or agency of the Transfer Agent and Registrar, to be maintained as provided in
Section 3.02, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and upon receipt of such surrendered Note the Indenture Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes (of the same Series and Class) in any authorized denominations of like aggregate principal amount.

         At the option of a Noteholder, Notes may be exchanged for other Notes (of the same Series and Class) in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and upon receipt of such surrendered Note the Indenture Trustee shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

         All Notes issued upon any registration of transfer or exchange of Notes shall evidence the same obligations, evidence the same debt, and be entitled to the same rights and privileges under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to the Indenture Trustee duly executed by, the Noteholder thereof or its attorney-in-fact duly authorized in writing, and by such other documents as the Indenture Trustee may reasonably require.

         The registration of transfer of any Note shall be subject to the additional requirements, if any, set forth in the related Indenture Supplement.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Notes.

         All Notes surrendered for registration of transfer and exchange shall be canceled by the Issuer and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either. The Indenture Trustee shall destroy the Global Note upon its exchange in full for Definitive Notes and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency (if any) referred to in the applicable Indenture Supplement was received with respect to each portion of the Global Note exchanged for Definitive Notes.

         Unless otherwise set forth in an Indenture Supplement, the preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Transfer Agent and Registrar need not register, transfers or exchanges of Notes for a period of 5 days preceding the due date for any payment with respect to the Note.

         Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note, and (ii) in case of destruction, loss, or theft there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer, the Noteholders, the Transfer Agent, the Registrar and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Transfer Agent and Registrar or the Indenture Trustee that such Note has been acquired by a Protected Purchaser, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor (including the same date of issuance) and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or within seven days shall be due and payable, or shall have been selected or called for redemption, instead of issuing a replacement Note, the Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Transfer Agent and Registrar) connected therewith.

         Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute complete and indefeasible evidence of debt of the Trust, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 2.07. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Transferor, the Issuer or the Indenture Trustee shall treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving distributions pursuant to the terms of the applicable Indenture Supplement and for all other purposes whatsoever, whether or not such
Note is overdue, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, the Transferor or the Indenture Trustee shall be affected by any notice to the contrary.

         Section 2.08. Appointment of Paying Agent.

         (a) The Issuer reserves the right at any time to vary or terminate the appointment of a Paying Agent for the Notes, and to appoint additional or other Paying Agents, provided that it will at all times maintain the Indenture Trustee as Paying Agent.

         Notice of all changes in the identity or specified office of a Paying Agent will be delivered promptly to the Noteholders by the Indenture Trustee.

         (b) The Indenture Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee that it will hold all sums, if any, held by it for payment to the Noteholders in trust for the benefit of the Noteholders entitled thereto until such sums shall be paid to such Noteholders and shall agree, and if the Indenture Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding by the Indenture Trustee of payments in respect of federal income taxes due from the Note Owners.

         Section 2.09. Access to List of Noteholders' Names and Addresses.

         (a) The Indenture Trustee will furnish or cause to be furnished to the Issuer, the Servicer, any Noteholder or the Paying Agent, within five Business Days after receipt by the Indenture

Trustee of a written request therefor from the Issuer, the Servicer, such Noteholder or the Paying Agent, respectively, a list of the names and addresses of the Noteholders. Unless otherwise provided in the related Indenture Supplement, holders of 10% of the Outstanding Amount of the Notes of any Series (the "Applicants") may apply in writing to the Indenture Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of any Series with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Indenture Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Indenture Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

         (b) Every Noteholder, by receiving and holding a Note, agrees that none of the Issuer, the Owner Trustee, the Indenture Trustee, the Transfer Agent and Registrar and the Servicer or any of their respective agents and employees shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the sources from which such information was derived.

         Section 2.10. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by it. Pursuant to an Issuer Request, the Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any lawful manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee shall be destroyed unless the Issuer shall direct by a timely order that they be returned to it.

         Section 2.11. Release of Collateral. Other than with respect to the release of any Defaulted Receivables and Receivables in Removed Accounts and subject to Section 12.01, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Section 314(c) and 314(d) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

         Section 2.12. New Issuances.

         (a) Pursuant to one or more Indenture Supplements, the Transferor may from time to time direct the Owner Trustee in writing, on behalf of the Issuer, to issue one or more new Series of Notes (each, a "New Issuance"). The Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the applicable Indenture Supplement except, with respect to any Series or Class, as provided in the related

Indenture Supplement. Interest on and principal of the Notes of each outstanding Series shall be paid on each Payment Date as specified in the Indenture Supplement relating to such outstanding Series.

         (b) On or before the Series Issuance Date relating to any new Series of Notes, the parties hereto will execute and deliver an Indenture Supplement which will specify the Principal Terms of such Series. The terms of such Indenture Supplement may modify or amend the terms of this Indenture solely as applied to such new Series. The obligation of the Owner Trustee to execute, on behalf of the Issuer, the Notes of any Series and of the Indenture Trustee to authenticate such Notes and to execute and deliver the related Indenture Supplement (other than any Series issued pursuant to an Indenture Supplement dated as of January 30, 2004) is subject to the satisfaction of the following conditions:

                  (i) on or before the fifth day immediately preceding the Series Issuance Date, the Transferor shall have given the Trustees, the Servicer and each Rating Agency notice (unless such notice requirement is otherwise waived) of such issuance and the Series Issuance Date;

                  (ii) the Transferor shall have delivered to the Trustees any related Indenture Supplement, in form satisfactory to the Owner Trustee (as such and in its individual capacity) and the Indenture Trustee, executed by the parties thereto;

                  (iii) the Transferor shall have delivered to the Trustees any related Enhancement Agreement executed by the parties thereto;

                  (iv) the Transferor shall have delivered to the Trustees (with a copy to each Rating Agency) a Tax Opinion, dated the Series Issuance Date;

                  (v) the Rating Agency Condition shall have been satisfied with respect to such issuance;

                  (vi) such issuance will not result in any Adverse Effect and the Transferor shall have delivered to the Trustees an Officer's Certificate, dated the Series Issuance Date, to the effect that (A) the Transferor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, result in an Adverse Effect, and (B) all conditions precedent to such execution, authentication, and delivery have been satisfied;

                  (vii) the aggregate amount of Principal Receivables shall be greater than the Required Minimum Principal Balance and the Transferor Interest shall be greater than the Required Transferor Interest, each as of the Series Issuance Date and after giving effect to such issuance.

Any Note held by the Transferor at any time after the date of its initial issuance may be transferred or exchanged only upon the delivery to the Trust and the Indenture Trustee of a Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange.

         (c) Upon satisfaction of the above conditions, pursuant to Section 2.03, the Owner Trustee, on behalf of the Issuer, shall execute and the Indenture Trustee shall authenticate and deliver the Notes of such Series as provided in this Indenture and the applicable Indenture Supplement. Notwithstanding the provisions of this Section, prior to the execution of any Indenture Supplement (other than any Indenture Supplement dated as of January 30, 2004), the Indenture Trustee and Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such Indenture Supplement is authorized or permitted by this Indenture and any Indenture Supplement related to any outstanding Series. The Indenture Trustee and Owner Trustee may, but shall not be obligated to, enter into any such Indenture Supplement which adversely affects the Indenture Trustee's or Owner Trustee's (as such or in its individual capacity) own rights, duties, benefits, protections, privileges or immunities under this Indenture.

         (d) The Issuer may direct the Indenture Trustee to deposit the net proceeds from any New Issuance in the Special Funding Account. The Issuer may also specify that on any Transfer Date the proceeds from the sale of any new Series may be withdrawn from the Special Funding Account and treated as Shared Principal Collections.

         Section 2.13. Book-Entry Notes. Unless otherwise provided in any related Indenture Supplement, the Notes, upon original issuance, shall be issued in the form of Global Notes representing the Book-Entry Notes.

         The Global Notes of each Series representing the Book-Entry Notes shall, unless otherwise provided in the related Indenture Supplement, initially be registered in the Note Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency for such Book-Entry Notes and shall be delivered to the Indenture Trustee or, pursuant to such Clearing Agency's or Foreign Clearing Agency's instructions held by the Indenture Trustee's agent as custodian for the Clearing Agency or Foreign Clearing Agency.

         Unless and until Definitive Notes are issued under the limited circumstances described in Section 2.15, no Note Owner shall be entitled to receive a Definitive Note representing such Note Owner's interest in such Note. Unless and until Definitive Notes have been issued to the Note Owners pursuant to Section 2.15:

         (a) the provisions of this Section shall be in full force and effect with respect to each such Series;

         (b) the Indenture Trustee shall be entitled to deal with the Clearing Agency or Foreign Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including the payment of principal of and interest on the Notes of each such Series) as the authorized representatives of the Note Owners;

         (c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control with respect to each such Series;

         (d) the rights of Note Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants; pursuant to the depository agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.15, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Notes to such Clearing Agency Participants; and

         (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of the Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency or Foreign Clearing Agency shall be deemed to represent such percentage only to the extent that they have received instructions to such effect from the Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to a Responsible Officer of the Indenture Trustee.

         Section 2.14. Notices to Clearing Agency or Foreign Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.15, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency or Foreign Clearing Agency, as applicable, and shall have no obligation to the Note Owners.

         Section 2.15. Definitive Notes. If so specified in the related Indenture Supplement, Notes may be issued as Definitive Notes. If (i) (a) the Issuer advises the Indenture Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities as Clearing Agency or Foreign Clearing Agency with respect to the Book-Entry Notes of a given Class and (b) the Indenture Trustee or Issuer is unable to locate and reach an agreement on satisfactory terms with a qualified successor, (ii) the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to such Class or (iii) after the occurrence of a Servicer Default, Note Owners aggregating a majority of the Outstanding Amount of the Notes (or such other percentage as specified in the related Indenture Supplement) of such Class advise the Indenture Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system is no longer in the best interests of the Note Owners of such Class, the Clearing Agency or Foreign Clearing Agency, as the case may be, shall notify all Note Owners of such Class of the occurrence of such event and of the availability of Definitive Notes to Note Owners of such Class requesting the same. Upon surrender to the Indenture Trustee of the Notes of such Class, accompanied by registration instructions from the applicable Clearing Agency, the Issuer shall execute and the Indenture Trustee shall authenticate Definitive Notes of such Class and shall recognize the registered holders of such Definitive Notes as Noteholders under this Indenture. Neither the Issuer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions, and the Issuer and the Indenture Trustee may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes to the extent that the Indenture Trustee is able to so perform, and the

Indenture Trustee shall recognize the registered holders of the Definitive Notes of such Series as Noteholders of such Series hereunder. Definitive Notes will be transferable and exchangeable at the offices of the Transfer Agent and Registrar.

         Section 2.16. Global Notes. Unless otherwise specified in the related Indenture Supplement for any Series, Notes may be initially issued in the form of temporary or permanent Global Notes (each, a "Global Note") in bearer form, without interest coupons, in the denomination of the initial Invested Amount and substantially in the form attached to the related Indenture Supplement. Unless otherwise specified in the related Indenture Supplement, the provisions of this Section shall apply to such Global Notes. Each Global Note will be authenticated by the Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Global Note may be exchanged in the manner described in the related Indenture Supplement for Registered Notes in definitive form. Except as otherwise specifically provided in the Indenture Supplement, any Notes that are issued in bearer form pursuant to this Indenture shall be issued in accordance with the requirements of Code
Section 163(f)(2).

         Section 2.17. Uncertificated Classes. Notwithstanding anything to the contrary contained in this Article or in Article Eleven, unless otherwise specified in any Indenture Supplement, any provisions contained in this Article and in Article Eleven relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Notes shall not be applicable to any uncertificated Notes, provided, however, that, except as otherwise specifically provided in the Indenture Supplement, any such uncertificated Notes shall be issued in "registered form" within the meaning of Code Section 163(f)(1).

                                  ARTICLE THREE

                               COVENANTS OF ISSUER

         Section 3.01. Payment of Principal and Interest.

         (a) The Issuer will duly and punctually pay principal and interest in accordance with the terms of the Notes as specified in the relevant Indenture Supplement.

         (b) The Noteholders of a Series as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable and principal payable on such Payment Date as specified in the related Indenture Supplement. All payment obligations under a Note are discharged to the extent such payments are made to the Noteholder of record.

         Section 3.02. Maintenance of Office or Agency. The Issuer will maintain an office or agency within the city of New York City and such other locations as may be set forth in an Indenture Supplement where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee at its Corporate Trust Office to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee and the Noteholders of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee at its Corporate Trust Office as its agent to receive all such presentations, surrenders, notices and demands.

         Section 3.03. Money for Note Payments to Be Held in Trust. As specified in Section 8.03 and in the related Indenture Supplement, all payments of amounts due and payable with respect to the Notes which are to be made from amounts withdrawn from the Collection Account and the Special Funding Account shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Collection Account or the Special Funding Account shall be paid over to or at the direction of the Issuer except as provided in this Section and in the related Indenture Supplement.

         Whenever the Issuer shall have a Paying Agent in addition to the Indenture Trustee, it will, on or before the Business Day next preceding each Payment Date, direct the Indenture Trustee to withdraw from the Collection Account and the Special Funding Account and deposit with such Paying Agent on or before such Payment Date an aggregate sum sufficient to pay the amounts then becoming due, such sum to be (i) held in trust for the benefit of Persons entitled thereto and (ii) invested, pursuant to an Issuer Order, by the Paying Agent in an Eligible Investment in accordance with the terms of the related Indenture Supplement. For all investments made by a Paying Agent under this Section, such Paying Agent shall be entitled to all of the rights and obligations of the Indenture Trustee under the related Indenture Supplement, such rights and obligations being incorporated in this paragraph by this reference.

         The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent, in acting as Paying Agent, is an express agent of the Issuer and, further, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                  (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, immediately pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                  (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                  (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Section 3.04. Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other related instrument or agreement.

         Section 3.05. Protection of Trust. The Issuer will from time to time prepare, or cause to be prepared, execute and deliver all such supplements and amendments hereto and all such

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

financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                  (a) grant more effectively all or any portion of the Collateral as security for the Notes;

                  (b) maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

                  (c) perfect, publish notice of, or protect the validity of any Grant made or to be made under this Indenture;

                  (d) enforce any Grant of the Collateral; or

                  (e) preserve and defend title to the Collateral securing the Notes and the rights therein of the Indenture Trustee and the Noteholders secured thereby against the claims of all Persons and parties.

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section.

         The Issuer shall pay or cause to be paid any taxes levied on all or any part of the Collateral securing the Notes.

         Section 3.06. Opinions as to Collateral.

         (a) On the Series Issuance Date relating to any new Series of Notes, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel (with a copy to each Rating Agency) either stating that, in the opinion of such counsel, such action has been taken to perfect the lien and the security interest of this Indenture, including without limitation with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are so necessary and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to maintain the lien and the perfection of such security interest, and that such perfected security interest is of first priority.

         (b) On or before April 30 in each calendar year beginning in the first year following the issuance of a Series of Notes other than Series 2004-1, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel (with a copy to each Rating Agency) either stating that, in the opinion of such counsel, such action has been taken to perfect the lien and security interest of this Indenture, including with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is so necessary and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the lien and the perfection of such security interest, and that such perfected security interest is of first priority. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Indenture until May 30 in the following calendar year.

         Section 3.07. Performance of Obligations; Servicing of Receivables.

         (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Transfer and Servicing Agreement or such other instrument or agreement.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

         (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements relating to the Collateral, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Transfer and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided herein or therein, the Issuer shall not waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof without the consent of the Holders of at least 66 2/3% of the Outstanding Amount of the Notes of each adversely affected Series.

         (d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Transfer and Servicing Agreement, the Issuer shall cause the Indenture Trustee to promptly notify the Rating Agencies thereof, and shall cause the Indenture Trustee to specify in such notice the action, if any, being taken with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Transfer and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

         (e) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 7.01 of the Transfer and Servicing Agreement, the Servicer shall continue to perform all servicing functions under the Transfer and Servicing Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee or until a date mutually agreed upon by the Servicer and the Indenture Trustee. As promptly as possible after the giving of a Termination Notice to the Servicer, the Indenture Trustee shall appoint a Successor Servicer, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. The Indenture Trustee may petition at the expense of the

Servicer a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer. The Indenture Trustee shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer. Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under the Transfer and Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions thereof, and all references in this Indenture to the Servicer shall be deemed to refer to the Successor Servicer. In connection with any Termination Notice, the Indenture Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation, subject to the limitations set forth in Section 7.02 of the Transfer and Servicing Agreement.

         (f) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee and holders of at least 66-2/3% of the Outstanding Amount of the Notes of each Series, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Transfer and Servicing Agreement) or the Transaction Documents (except to the extent otherwise provided in the Transaction Documents), or waive timely performance or observance by the Servicer or the Transferor under the Transfer and Servicing Agreement and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee and such Noteholders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances and to provide each Rating Agency with notice of such amendment, modification, supplement or waiver.

         Section 3.08. Negative Covenants. So long as any Notes are Outstanding, the Issuer will not:

                  (a) sell, transfer, exchange, or otherwise dispose of any part of the Collateral except as expressly permitted by this Indenture, any Indenture Supplement, the Trust Agreement or the Transfer and Servicing Agreement;

                  (b) claim any credit on, or make any deduction from, the principal and interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

                  (c) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (iii) permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral; or

                  (d) voluntarily dissolve or liquidate in whole or in part.

         Section 3.09. Statements as to Compliance. The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing within 120 days after the end of the fiscal year 2004), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

                  (i) a review of the activities of the Issuer during the 12-month period ending at the end of such fiscal year (or in the case of the fiscal year ending January 31, 2004, the period from the Closing Date to January 31, 2005) and of performance under this Indenture has been made and

                  (ii) based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default and the nature and status thereof.

         Section 3.10. Issuer May Consolidate, Etc., Only on Certain Terms.

         (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                  (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger (A) shall be a Person organized and existing under the laws of the United States or any State, (B) shall not be subject to regulation as an "investment company" under the Investment Company Act and (C) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in a form satisfactory to the Indenture Trustee, the obligation to make due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed;

                  (ii) immediately after giving effect to such transaction, neither an Event of Default, nor a Pay Out Event shall have occurred and be continuing;

                  (iii) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that (A) such consolidation or merger and such supplemental indenture comply with this Section, (B) all conditions precedent in this Section relating to such transaction have been complied with (including any filing required by the Exchange Act), and (iii) such supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable against such person;

                  (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (v) the Issuer shall have received a Tax Opinion dated the date of such consolidation or merger (and shall have delivered copies thereof to the Indenture Trustee and each Rating Agency) to the effect that such transaction will not have any material adverse tax consequence to any Noteholder; and

                  (vi) any action that is necessary to maintain the lien and priority of the security interest created by this Indenture shall have been taken.

         (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral, substantially as an entirety to any Person, unless:

                  (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States or any State, (B) expressly assume, by a supplemental indenture hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the obligation to make due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes,
         (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes, (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes and (F) not be an "investment company" as defined in the Investment Company Act;

                  (ii) immediately after giving effect to such transaction, neither an Event of Default, nor a Pay Out Event shall have occurred and be continuing;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                  (iv) the Issuer shall have received a Tax Opinion (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to any Noteholder;

                  (v) any action that is necessary to maintain the lien and priority of the security interest created by this Indenture shall have been taken; and

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

                  (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         Section 3.11. Successor Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with Section 3.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such conveyance or transfer, the Person named as the Issuer in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section shall be released from its obligations under this Indenture as issued immediately upon the effectiveness of such conveyance or transfer, provided that the Issuer shall not be released from any obligations or liabilities to the Indenture Trustee or the Noteholders arising prior to such effectiveness.

         Section 3.12. No Other Business. The Issuer shall not engage in any business other than the activities set forth in Section 2.03 of the Trust Agreement and all activities incidental thereto or other than as required or authorized by the terms of the Transaction Documents.

         Section 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except as expressly provided for pursuant to the terms of the Transaction Documents and the Notes.

         Section 3.14. Servicer's Obligations. The Issuer shall cause the Servicer to comply with all of its obligations under the Transaction Documents.

         Section 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Transaction Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 3.16. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personality).

         Section 3.17. Removal of Administrator. So long as any Notes are outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

         Section 3.18. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer,
(ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose. Notwithstanding the foregoing, the Issuer may make, or cause to be made, (a) distributions as contemplated by, and to the extent funds are available for such purpose under, the Transaction Documents and
(b) payments to the Indenture Trustee pursuant to Section 6.07. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Transaction Documents.

         Section 3.19. Notice of Events of Default. The Issuer agrees to give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and, immediately after obtaining knowledge of any of the following occurrences, written notice of each default on the part of the Servicer or the Transferor of its obligations under the Transfer and Servicing Agreement, each default on the part of a Seller of its obligations under the Receivables Purchase Agreement and any action taken by the Indenture Trustee pursuant to Section 5.05.

         Section 3.20. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         Section 3.21. Representations and Warranties as to the Security Interest of the Indenture Trustee in the Receivables. The Trust makes the following representations and warranties to the Indenture Trustee. The representations and warranties speak as of the execution and delivery of this Agreement and as of each Closing Date. Such representations and warranties shall survive the pledge of the Receivables by the Trust to the Indenture Trustee and the termination of this Agreement and shall not be waived by any party hereto unless the Rating Agency Condition is satisfied.

                  (a) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Trust.

                  (b) The Receivables constitute "accounts" within the meaning of the applicable UCC.

                  (c) The Trust owns and has good and marketable title to the Collateral free and clear of any Lien, claim or encumbrance of any Person.

                  (d) The Trust has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

                  (e) Other than the security interest granted to the Indenture Trustee pursuant to this Agreement, the Trust has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Trust has not authorized the filing of and is not aware of any financing statements against the Trust that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Trust is not aware of any judgment or tax lien filings against the Trust .

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

         Section 4.01. Satisfaction and Discharge of this Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) the rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.03, 3.07, 3.08, 3.11, 3.12 and 12.16, (e) the rights and immunities of the Indenture Trustee hereunder, including the rights of the Indenture Trustee under Section 6.07, and the obligations of the Indenture Trustee under Section 4.02, and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee and payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes when:

                  (i)      either

                           (A) all Notes theretofore authenticated and delivered
                  (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced, or paid as provided in
                  Section 2.06, and (2) Notes for whose full payment (principal and interest) money has theretofore been deposited in trust or segregated and held in trust by the Indenture Trustee) have been delivered to the Indenture Trustee for cancellation; or

                           (B) all Notes not theretofore delivered to the
                  Indenture Trustee for cancellation:

                                    (1) have become due and payable;

                                    (2) will become due and payable at the
                           Series Final Maturity Date for such Class or Series of Notes; or

                                    (3) are to be called for redemption within
                           one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer;

                  and the Issuer, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due at the Series Final Maturity Date for such Class or Series of Notes or the Redemption Date (if Notes shall have been called for redemption pursuant to the related Indenture Supplement), as the case may be;

                  (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

                  (iii) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 12.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Section 4.02. Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture and the applicable Indenture Supplement, to make payments, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders and for the payment in respect of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Transfer and Servicing Agreement or required by law.

                                  ARTICLE FIVE

                      PAY OUT EVENTS, DEFAULTS AND REMEDIES

         Section 5.01. Pay Out Events. If any one of the following events (each, a "Trust Pay Out Event") shall occur:

                  (a) An Insolvency Event occurs with respect to The Bon-Ton Corp., The Bon-Ton Stores, Inc., The Bon-Ton Department Stores, Inc., any Seller, the Transferor or any of the Account Owners; provided, however, that if the Rating Agency Condition is first satisfied with respect to an Insolvency Event with respect to The Bon-Ton Corp., The Bon-Ton Stores, Inc., The Bon-Ton Department Stores, Inc. or a Seller, such Insolvency Event shall not be a Trust Pay Out Event;

                  (b) a Transfer Restriction Event shall occur; or

                  (c) the Trust shall become subject to regulation by the Commission as an "investment company" within the meaning of the Investment Company Act;

then a Pay Out Event with respect to all Series of Notes shall occur without any notice or other action on the part of the Indenture Trustee or the Noteholders immediately upon the occurrence of such event.

         Upon the occurrence of a Pay Out Event, an Amortization Period or Early Accumulation, as specified in the related Indenture Supplement shall immediately commence and payment on the Notes of each Series will be made in accordance with the terms of the related Indenture Supplement provided that a Responsible officer has actual knowledge of or has received noticed of, the occurrence of such Pay Out Event.

         Section 5.02. Events of Default. "Event of Default", wherever used herein, means with respect to any Series any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of the principal of any Note of that Series, if and to the extent not previously paid, when the same becomes due and payable;

                  (b) default in the payment of any interest on any Note of that Series when the same becomes due and payable, and such default shall continue for a period of 35 days;

                  (c) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture made in respect of the Notes of such Series (other than a covenant, or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with) (all of such covenants and agreements in this Indenture which are not expressly stated to be for the benefit of a particular Series being deemed to be in respect of the Notes of all Series for this purpose) of which the responsible officer of the Trustee has actual knowledge or written notice, and such default shall continue or not be cured for a period of 60 days after there shall have been given, by written registered, certified mail or overnight delivery by a nationally recognized carrier, return receipt requested to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes of such Series, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder and, as a result of such default, the interests of the Holders of the Notes are materially and adversely affected and will continue to be materially and adversely affected during the 60-day period;

                  (d) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  (e) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment of or the taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator or similar official of the Issuer, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay, or the admission in writing by the Issuer of its inability to pay, its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

                  (f) any additional events specified in the Indenture Supplement related to such Series.

         The Issuer shall deliver to the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

         Section 5.03. Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in paragraph (a), (b) or (c) of Section 5.02 should occur and be continuing with respect to a Series, then unless otherwise provided in the related Indenture Supplement and in every such case the Indenture Trustee or the Holders of Notes representing at least 25% of the Outstanding Amount of such Series may declare all the Notes of such Series to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if declared by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         If an Event of Default described in paragraph (d) or (e) of Section
5.02 should occur and be continuing, then the unpaid principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall automatically become, and shall be deemed to be declared, due and payable.

         At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes of such Series, by written notice to the Issuer and the Indenture Trustee and in accordance with Section 5.13, may rescind and annul such declaration and its consequences as to such Series but only if:

                  (a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                           (i) all payments of principal of and interest on all
                  Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                           (ii) all sums paid by the Indenture Trustee hereunder
                  and the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel; and

                  (b) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 with respect to all series of Notes.

         No such rescission shall affect any subsequent default or impair any right consequent thereto.

         Section 5.04. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

         (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of 35 days following the date on which such interest became due and payable, or (ii) default is made in the payment of principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes of the affected Series, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, interest upon overdue installments of interest, at the applicable Note Interest Rate borne by the Notes of such Series, and in addition thereto will pay such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.05, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders of the affected Series, by such appropriate Proceedings as the Indenture Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes of the affected Series, or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or in case a receiver, conservator, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator, custodian or other similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes of such Series, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes of such Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith of such Indenture Trustee) and of the Noteholders of such Series allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes of such Series in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                  (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders of such Series and of the Indenture Trustee on their behalf; and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes of such Series allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, conservator, liquidator, custodian, assignee, sequestrator or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Holders of the Notes of the affected Series as provided herein.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes of the affected Series, and it shall not be necessary to make any such Noteholder a party to any such Proceedings.

         Section 5.05. Remedies; Priorities.

         (a) If an Event of Default shall have occurred and be continuing with respect to any Series, and the Notes of such Series have been accelerated pursuant to Section 5.03, the Indenture Trustee may do one or more of the following (subject to Sections 5.06 and 12.16):

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of the affected Series or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

                  (ii) subject to the last paragraph of this Section 5.05(a), take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes of the affected Series;

                  (iii) at the direction of the Holders of a majority of the Outstanding Amount of such Notes, cause the Issuer to sell Principal Receivables in an amount equal to the Invested Amount with respect to the accelerated Series and the related Finance Charge Receivables (or interests therein) in accordance with Section 5.16;

provided, however, that the Indenture Trustee may not exercise the remedy described in subparagraph (iii) above unless (A) the Holders of 100% of the Outstanding Amount of the Notes of the affected Series consent in writing thereto, (B) the Indenture Trustee determines that any proceeds of such exercise distributable to the Noteholders of the affected Series are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest or (C) the Indenture Trustee determines that the Collateral may not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of at least 66-2/3% of the Outstanding Amount of each Class of the Notes of such Series. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

         The remedies provided in this Section are the exclusive remedies provided to the Noteholders with respect to an Event of Default and each of the Noteholders (by their acceptance of their respective interests in the Notes) and the Indenture Trustee hereby expressly waive any other remedy that may be available under the applicable UCC.

         (b) If the Indenture Trustee collects any money or property pursuant to this Article following the acceleration of the maturities of the Notes of the affected Series pursuant to Section 5.03 (so long as such declaration shall not have been rescinded or annulled), it shall pay the money or property in the following order:

                  (i)      to the Indenture Trustee for amounts due pursuant to
         Section 6.07 to the extent not paid by the Servicer;

                  (ii) to Holders of the Class A Notes of such Series for amounts due and unpaid on such Class A Notes for interest and principal, ratably, without preference or priority of any kind, according to the amounts due and payable on such Class A Notes for interest and principal;

                  (iii) to Holders of the Class B Notes of such Series, if any, for amounts due and unpaid on such Class B Notes for interest and principal, ratably, without preference or priority of any kind, according to the amounts due and payable on such Class B Notes for interest and principal;

                  (iv) to the Holders of the Class C Notes of such Series, if any, for amounts due and unpaid on such Class C Notes for interest and principal, ratably, without preference or priority of any kind, according to the amounts due and payable on such Class C Notes for interest and principal;

                  (v) to the Holders of all other Classes of Notes, if any, of such Series for amounts due and unpaid on such Notes for interest and principal, according to the amounts due and payable on each such Class of Notes for interest and principal, sequentially in the priority for payment under the related Indenture Supplement; and

                  (vi) to the Issuer for distribution pursuant to Article Four of the related Indenture Supplement.

         (c) The Indenture Trustee may, upon notification to the Issuer, fix a record date and payment date for any payment to Noteholders of the affected Series pursuant to this Section. At least 15 days before such record date, the Indenture Trustee shall mail or send by facsimile to each such Noteholder a notice that states the record date, the payment date and the amount to be paid.

         (d) In addition to the application of money or property referred to in
Section 5.05(b) for an accelerated Series, amounts then held in the Collection Account, Special Funding Account or any Series Accounts for such Series and any amounts available under the Series Enhancement for such Series shall be used to make payments to the Holders of the Notes of such Series and the Series Enhancer for such Series in accordance with the terms of this Indenture, the related Indenture Supplement and the Series Enhancement for such Series. Following the sale of any Principal Receivables and related Finance Charge Receivables pursuant to Section 5.05(a)(iii) (or interests therein) for a Series and the application of the proceeds of such sale to such Series and the application of the amounts then held in the Collection Account, the Special Funding Account and any Series Accounts for such Series as are allocated to such Series and any amounts available under the Series Enhancement for such Series, such Series shall no longer be entitled to any allocation of Collections or other property constituting the Collateral under this Indenture and the Notes of such Series shall no longer be Outstanding.

         Section 5.06. Optional Preservation of the Collateral. If the Notes of any Series have been declared to be due and payable under Section 5.03 following an Event of Default and such declaration and its consequences have not been rescinded and annulled as provided in Section 5.03, and the Indenture Trustee has not received directions from the Noteholders pursuant to Section 5.12, the Indenture Trustee may, but need not, elect to maintain possession of the portion of the Collateral which secures such Notes and apply proceeds of the Collateral to make payments on such Notes to the extent such proceeds are available therefor. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

         Section 5.07. Limitation on Suits. No Noteholder shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (a) the Holders of not less than 25% of the Outstanding Amount of any affected Series of Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as indenture trustee;

                  (b) such Noteholder or Noteholders has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                  (c) such Noteholder or Noteholders has offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Indenture Trustee for 60 days after its receipt of such request and offer of indemnity has failed to institute any such Proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by a majority of the Outstanding Amount of the Notes of such Series;

it being understood and intended that no one or more Noteholders of the affected Series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders of such Series or to obtain or to seek to obtain priority or preference over any other Noteholders of such Series or to enforce any right under this Indenture, except in the manner herein provided.

         In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders of such affected Series, each representing less than a majority of the Outstanding Amount of such Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         Section 5.08. Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, each Holder of a Note shall have the right which is absolute and unconditional to receive payment of the principal of and interest in respect of such Note as such principal and interest becomes due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

         Section 5.09. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         Section 5.10. Rights and Remedies Cumulative. No right, remedy, power or privilege herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right, remedy, power or privilege, and every right, remedy, power or privilege shall, to the extent permitted by law, be cumulative and in addition to every other right, remedy, power or privilege given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy shall not preclude any other further assertion or the exercise of any other appropriate right or remedy.

         Section 5.11. Delay or Omission Not Waiver. No failure to exercise and no delay in exercising, on the part of the Indenture Trustee or of any Noteholder or other Person, any right or remedy occurring hereunder upon any Event of Default shall impair any such right or remedy or constitute a waiver thereof of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

         Section 5.12. Rights of Noteholders to Direct Indenture Trustee. Holders of at least a majority of the Outstanding Amount of the Notes of any affected Series (if an Event of Default with respect to such Series has occurred and is continuing) (or such higher percentage as may be specified in the related Indenture Supplement) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; provided, however, that subject to
Section 6.01 the Indenture Trustee shall have the right to decline any such direction if :

                  (a) the Indenture Trustee, after being advised by counsel, determines that the action so directed is in conflict with any rule of law or with this Indenture, and

                  (b) the Indenture Trustee in good faith shall, by a Responsible Officer of the Indenture Trustee, determine that the Proceedings so directed would be illegal or involve the Indenture Trustee in personal liability or be unjustly prejudicial to the Noteholders not parties to such direction.

         Section 5.13. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes of the affected Series as provided in
Section 5.03, the Required Majority of such Series (or with respect to any such Series with two or more Classes, of each Class) may, on behalf of all such Noteholders, waive by written notice to the Issuer and the Indenture Trustee any past default with respect to such Notes and its consequences, except a default:

                  (a) in the payment of the principal or interest in respect of any Note of such Series, or

                  (b) in respect of a covenant or provision hereof that under
         Section 10.02 cannot be modified or amended without the consent of the Noteholder of each Outstanding Note affected.

         Upon any such written waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. The Servicer shall give each Rating Agency prompt notice of any waiver of an Event of Default.

         Section 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders (in compliance with Section 5.08), holding in the aggregate more than 10% of the principal balance of the Outstanding Notes of the affected Series, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal or interest in respect of any Note on or after the Payment Date on which any of such amounts was due (or, in the case of redemption, on or after the applicable Redemption Date).

         Section 5.15. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may adversely affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.16. Sale of Receivables.

         (a) The method, manner, time, place and terms of any sale of Receivables (or interests therein) pursuant to Section 5.05(a)(iii) shall be commercially reasonable as required under the UCC. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any sale.

         (b) The Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer in connection with any sale of Receivables pursuant to Section 5.05(a)(iii). No purchaser or transferee at any such sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         (c) In its exercise of the foreclosure remedy pursuant to Section 5.05(a)(iii), the Indenture Trustee shall solicit bids from Permitted Assignees for the sale of Principal Receivables in an amount equal to the sum of (A) the product of (i) the Invested Amount with respect to the affected Series of Notes at the time of sale and (ii) a fraction, the numerator of which is one and the denominator of which is equal to the difference between one and the Discount Percentage, plus (B) Finance Charge Receivables (or interests therein) related to such Principal Receivables.

         Section 5.17. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied as specified in the applicable Indenture Supplement.

                                   ARTICLE SIX

                              THE INDENTURE TRUSTEE

         Section 6.01. Duties of the Indenture Trustee.

         (a) If an Event of Default has occurred and is continuing with respect to a Series of Notes and a Responsible Officer shall have actual knowledge or written notice of such Event of Default, the Indenture Trustee shall, prior to the receipt of directions, if any, from the Required Majority of the Outstanding Amount of the Notes of such Series, exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                  (ii) in the absence of bad faith or negligence on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, the Indenture Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture or any Indenture Supplement, shall examine them to determine whether they substantially conform to the requirements of this Indenture or any Indenture Supplement; and the Indenture Trustee shall give prompt written notice to the Noteholders of such Series and each Rating Agency of any material lack of conformity of any such instrument to the applicable requirements of this Indenture or any Indenture Supplement discovered by the Indenture Trustee which would entitle a majority of the Outstanding Amount of the Notes of such Series to take any action pursuant to this Indenture or any Indenture Supplement.

         (c) In case a Pay Out Event has occurred and is continuing with respect to a Series and a Responsible Officer shall have actual knowledge or written notice of such Pay Out Event, the Indenture Trustee shall, prior to the receipt of directions, if any, from a majority of the Outstanding Amount of the Notes of such Series, exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (d) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this subsection (d) shall not be construed to limit the effect of subsection (a) of this Section;

                  (ii) the Indenture Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Indenture Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture and/or the direction of a majority of the Outstanding Amount of the Notes of each outstanding Series of Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or for exercising any trust or power conferred upon the Indenture Trustee, under this Indenture; and the Indenture Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Owner Trustee, the Administrator, Servicer, the Transferor or the Trust in compliance with the terms of this Indenture or any Indenture Supplement.

         (e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform or be responsible for the manner of performance of any of the obligations of the Servicer under this Indenture or any Transaction Document.

         (f) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to subsections (a), (b), (c), (d) and (e) of this Section.

         (g) Except as expressly provided in this Indenture, the Indenture Trustee shall have no power to vary the Collateral, including, without limitation, by (i) accepting any substitute payment obligation for a Receivable initially transferred to the Trust under the Transfer and Servicing Agreement,
(ii) adding any other investment, obligation or security to the Trust or (iii) withdrawing from the Trust any Receivable (except as otherwise provided in the Transfer and Servicing Agreement).

         (h) The Indenture Trustee shall have no responsibility or liability for investment losses on Eligible Investments (other than Eligible Investments on which the institution acting as Indenture Trustee is an obligor).

         (i) The Indenture Trustee shall notify each Rating Agency (i) of any change in any rating of the Notes by any other Rating Agency of which a Responsible Officer has actual knowledge, (ii) immediately of the occurrence of any Event of Default, Pay Out Event or Servicer Default of which a Responsible Officer has actual knowledge and (iii) immediately of potential Pay Out Events or Events of Default of which a Responsible Officer has written notice from the Servicer.

         (j) For all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default, Pay Out Event or Servicer Default unless a

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

Responsible Officer has actual knowledge thereof or has received written notice thereof. For purposes of determining the Indenture Trustee's responsibility and liability hereunder, any reference to an Event of Default, Pay Out Event or Servicer Default shall be construed to refer only to such event of which the Indenture Trustee is deemed to have notice as described in this subsection.

         (k) The Indenture Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof,
(ii) to see to any insurance, (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral other than from funds available in the Collection Account or (iv) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Indenture Trustee pursuant to this Agreement or the other Transaction Documents believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.

         (l) The right of the Indenture Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

         Section 6.02. Notice of Pay Out Event or Event of Default. Upon the occurrence of any Pay Out Event or Event of Default of which a Responsible Officer has actual knowledge or has received notice thereof, the Indenture Trustee shall transmit by mail to all Noteholders as their names and addresses appear on the Note Register and the Rating Agencies, notice of such Pay Out Event or Event of Default hereunder known to the Indenture Trustee within 30 days after it occurs or within ten Business Days after it receives such notice or obtains actual notice, if later.

         Section 6.03. Rights of Indenture Trustee. Except as otherwise provided in Section 6.01:

                  (a) the Indenture Trustee may conclusively rely and shall fully be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Issuer or of the Administrator if permitted under the Administration Agreement; the Issuer shall provide a copy of such Officer's Certificate to the Noteholders at or prior to the time the Indenture Trustee receives such Officer's Certificate;

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

                  (c) as a condition to the taking, suffering or omitting of any action by it hereunder, the Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in-good faith and in reliance thereon;

                  (d) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (e) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney;

                  (f) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Indenture Trustee shall not be responsible for (i) any misconduct or negligence on the part of any agent, attorney, custodians or nominees appointed with due care by it hereunder or (ii) the supervision of such agents, attorneys, custodians or nominees after such appointment with due care;

                  (g) the Indenture Trustee shall not be liable for any actions taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights conferred upon the Indenture Trustee by this Indenture; and

                  (h) in the event that the Indenture Trustee is also acting as Paying Agent and Transfer Agent and Registrar, the rights and protections afforded to the Indenture Trustee pursuant to this Article shall also be afforded to such Paying Agent and Transfer Agent and Registrar.

         Section 6.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificate of authentication of the Indenture Trustee, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of the Agreement, the Notes, or any related document. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds from the Notes.

         Section 6.05. May Hold Notes. The Indenture Trustee, any Paying Agent, Transfer Agent and Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same

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

rights it would have if it were not Indenture Trustee, Paying Agent, Transfer Agent and Registrar or such other agent.

         Section 6.06. Money Held in Trust. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds held by the Indenture Trustee in trust hereunder except to the extent required herein or required by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing by the Indenture Trustee and the Issuer.

         Section 6.07. Compensation, Reimbursement and Indemnification. The Servicer shall pay to the Indenture Trustee from time to time reasonable compensation for all services rendered by the Indenture Trustee under this Agreement (which compensation shall not be limited by any law on compensation of a trustee of an express trust). The Servicer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. Pursuant to the Transfer and Servicing Agreement, the Issuer shall direct the Servicer to indemnify and the Servicer shall indemnify the Indenture Trustee against any and all loss, liability or expense (including the fees of either in-house counsel or outside counsel, but not both) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer or the Servicer of its obligations hereunder unless such loss, liability or expense could have been avoided with such prompt notification and then only to the extent of such loss, expense or liability which could have been so avoided. The Servicer shall defend any claim against the Indenture Trustee; the Indenture Trustee may have separate counsel and, if it does, the Servicer shall pay the fees and expenses of such counsel. The Servicer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

         The Servicer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.02(d) or (e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         Notwithstanding anything herein to the contrary, the Indenture Trustee's right to enforce any of the Servicer's payment obligations pursuant to this Section shall be subject to the provisions of Section 12.16.

         The obligations of the Servicer under this Section 6.07 shall survive the resignation and removal of the Indenture Trustee, termination of the initial Servicer and payment of the Notes, and shall extend to any co-trustee or separate-trustee appointed pursuant to this Article VI. To the extent the amounts payable by the Servicer to the Indenture Trustee pursuant ton this
Section 6.07 are not paid, such amounts will be paid to the Indenture Trustee in accordance with Section 4.05 (a)(i) of the Indenture Supplement.

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

         Section 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by giving 30 days written notice to the Issuer. Holders of a majority of the Outstanding Amount of the Notes, upon delivery of notice of such removal to the Issuer, may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

                  (a) the Indenture Trustee fails to comply with Section 6.11;

                  (b) an Insolvency Event with respect to the Indenture Trustee occurs; or

                  (c) the Indenture Trustee otherwise becomes legally unable to act.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee. The Issuer shall furnish each Rating Agency with a copy of any notice of resignation or removal of a retiring Indenture Trustee pursuant to this Section promptly after receiving such notice, in the case of a resignation by a retiring Indenture Trustee, or delivering such notice, in the case of a removal of a retiring Indenture Trustee by the Issuer or Holders of a majority of the Outstanding Amount of the Notes.

         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Administrator and the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to all of the Noteholders and each Rating Agency. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Servicer's obligations under Section 6.07, accrued through the date of replacement shall continue for the benefit of the retiring Indenture Trustee.

         Section 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or

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

transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall give each Rating Agency notice of any such transaction.

         In case at the time such successor or successors by merger, conversion, consolidation or transfer to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

         Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

         (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

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

                  (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and its long-term unsecured debt shall be rated at least Baa3 by Moody's, and at least BBB- by Standard & Poor's. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         Section 6.12. Preferential Collection of Claims Against. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         Section 6.13. Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns with instruction to the Owner Trustee for signature at least five days before such tax returns are due to be filed and shall file such returns. The Servicer, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Owner Trustee at least five days prior to the date it is required by law to be distributed to Noteholders. The Owner Trustee, upon written request, will furnish the Servicer with all such information known to the Owner Trustee as may be reasonably requested and required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Owner Trustee be personally liable for any liabilities, costs or expenses of the

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Trust or any Noteholder arising under any tax law, including without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

         Section 6.14. Representations and Covenants of the Indenture Trustee. The Indenture Trustee represents, warrants and covenants that:

                  (a) it is a national banking association duly organized and validly existing under the federal laws of the United States;

                  (b) it has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other Transaction Documents to which it is a party; and

                  (c) each of this Indenture and other Transaction Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

         Section 6.15. Custody of the Collateral. The Indenture Trustee shall hold such of the Collateral as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of North Carolina. The Indenture Trustee shall hold such of the Collateral as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (i) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (ii) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (iii) all property credited to such securities account shall be treated as financial assets, (iv) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (v) such securities intermediary shall not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (vi) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), and (vii) such agreement shall be governed by the laws of the State of New York. Terms used in this Section that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the UCC of the State of New York. Except as permitted by this Section, the Indenture Trustee shall not hold any part of the Collateral through an agent or a nominee.

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                                  ARTICLE SEVEN

          NOTEHOLDERS' LIST AND REPORTS BY INDENTURE TRUSTEE AND ISSUER

         Section 7.01. Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (i) upon each transfer of a Note, a list, in such form as the Indenture Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Noteholders as they appear on the Note Register as of the most recent Record Date, and (ii) at such other times, as the Indenture Trustee may request in writing, within ten days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that for so long as the Indenture Trustee is the Transfer Agent and Registrar, no such list shall be required to be furnished.

         Section 7.02. Preservation of Information; Communications to
Noteholders.

         (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section
7.01 and the names, addresses and taxpayer identification numbers of the Noteholders received by the Indenture Trustee in its capacity as Transfer Agent and Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate, pursuant to TIA Section 312(b), with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Transfer Agent and Registrar shall have the protection of TIA Section 312(c).

         Section 7.03. Reports by Issuer.

         (a) The Issuer shall:

                  (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                  (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this subsection as may be required by rules and regulations prescribed from time to time by the Commission.

         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on January 31 of each year.

         Section 7.04. Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each March 31 beginning with March 31, 2005, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

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                                  ARTICLE EIGHT

                    ALLOCATION AND APPLICATION OF COLLECTIONS

         Section 8.01. Collection of Money. Except as otherwise expressly provided herein and in the related Indenture Supplement, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall hold all such money and property received by it in trust for the Noteholders and shall apply it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under the Transfer and Servicing Agreement or any other Transaction Document, the Indenture Trustee may, and upon the request of the Required Majority of the Holders of the Outstanding Amount of the Notes of an affected Series shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Pay Out Event or a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article Five.

         Section 8.02. Rights of Noteholders. The Collateral shall secure the obligation of the Trust to pay to the Holders of the Notes of each Series principal and interest and other amounts payable pursuant to this Indenture and the related Indenture Supplement. Except as specifically set forth in the Indenture Supplements with respect to the affected Series or Class, the Notes of any Series or Class shall not have rights to payment from any Series Account or Series Enhancement allocated for the benefit of any other Series or Class.

         Section 8.03. Establishment of Collection Account and Special Funding Account. The Servicer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Trust, one or more Qualified Accounts (including any subaccount thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (collectively, the "Collection Account"). The Indenture Trustee shall possess all right, title and interest in all monies, instruments, investment property, documents, certificates of deposit and other property credited from time to time to the Collection Account and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the Noteholders.

         The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Except as expressly provided in this Indenture and the Transfer and Servicing Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Indenture Trustee, the Trust, any Noteholder or any Series Enhancer. If, at any time, the Collection Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account meeting the conditions specified above, transfer any monies, documents, instruments, investment property, certificates of deposit and other property to such new Collection Account and from the date such new Collection Account is established, it shall

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

be the "Collection Account". Pursuant to the authority granted to the Servicer in Section 3.01(b) of the Transfer and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer's or the Indenture Trustee's duties hereunder and under the Transfer and Servicing Agreement, as applicable. The Servicer shall reduce deposits into the Collection Account payable by the Transferor on any Deposit Date to the extent the Transferor is entitled to receive funds from the Collection Account on such Deposit Date, but only to the extent such reduction would not reduce the Transferor Interest to an amount less than the Required Transferor Interest.

         Funds on deposit in the Collection Account (other than investment earnings and amounts deposited pursuant to Section 2.06, 6.01 or 7.01 of the Transfer and Servicing Agreement or Section 11.02 of this Indenture) shall at the written direction of the Servicer be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders pursuant to Section 6.15. Investments of funds representing Collections collected during any Monthly Period shall be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on each monthly Transfer Date following such Monthly Period. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. In the event that the Indenture Trustee does not receive written direction from the Servicer, funds on deposit in the Collection Account shall be deposited by the Indenture Trustee in money market funds having at the time of the Trust's investment therein, a rating in the highest rating category of each Rating Agency (including funds for which the Indenture Trustee or any of its Affiliates is an investment manager or advisor). On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be paid to the Transferor, except as otherwise specified in any Indenture Supplement. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section nor for the selection of Eligible Investments in accordance with the provisions of this Indenture and any Indenture Supplement (other than Eligible Investments on which the institution acting as Indenture Trustee is an obligor).

         The Servicer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Trust, a Qualified Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the "Special Funding Account"). The Indenture Trustee shall possess all right, title and interest in all monies, instruments, investment property, documents, certificates of deposit and other property credited from time to time to the Special Funding Account and in all proceeds, dividends, distributions, earnings, income and revenue thereof for the benefit of the Noteholders. The Special Funding Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Except as expressly provided in this Indenture and

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

the Transfer and Servicing Agreement, the Servicer shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Special Funding Account for any amount owed to it by the Indenture Trustee, the Trust, any Noteholder or any Series Enhancer. If, at any time, the Special Funding Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Special Funding Account meeting the conditions specified above, transfer any monies, documents, instruments, investment property, certificates of deposit and other property to such new Special Funding Account and from the date such new Special Funding Account is established, it shall be the "Special Funding Account."

         Funds on deposit in the Special Funding Account shall at the written direction of the Servicer be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders pursuant to
Section 6.15. Funds on deposit in the Special Funding Account on any Payment Date will be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on the Transfer Date immediately following such Monthly Period. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. In the event that the Indenture Trustee does not receive written direction from the Servicer, funds on deposit in the Special Funding Account shall be deposited by the Indenture Trustee in money market funds having at the time of the Trust's investment therein, a rating in the highest rating category of each Rating Agency (including funds for which the Indenture Trustee or any of its Affiliates is an investment manager or advisor). On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Special Funding Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in the related Indenture Supplement. On each Business Day on which funds are on deposit in the Special Funding Account and on which no Series is in an Accumulation Period or Amortization Period, the Servicer shall determine the amount (if any) by which the Transferor Interest exceeds the Required Transferor Interest on such date and shall instruct the Indenture Trustee to withdraw any such excess from the Special Funding Account and pay such amount to the Holders of the Transferor Certificates; provided, however, that, if an Accumulation Period or Amortization Period has commenced and is continuing with respect to one or more outstanding Series, any funds on deposit in the Special Funding Account shall be treated as Shared Principal Collections and shall be allocated and distributed in accordance with Section 8.05 and the terms of each Indenture Supplement.

         Section 8.04. Collections and Allocations.

         (a) The Servicer will apply or will instruct the Indenture Trustee to apply all funds on deposit in the Collection Account as described in this Article and in each Indenture Supplement. Except as otherwise provided below, the Servicer shall deposit Collections into the Collection

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

Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following the date of processing. Subject to the first proviso in Section 8.05, but notwithstanding anything else in this Indenture or the Transfer and Servicing Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Payment Date to Noteholders or to any Series Enhancer pursuant to the terms of any Indenture Supplement or Enhancement Agreement and (ii) if at any time prior to such Payment Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to cause the Indenture Trustee to withdraw the excess from the Collection Account and pay such amounts pursuant to the terms of the Transaction Documents. Subject to the immediately preceding sentence, the Servicer may retain its Servicing Fee with respect to a Series and shall not be required to deposit it in the Collection Account. To the extent that, in accordance with this subsection, the Servicer has retained amounts which would otherwise be required to be deposited into the Collection Account or any Series Account with respect to any Monthly Period, the Servicer shall be required to deposit such amounts in the Collection Account or such Series Account on the related Transfer Date to the extent necessary to make required distributions on the related Payment Date, including any amounts which are required to be applied as Reallocated Principal Collections, and pay any amounts remaining after making such deposit pursuant to the terms of the Transaction Documents.

         (b) Collections of Finance Charge Receivables, Principal Receivables and Defaulted Receivables will be allocated to each Series of Notes and to the Holders of the Transferor Certificates in accordance with this Article and each Indenture Supplement and amounts so allocated to any Series will not, except as specified in the related Indenture Supplement, be available to the Noteholders of any other Series. Allocations of the foregoing amounts between the Holders of the Notes and the Holders of the Transferor Certificates, among the Series and among the Classes in any Series, shall be set forth in the related Indenture Supplement or Indenture Supplements. In-store payments made with respect to Finance Charge Receivables and Principal Receivables shall be treated as Collections and be deemed to be received by the Servicer on the day such payment was made by the cardholder.

         Section 8.05. Shared Principal Collections. On each Payment Date, (i) the Servicer shall allocate Shared Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (ii) the Servicer shall cause the Indenture Trustee to withdraw from the Collection Account and pay to the Holders of the Transferor Certificates an amount equal to the excess, if any, of Shared Principal Collections over Principal Shortfalls; provided, however, that if the Transferor Interest as of such Payment Date (determined after giving effect to the Principal Receivables or Participation Interests transferred to the Trust on such date) is less than the Required Transferor Interest, the Servicer will not direct the Indenture Trustee to distribute to the Holders of the Transferor Certificates any such amounts that otherwise would be distributed to the Holders of the Transferor Certificates, but shall deposit such funds in the Special Funding Account. The Transferor may, at its option, instruct the Indenture Trustee to deposit Shared Principal Collections which are otherwise payable to the Holders of the Transferor Certificates pursuant to

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

the provisions set forth above into the Special Funding Account. Notwithstanding the foregoing, a Group of Series may specify in their related Indenture Supplements that Shared Principal Collections from such Series shall be allocated as provided above but only among the Series in such Group.

         Section 8.06. Additional Withdrawals from the Collection Account. On or before the Determination Date with respect to any Monthly Period, the Servicer may direct the Indenture Trustee in writing to withdraw from the Collection Account any amounts it has determined do not constitute Trust Assets and were erroneously deposited into the Collection Account, due to an accounting error or otherwise.

         Section 8.07. Allocation of Collateral to Series or Groups. To the extent so provided in the Indenture Supplement for any Series or in an Indenture Supplement otherwise executed pursuant to Section 10.01, Receivables conveyed to the Trust pursuant to Section 2.01 of the Transfer and Servicing Agreement and Receivables or Participation Interests conveyed to the Trust pursuant to Section
2.09 of the Transfer and Servicing Agreement or any Participation Interest Supplement, and all Collections received with respect thereto may be allocated or applied in whole or in part to one or more Series or Groups as may be provided in such Indenture Supplement; provided, however, that any such allocation or application shall be effective only upon satisfaction of the following conditions:

                  (a) on or before the fifth Business Day immediately preceding such allocation, the Servicer shall have given the Indenture Trustee and each Rating Agency written notice of such allocation;

                  (b) the Rating Agency Condition shall have been satisfied with respect to such allocation; and

                  (c) the Servicer shall have delivered to the Indenture Trustee an Officer's Certificate, dated the date of such allocation, to the effect that the Servicer reasonably believes that such allocation will not result in an Adverse Effect.

         Any such Indenture Supplement may provide that (i) such allocation to one or more particular Series or Groups may terminate upon the occurrence of certain events specified therein and (ii) upon the occurrence of any such event, such assets and any Collections with respect thereto, shall be reallocated to other Series or Groups or to all Series, all as shall be provided in such Indenture Supplement.

         Section 8.08. Excess Finance Charge Collections. On each Payment Date, the Servicer shall (i) allocate Excess Finance Charge Collections to each Excess Allocation Series, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series and (ii) withdraw from the Collection Account and pay to the Holders of the Transferor Certificates an amount equal to the excess, if any, of Excess Finance Charge Collections over Finance Charge Shortfalls; provided, however, that the sharing of Excess Finance Charge Collections among Series will continue only until such time, if any, at which the Transferor shall deliver to the Indenture Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Transferor, the continued sharing of Excess Finance Charge Collections among Series would

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

have adverse regulatory implications with respect to an Account Owner. Notwithstanding the foregoing, a Group of Series may specify in their related Indenture Supplements that Excess Finance Charge Collections from such Series shall be allocated as provided above but only among the Series in such Group.

         Section 8.09. Release of Collateral; Eligible Loan Documents.

         (a) The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         (b) In order to facilitate the servicing of the Receivables by the Servicer, the Indenture Trustee upon Issuer Order shall authorize the Servicer to execute in the name and on behalf of the Indenture Trustee instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Receivables (and the Indenture Trustee shall execute any such documents on request of the Servicer), subject to the obligations of the Servicer under the Transfer and Servicing Agreement.

         (c) The Indenture Trustee shall, at such time as there are no Notes outstanding, release and transfer, without recourse, all of the Collateral that secured the Notes (other than any cash held for the payment of the Notes pursuant to Section 4.02). The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.09(c) only upon receipt of an Issuer Order accompanied by either (i) a written consent executed by the Holders of all outstanding Notes or (ii) Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 12.01.

         (d) Notwithstanding anything to the contrary in this Indenture, the Transfer and Servicing Agreement and the Trust Agreement, immediately prior to the release of any portion of the Collateral or any funds on deposit in the Series Accounts pursuant to this Indenture, the Indenture Trustee shall remit to the Transferor for its own account any funds that, upon such release, would otherwise be remitted to the Issuer.

         Section 8.10. Opinion of Counsel. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.09(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require unless otherwise agreed by the Holders of all outstanding Notes, as a condition to such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the

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

Collateral. The Indenture Trustee and counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

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                                  ARTICLE NINE

                    DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

Section 9.01. Distributions and Reports to Noteholders. Distributions shall be made to, and reports shall be provided to, Noteholders as set forth in the applicable Indenture Supplement. The identity of the Noteholders with respect to distributions and reports shall be determined according to the immediately preceding Record Date.

                                   ARTICLE TEN

                             SUPPLEMENTAL INDENTURES

         Section 10.01. Supplemental Indentures Without Consent of Noteholders.

         (a) Without the consent of the Holders of any Notes (except as otherwise provided in an Indenture Supplement), but upon satisfaction of the Rating Agency Condition, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                  (ii)     to evidence the succession, in compliance with
         Section 3.11, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                  (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                  (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                  (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Notes;

                  (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee, pursuant to the requirements of Article Six;

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

                  (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

                  (viii) to provide for the issuance of one or more new Series of Notes, in accordance with the provisions of Section 2.12; or

                  (ix) to provide for the termination of any interest rate swap agreement or other form of credit enhancement in accordance with the provisions of the related Indenture Supplement.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholders of any Series then Outstanding but upon satisfaction of the Rating Agency Condition with respect to the Notes of all Series, enter into an indenture or supplemental indentures hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however that (i) the Transferor shall have delivered to the Indenture Trustee an Officer's Certificate, dated the date of any such action, stating that all requirements for such amendments contained in the Agreement have been met and the Transferor reasonably believes that such action will not result in an Adverse Effect, (ii) a Tax Opinion shall have been delivered to each Rating Agency and (iii) such amendment does not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee hereunder. Additionally, notwithstanding the preceding sentence, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, without the consent of any Noteholders of any Series then Outstanding or the Series Enhancers for any Series, enter into an indenture or supplemental indentures hereto to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust (i) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Code, and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the Trust's property or its income; provided, however, that (A) the Transferor delivers to the Indenture Trustee and the Owner Trustee an Officer's Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection 10.01(b), (B) the Rating Agency Condition will have been satisfied and (C) such amendment does not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee hereunder. The amendments which the Transferor may make without the consent of Noteholders pursuant to the preceding sentence may include, without limitation, the addition of a sale of Receivables.

         Section 10.02. Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, upon satisfaction of the Rating Agency Condition and with the consent of the Holders of the Required Majority of each adversely affected Series of Notes, by Act of such Holders delivered to the Issuer and the

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

Indenture Trustee, enter into an indenture or supplemental indentures hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of such Noteholders under this Indenture; provided, however that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

                  (a) change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable;

                  (b) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article Five, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption
         Date);

                  (c) reduce the percentage of the Outstanding Amount of the Notes of any Series outstanding the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

                  (d) reduce the percentage of the aggregate outstanding amount of any Notes, the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Collateral if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series;

                  (e) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of this Indenture which specify the applicable percentage of the aggregate principal amount of the Notes of such Series necessary to amend the Indenture or any Transaction Documents which require such consent;

                  (f) modify or alter the provisions of this Indenture prohibiting the voting of Notes held by the Trust, any other obligor on the Notes, a Seller or any affiliate thereof; or

                  (g) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral for any Notes or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any such Collateral at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

         The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

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

         It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates written notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 10.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, unless such supplemental indenture has been executed by the Holders of all outstanding Notes, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee or Owner Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's or Owner Trustee's (as such or in its individual capacity) own rights, duties, liabilities, benefits, protections, privileges or immunities under this Indenture or otherwise.

         Section 10.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 10.05. Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

         Section 10.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the outstanding Notes.

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                                 ARTICLE ELEVEN

                                   TERMINATION

         Section 11.01. Termination of Trust. The Trust and the respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in Section 11.02(b), as provided in the Trust Agreement.

         Section 11.02. Final Distribution.

         (a) The Servicer shall give the Indenture Trustee at least 30 days prior notice of the Payment Date on which the Noteholders of any Series or Class may surrender their Notes for payment of the final distribution on and cancellation of such Notes (or, in the event of a final distribution resulting from the application of Section 2.06, 6.01 or 7.01 of the Transfer and Servicing Agreement, notice of such Payment Date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Payment Date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section
3.05 of the Transfer and Servicing Agreement covering the period during the then-current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified (which, in the case of Bearer Notes, shall be outside the United States). The Indenture Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Noteholders.

         (b) Notwithstanding a final distribution to the Noteholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated (and any excess shall be paid in accordance with the terms of any Enhancement Agreement). In the event that all such Noteholders shall not surrender their Notes for cancellation within six months after the date specified in the notice from the Indenture Trustee described in Section 11.02(a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Notes, shall be outside the United States). If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account or

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

any Series Account held for the benefit of such Noteholders. The Indenture Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

         Section 11.03. Termination Distributions. Upon the termination of the Trust pursuant to the terms of the Trust Agreement, the Indenture Trustee shall assign and convey to the holders of the Transferor Certificates or any of their designees, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto (including all monies then held in the Collection Account or any Series Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 11.02(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the holders of the Transferor Certificates to vest in the holders of the Transferor Certificates or any of their designees all right, title and interest which the Indenture Trustee had in the Collateral and such other property.

         Section 11.04. Defeasance. Notwithstanding anything to the contrary in this Indenture and unless otherwise specified with respect to any Series in the applicable Indenture Supplement:

                  (a) The Issuer may at its option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (each, a "Defeased Series") on the date the applicable conditions set forth in Section 11.04(c) are satisfied (a "Defeasance"); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to each Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of the Holders of Notes of the Defeased Series to receive, solely from the trust fund provided for in Section 11.04(c), payments in respect of principal of and interest on such Notes when such payments are due; (ii) the Issuer's obligations with respect to such Notes under Sections 2.05 and 2.06; (iii) the rights, powers, trusts, duties, and immunities of the Indenture Trustee, the Paying Agent and the Registrar hereunder; and (iv) this Section and
         Section 12.16.

                  (b) Subject to Section 11.04(c), the Issuer at its option may cause Collections allocated to each Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments rather than additional Receivables.

                  (c) The following shall be the conditions precedent to any Defeasance under Section 11.04(a):

                           (i) the Issuer irrevocably shall have deposited or caused to be deposited with the Indenture Trustee (such deposit to be made from other than the Issuer's or any Affiliate of the Issuer's funds), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Indenture Trustee, as trust funds in trust for making the payments described below, (A) Dollars in an amount equal to, or (B) Eligible Investments which through the scheduled

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

                  payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount equal to, or (C) a combination thereof, in each case sufficient to pay and discharge (without relying on income or gain from reinvestment of such amount), and which shall be applied by the Indenture Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Notes of each Defeased Series on the dates scheduled for such payments in this Indenture and the applicable Indenture Supplements and all amounts owing to the Series Enhancers with respect to each Defeased Series;

                           (ii) a statement from a firm of nationally recognized independent public accountants (who may also render other services to the Issuer) to the effect that such deposit is sufficient to pay the amounts specified in clause (i) above;

                           (iii) prior to its exercise of its right pursuant to this Section with respect to any Defeased Series to substitute money or Eligible Investments for Receivables, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect contemplated by clause (ii) of the definition of the term "Tax Opinion" (the preparation and delivery of which shall not be at the expense of the Indenture Trustee) with respect to such deposit and termination of obligations, and an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an investment company under the Investment Company Act;

                           (iv) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate of the Transferor stating that the Transferor reasonably believes that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event with respect to any Series or any event that, with the giving of notice or the lapse of time, would result in the occurrence of a Pay Out Event with respect to any Series; and

                           (v) the Rating Agency Condition shall have been satisfied and the Issuer shall have delivered copies of such written notice to the Servicer and the Indenture Trustee.

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

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

         Section 12.01. Compliance Certificates and Opinions etc.

         (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied or waived with, (ii) either (x) the consent of all the Holders of all outstanding Notes with respect thereto or (y) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Except to the extent that the Owner Trustee Authorized Officer executes the certificate on behalf of the Issuer, every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

         (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 12.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

                  (i) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee

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

         (if required by the TIA) an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

                  (ii) Other than with respect to the release of any Defaulted Receivables and Receivables in Removed Accounts, whenever any property or securities is to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or investment property proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                  (iii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause
         (iii) above, the Issuer shall also furnish to the Indenture Trustee (if required by the TIA) an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than Defaulted Receivables and Receivables in Removed Accounts, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause, equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

                  (iv) Notwithstanding Section 2.11 or any other provision of this Section, the Issuer may collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Transaction Documents and make cash payments out of the Series Accounts as and to the extent permitted or required by the Transaction Documents.

         Section 12.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or

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

opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, a Seller, a Transferor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, a Seller, a Transferor, the Issuer or the Administrator, unless such an Authorized Officer or Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Six.

         Section 12.03. Acts of Noteholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by their agents duly appointed in writing and satisfying any requisite percentages as to minimum number or dollar value of outstanding principal amount represented by such Noteholders; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of every Note issued upon the registration thereof in exchange therefor or in lieu thereof, in respect of anything

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

done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 12.04. Notices, Etc. to Indenture Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by the Agreement to be made upon, given or furnished to, or filed with:

                  (a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to a Responsible Officer, by facsimile transmission or by other means acceptable to the Indenture Trustee to or with the Indenture Trustee at its Corporate Trust Office; or

                  (b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001, Attention: Corporate Trust Administration Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer; a copy of each notice to the Issuer shall be sent in writing and mailed, first-class postage prepaid, to the Administrator at 2801 East Market Street, P.O. Box 2821, York, PA, 17405.

         Section 12.05. Notices to Noteholders; Waiver. Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by registered or certified mail or first class postage prepaid or national overnight courier service to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In the event that, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to any Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any

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

circumstance constitute a Default or Event of Default (unless otherwise provided in any Indenture Supplement).

         Section 12.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer, with the consent of the Indenture Trustee, may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

         Section 12.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

         The provisions of TIA Section 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         Section 12.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 12.09. Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

         Section 12.10. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 12.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders, the Servicer and the Transferor, any benefit.

         Section 12.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         Section 12.13. GOVERNING LAW. THE INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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

         Section 12.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 12.15. Trust Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations hereunder, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

         Section 12.16. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and attested, all as of the day and year first above written.

                                           BON-TON RECEIVABLES MASTER NOTE
                                           TRUST, as Issuer

                                           By: WILMINGTON TRUST COMPANY,
                                               not in its individual capacity,
                                               but solely as Owner Trustee

                                           By: /s/ Anita E. Dallago
                                               --------------------------------
                                               Name: Anita E. Dallago
                                               Title: Senior Financial Services
                                                      Officer

                                           WACHOVIA BANK, N.A.,
                                           as Indenture Trustee

                                           By: /s/ Patricia O'Neill-Manella
                                               --------------------------------
                                               Name: Patricia O'Neill-Manella
                                               Title:

Acknowledged and Accepted:

The BON-TON RECEIVABLES
PARTNERSHIP, L.P.,
as Transferor

By:BTRGP, Inc.
its general partner

By: /s/ H. Todd Dissinger
    ----------------------------
    Name: H. Todd Dissinger
    Title: Treasurer

THE BON-TON DEPARTMENT STORES,
INC., as Servicer

By: /s/ H. Todd Dissinger
    ----------------------------
    Name: H. Todd Dissinger
    Address: Treasurer

                       Signature Page to Master Indenture

            CLASS A FLOATING RATE ASSET BACKED VARIABLE FUNDING NOTE

         THIS CLASS A NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS CLASS A NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS TO (1) BON-TON DEPARTMENT STORES, INC. OR ANY AFFILIATE THEREOF, (2) A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN COMPLIANCE WITH RULE 144A OR (3) A PERSON WHO IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT, IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE SERIES 2004-1 INDENTURE SUPPLEMENT REFERRED TO HEREIN. NONE OF THE ISSUER, THE TRANSFEROR, THE TRANSFER AGENT AND REGISTRAR OR THE INDENTURE TRUSTEE IS OBLIGATED TO REGISTER THE CLASS A NOTES UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES OR "BLUE SKY" LAW.

         EACH PURCHASER REPRESENTS AND WARRANTS, FOR THE BENEFIT OF BON-TON RECEIVABLES MASTER NOTE TRUST AND BON-TON DEPARTMENT STORES, INC., THAT SUCH PURCHASER IS NOT (1) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) WHICH IS SUBJECT TO THE PROVISIONS OF ERISA, (2) A PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OTHER THAN A GOVERNMENTAL OR CHURCH PLAN DESCRIBED IN SECTION 4975(g)(2) OR (3) OF THE CODE) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (UNLESS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).

         NEITHER THIS CLASS A NOTE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

         ANY TRANSFER OF A DIRECT OR INDIRECT INTEREST IN THIS CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE AND SUBJECT TO CERTAIN LIMITATIONS THEREIN SET FORTH, INCLUDING SECTIONS 8.05 AND 8.08 OF THE INDENTURE SUPPLEMENT.

         THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE WILL BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS CLASS A NOTE ALLOCABLE TO PRINCIPAL. IN ADDITION, THE PRINCIPAL BALANCE OF THIS CLASS A NOTE MAY BE INCREASED AT THE REQUEST OF THE TRANSFEROR SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN THE SERIES 2004-1 INDENTURE SUPPLEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CLASS A NOTES, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE MAY BE DIFFERENT FROM THE OUTSTANDING PRINCIPAL BALANCE SHOWN BELOW. ANYONE ACQUIRING THIS CLASS A NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE BY INQUIRY OF THE INDENTURE TRUSTEE. ON THE DATE OF THE INITIAL ISSUANCE OF THE CLASS A NOTES, THE INDENTURE TRUSTEE IS WACHOVIA BANK, N.A..

         THE HOLDER OF THIS CLASS A NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

                      INITIAL OUTSTANDING PRINCIPAL BALANCE

REGISTERED                                                          $125,000,000

No. R-1

                      BON-TON RECEIVABLES MASTER NOTE TRUST

                                  SERIES 2004-1

            CLASS A FLOATING RATE ASSET BACKED VARIABLE FUNDING NOTE

         Bon-Ton Receivables Master Note Trust (herein referred to as the "Issuer" or the "Trust"), a Delaware statutory trust governed by a Trust Agreement dated as of January 30, 2004, for value received, hereby promises to pay to BANK ONE, NA (MAIN OFFICE CHICAGO), or its registered assigns, subject to the following provisions, the principal sum of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the Series 2004-1 Final Maturity Date (which is the Payment Date occurring in the forty second calendar month following the earlier to occur of
(i) the commencement of the Scheduled Amortization Period and (ii) the commencement of the Early Amortization Period). The Issuer will pay interest on the unpaid principal amount of this Class A Note at the Class A Note Rate on each Payment Date until the principal amount of this Note is paid in full. Interest on this Class A Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Principal of this Class A Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Class A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is made to the further provisions of this Class A Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A Note.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Class A Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this Class A Note to be duly executed.

                                 BON-TON RECEIVABLES MASTER NOTE
                                 TRUST, as Issuer

                                 By: WILMINGTON TRUST COMPANY, not in its
                                     individual capacity but solely as
                                     Owner Trustee under the Trust Agreement

                                 By: /s/ Anita E. Dallago
                                     -------------------------------------------
                                     Name: Anita E. Dallago
                                     Title:  Senior Financial Services Officer

Dated: January 30, 2004

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Class A Notes described in the within-mentioned Indenture.

                                      WACHOVIA BANK, N.A.,
                                      as Indenture Trustee

                                      By: /s/ Patricia O'Neill-Manella
                                          --------------------------------------
                                          Authorized Signatory - Vice President

                      BON-TON RECEIVABLES MASTER NOTE TRUST

                                  SERIES 2004-1

            CLASS A FLOATING RATE ASSET BACKED VARIABLE FUNDING NOTE

                         Summary of Terms and Conditions

                  This Class A Note is one of a duly authorized issue of Notes of the Issuer, designated as Bon-Ton Receivables Master Note Trust, Series 2004-1 (the "Series 2004-1 Notes"), issued under a Master Indenture dated as of January 30, 2004 (the "Master Indenture"), between the Issuer and Wachovia Bank, N.A., as indenture trustee (the "Indenture Trustee"), as supplemented by the Indenture Supplement dated as of January 30, 2004 (the "Indenture Supplement"), and representing the right to receive certain payments from the Issuer. The term "Indenture," unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Class A Notes are subject to all of the terms of the Indenture. All terms used in this Class A Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

                  The Noteholder, by its acceptance of this Class A Note, agrees that it will look solely to the property of the Trust allocated to the payment of this Class A Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Class A Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

                  This Class A Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

                  The Class A Note Initial Principal Balance is $114,243,985.22. The Class A Note Principal Balance on any date will be an amount equal to (i) the Class A Initial Principal Balance, plus (ii) the aggregate amount of Principal Balance Increases allocated to the Class A Notes made on or prior to such date, minus (iii) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.

                  The Series 2004-1 Final Maturity Date is the Payment Date occurring in the forty second calendar month following the earlier to occur of
(i) the commencement of the Scheduled Amortization Period and (ii) the commencement of the Early Amortization Period. Payments of principal of the Class A Notes shall be payable in accordance with the provisions of the Indenture.

                  Subject to the terms and conditions of the Indenture, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Trust, to issue one or more new Series of Notes.

                  On each Payment Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (except for the final distribution in respect of this Class A Note) such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class A Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final distribution, distributions to Class A Noteholders shall be made by (i) wire transfer to each Class A Noteholder at the account specified by the Class A Agent to the Indenture Trustee and the Servicer and (ii) without presentation or surrender of any Class A Note or the making of any notation thereon. Final payment of this Class A Note will be made only upon presentation and surrender of this Class A Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Class A Noteholders in accordance with the Indenture.

                  On any day occurring on or after the date on which the outstanding principal balance of the Series 2004-1 Notes is reduced to 10% or less of the highest outstanding principal balance of the Series 2004-1 Notes during the Revolving Period, at any time on or after the Closing Date, the Servicer shall have the option to redeem the Series 2004-1 Notes if it has determined, in its sole estimation, that the cost of servicing the related Receivables is unduly burdensome in relation to the benefit, at a purchase price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.

                  THIS CLASS A NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE TRANSFEROR, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES.

                  Each Class A Noteholder, by accepting a Class A Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

                  Except as otherwise provided in the Indenture Supplement, the Class A Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class A Note shall be registered in the Note Register upon surrender of this Class A Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class A Noteholder or such Class A Noteholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class A Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

                  As provided in the Indenture and subject to certain limitations therein set forth, Class A Notes are exchangeable for new Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Class A Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, Transferor or the Indenture Trustee shall treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, Transferor or the Indenture Trustee shall be affected by notice to the contrary.

                  THIS CLASS A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                   ASSIGNMENT

Social Security or other identifying number of assignee ______________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
_____________________________________
   (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________                            ______________________________(1)
                                               Signature Guaranteed:

------------------
(1) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

            CLASS A FLOATING RATE ASSET BACKED VARIABLE FUNDING NOTE

         THIS CLASS A NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS CLASS A NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS TO (1) BON-TON DEPARTMENT STORES, INC. OR ANY AFFILIATE THEREOF, (2) A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN COMPLIANCE WITH RULE 144A OR (3) A PERSON WHO IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT, IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE SERIES 2004-1 INDENTURE SUPPLEMENT REFERRED TO HEREIN. NONE OF THE ISSUER, THE TRANSFEROR, THE TRANSFER AGENT AND REGISTRAR OR THE INDENTURE TRUSTEE IS OBLIGATED TO REGISTER THE CLASS A NOTES UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES OR "BLUE SKY" LAW.

         EACH PURCHASER REPRESENTS AND WARRANTS, FOR THE BENEFIT OF BON-TON RECEIVABLES MASTER NOTE TRUST AND BON-TON DEPARTMENT STORES, INC., THAT SUCH PURCHASER IS NOT (1) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) WHICH IS SUBJECT TO THE PROVISIONS OF ERISA, (2) A PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OTHER THAN A GOVERNMENTAL OR CHURCH PLAN DESCRIBED IN SECTION 4975(g)(2) OR (3) OF THE CODE) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (UNLESS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).

         NEITHER THIS CLASS A NOTE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

         ANY TRANSFER OF A DIRECT OR INDIRECT INTEREST IN THIS CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE AND SUBJECT TO CERTAIN LIMITATIONS THEREIN SET FORTH, INCLUDING SECTIONS 8.05 AND 8.08 OF THE INDENTURE SUPPLEMENT.

         THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE WILL BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS CLASS A NOTE ALLOCABLE TO PRINCIPAL. IN ADDITION, THE PRINCIPAL BALANCE OF THIS CLASS A NOTE MAY BE INCREASED AT THE REQUEST OF THE TRANSFEROR SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN THE SERIES 2004-1 INDENTURE SUPPLEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CLASS A NOTES, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE MAY BE DIFFERENT FROM THE OUTSTANDING PRINCIPAL BALANCE SHOWN BELOW. ANYONE ACQUIRING THIS CLASS A NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE BY INQUIRY OF THE INDENTURE TRUSTEE. ON THE DATE OF THE INITIAL ISSUANCE OF THE CLASS A NOTES, THE INDENTURE TRUSTEE IS WACHOVIA BANK, N.A..

         THE HOLDER OF THIS CLASS A NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

                      INITIAL OUTSTANDING PRINCIPAL BALANCE

REGISTERED                                                          $125,000,000

No. R-2

                      BON-TON RECEIVABLES MASTER NOTE TRUST

                                  SERIES 2004-1

            CLASS A FLOATING RATE ASSET BACKED VARIABLE FUNDING NOTE

         Bon-Ton Receivables Master Note Trust (herein referred to as the "Issuer" or the "Trust"), a Delaware statutory trust governed by a Trust Agreement dated as of January 30, 2004, for value received, hereby promises to pay to CITICORP NORTH AMERICA, INC., or its registered assigns, subject to the following provisions, the principal sum of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the Series 2004-1 Final Maturity Date (which is the Payment Date occurring in the forty second calendar month following the earlier to occur of
(i) the commencement of the Scheduled Amortization Period and (ii) the commencement of the Early Amortization Period). The Issuer will pay interest on the unpaid principal amount of this Class A Note at the Class A Note Rate on each Payment Date until the principal amount of this Note is paid in full. Interest on this Class A Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Principal of this Class A Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Class A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is made to the further provisions of this Class A Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A Note.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Class A Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this Class A Note to be duly executed.

                                 BON-TON RECEIVABLES MASTER NOTE
                                 TRUST, as Issuer

                                 By: WILMINGTON TRUST COMPANY, not in its
                                     individual capacity but solely as Owner
                                     Trustee under the Trust Agreement

                                 By: /s/ Anita E. Dallago
                                     -------------------------------------------
                                     Name: Anita E. Dallago
                                     Title: Senior Financial Services Officer

Dated: January 30, 2004

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Class A Notes described in the within-mentioned Indenture.

                                     WACHOVIA BANK, N.A.,
                                     as Indenture Trustee

                                     By: /s/ Patricia O'Neill-Manella
                                         ---------------------------------------
                                         Authorized Signatory - Vice President

                      BON-TON RECEIVABLES MASTER NOTE TRUST

                                  SERIES 2004-1

            CLASS A FLOATING RATE ASSET BACKED VARIABLE FUNDING NOTE

                         Summary of Terms and Conditions

                  This Class A Note is one of a duly authorized issue of Notes of the Issuer, designated as Bon-Ton Receivables Master Note Trust, Series 2004-1 (the "Series 2004-1 Notes"), issued under a Master Indenture dated as of January 30, 2004 (the "Master Indenture"), between the Issuer and Wachovia Bank, N.A., as indenture trustee (the "Indenture Trustee"), as supplemented by the Indenture Supplement dated as of January 30, 2004 (the "Indenture Supplement"), and representing the right to receive certain payments from the Issuer. The term "Indenture," unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Class A Notes are subject to all of the terms of the Indenture. All terms used in this Class A Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

                  The Noteholder, by its acceptance of this Class A Note, agrees that it will look solely to the property of the Trust allocated to the payment of this Class A Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Class A Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

                  This Class A Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

                  The Class A Note Initial Principal Balance is $114,243,985.24. The Class A Note Principal Balance on any date will be an amount equal to (i) the Class A Initial Principal Balance, plus (ii) the aggregate amount of Principal Balance Increases allocated to the Class A Notes made on or prior to such date, minus (iii) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.

                  The Series 2004-1 Final Maturity Date is the Payment Date occurring in the forty second calendar month following the earlier to occur of
(i) the commencement of the Scheduled Amortization Period and (ii) the commencement of the Early Amortization Period. Payments of principal of the Class A Notes shall be payable in accordance with the provisions of the Indenture.

                  Subject to the terms and conditions of the Indenture, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Trust, to issue one or more new Series of Notes.

                  On each Payment Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (except for the final distribution in respect of this Class A Note) such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class A Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final distribution, distributions to Class A Noteholders shall be made by (i) wire transfer to each Class A Noteholder at the account specified by the Class A Agent to the Indenture Trustee and the Servicer and (ii) without presentation or surrender of any Class A Note or the making of any notation thereon. Final payment of this Class A Note will be made only upon presentation and surrender of this Class A Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Class A Noteholders in accordance with the Indenture.

                  On any day occurring on or after the date on which the outstanding principal balance of the Series 2004-1 Notes is reduced to 10% or less of the highest outstanding principal balance of the Series 2004-1 Notes during the Revolving Period, at any time on or after the Closing Date, the Servicer shall have the option to redeem the Series 2004-1 Notes if it has determined, in its sole estimation, that the cost of servicing the related Receivables is unduly burdensome in relation to the benefit, at a purchase price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.

                  THIS CLASS A NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE TRANSFEROR, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES.

                  Each Class A Noteholder, by accepting a Class A Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

                  Except as otherwise provided in the Indenture Supplement, the Class A Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class A Note shall be registered in the Note Register upon surrender of this Class A Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class A Noteholder or such Class A Noteholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class A Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

                  As provided in the Indenture and subject to certain limitations therein set forth, Class A Notes are exchangeable for new Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Class A Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, Transferor or the Indenture Trustee shall treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, Transferor or the Indenture Trustee shall be affected by notice to the contrary.

                  THIS CLASS A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                   ASSIGNMENT

Social Security or other identifying number of assignee ________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
_____________________________________
   (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________                               ___________________________(1)
                                                  Signature Guaranteed:

------------------
(1) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                  EXECUTION COPY

================================================================================

                     BON-TON RECEIVABLES MASTER NOTE TRUST,

                                    as Issuer

                                       and

                              WACHOVIA BANK, N.A.,

                              as Indenture Trustee

                       SERIES 2004-1 INDENTURE SUPPLEMENT

                          Dated as of January 30, 2004

================================================================================

                                TABLE OF CONTENTS

ARTICLE ONE  DEFINITIONS.........................................................................................         1

     Section 1.01.  Definitions..................................................................................         1
     Section 1.02.  Other Definitional Provisions................................................................        14

ARTICLE TWO  CREATION OF THE SERIES 2004-1 NOTES.................................................................        14

     Section 2.01.  Designation..................................................................................        14

ARTICLE THREE  SERVICING FEE.....................................................................................        15

     Section 3.01.  Servicing Compensation.......................................................................        15

ARTICLE FOUR  RIGHTS OF SERIES 2004-1 NOTEHOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS..................        16

     Section 4.01.  Collections and Allocations..................................................................        16
     Section 4.02.  Determination of Monthly Interest............................................................        19
     Section 4.03.  Suspension of the Revolving Period; Partial Amortization Period..............................        19
     Section 4.04.  [RESERVED]...................................................................................        20
     Section 4.05.  Application of Available Finance Charge Collections and Available Principal
                      Collections................................................................................        20
     Section 4.06.  Investor Charge-Offs.........................................................................        22
     Section 4.07.  Reallocated Principal Collections............................................................        23
     Section 4.08.  Excess Finance Charge Collections............................................................        23
     Section 4.09.  Shared Principal Collections.................................................................        23
     Section 4.10.  Principal Balance Increases..................................................................        23

ARTICLE FIVE  DELIVERY OF SERIES 2004-1 NOTES; DISTRIBUTIONS; REPORTS TO SERIES 2004-1 NOTEHOLDERS...............        24

     Section 5.01.  Delivery and Payment for the Series 2004-1 Notes.............................................        24
     Section 5.02.  Distributions................................................................................        24
     Section 5.03.  Reports and Statements to Series 2004-1 Noteholders..........................................        25

ARTICLE SIX  SERIES 2004-1 PAY OUT EVENTS........................................................................        25

     Section 6.01.  Series 2004-1 Pay Out Events.................................................................        25

ARTICLE SEVEN  REDEMPTION OF SERIES 2004-1 NOTES; FINAL DISTRIBUTIONS; SERIES TERMINATION........................        28

     Section 7.01.  Optional Redemption of Series 2004-1 Notes; Final Distributions..............................        28
     Section 7.02.  Series Termination...........................................................................        30

ARTICLE EIGHT  MISCELLANEOUS PROVISIONS..........................................................................        30

Section 8.01.  Ratification of Indenture.........................................................................        30
Section 8.02.  Counterparts......................................................................................        30
Section 8.03.  Governing Law.....................................................................................        30
Section 8.04.  Limitation of Liability...........................................................................        30
Section 8.05.  Private Placement of Series 2004-1 Notes; Form of Delivery of Series 2004-1 Notes.................        30
Section 8.06.  Successors and Assigns............................................................................        31
Section 8.07.  Amendments........................................................................................        31
Section 8.08.  Tax Matters.......................................................................................        31

                                    EXHIBITS

EXHIBIT A         FORM OF CLASS A NOTE

EXHIBIT B         FORM OF MONTHLY SERVICER REPORT

EXHIBIT C         FORM OF INVESTMENT LETTER

EXHIBIT D         FORM OF PRINCIPAL BALANCE INCREASE REQUEST

EXHIBIT E         FORM OF PRINCIPAL BALANCE INCREASE CONFIRMATION

EXHIBIT F         CERTAIN ADDITIONAL DEFINITIONS

                  INDENTURE SUPPLEMENT, dated as of January 30, 2004 is between Bon-Ton Receivables Master Note Trust, a statutory trust organized and existing under the laws of the State of Delaware (herein, the "Issuer" or the "Trust"), and Wachovia Bank, N.A., a national banking association, not in its individual capacity, but solely as indenture trustee (herein, together with its successors in the trusts thereunder as provided in the Master Indenture referred to below, the "Indenture Trustee") under the Master Indenture, dated as of January 30, 2004 (the "Indenture") between the Issuer and the Indenture Trustee.

                                   ARTICLE ONE
                                   DEFINITIONS

         Section 1.01. Definitions. Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings:

                  "Adjusted Invested Amount" shall mean with reference to Series 2004-1, when used with respect to any date, an amount equal to the sum of (i) the Invested Amount for Series 2004-1 as of such date plus (ii) the Loss Reserve as of such date plus (iii) the Dilution Reserve as of such date minus (iv) the aggregate amount of the Investor Default Amount and Uncovered Dilution Amount applied on each Payment Date to reduce the Adjusted Invested Amount pursuant to
Section 4.06 of this Indenture Supplement minus (v) the Reallocated Principal Collections applied on each Payment Date to reduce the Adjusted Invested Amount pursuant to Section 4.07 of this Indenture Supplement.

                  "Agent" means the Class A Agent or the Managing Agent.

                  "Agreement" means the Indenture as supplemented by this Indenture Supplement.

                  "Amortization Period" means, with respect to Series 2004-1, as the context requires, the Scheduled Amortization Period, the Early Amortization Period or any Partial Amortization Period.

                  "Available Finance Charge Collections" means, with respect to any Monthly Period, an amount equal to the sum of (i) the Investor Finance Charge Collections, plus (ii) the Interest Rate Swap Payments received by the Transferor or Issuer, as applicable during such Monthly Period plus (iii) the Excess Finance Charge Collections allocated to Series 2004-1, if any, with respect to the related Payment Date.

                  "Available Principal Collections" means, with respect to any Monthly Period, an amount equal to (i) Investor Principal Collections minus (ii) the amount of Reallocated Principal Collections which pursuant to Section 4.07 are required to be applied on the related Payment Date, plus (iii) any Shared Principal Collections that are allocated to Series 2004-1 in accordance with
Section 8.05 of the Indenture and Section 4.09 hereof, plus (iv) the aggregate amount to be treated as Available Principal Collections pursuant to Section 4.05(a)(vi) and (vii) for the related Payment Date plus (v) any amounts withdrawn from the Series 2004-1 Principal Account in accordance with Section
3.02 hereof.

                  "Breakage Fees" means any amounts payable by the Transferor or the Issuer pursuant to Section 6(e) of each Interest Rate Swap Agreement.

                  "Capital Expenditures" has the meaning specified in Exhibit F.

                  "Change of Control" means either (i) any change in ownership of any class of stock or capital stock generally of The Bon-Ton Stores, Inc. which would result in a change or transfer in the power to control the election of a majority of the board of directors or in other indicia of majority voting control to persons or entities other than M. Thomas Grumbacher, his heirs or devisees, or any trusts of which any such Person serves as sole trustee now or hereafter established for any of his family members (Mr. Grumbacher, such heirs, devisees and trusts being collectively, the "Grumbacher Interests") or (ii) a decrease in the Grumbacher Interests' right to vote at shareholders' meetings to an aggregate level less than 51%.

                  "Charge-Off Ratio" means, as at the last day of any such Monthly Period, a percentage equal to (x) the amount of principal of Charged-Off Receivables which became Charged-Off Receivables during such Monthly Period minus any recoveries on Charged-Off Receivables received during such Monthly Period divided by (y) the Outstanding Principal Balance of all Receivables as of the first day of such Monthly Period times 12.

                  "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor is the subject of an Insolvency Event; (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off the applicable Seller's books as uncollectible or (iv) which has been identified by the applicable Seller (or the Servicer) as uncollectible and written-off.

                  "Class" means the Class A Notes.

                  "Class A Additional Amounts" has the meaning specified in the Class A Note Purchase Agreement.

                  "Class A Additional Interest" means, with respect to any Payment Date, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the Due Period, and the denominator of which is 360, (ii) the Class A Note Rate in effect with respect to the related Due Period and (iii) the Class A Interest Shortfall for the preceding Payment Date. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to the Class A Noteholders only to the extent permitted by applicable law.

                  "Class A Agent" means the Person from time to time acting as the Class A Agent for the Class A Noteholders under the Class A Note Purchase Agreement.

                  "Class A Interest Shortfall" means, with respect to any Payment Date, the excess, if any, as determined by the Servicer, of (x) the amount described in Section 4.05(a)(iv) over (y) the sum of (A) the aggregate amount of Available Finance Charge Collections allocated and paid for such amounts on such Payment Date and (B) the Class A Reallocated Principal Amount applied to fund a deficiency in the amount distributed pursuant to Section 4.05(a)(iv) on such Payment Date.

                  "Class A Monthly Interest" has the meaning specified in the Class A Note Purchase Agreement.

                  "Class A Note" means any one of the Series 2004-1 Floating Rate Asset Backed Variable Funding Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-1.

                  "Class A Note Initial Principal Balance" means
$228,487,970.46.

                  "Class A Note Rate" has the meaning specified in the Class A Note Purchase Agreement.

                  "Class A Note Maximum Principal Balance" means $250,000,000, as such amount may be increased or decreased from time to time in accordance with the Class A Note Purchase Agreement.

                  "Class A Note Principal Balance" means, on any date of determination, an amount equal to (i) the Class A Note Initial Principal Balance, plus (b) the aggregate amount of Principal Balance Increases allocated to the Class A Notes in accordance with Section 4.10(b) made on or prior to such date, minus (c) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.

                  "Class A Note Purchase Agreement" means the Note Purchase Agreement, dated as of January 30, 2004, among the Transferor, the Servicer, the Conduit Purchasers, the Class A Agent, the Managing Agents and the Committed Purchasers, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Class A Noteholder" means the Person in whose name a Class A
Note is registered in the Note Register.

                  "Class A Reallocated Principal Amount" means the lesser of:
(i) the excess of the amounts described in Sections 4.05(a)(i) through (iv) over the amount actually distributed pursuant to such Sections and (ii) the greater of (a) the Reserve Balance for the related Payment Date (after giving effect to Investor Charge-Offs for the related Monthly Period) minus unreimbursed Reallocated Principal Collections (as of the preceding Payment Date) and (b) zero.

                  "Closing Date" has the meaning specified in the Class A Note Purchase Agreement.

                  "Collection Notice Event" means the delivery of a written notice by any Agent to the Indenture Trustee, the Servicer and each Seller that such Agent, in its sole discretion, is declaring the occurrence of a "Collection Notice Event".

                  "Committed Purchaser" has the meaning specified in the Class A Note Purchase Agreement.

                  "Conduit Purchaser" has the meaning specified in the Class A Note Purchase Agreement.

                  "Contract" means, with respect to any Receivable, any and all instruments, agreements, leases, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable (including, without limitation, all invoices, standard agreements with regard to the Account under which such Receivable arises, and, to the extent they exist, credit slips and sales contracts).

                  "Credit and Collection Policy" means the Sellers' credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof.

                  "Credit Party" has the meaning specified in Exhibit F.

                  "Daily Report" has the meaning set forth in Section 5.03.

                  "Defaulted Amount" means, with respect to a Payment Date, the total amount of Charged-Off Receivables for the related Monthly Period.

                  "Delinquency Ratio" means, as of any date, a percentage equal to (i) the aggregate Outstanding Principal Balance of all Receivables that were Delinquent Receivables as of the last day of the most recently ended fiscal month divided by (ii) the aggregate Outstanding Principal Balance of all Receivables as of the last day of the most recently ended fiscal month.

                  "Delinquent Receivable" means each Receivable arising from an Account as to which any payment, or any portion thereof, remains unpaid for more than 90 days (but less than 151) past the payment due date specified in the billing statement on which such amount first appeared as due and payable.

                  "Determination Date" means the fifteenth day of each fiscal month (or if such day is not a Business Day, the next Business Day).

                  "Dilution Amount" means the amount of the required reduction in the amount of Principal Receivables used in the calculation of the Transferor Interest described in the first two sentences of Section 3.10 of the Transfer and Servicing Agreement.

                  "Dilution Percentage" means the greater of (a) 8.0% and (b)
2.75 times the average Dilution Ratio in respect of the three most recent Monthly Period.

                  "Dilution Ratio" means, in respect of any fiscal month, a percentage equal to (i) the Dilution Amount for such fiscal month, divided by
(ii) the Net Receivables Balance on the last day of the fiscal month immediately preceding such Monthly Period.

                  "Dilution Reserve" means, at any time, an amount equal to (i) the Dilution Percentage multiplied by (ii) the product of the Net Receivables Balance multiplied by the Floating Investor Percentage.

                  "Due Period" has the meaning set forth in the Class A Note Purchase Agreement.

                  "Early Amortization Period" means the period commencing on the Business Day on which a Series 2004-1 Pay Out Event is deemed to have occurred, and ending on the first to occur of (i) the payment in full of the Class A Note Principal Balance and (ii) the Series 2004-1 Final Maturity Date.

                  "Eligible Receivable" has the meaning specified in the Transfer and Servicing Agreement.

                  "ERISA Affiliate" shall mean, with respect to any Material Entity, any trade or business (whether or not incorporated) which, together with such Material Entity, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                  "ERISA Event" shall mean, with respect to any Material Entity or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan for which the 30-day notice period has not been waived, (b) the withdrawal of any Material Entity or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any Material Entity or any ERISA Affiliate from any Multiemployer Plan with respect to which such Material Entity's or ERISA Affiliate's liability has not been satisfied, (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (f) the failure by any Material Entity or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days, (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA, (h) the loss of a Qualified Plan's qualification or tax exempt status, (i) the termination of a Plan described in Section 4064 of ERISA with respect to which such Material Entity's or ERISA Affiliate's liability has not been satisfied, (j) any event for which a Material Entity or any ERISA Affiliate has incurred or is likely to incur a liability under the provisions of Section 4063, 4064 or 4201 of ERISA or (k) any event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (l) any event or transaction in connection with which any Material Entity or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a tax imposed under the provisions of Section 4975 of the IRC.

                  "Excess Spread" means, for any fiscal month, a fraction (expressed as a percentage) with a numerator equal to the product of (i) 12 times (ii) the sum of (a) the Investor Finance Charge Collections for such month minus (b) the Class A Monthly Interest accrued during such month minus (c) the Interest Rate Swap Payments paid or to be paid by the Transferor or Issuer during such month minus (d) the Monthly Servicing Fee for such month minus (e) the Investor Default Amount for such month minus (f) and all other fees and expenses then due and payable by the Transferor or the Issuer to any Agent for its own account or for the account of any Purchaser and the denominator of which is the average product of the Outstanding Principal Balance of Receivables multiplied by the Floating Investor Percentage for such month.

                  "Finance Charge Shortfall" means, with respect to any Payment Date and the related Monthly Period, an amount equal to the excess, if any, of
(i) the full amount required to be paid, without duplication, pursuant to
Section 4.05(a)(i) through (x) on such Payment Date over (ii) the Investor Finance Charge Collections.

                  "Fixed Investor Percentage" means, with respect to any Reset Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (i) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the Revolving Period and (ii) the denominator is equal to the greater of (x) the total amount of Principal Receivables in the Trust as of the close of business on the Reset Date and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all Series outstanding as of such Reset Date; provided, however, that if, after the commencement of the Early Amortization Period, a Pay Out Event occurs with respect to another Series that was designated in the Indenture Supplement therefor as a Series that is a "Paired Series" with respect to Series 2004-1, the Transferor may, by written notice delivered to the Indenture Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that (A) such numerator is not less than the Invested Amount as of the last day of the revolving period for such Paired Series and (B) such action shall be taken only upon satisfaction of the Rating Agency Condition and (C) the Transferor shall have delivered to the Indenture Trustee an Officer's Certificate to the effect that, based on the facts known to such officer at that time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 2004-1; provided, further, notwithstanding the foregoing, so long as Series 2004-1 is the only outstanding Series of Notes, the Fixed Investor Percentage during any Amortization Period shall equal 100%.

                  "Floating Investor Percentage" means, with respect to any Reset Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (i) the numerator of which is equal to the Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period and (ii) the denominator of which is the greater of (a) the total amount of Principal Receivables in the Trust as of the close of business on such Reset Date (or, with respect to allocations of Uncovered Dilution Amounts, zero) and
(b) the sum of the numerators used to calculate the investor percentages for allocations with respect to Finance Charge Receivables, Defaulted Amounts, Uncovered Dilution Amounts or Principal Receivables, as applicable, for all Series outstanding as of the date as to which such determination is being made; provided that, notwithstanding the foregoing, so long as Series 2004-1 is the only outstanding Series of Notes, the Floating Investor Percentage during any Amortization Period shall equal 100%.

                  "GP, Inc." means BTRGP, Inc., a Pennsylvania corporation.

                  "Group One" means Series 2004-1 and each other Series specified in the related Indenture Supplement to be included in Group One.

                  "In-Store Collections" means any cash, instruments or other payment items remitted by any Obligor toward payment of any Receivable at any store location of a Seller.

                  "In-Store Collections Event" means the delivery of a written notice by any Agent to the Indenture Trustee, the Servicer and each Seller that such Agent, in its sole discretion, is declaring the occurrence of an "In-Store Collections Event".

                  "Increase Amount" has the meaning specified in Section
4.10(a).

                  "Increase Conditions" means, with respect to any requested Principal Balance Increase hereunder, all of the following:

                  (a) the request with respect to such Principal Balance Increase shall have been delivered to the Indenture Trustee, each Agent and the Servicer by the time, and shall otherwise conform to the requirements, specified in Section 4.10(a) of this Indenture Supplement;

                  (b) after giving effect to such Principal Balance Increase, the Class A Principal Balance shall not exceed the Class A Maximum Principal Balance;

                  (c) no Pay Out Event or event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, has occurred and is continuing or would result from such Principal Balance Increase;

                  (d) the Scheduled Amortization Period shall not have commenced as of such Increase Date;

                  (e) all of the representations and warranties of the Transferor and the Servicer set forth in the Series Documents and the Class A Note Purchase Agreement, and all of the representations and warranties of the Transferor and the Owner Trustee under the Trust Agreement, shall be true and correct as though made on and as of such Increase Date (except that representations and warranties set forth in Sections 2.04(a)(ii), (vi), (vii) and (viii) of the Transfer and Servicing Agreement shall be deemed to be made only as of the applicable date specified in such sections);

                  (f) after giving effect to such Principal Balance Increase,
(i) the Transferor Interest shall be equal to or greater than the Required Transferor Interest on such date and (ii) the Floating Investor Percentage shall not be greater than 100%; and

                  (g) after giving effect to such Principal Balance Increase, the total amount of Principal Receivables including the then outstanding principal amount of any Participation Interests theretofore conveyed to the Trust shall be equal to or greater than the Required Minimum Principal Balance on such date.

                  "Increase Date" has the meaning specified in Section 4.10(a).

                  "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                  "Initial Invested Amount" and "Initial Principal Balance" means $228,487,970.46.

                  "Interest Rate Swap Agreement" means any ISDA Master Agreement (including all "Schedules" and "Confirmations" constituting a part thereof) between the entity acting as Swap Counterparty and the Transferor or the Issuer, as applicable, under which the transactions governed thereby provide for (i) the Transferor or the Issuer, as applicable, to make fixed rate payments to such Swap Counterparty and for such Swap Counterparty to make floating rate payments to the Transferor or the Issuer, as applicable, (ii) such Swap Counterparty to make fixed rate payments to the Transferor or the Issuer, as applicable, and for the Transferor or the Issuer, as applicable to make floating rate payments to such Swap Counterparty or (iii) the Swap Counterparty to make payments to the Transferor or the Issuer, as applicable, based upon a floating rate in excess of an agreed upon cap rate.

                  "Interest Rate Swap Obligations" means all amounts owing by the Transferor or the Issuer, as applicable, under an Interest Rate Swap Agreement, including without limitation the net amount owing by the Transferor or the Issuer, as applicable, under such Interest Rate Swap Agreement on an Interest Rate Swap Settlement Date, and Breakage Fees.

                  "Interest Rate Swap Payments" means all amounts paid by or received by the Transferor or the Issuer, as applicable, under Interest Rate Swap Agreements on the Interest Rate Swap Settlement Date calculated based upon the applicable confirmations constituting part of such Interest Rate Swap Agreements, but excluding any other Interest Rate Swap Obligations, including any amounts payable pursuant to Section 6(e) of an Interest Rate Swap Agreement.

                  "Interest Rate Swap Settlement Date" means the first Business Day of each calendar month or such other day(s) as are established as "Payment Dates" under an Interest Rate Swap Agreement.

                  "Invested Amount" means, as of any date of determination, an amount equal to the outstanding principal amount of the Series 2004-1 Notes.

                  "Investment Letter" means an Investment Letter substantially in the form of Exhibit C executed by a Series 2004-1 Noteholder.

                  "Investor Charge-Offs" has the meaning specified in Section 4.06.

                  "Investor Default Amount" means, with respect to any Payment Date, an amount equal to the product of (a) the Defaulted Amount for the related Monthly Period and (b) the Floating Investor Percentage.

                  "Investor Finance Charge Collections" means, with respect to any Monthly Period, an amount equal to the Investor Percentage for such Monthly Period of Collections of Finance Charge Receivables (including Recoveries treated as Collections of Finance Charge

Receivables) deposited in the Collection Account for such Monthly Period treated as Investor Finance Charge Collections pursuant to Section 4.01(c).

                  "Investor Percentage" means, for any Monthly Period, with respect to (i) Finance Charge Receivables and Defaulted Amounts at any time and Principal Receivables during the Revolving Period, the weighted average Floating Investor Percentage for such Monthly Period and (ii) Principal Receivables during an Amortization Period, the Fixed Investor Percentage for such Monthly Period.

                  "Investor Principal Collections" means, with respect to any Monthly Period, the aggregate amount retained in the Collection Account for Series 2004-1 pursuant to Section 4.01(c)(ii) for such Monthly Period.

                  "Investor Uncovered Dilution Amount" means, with respect to any Monthly Period, an amount equal to the product of the weighted average Floating Investor Percentage for such Monthly Period and the Uncovered Dilution Amount.

                  "Loss Percentage" means, at any time, the greater of (i) the product of 5.00 multiplied by the average Loss-to-Liquidation Ratio for the two most recently ended Monthly Periods (in the case of the Monthly Period ending in January 2004) and three most recently ended Monthly Periods at such time (in the case of each other Monthly Period) and (ii) 15.0%; provided that for purposes of the Daily Reports to be delivered through February 15, 2004, the Loss Percentage shall mean 15.0%.

                  "Loss Reserve" means, at any time, an amount equal to the product of (x) the Loss Percentage multiplied by (y) the Net Receivables Balance multiplied by (z) the Floating Investor Percentage, each determined at such time.

                  "Loss to Liquidation Ratio" means, as at the last day of any Monthly Period, a percentage equal to (x) the amount of principal of Charged-Off Receivables which became Charged-Off Receivables during such Monthly Period, divided by (y) the product of the aggregate amount of Principal Collections received during such Monthly Period multiplied by the weighted average Floating Investor Percentage for such Monthly Period.

                  "Managing Agent" has the meaning specified in the Class A Note Purchase Agreement.

                  "Material Adverse Effect" means a material adverse effect on
(i) the financial condition or operations of the Issuer, the Transferor or any Seller, (ii) the ability of the Issuer or the Transferor to perform its obligations under the Series Documents, (iii) the legality, validity or enforceability of any Series Document or any Collection Account Agreement relating to an account into which a material portion of Collections are deposited, (iv) the Indenture Trustee's interest in the Receivables generally or in any significant portion of the Receivables or the related assets in the Trust Estate with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "Material Entity" means each Seller, The Bon-Ton Stores, Inc., The Bon-Ton Corp., The Bon-Ton Trade Corp., The Bon-Ton Stores of Lancaster, Inc., The Elder-Beerman

Stores Corp., any Credit Party, and any other Person controlling, controlled by or under common control with The Bon-Ton Stores, Inc. and representing not less than 5% of the net worth of the consolidated group of which The Bon-Ton Stores, Inc. comprises a part.

                  "Maximum Invested Amount" means, with respect to Series 2004-1, $250,000,000, or such other amount that the Transferor and the Agents may agree to in writing from time to time.

                  "Monthly Period" has the meaning set forth in the Indenture; provided, however, that the initial Monthly Period will commence on the Closing Date and end on the last day of the fiscal month preceding the first Payment Date.*

                  "Monthly Servicer Report" has the meaning specified in Section 5.03.

                  "Monthly Servicing Fee" means, with respect to any Payment Date, an amount equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) (a) the Invested Amount as of the last day of the Monthly Period preceding such Payment Date minus (b) the product of the amount, if any, on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Payment Date and the Floating Investor Percentage with respect to such Monthly Period.

                  "Net Receivables Balance" means, at any time, (i) the Outstanding Principal Balance of Eligible Receivables at such time, reduced by
(ii) the aggregate amount by which the Outstanding Principal Balance of all Eligible Receivables of all Obligors that are natural persons resident in Canada exceeds an amount equal to the product of (A) 1% and (B) an amount equal to the average of the Outstanding Principal Balance of Eligible Receivables at the end of the two most recently ended fiscal months.

                  "Non-Renewing Purchaser" has the meaning specified in Section 4.03(a).

                  "Note Assignment" has the meaning specified in Section
8.07(e).

                  "Optional Redemption Date" has the meaning specified in
Section 4.03(b).

                  "Optional Redemption Notice" has the meaning specified in
Section 4.03(b).

                  "Outstanding Principal Balance" of any Receivable at any time means the then outstanding principal balance thereof.

                  "Parent" means The Bon-Ton Stores, Inc. and The Bon-Ton Corp.

                  "Partial Amortization Amount" has the meaning specified in
Section 4.03(a).

                  "Partial Amortization Period" means, unless the Scheduled Amortization Period or the Early Amortization Period shall have commenced prior thereto, a period beginning on the day specified in the notice delivered by the Issuer in accordance with Section 4.03 or the date of a Non-Renewing Purchaser's Purchase Expiration Date (as defined in the Class A Note Purchase Agreement), and ending upon the first to occur of (i) the commencement of the Scheduled

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Amortization Period or the Early Amortization Period and (ii) the last day of the Monthly Period related to the Payment Date on which the applicable Partial Amortization Amount shall have been paid in full.

                  "Partial Participant" has the meaning specified in Section 8.08(f).

                  "Participant" has the meaning specified in Section 8.08(f).

                  "Pay Out Event" means, with respect to Series 2004-1, a Trust Pay Out Event or a Series 2004-1 Pay Out Event.

                  "Payment Date" means February 20, 2004 and the 20th calendar day of each calendar month thereafter (or if such day is not a Business Day the next succeeding Business Day) and during any Amortization Period such other Business Days as may be specified by the Class A Agent or the Managing Agents as a Payment Date.

                  "Percentage Allocation" has the meaning set forth in Section 4.01(c)(ii)(B).

                  "Principal Balance Increase" has the meaning specified in
Section 4.10(a).

                  "Principal Balance Increase Confirmation" has the meaning specified in Section 4.10(a).

                  "Principal Balance Increase Request" has the meaning specified in Section 4.10(a).

                  "Principal Payment Ratio" means, as at the last day of any such Monthly Period, a percentage equal to (x) the amount of Collections of Principal Receivables during such Monthly Period divided by (y) the Outstanding Principal Balance of all Receivables as of the first day of such Monthly Period.

                  "Purchase Expiration Date" has the meaning specified in the Class A Note Purchase Agreement.

                  "Purchaser" has the meaning specified in the Class A Note Purchase Agreement.

                  "Rating Agency" means, with respect to the Series 2004-1 Notes for notices to be delivered to each "Rating Agency", the Managing Agents.

                  "Rating Agency Condition" means, with respect to the Series 2004-1 Notes for any action, that the consent of the Agents has been obtained with respect thereto.

                  "Reallocated Principal Collections" means, with respect to any Payment Date, Investor Principal Collections applied in accordance with Section
4.07 in an amount not to exceed the Class A Reallocated Principal Amount for the related Monthly Period.

                  "Reassignment Amount" means, with respect to any Payment Date, after giving effect to any deposits and distributions otherwise to be made on such Payment Date, the sum of

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

(i) the Class A Note Principal Balance on such Payment Date (or the applicable portion thereof in the case of any partial redemption pursuant to Section 4.03(b)), plus (ii) Class A Monthly Interest for such Payment Date and any Class A Monthly Interest previously due but not distributed to the Series 2004-1 Noteholders (or the applicable portion thereof in the case of any partial redemption pursuant to Section 4.03(b)), plus (iii) the amount of Class A Additional Interest, if any, for such Payment Date and any Class A Additional Interest previously due but not distributed to the Series 2004-1 Noteholders on a prior Payment Date (or the applicable portion thereof in the case of any partial redemption pursuant to Section 4.03(b)), plus (iv) any other amounts due and unpaid on such Payment Date under the Class A Note Purchase Agreement, including, without limitation, Broken Funding Costs (if any).

                  "Required Majority" means, with respect to Series 2004-1, each of the Agents.

                  "Required Transferor Interest" means 0%.

                  "Requisite Agent" means the Class A Agent and the Managing Agents.

                  "Reserve Balance" means, on any date the Adjusted Invested Amount minus the Class A Note Principal Balance.

                  "Reset Date" means each of (a) an Addition Date, (b) a Removal Date, (c) an Optional Redemption Date, (d) a date on which a Principal Balance Increase occurs and (e) the date on which all or any portion of a Partial Amortization Amount is paid.

                  "Revolving Period" means the period beginning at the close of business on the Closing Date and ending on the earlier of (a) the close of business on the day immediately preceding the day the Scheduled Amortization Period commences, and (b) the close of business on the day immediately preceding the day the Early Amortization Period commences; provided, however, that the Revolving Period shall be temporarily suspended for the duration of any Partial Amortization Period.

                  "Scheduled Amortization Date" means the earlier of (a) the "Purchase Expiration Date" (as defined in the Class A Note Purchase Agreement) and (b) the close of business on the date that is thirty (30) days after the date on which the Indenture Trustee received notice from the Issuer of the Issuer's decision to terminate the Revolving Period.

                  "Scheduled Amortization Period" means, unless a Pay Out Event with respect to Series 2004-1 shall have occurred prior thereto, the period commencing on the Scheduled Amortization Date and ending upon the first to occur of (x) the commencement of the Early Amortization Period, (y) the payment in full of the Class A Note Principal Balance and (z) the Series 2004-1 Final Maturity Date.

                  "Series 2004-1" means the Series of Notes the terms of which are specified in this Indenture Supplement.

                  "Series 2004-1 Final Maturity Date" means the Payment Date occurring in the forty second calendar month following the earlier to occur of
(x) the commencement of the Scheduled Amortization Period and (y) the commencement of the Early Amortization Period.

                  "Series 2004-1 Pay Out Event" has the meaning specified in
Section 6.01.

                  "Series 2004-1 Principal Shortfall" has the meaning specified in Section 4.09.

                  "Series Documents" has the meaning specified in of the Class A Note Purchase Agreement.

                  "Series Enhancement" with respect to the Series 2004-1 Notes means the Interest Rate Swap Agreements.

                  "Servicer Default" means, in addition to the Servicer Defaults specified in the Transfer and Servicing Agreement, the delivery of a written notice by any Agent to the Indenture Trustee, the Servicer and each Seller that such Agent, in its sole discretion, is declaring the occurrence of an "Servicer Default".

                  "Servicing Fee Rate" means 2% per annum.

                  "Successor Servicer" has the meaning set forth in the Transfer and Servicing Agreement.

                  "Swap Counterparty" means (i) Bank One or its successors or assigns, in its role as swap counterparty under any Interest Rate Swap Agreement, or (ii) any other financial institution from time to time party to an Interest Rate Swap Agreement with the Transferor or the Issuer as swap counterparty, or such institution's successors or assigns, provided that such institution is rated at least A-1 by Standard & Poor's and P-1 by Moody's, and which swap counterparty, together with the related Interest Rate Swap Agreement, has been approved by the Agent, in its sole discretion, and (b) such swap counterparty is acceptable to the Agents as a "Swap Counterparty."

                  "Transferor Certificate" has the meaning set forth in the Trust Agreement.

                  "Transition Expenses" means any documented expenses and costs reasonably incurred by the Successor Servicer in connection with the transition of servicing duties under the Transaction Documents to the Successor Servicer. The aggregate amount of Transition Expenses shall not exceed $100,000.

                  "Trustee Expenses" means an amount equal to the product of any accrued and unpaid amounts to the Indenture Trustee pursuant to Section 6.07 of the Indenture multiplied by the Floating Investor Percentage.

                  "Uncovered Dilution Amount" means, with respect to any Monthly Period, the excess Dilution Amount for such Monthly Period over the sum of (i) any amount deposited into the Special Funding Account by the Transferor pursuant to Section 3.10 of the Transfer and Servicing Agreement to cover the Dilution Amount, (ii) the amount, if any, of Principal Receivables transferred to the Trust by the Transferor to cover the Dilution Amount and (iii) the amount by which the Transferor Interest was reduced to cover the Dilution Amount.

         Section 1.02. Other Definitional Provisions.

         (a) Each capitalized term defined herein shall relate to the Series 2004-1 Notes and no other Series of Notes issued by the Trust, unless the context otherwise requires. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Trust Agreement, the Indenture, the Class A Note Purchase Agreement or the Transfer and Servicing Agreement. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Trust Agreement, the Indenture or the Transfer and Servicing Agreement, the terms and provisions of this Indenture Supplement shall govern.

         (b) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Indenture or in any such certificate or other document shall control.

         (c) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day.

         (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Indenture Supplement shall refer to this Indenture Supplement as a whole and not to any particular provision of this Indenture Supplement; references to any Article, subsection, Section or Exhibit are references to Articles, subsections, Sections and Exhibits in or to this Indenture Supplement unless otherwise specified; and the term "including" means "including without limitation."

                                   ARTICLE TWO
                       CREATION OF THE SERIES 2004-1 NOTES

         Section 2.01. Designation.

         (a) There is hereby created and designated a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as "Bon-Ton Receivables Master Note Trust, Series 2004-1 Notes" or the "Series 2004-1 Notes." The Series 2004-1 Notes shall be issued in one Class, which shall be known as the "Class A Series 2004-1 Floating Rate Asset Backed Variable Funding Notes". The Series 2004-1 Notes shall be due and payable on the Series 2004-1 Final Maturity Date.

         (b) Series 2004-1 shall be included in Group One and shall be a Principal Sharing Series with respect to Group One only. Series 2004-1 shall be an Excess Allocation Series with respect to Group One only. Series 2004-1 shall not be subordinated to any other Series.

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

         (c) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling.

                                  ARTICLE THREE
                  SERVICING FEE;SERIES 2004-1 PRINCIPAL ACCOUNT

         Section 3.01. Servicing Compensation. The share of the Servicing Fee allocable to the Series 2004-1 Noteholders with respect to any Payment Date is equal to the Monthly Servicing Fee. The remainder of the Servicing Fee shall be paid by the Holders of the Transferor Certificates or the Noteholders of other Series (as provided in the related Indenture Supplements) and in no event shall the Trust, the Indenture Trustee or the Series 2004-1 Noteholders be liable for the share of the Servicing Fee to be paid by the Holders of the Transferor Certificates or the Noteholders of any other Series. To the extent that the Monthly Servicing Fee is not paid in full pursuant to the preceding provisions of this Section and Section 4.05, it shall be paid by the Holders of the Transferor Certificates.

         Section 3.02. Series 2004-1 Principal Account. The Servicer, for the benefit of the Series 2004-1 Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Trust, a Qualified Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Series 2004-1 Noteholders (the "Series 2004-1 Principal Account"). The Series 2004-1 Principal Account shall constitute a Series Account with respect to Series 2004-1. The Transferor may from time to time make deposits to the Series 2004-1 Principal Account. The Indenture Trustee shall possess all right, title and interest in all monies, instruments, investment property, documents, certificates of deposit and other property credited from time to time to the Series 2004-1 Principal Account and in all proceeds, dividends, distributions, earnings, income and revenue thereof for the benefit of the Series 2004-1 Noteholders. The Series 2004-1 Principal Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2004-1 Noteholders. The Servicer shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Series 2004-1 Principal Account for any amount owed to it by the Indenture Trustee, the Trust, any Noteholder or any Series Enhancer. If, at any time, the Series 2004-1 Principal Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Series 2004-1 Principal Account meeting the conditions specified above, transfer any monies, documents, instruments, investment property, certificates of deposit and other property to such new Series 2004-1 Principal Account and from the date such new Series 2004-1 Principal Account is established, it shall be the "Series 2004-1 Principal Account."

         Funds on deposit in the Series 2004-1 Principal Account shall at the written direction of the Servicer be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 2004-1 Noteholders pursuant to Section 6.15 of the Indenture. Funds on deposit in the Series 2004-1 Principal Account on any Payment Date will be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on the Transfer Date immediately following such Monthly Period. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. In the event that the Indenture Trustee does not receive written direction from the Servicer, funds on deposit in the Series 2004-1 Principal Account shall be deposited by the Indenture Trustee in money market funds having at the time of the Trust's investment therein, a rating in the highest rating category of each Rating Agency (including funds for which the Indenture Trustee or any of its Affiliates is an investment manager or advisor). On each Business Day on which funds are on deposit in the Series 2004-1 Principal Account during the Revolving Period, the Servicer shall determine the amount (if any) by which
(i) the sum the Adjusted Invested Amount plus the amount on deposit in the Series 2004-1 Principal Account exceeds (ii) the product of the Floating Investor Percentage multiplied by the Net Receivables Balance on such date and shall instruct the Indenture Trustee to withdraw any such excess from the Series 2004-1 Principal Account and pay such amount to the Holders of the Transferor Certificates; provided, however, that, if a Partial Amortization Period has commenced and is continuing with respect to Series 2004-1, funds on deposit in the Series 2004-1 Principal Account (up to the Partial Amortization Amount) shall be treated as Principal Collections and shall be allocated and distributed in accordance with the terms of this Supplement and if a Scheduled Amortization Period or an Early Amortization Period has commenced and is continuing with respect to Series 2004-1, any funds on deposit in the Series 2004-1 Principal Account shall be treated as Principal Collections and shall be allocated and distributed in accordance with the terms of this Indenture Supplement.

                                  ARTICLE FOUR
                     RIGHTS OF SERIES 2004-1 NOTEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

         Section 4.01. Collections and Allocations.

         (a) Allocations. Collections of Finance Charge Receivables and Principal Receivables and Charged-Off Receivables allocated to Series 2004-1 pursuant to Article VIII of the Indenture shall be allocated and distributed as set forth in this Article.

         (b) Payments to the Transferor. The Servicer shall on each Deposit Date direct the Indenture Trustee to withdraw from the Collection Account and pay to the Holders of the Transferor Certificates (and to the Successor Servicer to the extent that the Successor Servicer is owed Transition Expenses after the application of Section 4.05(a)):

                  (i) an amount equal to the Transferor Percentage for the related Monthly Period of Collections of Finance Charge Receivables to the extent such amount is deposited in the Collection Account; and

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

                  (ii) an amount equal to the Transferor Percentage for the related Monthly Period of Collections of Principal Receivables deposited in the Collection Account, if the Transferor Interest (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Required Transferor Interest.

         The withdrawals to be made from the Collection Account pursuant to this
Section 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including payment of the purchase price for the Receivables or the Notes pursuant to, respectively, Section 2.06 or 7.01 of the Transfer and Servicing Agreement or Section 11.04 of the Indenture and payment of the Reassignment Amount for the Series 2004-1 Notes pursuant to Section 7.01 of this Indenture Supplement.

         (c) Allocations to the Series 2004-1 Noteholders. The Servicer shall, prior to the close of business on any Deposit Date allocate to the Series 2004-1 Noteholders the following amounts as set forth below:

                  (i) Allocations of Finance Charge Collections. The Servicer shall allocate to the Series 2004-1 Noteholders and retain in the Collection Account for application as provided herein an amount equal to the product of (A) the Investor Percentage and (B) the aggregate amount of Collections of Finance Charge Receivables deposited in the Collection Account on such Deposit Date; provided, that, on any Deposit Day during the Revolving Period, the Servicer may, based upon the information provided in the latest Daily Report, withdraw, so long as the Floating Investor Percentage is not greater than 100%, (i) the excess (if any) of Finance Charge Collections on deposit in the Collection Account over the sum of (x) for the portion of Class A Note Principal Balance covered by an Interest Rate Swap Agreement, the accrued and unpaid Interest Rate Swap Payments owing by the Transferor (prorated daily without giving effect to any netting provisions in the applicable Interest Rate Swap Agreement ) plus (y) for the portion of the Class A Note Principal Balance that is not covered by an Interest Rate Swap Agreement, the accrued and unpaid Class A Monthly Interest on such portion of the Class A Note Principal Balance plus (z) the accrued and unpaid fees owing hereunder or under the Indenture, in each case through such Deposit Date since the prior Deposit Date.

                  (ii) Allocations of Principal Collections. The Servicer shall allocate to the Series 2004-1 Noteholders, the following amounts as set forth below:

                           (A) Allocations During the Revolving Period. During the Revolving Period, an amount equal to the product of
                  (1) the Investor Percentage and (2) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2004-1 Noteholders and shall be first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Payment Date, and second paid to the Holders of the Transferor Certificates only if the Transferor Percentage on such Deposit Date is greater than the Required

                  Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

                           (B) Allocations During any Partial Amortization Period. During any Partial Amortization Period, an amount equal to the product of (1) the Investor Percentage and (2) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date (the product for any such date is hereinafter referred to as a "Percentage Allocation") shall be allocated to the Series 2004-1 Noteholders and retained in the Collection Account until applied as provided herein; provided, however, that if the sum of such Percentage Allocation and all preceding Percentage Allocations with respect to the same Monthly Period exceeds the difference between the Partial Amortization Amount and the total amount of principal payments set aside for the Series 2004-1 Noteholders during the related Partial Amortization Period, then such excess shall not be treated as a Percentage Allocation and shall be first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Payment Date, and second paid to the Holders of the Transferor Certificates only if the Transferor Interest on such Deposit Date is greater than the Required Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

                           (C)      Allocations During the Scheduled
                  Amortization Period or the Early Amortization Period. During the Scheduled Amortization Period or the Early Amortization Period, an amount equal to the product of (1) the Investor Percentage and (2) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date shall be allocated to the Series 2004-1 Noteholders and retained in the Collection Account until applied as provided herein; provided, however, that after the date on which an amount of such Collections equal to the Class A Note Principal Balance has been deposited into the Collection Account and allocated to the Series 2004-1 Noteholders, any excess of amounts allocated to the Series 2004-1 Noteholders pursuant to this Section 4.01(c)(ii)(C) shall be first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Payment Date, and second paid to the Holders of the Transferor Certificates only if the Transferor Percentage on such Deposit Date is greater than the Required Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

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

         Section 4.02. Determination of Monthly Interest.

         (a) Pursuant to and in accordance with the Class A Note Purchase Agreement, on or before the second Business Day after the end of each calendar month, the Class A Agent shall calculate the Class A Note Rate and the Class A Monthly Interest distributable from the Collection Account on any Payment Date for the related Due Period and shall provide the Servicer with written notice of the Class A Note Rate and the Class A Monthly Interest for such Due Period. Notwithstanding anything to the contrary herein, the Class A Monthly Interest shall be distributed on the Class A Notes only to the extent permitted by applicable law.

         (b) On each Determination Date, the Servicer shall determine and notify the Indenture Trustee in writing of the excess, if any (the "Class A Interest Shortfall"), of (x) the Class A Monthly Interest for such Payment Date over (y) the amount which will be available to be distributed with respect to the Class A Notes on such Payment Date in respect thereof pursuant to this Indenture Supplement. If, on any Payment Date, the Class A Interest Shortfall is greater than zero, on each subsequent Payment Date until such Class A Interest Shortfall is fully paid, an additional amount ("Class A Additional Interest") equal to (x) the actual number of days in the Due Period commencing on such Payment Date divided by 360, multiplied by (y) the product of (i) the Class A Note Rate for such Due Period plus 2% per annum and (ii) such Class A Interest Shortfall shall be payable as provided herein with respect to the Class A Notes. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be distributed with respect to the Class A Notes only to the extent permitted by applicable law.

         Section 4.03. Suspension of the Revolving Period; Partial Amortization Period.

         (a) The Transferor may from time to time, in its sole discretion, unless a Pay Out Event shall have occurred prior thereto, suspend the Revolving Period and cause a Partial Amortization Period to commence by delivering to the Servicer, the Indenture Trustee and the Requisite Agent an irrevocable written notice by 5:00 p.m. (New York City time) on the second Business Day preceding the date on which such Partial Amortization Period is scheduled to commence, which notice shall specify the aggregate amount of the decrease in the Class A Principal Balance (the "Partial Amortization Amount") for such Partial Amortization Period; provided, however, that any Partial Amortization Amount shall be in an amount of at least $2,000,000 or multiples of $100,000 in excess thereof; provided, further, that the Transferor may not cause a Partial Amortization Period to commence unless, in the reasonable belief of the Transferor, such Partial Amortization Period would not result in the occurrence of a Pay Out Event. In addition, if certain Committed Purchasers have agreed to an extension of their respective Purchase Expiration Dates and at least one Committed Purchaser has not agreed to such extension (each such Purchaser, a "Non-Renewing Purchaser"), a Partial Amortization Period shall commence on such Non-Renewing Purchaser's Purchase Expiration Date and continue until the first to occur of (i) the commencement of the Scheduled Amortization Period or the Early Amortization Period and (ii) the portion of the Class A Principal Note Balance funded by each Non-Renewing Purchaser has been reduced to zero and the portion of the Class A Principal Note Balance funded by each Conduit Investor in such Non-Renewing Purchaser's Purchase Group (any such Conduit, a "Non-Renewing Conduit") has been reduced to an amount equal to or less than the aggregate commitments of the Committed Purchasers in its Purchase

Group (exclusive of any Non-Renewing Purchaser) and the "Partial Amortization Amount" for such Partial Amortization Period shall equal the product of such Non-Renewing Purchasers' Purchaser Percentage multiplied by the Class A Note Principal Balance immediately prior to the commencement of such Partial Amortization Period.

         (b) On any Business Day during the Revolving Period, the Issuer may cause the Servicer to provide written notice to the Indenture Trustee, each Agent and the Series 2004-1 Noteholders (an "Optional Redemption Notice") at least two Business Days prior to any Business Day (the "Optional Redemption Date") stating its intention to cause a full or partial redemption of the Series 2004-1 Notes on the Optional Redemption Date at a redemption price equal to (i) if the Optional Redemption Date is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if the Optional Redemption Date is not a Payment Date, the Reassignment Amount for the Payment Date following such date; provided that the payment of the Reassignment Amount shall be made from the proceeds of the issuance of one or more new Series of Notes issued substantially contemporaneously with such full or partial redemption. Any such redemption shall be in a minimum amount of $2,000,000 or an integral multiple of $500,000 in excess thereof. The Optional Redemption Notice shall state the Optional Redemption Date and the Reassignment Amount. Not later than 2:00 p.m., New York City time, on the Business Day prior to the Optional Redemption Date the Issuer shall deposit the Reassignment Amount into the Collection Account in immediately available funds. The Transferor shall be entitled to make the payment of the Reassignment Amount on behalf of the Issuer from the proceeds of the issuance of one or more new Series of Notes issued substantially contemporaneously with such full or partial redemption and such payment by the Transferor shall be treated as a payment by the Issuer for purposes of this Agreement.

         Section 4.04. [RESERVED]

         Section 4.05. Application of Available Finance Charge Collections and Available Principal Collections. The Servicer shall apply, or shall cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, on each Payment Date, Available Finance Charge Collections and Available Principal Collections on deposit in the Collection Account with respect to such Payment Date to make the following distributions:

         (a) On each Payment Date, an amount equal to the Available Finance Charge Collections will be distributed or deposited in the following priority:

                  (i) an amount equal to the Trustee Expenses to the Indenture Trustee to the extent not paid by the Servicer pursuant to
         Section 6.07 of the Indenture;

                  (ii) an amount equal to the Monthly Servicing Fee for such Payment Date plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Payment Date, shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account in accordance with Section
         8.04 of the Indenture);

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

                  (iii) an amount equal to all accrued and unpaid Interest Rate Swap Payments (if any), to the applicable Swap Counterparties;

                  (iv) an amount equal to Class A Monthly Interest for such Payment Date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A Noteholders, plus the amount of any Class A Additional Interest for such Payment Date and any Class A Additional Interest previously due but not distributed to Class A Noteholders on a prior Payment Date, shall be distributed to the Class A Noteholders;

                  (v) any Transition Expenses to the Successor Servicer (or other applicable payee);

                  (vi) an amount equal to the Investor Default Amount and the Investor Uncovered Dilution Amount, if any, for such Payment Date shall be treated as a portion of Available Principal Collections for such Payment Date;

                  (vii) an amount equal to the sum of the aggregate amount of Investor Charge-Offs and the amount of Reallocated Principal Collections which have not been previously reimbursed pursuant to this subparagraph shall be treated as a portion of Available Principal Collections for such Payment Date;

                  (viii) any Class A Additional Amounts due and payable to the Class A Agent pursuant to the Class A Note Purchase Agreement with respect to such Payment Date shall be paid to the Class A Agent;

                  (ix) upon the occurrence of an Event of Default with respect to Series 2004-1 and acceleration of the maturity of the Series 2004-1 Notes, the balance, if any, up to the outstanding principal amount of the Series 2004-1 Notes will be treated as Available Principal Collections for that Payment Date for distribution to the Series 2004-1 Noteholders;

                  (x) any remaining amounts up to the aggregate of all other Interest Rate Swap Obligations then owed by to Swap Counterparties to each such Swap Counterparty (ratably based upon such Interest Rate Swap Obligations;

                  (xi) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Payment Date and will be available for allocation to other Series in Group One or to the Holder of the Transferor Certificates as described in Section 8.08 of the Indenture and Section 4.01.

         (b) On each Interest Rate Swap Settlement Day that is not a Payment Date, an amount equal to all accrued and unpaid Interest Rate Swap Payments (if any), to the applicable Swap Counterparties net of any amounts distributed under clause (a)(iii) above.

         (c) On each Payment Date with respect to the Revolving Period, an amount equal to the Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with Section 8.05 of the Indenture.

         (d) On each Business Day with respect to the Partial Amortization Period, an amount equal to the Available Principal Collections shall be distributed in an amount which, together with the aggregate amounts distributed pursuant to this clause (d) with respect to the same Partial Amortization Period, equals the Partial Amortization Amount, shall be distributed to any Non-Renewing Purchasers and the Conduit Purchasers in such Non-Renewing Purchaser's Purchase Group, if applicable, and otherwise to the Class A Noteholders, and on each Payment Date with respect to the Partial Amortization Period, an amount equal to the Available Principal Collections for the related Monthly Period shall be distributed in the following order of priority:

                  (i) an amount which, together with the aggregate amounts distributed pursuant to this clause (i) on prior Payment Dates with respect to the same Partial Amortization Period, equals the Partial Amortization Amount, shall be distributed to any Non-Renewing Purchasers and the Conduit Purchasers in such Non-Renewing Purchaser's Purchase Group, if applicable, and otherwise to the Class A Noteholders; and

                  (ii) the balance of such Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with Section 8.05 of the Indenture.

         (e) On each Payment Date with respect to the Scheduled Amortization Period or the Early Amortization Period, an amount equal to the Available Principal Collections for the related Monthly Period shall be distributed in the following order of priority:

                  (i) an amount up to the Class A Principal Balance on such Payment Date shall be distributed to the Class A Noteholders; and

                  (ii) for each Payment Date beginning on the Payment Date on which the Class A Principal Balance is paid in full, an amount equal to the balance, if any, of such Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with Section 8.05 of the Indenture.

         Section 4.06. Investor Charge-Offs. On each Determination Date, the Servicer shall calculate the Investor Default Amount and the Investor Uncovered Dilution Amount, if any, for the related Payment Date. If, on any Payment Date, the sum of the Investor Default Amount and the Investor Uncovered Dilution Amount for such Payment Date exceeds the amount of Available Finance Charge Collections allocated with respect thereto pursuant to Section 4.05(a)(vi), with respect to such Payment Date, the Adjusted Invested Amount (after giving effect to any reductions for any Reallocated Principal Collections on such Payment
Date) will be reduced by the amount of such excess, but not by more than the lesser of (i) the sum of the Investor Default Amount and the Investor Uncovered Dilution Amount and (ii) the Adjusted Invested Amount (after giving effect to any reductions for any Reallocated Principal Collections on such Payment Date) for such Payment Date (such reduction, an "Investor Charge-Off").

         Section 4.07. Reallocated Principal Collections. On each Payment Date, the Servicer shall apply, or shall cause the Indenture Trustee to apply, Reallocated Principal Collections with respect to such Payment Date, to fund any deficiency pursuant to and in the priority set forth in Sections 4.05(a)(i) through (v). On each Payment Date, the Adjusted Invested Amount shall be reduced by the amount of Reallocated Principal Collections for such Payment Date.

         Section 4.08. Excess Finance Charge Collections. Series 2004-1 shall be an Excess Allocation Series with respect to Group One only. Subject to Section
8.08 of the Indenture, Excess Finance Charge Collections with respect to the Excess Allocation Series in Group One for any Payment Date will be allocated to Series 2004-1 in an amount equal to the product of (i) the aggregate amount of Excess Finance Charge Collections with respect to all the Excess Allocation Series in Group One for such Payment Date and (ii) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2004-1 for such Payment Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Allocation Series in Group One for such Payment Date.

         Section 4.09. Shared Principal Collections. Subject to Section 8.05 of the Indenture, Shared Principal Collections with respect to the Series in Group One for any Payment Date will be allocated to Series 2004-1 in an amount equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series in Group One for such Payment Date and
(y) a fraction, the numerator of which is the Series 2004-1 Principal Shortfall for such Payment Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series in Group One for such Payment Date. The "Series 2004-1 Principal Shortfall" will be equal to for any Payment Date with respect to (a) the Revolving Period, zero,
(b) any Partial Amortization Period, the excess, if any, of the Partial Amortization Amount not previously distributed over the amount of Available Principal Collections for such Payment Date (excluding any portion thereof attributable to Shared Principal Collections), and (c) the Scheduled Amortization Period or the Early Amortization Period, the excess, if any, of the Class A Note Principal Balance over the amount of Available Principal Collections for such Payment Date (excluding any portion thereof attributable to Shared Principal Collections).

         Section 4.10. Principal Balance Increases.

         (a) The Series 2004-1 Noteholders agree, by acceptance of their Series 2004-1 Notes, that the Transferor may, from time to time, prior to the earlier of the commencement of the Scheduled Amortization Period and the commencement of the Early Amortization Period and so long as a Partial Amortization Period is not outstanding, and subject to the terms, conditions and restrictions set forth in this Section 4.10(a) and in the Class A Note Purchase Agreement, request the Issuer to increase the Class A Note Principal Balance in specified amounts (any such increase being referred to herein as a "Principal Balance Increase"). Each and every Principal Balance Increase shall, however, be subject to the satisfaction of the Increase Conditions, and shall be permitted only (i) during the Revolving Period and (ii) upon the request made by the Transferor to each Agent to increase the Class A Note Principal Balance and the Invested Amount to an amount not to exceed the Maximum Invested Amount. Any such Principal Balance Increase shall be in a minimum amount sufficient for the pro rata share of any such increase for each

Purchaser to be at least $1,000,000. To request any such increase, the Transferor shall be required to give to each of the Indenture Trustee, the Servicer and each Agent, by 1:00 p.m. (New York City time) on the second Business Day prior to the date of the requested Principal Balance Increase, an irrevocable notice substantially in the form attached hereto as Exhibit D (each, a "Principal Balance Increase Request"), specifying (i) the amount of such increase (the "Increase Amount"), (ii) the date on which such Principal Balance Increase is to occur, which date shall be a Business Day during the Revolving Period (an "Increase Date") and (iii) the payment instructions for remittance of the proceeds of such requested Principal Balance Increase.

         (b) On the Increase Date for such Principal Balance Increase, after satisfaction of all conditions to such Principal Balance Increase, each Purchaser shall initiate the remittance of such Increase Amount allocated to it in accordance with the Note Purchase Agreement to the extent it has otherwise agreed or committed to fund such Principal Balance Increase, no later than 12:00
(noon) (New York City time) in same day funds in accordance with the payment instructions specified in the Principal Balance Increase Request, and upon such remittance the outstanding Class A Principal Balance shall be increased by the amount of such remittance. Concurrently with the making of such Principal Balance Increase, the Transferor and the Requisite Agent shall deliver to the Indenture Trustee an increase confirmation, in substantially the form of Exhibit E (a "Principal Balance Increase Confirmation"), specifying the Increase Amount, and the Indenture Trustee shall promptly annotate the Note Register accordingly.

                                  ARTICLE FIVE
                 DELIVERY OF SERIES 2004-1 NOTES; DISTRIBUTIONS;
                      REPORTS TO SERIES 2004-1 NOTEHOLDERS

         Section 5.01. Delivery and Payment for the Series 2004-1 Notes. The Issuer shall execute and issue, and Indenture Trustee shall authenticate, the Series 2004-1 Notes in accordance with Section 2.03 of the Indenture. The Indenture Trustee shall deliver the Series 2004-1 Notes to or upon the order of the Trust when so authenticated.

         Section 5.02. Distributions.

         (a) On each Payment Date, the Paying Agent shall distribute to each Class A Noteholders of record on the related Record Date (other than as provided in Section 11.02 of the Indenture), the amounts required to be distributed in respect of the Class A Notes pursuant to Article IV hereof.

         (b) The distributions to be made pursuant to this Section 5.02 are subject to the provisions of Sections 2.06, 6.01 and 7.01 of the Transfer and Servicing Agreement, Section 11.02 of the Indenture and Section 7.01 of this Indenture Supplement.

         (c) Except as provided in Section 11.02 of the Indenture with respect to a final distribution, distributions to Series 2004-1 Noteholders hereunder shall be made by (i) wire transfer in immediately available funds and
(ii) without presentation or surrender of any Series

2004-1 Note or the making of any notation thereon and (iii) by 12:00 (noon) New York City time.

         Section 5.03. Reports and Statements to Series 2004-1 Noteholders.

         (a) No later than each Determination Date, the Servicer will provide to the each Agent and the Indenture Trustee statements, substantially in the form of Exhibit B-1 hereto (each, a "Monthly Servicer Report"), setting forth certain information as of the prior fiscal month end relating to the Trust and the Series 2004-1 Notes.

         (b) In addition, the Servicer shall prepare and forward a report in the form of Exhibit C a Daily Report, to each Agent on each Business Day, reflecting activity for the immediately prior Business Day and utilizing the Loss Percentage and Dilution Percentage from the most recent Monthly Report received on or prior to such immediately prior Business Day. At such times as any Agent shall request, the Servicer shall prepare and forward to the Agents a listing by Obligor of all Receivables together with an aging of such Receivables. Reporting of such aging of accounts shall be in accordance with Missing Payment Indicator (MPI) aging methodology.

         (c) On or before January 31 of each calendar year, beginning with calendar year 2005, the Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2004-1 Noteholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2004-1 Noteholders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2004-1 Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Code and such other customary information as is necessary to enable the Series 2004-1 Noteholders to prepare their tax returns. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.

                                   ARTICLE SIX
                          SERIES 2004-1 PAY OUT EVENTS

     Section 6.01. Series 2004-1 Pay Out Events. If any one of the following events shall occur with respect to the Series 2004-1 Notes:

         (a) a failure of the Transferor to convey Receivables in Additional Accounts to the Trust within five Business Days after it is required to do so pursuant to Section 2.09(a)(i) of the Transfer and Servicing Agreement;

         (b) without limiting any of the foregoing, the occurrence of an Event of Default with respect to Series 2004-1 and acceleration of the maturity of the Series 2004-1 Notes in accordance with Section 5.03 of the Indenture;

         (c)      any Servicer Default shall occur;

         (d) the Class A Note Principal Balance shall not be paid in full on the Series 2004-1 Final Maturity Date;

         (e) an Insolvency Event occurs with respect to The Bon-Ton Stores, Inc., The Bon-Ton Corp., GP, Inc., the Transferor, any Account Owner, any Seller, the Servicer or any of their respective Subsidiaries;

         (f) the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the Transfer and Servicing Agreement;

         (g) the Indenture Trustee shall, for any reason, fail to have a valid and perfected first priority security interest in the Receivables;

         (h) (i) the Servicer (if the Servicer is a Seller or an affiliate of a Seller), the Issuer, the Transferor, GP, Inc. either Parent, or any Seller shall fail to perform or observe any term, covenant or agreement under any Series Document (other than as referred to in clause (ii) of this Section 6.01(h), and such failure shall remain unremedied for ten (10) Business Days after the earlier to occur of knowledge thereof on the part of the Servicer, the Issuer, the Transferor, either Parent or any Seller (as applicable) or notice thereof given by the Agent or any Managing Agent to the Transferor, or (ii) the Servicer(if the Servicer is a Seller or an affiliate of a Seller), any Seller, the Transferor, the Issuer, either Parent or GP, Inc. shall fail to make any payment or deposit to be made by it under any Series Document when due and such failure shall remain unremedied for one (1) Business Day;

         (i) Any representation, warranty, certification or statement made by the Issuer, the Transferor, the Servicer or GP, Inc. in this Agreement or in any other Series Documents or by any Seller under the Receivables Purchase Agreement or by either Parent under the Performance Undertaking shall prove to have been incorrect in any material respect when made or deemed made;

         (j) (i) The Issuer, Transferor, TBTR Partnership, GP, Inc. or any Seller shall fail to observe or perform any covenant, condition or provision of the Receivable Purchase Agreement, and such failure shall have continued beyond any applicable cure period thereunder, or (ii) the Transferor or any Seller, as applicable, shall have waived or relinquished its rights under the Receivables Purchase Agreement with respect to any such failure;

         (k) The three month rolling average Excess Spread shall be less than 2%;

         (l) (i) The Bon-Ton Department Stores, Inc. shall cease to own directly 100% of shares of the outstanding capital stock of GP, Inc. entitled to vote generally for the election of directors of such corporation, (ii) GP, Inc. shall cease to own directly all of the general partnership interests in the Transferor, (iii) The Bon-Ton Department Stores, Inc. shall cease to own directly all of the limited partnership interests in the Transferor, (iv) the Transferor shall cease to own directly all of the certificates of the Issuer (v) any Seller shall cease to be a wholly, owned (direct or indirect) subsidiary of the Bon-Ton Stores, Inc. or (vi) a Change of Control shall occur.

         (m) As at the end of any fiscal month, (i) the average Delinquency Ratio in respect of the three Monthly Periods then most recently ended shall exceed 2.25%, (ii) the average Charge-Off Ratio in respect of the two Monthly Periods then most recently ended (in the case of the fiscal month ending in January 2004) and three Monthly Periods then most recently ended (in the case of each other fiscal month), shall exceed 7.00%, or (iii) the average Principal Payment Ratio in respect of the three Monthly Periods then most recently ended shall be less than 14.0%.

         (n) As at the end of any Monthly Period, the average Dilution Ratio in respect of the three fiscal months then most recently ended shall exceed, (i) for the fiscal months ending in December, January or February, 5.5%, and (ii) for any other fiscal months, 4.25%.

         (o) (i) the sum of the Adjusted Invested Amount minus the Series 2004-1 Principal Account exceeds (ii) the product of the Floating Investor Percentage multiplied by the Net Receivables Balance at any time and shall not have been cured within the Required Cure Period.

         (p) The Bon-Ton Stores, Inc. and its Subsidiaries shall fail to maintain, on a consolidated basis at the end of each Fiscal Quarter of Parent a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than
1.0 to 1.0.

         (q) Maximum Capital Expenditures. The Bon-Ton Stores, Inc. and its Subsidiaries on a consolidated basis shall make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

            Period                     Maximum Capital Expenditures per Period
            ------                     ---------------------------------------
Fiscal Year 2003                                   $32,000,000

Fiscal Year 2004                                   $40,000,000

Fiscal Year 2005                                   $45,000,000

Fiscal Year 2006 and thereafter                    $50,000,000

provided, however, that the amount of permitted Capital Expenditures referenced above will be increased in any Fiscal Year by the positive amount equal to the lesser of (a) fifty percent (50%) of the amount of permitted Capital Expenditures for the immediately prior Fiscal Year, and (b) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior Fiscal Year minus the actual amount of any Capital Expenditures expended during such prior Fiscal Year (the "Carry Over Amount"), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the first amount spent on Capital Expenditures in that succeeding Fiscal Year.

         (r) A default or breach shall occur under any other agreement, document or instrument to which any Material Entity is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than any Indebtedness with respect to which the payee is The Bon-Ton Stores, Inc. or any Affiliate thereof) of any Material Entity in excess of $1,000,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, such Indebtedness or a portion thereof in excess of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

         (s) The Performance Undertaking shall fail to be in full force and effect.

         (t) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time outstanding shall be rendered against any Material Entity and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

         (u) An ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $250,000 in the aggregate.

         (v) As at the end of any Monthly Period, the average aggregate In-Store Collections in respect of the three Monthly Periods then most recently ended shall exceed 40% of aggregate Collections during such three fiscal months.

then, in the case of any event described in the foregoing subparagraph of this
Section 6.01, after the applicable grace period, if any, set forth in such subparagraphs, any of the Indenture Trustee, any Agent or the Required Committed Purchasers by notice then given in writing to the Transferor and the Servicer (and to the Indenture Trustee if given by the Agent or the Required Committed Purchasers) may declare that a "Series Pay Out Event" with respect to Series 2004-1 (a "Series 2004-1 Pay Out Event") has occurred as of the date of such notice, provided, however, that the Agents and the Required Committed Purchasers by notice then given in writing to the Transferor and the Servicer (and to the Indenture Trustee if given by the Agent or the Required Committed Purchasers) may waive any Series 2004-1 Pay Out Event above and, in the case of any event described in subparagraph (e) a Series 2004-1 Pay Out Event shall occur without any notice or other action on the part of the Indenture Trustee or the Series 2004-1 Noteholders immediately upon the occurrence of such event.

                                  ARTICLE SEVEN
             REDEMPTION OF SERIES 2004-1 NOTES; FINAL DISTRIBUTIONS;
                               SERIES TERMINATION

         Section 7.01. Optional Redemption of Series 2004-1 Notes; Final Distributions.

         (a) On any day occurring on or after the date on which the outstanding principal balance of the Series 2004-1 Notes is reduced to 10% or less of the highest outstanding principal balance of the Series 2004-1 Notes during the Revolving Period, at any time on or after the Closing Date, the Servicer shall have the option to redeem the Series 2004-1 Notes if it has determined, in its sole estimation, that the cost of servicing the related Receivables is unduly burdensome in relation to the benefit, at a purchase price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.

         (b) The Servicer shall give the Indenture Trustee and each Agent at least ten (10) days prior written notice of the date on which the Servicer intends to exercise such optional redemption. Not later than the Business Day prior to the Redemption Date, the Servicer shall deposit into the Collection Account in immediately available funds, the Reassignment Amount. Such redemption option is subject to payment in full of the Reassignment Amount. Following deposit into the Collection Account in accordance with the foregoing, the Invested Amount for Series 2004-1 shall be reduced to zero and the Series 2004-1 Noteholders shall have no further security interest in the Receivables. The Reassignment Amount shall be distributed as set forth in Section 7.01(d).

         (c)      (i)      The amount to be paid by the Transferor with respect
to Series 2004-1 in connection with a reassignment of Receivables to the Transferor pursuant to Section 2.06 of the Transfer and Servicing Agreement shall equal the Reassignment Amount for the first Payment Date following the Monthly Period in which the reassignment obligation arises under the Transfer and Servicing Agreement.

                  (ii) The amount to be paid by the Transferor with respect to Series 2004-1 in connection with a repurchase of the Series 2004-1 Notes pursuant to Section 7.01 of the Transfer and Servicing Agreement shall equal the Reassignment Amount for the Payment Date of such repurchase.

                  (d) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.01 hereof, the Indenture Trustee shall, in accordance with the written direction of the Servicer, not later than 1:00 p.m. (New York City time) on the related Payment Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (A) the Class A Note Principal Balance on such Payment Date will be distributed to the Paying Agent for payment to the Class A Noteholders and (y) an amount equal to the sum of (1) the Class A Monthly Interest for such Payment Date, (2) any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on prior Payment Dates, (3) the amount of Class A Additional Interest, if any, for such Payment Date and any Class A Additional Interest previously due but not distributed to the Class A Noteholders on any prior Payment Date, will be distributed to the Paying Agent for payment to the Class A Noteholders and (4) all Class A Additional Amounts due to the Class A Noteholders and any other amounts due under the Class A Note Purchase Agreement, and (ii) any excess shall be released to the Transferor.

                  (e) Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Transfer and Servicing Agreement, all amounts distributed to the Paying Agent pursuant to Section 7.01(d) hereof for payment to the Series 2004-1 Noteholders shall be deemed distributed in full to the Series 2004-1 Noteholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section 7.01 and shall be deemed to be a final distribution pursuant to Section 11.02 of the Indenture.

         Section 7.02. Series Termination. On the Series 2004-1 Final Maturity, the right of the Series 2004-1 Noteholders to receive payments from the Issuer will be limited solely to the right to receive payments pursuant to Section 5.05 of the Indenture.

                                  ARTICLE EIGHT
                            MISCELLANEOUS PROVISIONS

         Section 8.01. Ratification of Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

         Section 8.02. Counterparts. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         Section 8.03. Governing Law. THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 8.04. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall the Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

         Section 8.05. Private Placement of Series 2004-1 Notes; Form of Delivery of Series 2004-1 Notes.

         (a) The Series 2004-1 Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable securities law of any state and may not be offered, sold, pledged or otherwise transferred except in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or "blue sky" laws to (i) Bon-Ton Department Stores, Inc. or any Affiliate thereof, (ii) a Person who the Holder reasonably believes is a "Qualified Institutional Buyer" within the meaning thereof in Rule 144A under the Securities Act ("Rule 144A") in compliance with Rule 144A or (iii) a Person who is an institutional "Accredited Investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, in each case in compliance with the certification and other requirements specified herein. None of the Issuer, the Transferor, the Transfer Agent and Registrar of the Indenture Trustee is obligated to register the Series 2004-1 Notes under the Securities Act or any other securities or "blue sky" law. Each Holder of a Series 2004-1 Note shall represent and warrant (in an Investment Letter) for the benefit of Bon-Ton Receivables Master Note Trust and Bon-Ton Department Stores, Inc. that such Holder is not (i) an employee benefit plan (as defined in Section 3(3) of the Employee retirement Income Security Act of 1974, as amended ("ERISA") which is subject to the provisions of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), other than a governmental or church plan described in Section 4975(g)(2) or (3) of the Code which is subject to Section 4975 of the Code or (iii) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (unless registered under the Investment Company Act of 1940, as amended). Neither the Series 2004-1 Notes nor any interest therein may be transferred to an employee benefit plan, trust or account subject to ERISA, or described in
Section 4975(e)(1) of the Code. Any transfer of a direct or indirect interest in any Series 2004-1 Notes is subject to the provisions of the Indenture and certain limitations therein set forth.

         (b) The Series 2004-1 Notes shall be Definitive Notes and shall be delivered as Registered Notes as provided in Section 2.01 of the Indenture.

         Section 8.06. Successors and Assigns. This Indenture Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that the Issuer may not assign or transfer any of its rights under this Indenture Supplement without the prior written consent of the Requisite Agent and without prior notice to each Rating Agency.

         Section 8.07. Amendments. In addition to the conditions to the amendment of the Indenture and this Indenture Supplement set forth in the Indenture, neither the Indenture nor this Indenture Supplement may be amended unless the Rating Agency Condition shall have been satisfied with respect to such amendment and the Class A Agent and the Managing Agents shall have consented to such amendment.

         Section 8.08. Tax Matters.

         (a) Notwithstanding anything to the contrary herein, each of the Paying Agent, Servicer or Indenture Trustee shall be entitled to withhold any amount that it reasonably determines in its sole discretion is required to be withheld pursuant to Section 1441 or Section 1446 of the Code or comparable provisions of the laws of any state or political subdivision thereof and such amount shall be deemed to have been paid for all purposes of the Indenture or the Transfer and Servicing Agreement.

         (b) Each of the Series 2004-1 Noteholders agrees that prior to the date on which the first interest payment hereunder is due thereto, it will provide to the Transferor, the Servicer and the Indenture Trustee (i) if such Series 2004-1 Noteholder is incorporated or organized under the laws of a jurisdiction outside the United States, two duly completed copies of the United States Internal Revenue Service Form W-8BEN or Form W-8ECI or successor applicable or required forms, (ii) if the Transferor so requests, a duly completed copy of United States Internal Revenue Service Form W-9 or successor applicable or required forms, and (iii) such other forms and information as the Transferor may reasonably request to confirm the availability of any applicable exemption from United States federal, state or local withholding taxes. Each Series 2004-1 Noteholder agrees to provide to the Transferor, the Servicer and the Indenture Trustee, additional subsequent duly completed forms satisfactory to the Transferor, the Servicer and the Indenture Trustee on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered by it, and to provide such extensions or renewals as may be reasonably requested by the Transferor, the Servicer or the Indenture Trustee. Each Series 2004-1 Noteholder certifies, represents and warrants that as of the date of this Indenture Supplement, or in the case of a Series 2004-1 Noteholder which is an assignee as of the date of such Note Assignment, that (i) it is entitled (x) to receive payments under this Indenture Supplement without deduction or withholding of any United States federal income taxes and (y) to an exemption from United States backup withholding tax and (ii) it will pay any taxes attributable to its ownership of an interest in the Series 2004-1 Notes.

         (c)      Each Series 2004-1 Noteholder agrees with the Transferor that:
(a) such Series 2004-1 Noteholder will deliver to the Transferor on or before the Closing Date or the effective date of any participation or Note Assignment an Investment Letter, executed by such assignee Series 2004-1 Noteholder, in the case of a Note Assignment (as defined below), or by the Participant (as defined below), in the case of a participation, with respect to the purchase by such Series 2004-1 Noteholder or Participant of a portion of an interest relating to the Series 2004-1 Notes and (b) all of the statements made by such Series 2004-1 Noteholder in its Investment Letter shall be true and correct as of the date made.

         (d)      [RESERVED].

         (e) Subject to the provisions of Section 8.04(a), each Series 2004-1 Noteholder may at any time sell, assign or otherwise transfer, to the extent of such Series 2004-1 Noteholder's interest in the Series 2004-1 Notes (each, a "Note Assignment"), to (i) either Agent, the Purchaser or any other Person specified in Section 11.03(c) of the Class A Note Purchase Agreement or
(ii) any other Person (upon such Note Assignment, a "Series 2004-1 Noteholder") all or part of its interest in the Series 2004-1 Notes; provided, however, that
(i) such assignee Series 2004-1 Noteholder shall comply with this Section 8.08 and shall have delivered to the Indenture Trustee, prior to the effectiveness of such Note Assignment, a copy of an agreement under which such assignee Series 2004-1 Noteholder has made the representations, warranties and covenants required to be made pursuant to this Section 8.08, (ii) there shall not be, in the aggregate, more than five (5) Class A Noteholders and Partial Participants after giving effect to such Note Assignment, and (iv) such proposed assignee shall provide the forms described in (i), (ii) and (iii) of Section 8.08(b) (subject to the Transferor's consent, as applicable and as set forth therein) in the manner described therein. Each assignee Series 2004-1 Noteholder is subject to the terms and conditions of Section 8.08(b) on an ongoing basis and hereby makes the certifications, representations and warranties contained therein, and the assigning Series 2004-1 Noteholder hereby certifies, represents and warrants that its assignee's certifications, representations and warranties thereunder are true.

         (f) Subject to the provisions of Section 8.05(a), any Series 2004-1 Noteholder may at any time grant a participation in all or part of its interest in the Series 2004-1 Notes to (i) any

Agent, the Purchaser or any other Person specified in Section 11.03(c) of the Class A Note Purchase Agreement, or (ii) any other Person (the Agents, the Purchaser and each such other Person, a "Participant" and each Participant acquiring a participation in less than all of a Series 2004-1 Noteholder's rights with respect to payments due thereunder, a "Partial Participant"); provided, however, that such participation shall be void, unless (i) such Participant complies with the applicable provisions of this Section 8.08, (ii) there shall not be, in the aggregate, more than five (5) Class A Noteholders and Partial Participants and (iii) such Series 2004-1 Noteholder delivers to the Indenture Trustee, prior to the effectiveness of its participation, a copy of an agreement under which such Participant has made the representations, warranties and covenants required to be made pursuant to this Section. Each Series 2004-1 Noteholder hereby acknowledges and agrees that any such participation will not alter or affect in any way whatsoever such Series 2004-1 Noteholder's direct obligations hereunder and that neither the Trust nor the Transferor shall have any obligation to have any communication or relationship whatsoever with any Participant of such Series 2004-1 Noteholder in order to enforce the obligations of such Series 2004-1 Noteholder hereunder. Each Series 2004-1 Noteholder shall promptly notify the Indenture Trustee (which shall promptly notify the Transferor) in writing of the identity and interest of each Participant upon any such disposition. In granting any participation, the Series 2004-1 Noteholder certifies, represents and warrants that (i) such Participant is entitled to (x) receive payments with respect to its participation without deduction or withholding of any United States federal income taxes and (y) an exemption from United States backup withholding tax, (ii) prior to the date on which the first interest payment is due to the Participant, such Series 2004-1 Noteholder will provide to the Servicer and Indenture Trustee, the forms described in (i), (ii) and (iii) of Section 8.08(b) (subject to the Transferor's consent, as applicable and as set forth therein) as though the Participant were a Series 2004-1 Noteholder, and (iii) such Series 2004-1 Noteholder similarly will provide subsequent forms as described in Section 8.08(b) with respect to such Participant as though it were a Series 2004-1 Noteholder.

         (g) Each Series 2004-1 Noteholder, by its holding of an interest in the Series 2004-1 Notes, hereby severally represents, warrants and covenants, and each Series 2004-1 Noteholder that acquires an interest in the Series 2004-1 Notes by Note Assignment shall be deemed to have severally represented, warranted and covenanted upon such Note Assignment that (x) it has neither acquired, nor will it sell, trade or transfer any interest in the Series 2004-1 Notes or cause any interest in the Series 2004-1 Notes to be marketed on or through either (i) an "established securities market" within the meaning of Code section 7704(b)(1), including without limitation an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise or (ii) a "secondary market (or the substantial equivalent thereof)" within the meaning of Code section 7704(b)(2), including a market wherein interests in the Series 2004-1 Notes are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available to the public bid or offer quotes with respect to interests in the Series 2004-1 Notes and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others, (y) unless the Transferor consents otherwise (which consent shall be based on an Opinion of Counsel generally to the effect that the action taken pursuant to the consent will not cause the Trust to become a publicly traded partnership treated as a corporation), such holder (i) is either (1) properly classified as, and will remain classified as, a "corporation" as described in Code section

7701(a)(3) or (2) a disregarded entity whose owner is properly classified as, and will remain classified as, a "corporation" as described in Code Section 7701(a)(3) and (ii) is not, and will not become, an S corporation as described in Code section 1361, and (z) it will (i) cause any participant with respect to such interest otherwise permitted hereunder to make similar representations and covenants for the benefit of the Transferor and the Trust and (ii) forward a copy of such representations and covenants to the Indenture Trustee. Each such Series 2004-1 Noteholder shall further agree in connection with its acquisition of such interest that, in the event of any breach of its (or its participant's) representation and covenant set forth in clause (y) above, the Transferor shall have the right to procure a replacement investor to replace such Series 2004-1 Noteholder (or its participant), and further that such Series 2004-1 Noteholder shall take all actions necessary to permit such replacement investor to succeed to its rights and obligations as a Series 2004-1 Noteholder (or to the rights of its participant).

                             SIGNATURE PAGE FOLLOWS

                  IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                    BON-TON RECEIVABLES MASTER NOTE
                                    TRUST, as Issuer

                                    By: Wilmington Trust Company,
                                        not in its individual capacity, but
                                        solely as Owner Trustee

                                    By: /s/ Anita E. Dallago
                                        ---------------------------------------
                                        Name: Anita E. Dallago
                                        Title: Senior Financial Services Officer

                                    WACHOVIA BANK, N.A.

                                    By: /s/ Patricia O'Neill-Manella
                                        ---------------------------------------
                                        Name: Patricia O'Neill-Manella
                                        Title

Acknowledged and Accepted:

BON-TON RECEIVABLES
PARTNERSHIP, L.P., as Transferor

By: BTRGP, Inc., its general partner

By: /s/ H. Todd Dissinger
    -----------------------------
    Name: H. Todd Dissinger
    Title: Treasurer

THE BON-TON DEPARTMENT
STORES, INC., as servicer

By: /s/ H. Todd Dissinger
    -----------------------------
    Name: H. Todd Dissinger
    Title: Treasurer

                                 Signature Page
                                       to
                       Series 2004-1 Indenture Supplement

                                                                       EXHIBIT A

                                     FORM OF
            CLASS A FLOATING RATE ASSET BACKED VARIABLE FUNDING NOTE

         THIS CLASS A NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS CLASS A NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS TO (1) BON-TON DEPARTMENT STORES, INC. OR ANY AFFILIATE THEREOF, (2) A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN COMPLIANCE WITH RULE 144A OR (3) A PERSON WHO IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT, IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE SERIES 2004-1 INDENTURE SUPPLEMENT REFERRED TO HEREIN. NONE OF THE ISSUER, THE TRANSFEROR, THE TRANSFER AGENT AND REGISTRAR OR THE INDENTURE TRUSTEE IS OBLIGATED TO REGISTER THE CLASS A NOTES UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES OR "BLUE SKY" LAW.

         EACH PURCHASER REPRESENTS AND WARRANTS, FOR THE BENEFIT OF BON-TON RECEIVABLES MASTER NOTE TRUST AND BON-TON DEPARTMENT STORES, INC., THAT SUCH PURCHASER IS NOT (1) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) WHICH IS SUBJECT TO THE PROVISIONS OF ERISA, (2) A PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OTHER THAN A GOVERNMENTAL OR CHURCH PLAN DESCRIBED IN SECTION 4975(g)(2) OR (3) OF THE CODE) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (UNLESS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).

         NEITHER THIS CLASS A NOTE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

         ANY TRANSFER OF A DIRECT OR INDIRECT INTEREST IN THIS CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE AND SUBJECT TO

CERTAIN LIMITATIONS THEREIN SET FORTH, INCLUDING SECTIONS 8.05 AND 8.08 OF THE INDENTURE SUPPLEMENT.

         THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE WILL BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS CLASS A NOTE ALLOCABLE TO PRINCIPAL. IN ADDITION, THE PRINCIPAL BALANCE OF THIS CLASS A NOTE MAY BE INCREASED AT THE REQUEST OF THE TRANSFEROR SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN THE SERIES 2004-1 INDENTURE SUPPLEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CLASS A NOTES, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE MAY BE DIFFERENT FROM THE OUTSTANDING PRINCIPAL BALANCE SHOWN BELOW. ANYONE ACQUIRING THIS CLASS A NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE BY INQUIRY OF THE INDENTURE TRUSTEE. ON THE DATE OF THE INITIAL ISSUANCE OF THE CLASS A NOTES, THE INDENTURE TRUSTEE IS WACHOVIA BANK, N.A..

         THE HOLDER OF THIS CLASS A NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

                      INITIAL OUTSTANDING PRINCIPAL BALANCE

REGISTERED                                                        $__________(1)

No. R-__

                      BON-TON RECEIVABLES MASTER NOTE TRUST

                                  SERIES 2004-1

            CLASS A FLOATING RATE ASSET BACKED VARIABLE FUNDING NOTE

         Bon-Ton Receivables Master Note Trust (herein referred to as the "Issuer" or the "Trust"), a Delaware statutory trust governed by a Trust Agreement dated as of January 30, 2004, for value received, hereby promises to pay to _________________, or its registered assigns, subject to the following provisions, the principal sum of __________________ DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the Series 2004-1 Final Maturity Date (which is the Payment Date occurring in the forty second calendar month following the earlier to occur of (i) the commencement of the Scheduled Amortization Period and (ii) the commencement of the Early Amortization Period). The Issuer will pay interest on the unpaid principal amount of this Class A Note at the Class A Note Rate on each Payment Date until the principal amount of this Note is paid in full. Interest on this Class A Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Principal of this Class A Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Class A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is made to the further provisions of this Class A Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A Note.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Class A Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

------------------
(1) Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

         IN WITNESS WHEREOF, the Issuer has caused this Class A Note to be duly executed.

                                     BON-TON RECEIVABLES MASTER NOTE
                                     TRUST, as Issuer

                                     By: WILMINGTON TRUST COMPANY, not in its
                                         individual capacity but solely as
                                         Owner Trustee under the Trust Agreement

                                     By: _______________________________________
                                         Name:
                                         Title

Dated: __________,_____

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes described in the within-mentioned Indenture.

                                              WACHOVIA BANK, N.A.,

                                              By: ______________________________
                                                  Authorized Signatory

                      BON-TON RECEIVABLES MASTER NOTE TRUST

                                  SERIES 2004-1

            CLASS A FLOATING RATE ASSET BACKED VARIABLE FUNDING NOTE

                         Summary of Terms and Conditions

                  This Class A Note is one of a duly authorized issue of Notes of the Issuer, designated as Bon-Ton Receivables Master Note Trust, Series 2004-1 (the "Series 2004-1 Notes"), issued under a Master Indenture dated as of January 30, 2004 (the "Master Indenture"), between the Issuer and Wachovia Bank, N.A., as indenture trustee (the "Indenture Trustee"), as supplemented by the Indenture Supplement dated as of January 30, 2004 (the "Indenture Supplement"), and representing the right to receive certain payments from the Issuer. The term "Indenture," unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Class A Notes are subject to all of the terms of the Indenture. All terms used in this Class A Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

                  The Noteholder, by its acceptance of this Class A Note, agrees that it will look solely to the property of the Trust allocated to the payment of this Class A Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Class A Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

                  This Class A Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

                  The Class A Initial Principal Balance is $___________. The Class A Note Principal Balance on any date will be an amount equal to (i) the Class A Initial Principal Balance, plus (ii) the aggregate amount of Principal Balance Increases allocated to the Class A Notes made on or prior to such date, minus (iii) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.

                  The Series 2004-1 Final Maturity Date is the Payment Date occurring in the forty second calendar month following the earlier to occur of
(i) the commencement of the Scheduled Amortization Period and (ii) the commencement of the Early Amortization Period. Payments of principal of the Class A Notes shall be payable in accordance with the provisions of the Indenture.

                  Subject to the terms and conditions of the Indenture, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Trust, to issue one or more new Series of Notes.

                  On each Payment Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (except for the final distribution in respect of this Class A Note) such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class A Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final distribution, distributions to Class A Noteholders shall be made by (i) wire transfer to each Class A Noteholder at the account specified by the Class A Agent to the Indenture Trustee and the Servicer and (ii) without presentation or surrender of any Class A Note or the making of any notation thereon. Final payment of this Class A Note will be made only upon presentation and surrender of this Class A Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Class A Noteholders in accordance with the Indenture.

                  On any day occurring on or after the date on which the outstanding principal balance of the Series 2004-1 Notes is reduced to 10% or less of the highest outstanding principal balance of the Series 2004-1 Notes during the Revolving Period, at any time on or after the Closing Date, the Servicer shall have the option to redeem the Series 2004-1 Notes if it has determined, in its sole estimation, that the cost of servicing the related Receivables is unduly burdensome in relation to the benefit, at a purchase price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.

                  THIS CLASS A NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE TRANSFEROR, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES.

                  Each Class A Noteholder, by accepting a Class A Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

                  Except as otherwise provided in the Indenture Supplement, the Class A Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class A Note shall be registered in the Note Register upon surrender of this Class A Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class A Noteholder or such Class A Noteholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class A Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

                  As provided in the Indenture and subject to certain limitations therein set forth, Class A Notes are exchangeable for new Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Class A Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, Transferor or the Indenture Trustee shall treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, Transferor or the Indenture Trustee shall be affected by notice to the contrary.

                  THIS CLASS A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                   ASSIGNMENT

Social Security or other identifying number of assignee ________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
_____________________________________
   (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________                                __________________________(2)
                                                   Signature Guaranteed:

------------------
(2) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                     EXHIBIT B-1

                                                 FORM OF MONTHLY SERVICER REPORT

                                    Attached

                                                                     EXHIBIT B-2

                                                            FORM OF DAILY REPORT

                                    Attached

                                                                       EXHIBIT C

                            FORM OF INVESTMENT LETTER

                               _________, ___ 20__

The Bon-Ton Department Stores, Inc.
2801 East Market Street
P.O. Box 2821
York, PA 17405

Wachovia Bank, N.A.,
 as Indenture Trustee
401 South Tryon Street, 12th Floor
Charlotte, North Carolina 28288-1179

                  Re: Bon-Ton Receivables Master Note Trust Series 2004-1 Notes (the "Notes")

Ladies and Gentlemen:

                  This letter (the "Investment Letter") is delivered by [__________________] (the "Purchaser") pursuant to Section 8.08(c) of the Series 2004-1 Indenture Supplement, dated as of January 30, 2004 to the Master Indenture, dated as of January 30, 2004 (as so supplemented, the "Agreement"), between Bon-Ton Receivables Master Note Trust (the "Trust") and Wachovia Bank, N.A. (the "Indenture Trustee"). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement. The Purchaser represents to the Transferor and the Indenture Trustee as follows:

                  (i) the Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes and the Purchaser is able to bear the economic risk of such investment;

                  (ii) the Purchaser has reviewed the Agreement and the Transfer and Servicing Agreement (including the respective schedules and exhibits thereto) and has had the opportunity to perform due diligence with respect thereto and to ask questions of and receive answers from the Transferor and its representatives concerning the Transferor, the Trust and the Notes;

                  (iii) the Purchaser is not acquiring the Notes as an agent or otherwise for any other person. The Purchaser is a [__________] corporation;

                  (iv) the Purchaser is an "accredited investor" as defined in Rule 501 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Purchaser understands that the offering and sale of the Notes have not been and will not be registered under the Securities Act of 1933, as amended, and have not and will not be registered or qualified under any applicable "blue sky" law, and that the offering and sale of the Notes have not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body;

                  (v) the Purchaser is acquiring the Notes without a view to any distribution, resale or other transfer thereof, except as contemplated by the following sentence. The Purchaser will not resell, participate or otherwise transfer the Notes, any interest therein or any portion thereof, unless (A) it receives a letter from the buyer or transferee thereof or participant therein in substantially the form hereof, and (B) such sale, participation or transfer is (i) a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities or "blue sky" laws; (ii) to the Transferor or any affiliate of the Transferor; (iii) to a person who the Purchaser and the Agent reasonably believe is a qualified institutional buyer (within the meaning thereof in Rule 144A under the Securities Act of 1933, as amended) that is aware that the resale or other transfer is being made in reliance upon Rule 144A; or
         (iv) pursuant to Regulation S under the Securities Act of 1933, as amended.

                  (vi) the Purchaser understands that each Note will bear a legend to substantially the following effect:

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS TO (1) THE BON-TON DEPARTMENT STORES, INC. OR ANY AFFILIATE THEREOF,
         (2) A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN COMPLIANCE WITH RULE 144A OR (3) A PERSON WHO IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE SERIES 2004-1 INDENTURE SUPPLEMENT REFERRED TO HEREIN. NONE OF THE ISSUER, THE TRANSFEROR, THE TRANSFER AGENT AND REGISTRAR OR THE INDENTURE TRUSTEE IS OBLIGATED TO REGISTER THE NOTES UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES OR "BLUE SKY" LAW.

                  EACH PURCHASER REPRESENTS AND WARRANTS, FOR THE BENEFIT OF BON-TON RECEIVABLES MASTER NOTE TRUST AND THE BON-TON DEPARTMENT STORES, INC., THAT SUCH PURCHASER IS NOT (1) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), WHICH IS SUBJECT TO THE PROVISIONS OF ERISA, (2) A PLAN (AS DEFINED

         IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OTHER THAN A GOVERNMENTAL OR CHURCH PLAN DESCRIBED IN
         SECTION 4975(g)(2) OR (3) OF THE CODE) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (UNLESS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).

                  NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR DESCRIBED IN
         SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                  ANY TRANSFER OF A DIRECT OR INDIRECT INTEREST IN THIS NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE AND SUBJECT TO CERTAIN LIMITATIONS THEREIN SET FORTH, INCLUDING SECTIONS 8.05 AND 8.08 OF THE INDENTURE SUPPLEMENT.

                  THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE WILL BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS NOTE ALLOCABLE TO PRINCIPAL. IN ADDITION, THE PRINCIPAL BALANCE OF THIS NOTE MAY BE INCREASED AT THE REQUEST OF THE TRANSFEROR SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN THE SERIES 2004-1 INDENTURE SUPPLEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE NOTES, THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE MAY BE DIFFERENT FROM THE INITIAL OUTSTANDING PRINCIPAL BALANCE SHOWN BELOW. ANYONE ACQUIRING THIS NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE BY INQUIRY OF THE INDENTURE TRUSTEE. ON THE DATE OF THE INITIAL ISSUANCE OF THE NOTES, THE INDENTURE TRUSTEE IS WACHOVIA BANK, N.A..

                  (vii) this Investment Letter has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by receivership, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity;

                  (viii)   the Purchaser represents and warrants that it is not
         (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code, or (iii) an entity whose underlying assets include plan assets by reason of a plan's investment in such entity;

                  (ix) the Purchaser, by its acceptance of the interest in the Notes purchased hereunder, agrees to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness of the Transferor; and

                  (x) The Purchaser shall, prior to the date on which the first interest payment hereunder is due thereto, provide to the Servicer and the Indenture Trustee (i) if the Purchaser is incorporated or organized under the laws of a jurisdiction outside the United States, two duly completed copies of the United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable or required forms, (ii) a duly completed copy of United States International Revenue Service Form W-9 or successor applicable or required forms, and
         (iii) such other forms and information as may be required to confirm the availability of any applicable exemption from United States federal, state or local withholding taxes. The Purchaser agrees to provide to the Servicer and Indenture Trustee like additional subsequent duly completed forms satisfactory to the Servicer and Indenture Trustee on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered to it, and to provide such extensions or renewals as may be reasonably requested by the Servicer or Indenture Trustee. The Purchaser certifies, represents and warrants that as of the date of its acquisition of an interest in the Notes that (i) it is entitled (x) to receive payments under the Agreement without deduction or withholding of any United States federal income taxes and (y) to an exemption from United States backup withholding tax and (ii) it will pay any taxes attributable to its ownership of an interest in the Notes.

                                         Very truly yours,

                                         [____________________________],

                                              as Purchaser

                                         By: ___________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT D

                   FORM OF PRINCIPAL BALANCE INCREASE REQUEST

The Bon-Ton Department Stores, Inc.
2801 East Market Street
P.O. Box 2821
York, PA 17405
Attn: _____________

Wachovia Bank, N.A.,
401 South Tryon Street, 12th Floor
Charlotte, North Carolina 28288-1179

[NAME OF AGENT]
[Address]
Attention: [____________]

                  Re:      Bon-Ton Receivables Master Note Trust, Series 2004-1

Ladies and Gentlemen:

                  Pursuant to Section 4.10 of the Series 2004-1 Indenture Supplement, dated as of January 30, 2004 (the "Indenture Supplement") between Bon-Ton Receivables Master Note Trust (the "Issuer") and Wachovia Bank, N.A., as Indenture Trustee (terms defined therein being used herein as therein defined), the Issuer hereby irrevocably requests a Principal Balance Increase.

1 Proposed Principal Balance Increase Date: ___________
2 Amount of requested Principal Balance Increase with respect to Class A Note (lesser of minimum amount of $__________ or
  remaining Class A Maximum Principal Balance) ..................    $__________
3 Class A Purchase Price.........................................    $__________
4 Remaining Class A Maximum Principal Balance (after giving
  effect to the requested Principal Balance Increase)............    $__________
5 Certifications:

         (a) The representations and warranties of The Bon-Ton Receivables Partnership, L.P. ("Transferor") in the Transfer and Servicing Agreement dated as of January 30, 2004 (the "Transfer and Servicing Agreement"), among the Transferor, The Bon-Ton Department Stores, Inc., as Servicer, and Wachovia Bank, N.A., as Indenture Trustee (the "Indenture Trustee"), and the Note Purchase Agreement dated as of January 30, 2004 (the "Note Purchase Agreement"), among the Transferor, the Conduit Purchasers, the Class A Agent, the Managing Agents and the Committed Purchasers named therein, are true and correct on the date hereof.

         (b) The conditions to the Incremental Funding specified in Section 2.03(b) of the Class A Note Purchase Agreement have been satisfied and/or will be satisfied as of the applicable Incremental Funding Date.

                  The Issuer requests that such increase in the Principal Balance Increase be made and the proceeds of such increase in the Class A Note Principal Balance be remitted on the applicable Increase Date in immediately available funds to the Transferor, in each case in accordance with the terms and conditions specified in the Indenture Supplement and the Class A Note Purchase Agreement.

                  Such Principal Balance Increase is requested to be made on ______________.

                                     BON-TON RECEIVABLES MASTER NOTE
                                     TRUST, as Issuer

                                     By: WILMINGTON TRUST COMPANY, not in its
                                         individual capacity but solely as
                                         Owner Trustee under the Trust Agreement

                                     By: _______________________________________
                                     Name:
                                     Title

                                                                       EXHIBIT E

                 FORM OF PRINCIPAL BALANCE INCREASE CONFIRMATION

                                     [Date]

Wachovia Bank, N.A.,
401 South Tryon Street, 12th Floor
Charlotte, North Carolina 28288-1179

                Re:   Bon-Ton Receivables Master Note Trust, Series 2004-1 Notes

Ladies and Gentlemen:

         Pursuant to Section 4.10(b) of the Series 2004-1 Indenture Supplement, dated as of January 30, 2004, to the Master Indenture, dated as of October 1, 2001, each by and between Bon-Ton Receivables Master Note Trust, a Delaware statutory trust, and Wachovia Bank, N.A., a national banking association, as Indenture Trustee (terms defined therein being used herein as therein defined), the undersigned hereby advise the Indenture Trustee that on the [_________] Increase Date a Principal Balance Increase in the aggregate amount of $__________,was made by [ ].

                                            [NAME OF AGENT],
                                            as Agent

                                            By: ________________________________
                                            Name:
                                            Title

                                                                       EXHIBIT F

                         CERTAIN ADDITIONAL DEFINITIONS

As used in connection with Section 6.01(p) & (q) of the Indenture Supplement, and otherwise as specifically referenced in the Indenture Supplement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Administrative Agent" shall mean GE Capital or its successor appointed pursuant to the Credit Agreement.

                  "Agents" shall mean, collectively, the "Administrative Agent", "Lead Arranger and Bookrunner", "Co-Syndication Agents" and "Co-Documentation Agents" under the Credit Agreement.

                  "Borrowers" means The Bon-Ton Department Stores Inc. and Elder Acquisition Corp. (and from and after the merger, The Elder-Beerman Stores Corp.).

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements (other than any repair or replacement of a property to the extent from insurance proceeds covering such property), substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                  "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                  "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the Pension Benefit Guaranty Corporation, or any successor thereto, at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (b) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

                  "Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Credit Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form of Annex D to the Credit Agreement.

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New

York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof and the Security Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Collateral" shall mean the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself, the other Agent and the Lenders, to secure the Obligations, provided however, that the Collateral shall not include any "Purchased Property" as that term is defined in the Intercreditor Agreement.

                  "Collateral Agent" shall mean GE Capital or its successor appointed pursuant to the Credit Agreement.

                  "Collateral Documents" shall have the meaning specified in the Credit Agreement.

                  "Credit Agreement" shall mean that certain Second Amended and Restated Credit Agreement, dated as of October 24, 2003 by and among The Bon-Ton Department Stores Inc., and Elder Acquisition Corp. (and from and after the merger, The Elder-Beerman Stores Corp.), as Borrowers, certain Credit Parties named therein, General Electric Capital Corporation, as a Lender and as the Administrative Agent and the other Agents and Lenders party thereto from time to time, as such Credit Agreement is in effect on the date hereof, and giving effect only to amendments or modifications thereto that are approved of in writing by each Managing Agent.

                  "Credit Parties" shall mean Parent, Holdings, each Borrower and each of the Guarantors.

                  "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock and (vii) any aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible and all securities), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;
(4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

                  "El-Bee Chargit" shall mean The El-Bee Chargit Corp., an Ohio corporation.

                  "El-Bee Receivables" shall mean The El-Bee Receivables Corporation, a Delaware corporation.

                  "Elder-Beerman" shall mean The Elder-Beerman Stores Corp., an Ohio corporation.

                  "Fees" shall mean any and all fees payable to Agents or any Lender pursuant to the Credit Agreement or any of the other Loan Documents.

                  "Fiscal Quarter" shall mean a fiscal quarter of Parent and its Subsidiaries for financial accounting purposes.

                  "Fiscal Year" shall mean a fiscal year of Parent and its Subsidiaries for financial accounting purposes.

                  "Fixed Charges" shall mean, with respect to any Person for any fiscal period, the aggregate of all Interest Expense paid or accrued during such period plus (a) scheduled payments of principal with respect to Indebtedness during such period, plus (b) Capital Expenditures during such period, plus (c) cash taxes actually paid during such period.

                  "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges.

                  "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on October 24, 2003 consistently applied as such term is further defined in Annex G to the Credit Agreement and subject to the handling of "Accounting Changes" in accord with Annex G to the Credit Agreement.

                  "GE Capital" means General Electric Capital Corporation, a New York corporation.

                  "GE Capital Fee Letter" shall mean that certain letter, dated as of October 24, 2003, between GE Capital and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to GE Capital.

                  "Guarantors" shall mean Parent, Holdings, each Subsidiary of each Borrower and each other Person, if any, that executes a guaranty or other similar agreement in favor of Administrative Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

                  "Holdings" means The Bon-Ton Corp., a Delaware corporation.

                  "Indebtedness" of any Person shall mean without duplication
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith; (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured; (c) all obligations evidenced by notes, bonds, debentures or similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Capital Lease Obligations; (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured; (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured; (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) the Obligations.

                  "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person.

                  "Lenders" shall mean GE Capital the other Lenders named on the signature page of the Credit Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

                  "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction) functionally equivalent to a lien or security interest.

                  "Loan Documents" shall mean the Credit Agreement, the "Notes", the "Collateral Documents" the "GE Capital Fee Letter", the Intercreditor Agreement, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, the Administrative Agent and/or the Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to the Administrative Agent or any Lender in connection with the Credit Agreement or the transactions contemplated hereby. Any reference in the Credit Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such agreement as the same may be in effect at any and all times such reference becomes operative.

                  "Mortgages" shall have the meaning specified in the Credit Agreement.

                  "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agents or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Credit Agreement, any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Credit Agreement or any of the other Loan Documents.

                  "Parent" means The Bon-Ton Stores, Inc., a Pennsylvania corporation.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Security Agreement" shall mean the Second Amended and Restated Security Agreement dated as of October 24, 2003 entered into among Administrative Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto, as such Security Agreement is in effect on the date hereof, and giving effect only to amendments or modifications thereto that are approved of in writing by each Managing Agent.

                  "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

------------------
* Note: Indenture to be revised to reflect fiscal months.

                                                                  EXECUTION COPY

                             NOTE PURCHASE AGREEMENT

                                      among

                   THE BON-TON RECEIVABLES PARTNERSHIP, L.P.,

                                 as Transferor,

                      THE BON-TON DEPARTMENT STORES, INC.,

                                   as Servicer

                    FALCON ASSET SECURITIZATION CORPORATION,
                                       and

                                   CHARTA, LLC
                           as the Conduit Purchasers,

                       BANK ONE, NA (MAIN OFFICE CHICAGO)
                                       and
                          CITICORP NORTH AMERICA, INC.
                               as Managing Agents

                       Bank One, NA (Main Office Chicago),
                      as Class A Agent for the Purchasers,

                                       and

                       Bank One, NA (Main Office Chicago)
                                       and
                                 CITIBANK, N.A.
                            as a Committed Purchaser

                          dated as of January 30, 2004

                  NOTE PURCHASE AGREEMENT ("Note Purchase Agreement") dated as of January 30, 2004, among The Bon-Ton Receivables Partnership, L.P. (the "Transferor"), The Bon-Ton Department Stores, Inc. ("Servicer"), the Conduit Purchasers, the Managing Agents, the Agent and the Committed Purchasers named herein.

                  The parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                  SECTION 1.01 Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Transfer and Servicing Agreement (as defined below) or the Indenture Supplement (as defined below), as applicable. If a term used herein is defined both in the Transfer and Servicing Agreement and the Indenture Supplement, it shall have the meaning set forth in the Indenture Supplement. Additionally, the following terms shall have the following meanings:

                  "Accrual Period" shall mean a period of time from and including the first day of a calendar month and ending at the close of business on the last day of such calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the Closing Date to (and including) the last day of the calendar month thereafter.

                  "Act" means the Securities Act of 1933, as amended.

                  "Administration Fee" is defined in the Fee Letter.

                  "Applicable Margin" has the meaning specified in the Fee
Letter.

                  "Aggregate Reduction" means any reduction to the Class A Maximum Principal Balance pursuant to Section 2.05.

                  "Alternate Rate" means, for any Tranche Period, with respect to any Funding Tranche, an interest rate per annum equal to LIBOR; provided, however, that in the case of

                  (i) any Tranche Period on or prior to the first day of which the applicable Managing Agent shall have been notified by a Committed Purchaser or a Liquidity Purchaser that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Committed Purchaser or such Liquidity Purchaser to fund any Funding Tranche (based on LIBOR) set forth above (and such Conduit Purchaser or such Liquidity Purchaser shall not have subsequently notified the Agent that such circumstances no longer exist),

                  (ii)     any Tranche Period of one to (and including) 13 days,

                  (iii) any Tranche Period relating to a Funding Tranche which is less than $1,000,000 per Purchaser; and

                  (iv) any Tranche Period with respect to which the Alternate Rate, for any reason, becomes applicable on notice to the Managing Agents of less than three Business Days,

the "Alternate Rate" for each such Tranche Period shall be an interest rate per annum equal to the Prime Rate in effect on each day of such Tranche Period. Notwithstanding the foregoing, the "Alternate Rate" for any day on or after the occurrence of a Default Pricing Event shall be an interest rate equal to the Default Rate.

                  "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Purchaser, a permitted assignee and the Managing Agent for such Purchaser, pursuant to which such assignee may become a party to this Note Purchase Agreement.

                  "Bank One" means Bank One, NA (Main Office Chicago), a national banking association.

                  "Bon-Ton Parties" means The Bon-Ton Department Stores, Inc. and the Transferor.

                  "Broken Funding Cost" means for any Funding Tranche which: (i) has its outstanding balance reduced without compliance by the Transferor with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned to a Liquidity Purchaser or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the applicable Managing Agent to relate to such Funding Tranche (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the outstanding balance of such Funding Tranche if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) the amount of CP Costs or Yield actually accrued during the remainder of such period, to the extent such Funding Tranche is allocated to another Tranche Period, and (y) to the extent such Funding Tranche is not allocated to another Tranche Period, the income, if any, actually received during the remainder of such period by the holder of such Funding Tranche from investing the portion of such Funding Tranche not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Transferor the amount of such excess. The Applicable Managing Agent will use reasonable efforts to allocate the Class A Invested Amount to tranche periods for Commercial Paper in a manner that will minimize Broken Funding Costs (provided that the selection of such tranche periods shall at all times remain in the control of such Agent).

                  "Class A Additional Amounts" means all amounts owed by a Bon-Ton Party pursuant to Article IX hereof plus any Broken Funding Cost owed to the Purchasers pursuant to Section 4.03 of the Indenture Supplement plus any other amounts due and owing to the Purchasers under the Series Documents.

                  "Class A Agent" means Bank One in its capacity as Class A agent for the Purchasers, and any successor thereto appointed pursuant to
Article X and/or a Managing Agent, as applicable.

                  "Class A Incremental Funded Amount" means the amount of the increase in the Class A Invested Amount occurring as a result of any Incremental Funding.

                  "Class A Initial Principal Balance" means $228,487,970.46.

                  "Class A Initial Purchase Price" has the meaning specified in
Section 2.02 hereof.

                  "Class A Invested Amount" means, at any time, the Class A Note Principal Balance outstanding at such time; provided that any reduction of the Class A Invested Amount shall be restored in the amount of any Collections or other payments received and applied to the Class A Note if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

                  "Class A Maximum Principal Balance" means $250,000,000, as such amount may be increased or decreased from time to time in accordance with
Section 2.05 hereof.

                  "Class A Monthly Interest" means, for any Accrual Period, the sum of (a) as to the Conduit Purchasers, the sum of all accrued CP Costs plus all accrued fees specified in the Fee Letter as payable to such Conduit Purchasers or to the Managing Agents as provided for herein and in the Fee Letter, respectively, and (b) as to the Committed Purchasers or the Liquidity Purchasers (as the case may be) the sum of all accrued Yield plus all accrued fees specified in the Fee Letter as payable to such Committed Purchasers or the Liquidity Purchasers (as the case may be) as provided for herein and in the Fee Letter, respectively; in each case, accrued from the first day through the last day of such Accrual Period as provided for in Section 2.06 herein.

                  "Class A Note" means the Class A Series 2004-1 Floating Rate Asset Backed Notes in the maximum aggregate principal amount of $ 250,000,000 to be issued by the Trust pursuant to the Master Indenture and the Indenture Supplement.

                  "Class A Note Rate" shall mean, with respect to the Due Period related to any Payment Date, as to the Conduit Purchaser and the Committed Purchasers or the Liquidity Purchasers (as the case may be), respectively, a per annum interest rate which if multiplied by the average daily Class A Invested Amount owing to the Purchasers (as applicable) for such Due Period, would produce, on the basis of the actual number of days in such Due Period and a 360-day year, an amount equal to the Class A Monthly Interest owed to the Conduit Purchaser, or the Class A Monthly Interest owed to the Committed Purchaser or the Liquidity Purchaser (as the case may be), respectively, for such Due Period.

                  "Class A Note Principal Balance" is defined in Section 1.01 of the Indenture Supplement.

                  "Closing" has the meaning specified in Section 3.01 hereof.

                  "Closing Date" has the meaning specified in Section 3.01 hereof.

                  "CNAI" means Citicorp North America, Inc., or its successor.

                  "Commercial Paper Notes" means short-term promissory notes issued or to be issued by a Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

                  "Committed Purchaser" means Bank One, Citibank, N.A. and each Person that shall become a party to this Note Purchase Agreement as a "Committed Purchaser" pursuant to Section 11.03 hereof.

                  "Conduit Information" means information provided by an Agent in connection with the transactions described herein and which is confidential or proprietary information, including, without limitation, information regarding an Agents' multi-seller commercial paper conduit and forms of transaction documents together with the pricing, and other economic terms applicable under this Agreement.

                  "Conduit Purchaser" means Falcon Asset Securitization Corporation, CHARTA LLC, and any other Persons that become a Party to this Note Purchase Agreement as a Conduit Purchaser pursuant to Section 11.03 hereof.

                  "CP Costs" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any invested amount of Conduit Purchaser pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Transferor shall request any Incremental Funding during any period of time determined by the applicable Managing Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Funding, the increase to the Class A Invested Amount associated with any such Incremental Funding shall, during such period, be deemed to be funded by the applicable Conduit Purchasers in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such incremental increase. Notwithstanding the foregoing, the "CP Costs" for any day on or after the occurrence of a Default Pricing Event shall be an interest rate equal to the Default Rate.

                  "Default Pricing Event" shall mean (i) any event of the type described in Section 6.01(h)(ii) of the Indenture Supplement (payment default)(other than a Series 2004-1 Pay Out Event arising thereunder in respect of any payment due under Article IX hereof) or Section 6.01(e) of the Indenture Supplement (bankruptcy), and (ii) any other event of the type described in
Section 6.01 of the Indenture Supplement, provided that under this clause (ii) the Wachovia Bank, N.A., the Class A Agent or any Managing Agent or the Required Committed Purchasers shall have declared such event to constitute a Series 2004-1 Pay Out Event in accordance with Section 6.01 of the Indenture Supplement and a period of five days shall have elapsed.

                  "Default Rate" shall mean a rate of interest per annum equal to the sum of (i) the Prime Rate plus (ii) 2.00% per annum.

                  "Due Period" shall mean, with respect to a Payment Date (i) as to a Conduit Purchaser, the Accrual Period immediately preceding such Payment Date and (ii) as to a Committed Purchaser or a Liquidity Purchaser, the entire Tranche Period in which such Payment Date occurs.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                  "ERISA Affiliate" shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

                  "Federal Bankruptcy Code" means the bankruptcy code of the United States of America codified in Title 11 of the United States Code.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

                  "Fee Letter" means the agreements dated as of January 30, 2004 among the Transferor and the Managing Agents and/or other members of such Managing Agent's Purchase Group setting forth certain fees payable by the Transferor in connection with the purchase of the Class A Notes by the Managing Agents for the benefit of the Purchasers.

                  "Funding Tranche" means all or a portion of the outstanding principal balance of the Class A Note (i) designated by the Managing Agent as a Funding Tranche for funding purposes by the Committed Purchaser or the Liquidity Purchaser(s) (as the case may be) as provided for herein or in the Liquidity Agreement or (ii) funded by a Conduit Purchaser with Pooled Commercial Paper.

                  "Governmental Actions" means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

                  "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

                  "Governmental Rules" means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

                  "Increase Conditions" is defined in Section 1.01 of the Indenture Supplement.

                  "Incremental Funding" means an increase in the Class A Note Principal Balance in accordance with a Principal Balance Increase under Section
4.10 of the Indenture Supplement and the provisions of Section 2.03 hereof.

                  "Incremental Funding Date" means the date on which each Incremental Funding occurs.

                  "Indemnified Amounts" is defined in Section 9.01.

                  "Indemnified Party" is defined in Section 9.01.

                  "Indenture" means the Master Indenture as supplemented by the Indenture Supplement thereto.

                  "Indenture Supplement" means the Indenture Supplement dated as of January 30, 2004 among the Issuer and Wachovia Bank, N.A., as Indenture Trustee, supplementing the Master Indenture and relating to the Series 2004-1 Floating Rate Asset Backed Variable Funding Notes, as the same may be amended, modified or supplemented.

                  "Investment Letter" means a letter in the form of Exhibit C to the Indenture Supplement.

                  "LIBOR" means the rate per annum equal to the sum of (i) (a) the rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Receivable Interest to be funded or maintained, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Tranche Period plus (ii) the Applicable Margin. LIBOR shall be rounded, if necessary, to the next higher 1/16 of 1%

                  "Liquidity Purchase Agreement" means any asset purchase or liquidity purchase agreement related to this Agreement among a Conduit Purchaser, the related Managing Agent and each of the Committed Purchasers signatory thereto, as the same may from time to time be amended, restated, supplemented or otherwise modified.

                  "Liquidity Purchasers" means each of the Committed Purchasers party to the Liquidity Purchase Agreement.

                  "Managing Agent" means, as to any Conduit Purchaser, the financial institution responsible for the administration of such Conduit Purchaser's commercial paper program and related activities. As of the date hereof, Bank One is the Managing Agent for Falcon and its

Committed Purchasers (Bank One), and CNAI is the Managing Agent for Charta and its Committed Purchasers (Citibank, N.A.).

                  "Master Indenture" means the Master Indenture dated as of January 30, 2004 among the Issuer and Wachovia Bank, N.A., as Indenture Trustee, as the same may be amended, modified or supplemented.

                  "Material Adverse Effect" has the meaning specified in the Indenture Supplement.

                  "Notice of Incremental Funding" means a written notice of an Incremental Funding in the form of Exhibit D to the Indenture Supplement.

                  "Parent" means The Bon-Ton Stores, Inc. and The Bon-Ton Corp.

                  "Participant" has the meaning specified in Section 11.03(c) hereof.

                  "Performance Undertaking" means that certain Performance Undertaking, dated as of January 29, 2004, by Parents, as the same may be amended, restated or otherwise modified from time to time.

                  "Potential Pay Out Event" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute a Pay Out Event.

                  "Pooled Commercial Paper" means Commercial Paper notes of a Conduit Purchaser subject to any particular pooling arrangement by such Conduit Purchaser, but excluding Commercial Paper issued by such Conduit Purchaser for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit Purchaser.

                  "Prime Rate" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes.

                  "Purchase Expiration Date" means the earlier of (i) October 22, 2004 as such date may from time to time be extended in accordance with
Section 2.04 hereof and (ii) the date on which the Early Amortization Period commences.

                  "Purchase Group" means any Conduit Purchasers, its Committed Purchasers and their related Managing Agent. As of the date hereof, Falcon and Bank One, as Committed Purchaser and Managing Agent constitute one Purchaser Group and Charta, LLC, Citibank, N.A., as a Committed Purchaser and CNAI as Managing Agent constitute another Purchaser Group.

                  "Purchase Group Percentage" means, with respect to any Purchase Group, the aggregate Purchaser Percentages of all Committed Purchasers in such Purchase Group.

                  "Purchaser Percentage" of any Committed Purchaser means (a) with respect to Bank One and Citibank, N.A., the percentage set forth on the signature page to this Note Purchase Agreement as such Committed Purchaser's Purchaser Percentage, or such percentage as reduced by any Assignment and Acceptance entered into with an assignee, or (b) with respect to a Committed Purchaser that has entered into an Assignment and Acceptance, the percentage set forth therein as such Purchaser's Purchaser Percentage, or such percentage as reduced by any Assignment and Acceptance entered into between such Committed Purchaser and an assignee.

                  "Purchasers" means, the Conduit Purchaser, the Liquidity Purchasers and the Committed Purchasers.

                  "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of January 29, 2004 by and between the Sellers and the Transferor.

                  "Records" means, with respect to any Receivable, all credit card agreements and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any other related assets constituting part of the Collateral and the related Obligor.

                  "Reduction Notice" means the written notice delivered by the Transferor to the Agent under Section 2.05 with respect to an Aggregate Reduction.

                  "Regulatory Change" means the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute a "Regulatory Change".

                  "Reference Bank" means Bank One or such other bank as the Class A Agent shall designate with the consent of the Transferor.

                  "Required Committed Purchasers" means, at any time, Committed Purchasers with aggregate Purchaser Percentages in excess of 66-2/3%.

                  "Requirements of Law" for any Person shall mean the charter, certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

                  "Series Documents" means the Transfer and Servicing Agreement, the Indenture Supplement, the Master Indenture, the Parent Undertaking, the Intercreditor Agreement and the Fee Letters, the Receivables Purchase Agreement, Note Purchase Agreement and the Fee Letters.

                  "Servicer" means The Bon-Ton Department Stores, Inc., or any Successor Servicer appointed in accordance with the terms of the Transfer and Servicing Agreement and Indenture Supplement.

                  "Terminating Tranche" is defined in Section 2.06(b).

                  "Tranche Period" means, with respect to any Funding Tranche owing to a Liquidity Purchaser or a Committed Purchaser:

                  (a) if Yield for such Funding Tranche is calculated on the basis of LIBOR, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Managing Agent and Transferor, commencing on a Business Day selected by Transferor or the applicable Managing Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

                  (b) if Yield for such Funding Tranche is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Transferor and agreed to by the applicable Managing Agent, provided no such period shall exceed one month.

                  If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to LIBOR, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Funding Tranche which commences before the Series 2004-1 Final Maturity Date and would otherwise end on a date occurring after the Series 2004-1 Final Maturity Date, such Tranche Period shall end on such Series 2004-1 Final Maturity Date and the duration of each Tranche Period which commences on or after the Series 2004-1 Final Maturity Date shall be of such duration as shall be selected by the applicable Managing Agent.

                  "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement dated as of January 30, 2004 among the Transferor, the Servicer, and Wachovia Bank, N.A., as Indenture Trustee, as the same may be amended, modified or supplemented.

                  "Yield" means for each respective Tranche Period, an amount equal to the product of the applicable Alternate Rate multiplied by the Class A Invested Amount owing, if any, to the Committed Purchasers or the Liquidity Purchasers (as the case may be) for each day elapsed during such Tranche Period, annualized on a 360 day basis.

                  Other Definitional Provisions. (a) All terms defined in this Note Purchase Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Note Purchase Agreement shall refer to this Note Purchase Agreement as a whole and not to any particular provision of this Note Purchase Agreement; and Section, subsection, Schedule and Exhibit references contained in this Note Purchase Agreement are references to Sections, Subsections, the Schedules and Exhibits in or to this Note Purchase Agreement unless otherwise specified.

                                   ARTICLE II
                                PURCHASE AND SALE

                  SECTION 2.01 Purchase and Sale of the Class A Note. On the terms and subject to the conditions set forth in this Note Purchase Agreement, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Transferor shall offer to sell to each Managing Agent, on behalf of the Purchasers in its Purchaser Group, and each Managing Agent, on behalf of the Purchasers in its Purchase Group shall purchase at the Closing, a Class A Note in an initial outstanding principal amount equal to its Purchase Group Percentage of the Class A Initial Principal Balance and with a maximum principal amount equal to its Purchaser Group Percentage of the Class A Maximum Principal Balance.

                  SECTION 2.02 Initial Purchase Price. The Class A Notes are to be purchased at a price (the "Class A Initial Purchase Price") of 100% of the Class A Initial Principal Balance to be paid to the Transferor.

                  SECTION 2.03 Incremental Fundings. (a) Subject to the terms and conditions of this Note Purchase Agreement and the Indenture Supplement, from time to time prior to the Purchase Expiration Date upon receipt by the Class A Agent and each Managing Agent of a Notice of Incremental Funding, (i) each Conduit Purchaser (or the applicable Managing Agent, on behalf of such Conduit Purchaser), in the sole and absolute discretion of such Conduit Purchaser, may make Incremental Fundings and (ii) if, such Conduit Purchaser elects not to make an Incremental Funding, the Committed Purchasers, in its Purchaser Group and its permitted assigns severally agree to make their respective Purchaser Percentages of such Incremental Funding; provided, that no Committed Purchaser shall be required to make a portion of any Incremental Funding if, after giving effect thereto, (A) its Purchaser Percentage of the Class A Invested Amount would exceed its Purchaser Percentage of the Class A Maximum Principal Balance, or (B) its Purchaser Percentage of the Class A Invested Amount hereunder plus the principal amount funded under a Liquidity Purchase Agreement as a Liquidity Purchaser would exceed its Purchaser Percentage of the Class A Maximum Principal Balance.

                  (b) Each Incremental Funding hereunder shall be subject to the further conditions precedent that:

                  (i)      the Increase Conditions shall have been satisfied;

                  (ii) Each Agent will have received copies of all settlement statements and all reports required to be delivered by the Servicer to the Indenture Trustee pursuant to Section 3.04 of the Transfer and Servicing Agreement and Section 5.03 of the Indenture Supplement;

                  (iii) The Transferor and the Servicer shall be in compliance in all material respects with all of their respective covenants contained in the Series Documents; and

                  (iv) At least two Business Days prior to the Incremental Funding Date, each Agent shall have received a completed Notice of Incremental Funding.

                  (c) Each Incremental Funding of the Class A Note, shall be requested in an aggregate principal amount of $2,000,000 and integral multiples of $500,000 in excess thereof; provided, that the pro rata share of which, with respect to each Committed Purchaser in the applicable Purchaser Group shall not be less than $1,000,000.

                  (d) The purchase price of each Incremental Funding shall be equal to 100% of the allocation of the Class A Incremental Funded Amount and shall be paid not later than 12:00 p.m. (noon) (New York City) time on the Incremental Funding Date by wire transfer of immediately available funds to the account as may from time to time be specified by the Transferor in a notice to each of the Agents).

                  SECTION 2.04 Extension of Purchase Expiration Date. The Transferor may request that a Committed Purchaser extend the Purchase Expiration Date for such Committed Purchaser to the date occurring 364 days (or less) past the then applicable Purchase Expiration Date for such Committed Purchaser by giving written notice of such request (an "Extension Request") to the Managing Agent for such Committed Purchaser. Such Extension Request shall be delivered no more than 60 days and no less than 30 days prior to the then applicable Purchase Expiration Date for such Committed Purchaser. If the applicable Committed Purchaser, or its Managing Agent on such Committed Purchaser's behalf, advises the Transferor in writing by the later of (i) the date that is 30 days prior to the then applicable Purchase Expiration Date for such Committed Purchaser and
(ii) the date that is 10 days after such Committed Purchaser receives an Extension Request (such later date, the "Reply Date"), that such Committed Purchaser consents to the requested extension, the Purchase Expiration Date for such Committed Purchaser will be the date following the then applicable Purchase Expiration Date for such Committed Purchaser that is specified by such Committed Purchaser in writing as its new Purchase Expiration Date. If neither the Committed Purchaser, nor its Managing Agent on such Committed Purchaser's behalf, responds to the Transferor's Extension Request by the Reply Date for such Committed Purchaser, such Committed Purchaser will be deemed to have denied the Transferor's Extension Request. Notwithstanding any of the foregoing, an Extension Request that is delivered by the Transferor to an Committed Purchaser prior to then applicable Purchase Expiration Date for such Committed Purchaser may, with the written consent of the Transferor, be accepted in writing by such Committed Purchaser at any time prior to the then applicable Purchase Expiration Date for such Committed Purchaser; in such case, the Purchase

Expiration Date for such Committed Purchaser will be the date following the then applicable Purchase Expiration Date for such Committed Purchaser that is specified by such Committed Purchaser in writing as its new Purchase Expiration Date.

                  SECTION 2.05 Reduction or Increase of the Class A Maximum Principal Balance. (a)The Transferor may reduce in whole or in part the Class A Maximum Principal Balance (but not below the Class A Invested Amount) by giving the Agents written notice thereof at least five days before such reduction is to take place; provided, however, that any partial reduction shall be in an aggregate amount of $5,000,000, and any reduction of the Class A Maximum Principal Balance shall not cause the Class A Maximum Principal Balance to be less than $120,000,000 and any such reduction shall be allocated pro rata among the Purchase Groups (and allocated within each Purchase Group as determined by the applicable Managing Agent). Any such reduction in the Class A Maximum Principal Balance shall be permanent unless a subsequent increase in the Class A Maximum Principal Balance is made in accordance with Section 2.05(b).

                  (b) The Transferor may request an increase in the Class A Maximum Principal Balance (allocated pro rata among the Purchase Groups and allocated within each Purchase Group as determined by the applicable Managing Agent) by written notice to the Agents at least 30 days before the date on which such increase is requested to become effective. No such increase will take effect with respect to any Note unless (i) the Conduit Purchasers and Agents agree thereto and (ii) the available commitments of the Purchasers (other than the Conduit Purchasers) hereunder or under the Liquidity Purchase Agreements and the credit and/or liquidity coverage committed under the program-wide credit and/or liquidity facilities for the commercial paper program of the Conduit Purchasers are increased as necessary to maintain the then-current ratings of the Conduit Purchasers' Commercial Paper Notes.

                  SECTION 2.06 Calculation of Monthly Interest. (a) Prior to the occurrence of a Series 2004-1 Pay Out Event, the Class A Notes shall accrue CP Costs with respect to the portion of the outstanding principal balance of the Class A Notes funded by the Conduit Purchasers for each day that such amount is outstanding. The outstanding principal balance of the Class A Notes funded with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that such amount represents in relation to all assets held by the applicable Conduit Purchaser and funded substantially with related Pooled Commercial Paper. On the Determination Date, each Conduit Purchaser shall calculate the aggregate amount of CP Costs allocated to its Class A Note for the applicable Due Period and shall notify the Servicer of such aggregate amount.

                  (b) Prior to the occurrence of a Series 2004-1 Pay Out Event, the Class A Notes shall accrue Yield with respect to the portion of the outstanding principal balance of the Class A Notes funded by the Committed Purchasers or the Liquidity Purchasers (as the case may be) for each day during the Tranche Period at either LIBOR or the Prime Rate in accordance with the terms and conditions hereof. Until the Transferor gives notice to the Funding Agent of another Alternate Rate in accordance with Section 2.06(c), the initial Alternate Rate for any Funding Tranche transferred to the Committed Purchasers or the Liquidity Purchasers by a Conduit Purchaser as provided for herein or pursuant to a Liquidity Agreement (as the case may be), shall be the Prime Rate with a Tranche Period of five days. If the Committed Purchasers or the Liquidity Purchasers acquire by assignment from a Conduit Purchaser any Funding Tranche as provided for herein or pursuant to a Liquidity Agreement (as the case may be), each Funding Tranche so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment. The Transferor or the applicable Managing Agent, upon notice to and consent by the other received by 12:00 p.m. (noon) (New York City Time) at least three (3) Business Days prior to the end of a Tranche Period (the "Terminating Tranche") for any Funding Tranche, may, effective on the last day of the Terminating
Tranche: (i) divide any such Funding Tranche into multiple Funding Tranches,
(ii) combine any such Funding Tranche with one or more other Funding Tranches that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Funding Tranche with a new Funding Tranche to be purchased on the day such Terminating Tranche ends, provided, that in no event may the portion of the outstanding principal balance of the Class A Notes funded by a Conduit Purchaser be combined with a Funding Tranche of the Committed Purchasers or the Liquidity Purchasers.

                  (c) The Transferor may select LIBOR or the Prime Rate for each Funding Tranche of the Committed Purchaser or the Liquidity Purchaser (as the case may be). The Transferor shall by 12:00 p.m.(noon) (New York time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which LIBOR is being requested as a new Alternate Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Alternate Rate, give the applicable Managing Agents irrevocable notice of the new Alternate Rate for the Funding Tranche associated with such Terminating Tranche. Until the Transferor gives notice to the applicable Managing Agents of another Alternate Rate, the initial Alternate Rate for any Funding Tranche transferred to a Committed Purchaser or a Liquidity Purchaser pursuant to the terms and conditions hereof shall be the Prime Rate.

                  (d) If any Committed Purchaser notifies the applicable Managing Agent that it has determined that funding a Funding Tranche at a rate equal to LIBOR would, by reason of any Regulatory Change after the date hereof, violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Funding Tranche at a rate equal to LIBOR are not available or
(ii) LIBOR does not accurately reflect the cost of acquiring or maintaining a Funding Tranche at LIBOR, then such Managing Agent shall suspend the availability of LIBOR and shall require the Transferor to select a new Alternate Rate for any Funding Tranche accruing at LIBOR.

                  (e) The Transferor agrees to pay and to instruct the Servicer and the Indenture Trustee to pay all amounts payable by each with respect to the Class A Note to the account designated by the applicable Managing Agent in the Fee Letter or as otherwise designated by such Managing Agent in writing.

                                  ARTICLE III
                                    CLOSING

                  SECTION 3.01 Closing. The closing (the "Closing") of the purchase and sale of the Class A Note shall take place at 10:00 a.m. at the offices of Sidley Austin Brown & Wood LLP, Bank One Plaza, 10 S. Dearborn Street, 55th Floor, Chicago, Illinois 60603, on January 29, 2004, or if the conditions to closing set forth in Article IV of this Note Purchase Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the "Closing Date").

                  SECTION 3.02 Transactions to be Effected at the Closing. At the Closing (a) the Class A Initial Purchase Price will be deemed delivered to the Transferor in consideration of the releases and assignments effected pursuant to (i) that certain Payoff and Termination Agreement dated as of January 30, 2004 among The Elder-Beerman Stores Corp., The El-Bee Receivables Corporation, The El-Bee Chargit Corp., CRC Funding, LLC, Citicorp North America, Inc., Citibank, N.A., Falcon Asset Securitization Corporation, Bank One, NA, and Deutsche Bank Trust Company Americas and (ii) that certain Payoff and Termination Agreement dated as of January 30, 2004 among the parties to this Agreement; and (b) the Transferor shall deliver the Class A Notes to the Managing Agents in satisfaction of the Transferor's obligation to the Agents hereunder.

                                   ARTICLE IV
                             CONDITIONS PRECEDENT TO
                          PURCHASE ON THE CLOSING DATE

                  The purchase by the Managing Agent on behalf of the Purchasers in its Purchaser Group of the Class A Notes is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Managing Agents in their sole discretion):

                  SECTION 4.01 Performance by the Transferor, Issuer, the Parents, the Sellers and Servicer. All the terms, covenants, agreements and conditions of the Series Documents to be complied with and performed by the Transferor, the Issuer, the Parent, the Sellers and the Servicer at or before the Closing shall have been complied with and performed in all material respects.

                  SECTION 4.02 Representations and Warranties. Each of the representations and warranties of the Transferor, the Issuer, the Parent, the Sellers and the Servicer made in the Series Documents shall be true and correct in all material respects as of the time of the Closing (except to the extent they expressly relate to an earlier or later time).

                  SECTION 4.03 Corporate Documents. The Agents shall have received copies of (a) the (i) Charter documents and By-Laws of The Bon-Ton Department Stores, Inc., (ii) Board of Directors resolutions of The Bon-Ton Department Stores, Inc. with respect to the Series Documents, and (iii) incumbency certificate of The Bon-Ton Department Stores, Inc., each certified by appropriate corporate authorities, (b) the (i) Certificate of formation and good standing certificate of the Transferor and its general partner (ii) Board of Directors resolutions of the general partner of the Transferor with respect to the Series Documents and (iii) incumbency of the general partner of the Transferor, each certified by appropriate authorities, (c) (i) Charter documents and By-Laws of The Bon-Ton Corp., Inc., (ii) Board of Directors resolutions of Bon-Ton Corp, Inc. with respect to the Series Documents, and (iii) incumbency certificate of Bon-Ton Corp, Inc., each certified by appropriate corporate authorities, (d) the (i) Charter documents and By-Laws of The Bon-Ton Stores, Inc. (ii) Board of Directors resolutions of The Bon-Ton Stores, Inc. with respect to the Series Documents, and (iii) incumbency certificate of The Bon-Ton Stores, Inc., each certified by appropriate corporate authorities, (e) the (i) Charter documents and By-Laws for each of the Sellers, (ii) Board of Directors resolutions of each of the Sellers with respect to the Series Documents and
(iii) incumbency certificate of each of the Sellers each certified by appropriate corporate authority.

                  SECTION 4.04 Opinions of Counsel to The Bon-Ton Department Stores, Inc. and the Transferor. Counsel to the Bon-Ton Parties shall have delivered to the Agents favorable opinions, dated as of the Closing Date and reasonably satisfactory in form and substance to the Agents and its counsel and addressed to the Agents.

                  SECTION 4.05 Opinions of Counsel to the Owner Trustee. Counsel to the Owner Trustee shall have delivered to the Agents a favorable opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Agents and its counsel and addressed to the Agents.

                  SECTION 4.06 Opinions of Counsel to the Indenture Trustee . Counsel to the Indenture Trustee shall have delivered to the Agents a favorable opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Agents and its counsel and addressed to the Agents.

                  SECTION 4.07 Financing Statements. The Agents shall have received evidence satisfactory to it of the completion of all recordings, registrations, and filings as may be necessary or, in the opinion of the Agents, desirable to perfect or evidence (i) the assignments by Sellers to the Transferor and by the Transferor to the Issuer of their respective ownership interests in the Receivables and the proceeds thereof and (ii) the security interest granted by the Issuer to the Indenture Trustee in the Receivables and the proceeds thereof, including:

                  (a) Acknowledgment copies of all UCC financing statements and assignments that have been filed in the offices of the Secretary of State of the applicable states and in the appropriate office or offices of such other locations as may be specified in the opinions of counsel delivered pursuant to
Section 4.04 hereof; and

                  (b) Certified copies of requests for information (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent and its counsel) dated a date reasonably near the Closing Date and listing all effective financing statements which name a Seller, the Transferor or the Issuer, as seller, assignor or debtor and which are filed in all jurisdictions in which the filings were or will be made, together with copies of such financing statements.

                  SECTION 4.08 Documents. The Agent shall have received a duly executed counterpart of each of the Series Documents and each and every document or certification delivered by any party in connection with any of such agreements, and each such document shall be in full force and effect.

                  SECTION 4.09 No Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by the Series Documents and the documents related thereto in any material respect.

                  SECTION 4.10 Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Series Documents and the other documents related thereto shall have been obtained or made.

                  SECTION 4.11 Officer's Certificates. The Agents shall have received Officer's Certificates from the Transferor, the Issuer and the Servicer in form and substance reasonably satisfactory to the Agents and its counsel, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 4.01 and 4.02 hereof with respect to the Transferor, the Issuer and the Servicer, respectively.

                  SECTION 4.12 Accounts. The Agents shall have received evidence that the Collection Account and Special Funding Account have been established in accordance with the terms of the Indenture.

                  SECTION 4.13 Other Documents. The Transferor shall have furnished to the Agents such other information, certificates and documents as the Agents may reasonably request.

                                   ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF THE BON-TON PARTIES

                  Each Bon-Ton Party hereby makes the following representations and warranties to the Purchasers and the Agents, as to itself, as of the Closing Date and as of each Incremental Funding Date, and the Purchasers and the Agents shall be deemed to have relied on such representations and warranties in purchasing the Class A Notes on the Closing Date and in making (or committing to make) each Incremental Funding on each Incremental Funding Date.

                  SECTION 5.01 Transfer and Servicing Agreement. The Transferor repeats and reaffirms to the Purchasers and the Agents the representations and warranties of the Transferor set forth in Sections 2.03 and 2.04 of the Transfer and Servicing Agreement and represents and warrants that such representations and warranties are true and correct. The Bon-Ton Department Stores, Inc. repeats and reaffirms to the Purchasers and the Agents the representations, warranties and covenants of the Servicer set forth in Section 3.03 of the Transfer and Servicing Agreement and represents and warrants that all such representations and warranties are true and correct.

                  SECTION 5.02 Corporate Existence and Power. The Transferor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. The Bon-Ton Department Stores, Inc. is Pennsylvania corporation duly organized, validly existing and in good standing under the laws of the United States. Each Bon-

Ton Party has all power, authority and legal right and all material governmental licenses, authorizations, consents and approvals required to own its properties and conduct its business as such properties are presently owned and such business is presently conducted in each jurisdiction in which it presently owns properties and presently conducts its business, and to execute and deliver this Note Purchase Agreement, the Indenture Supplement and the Fee Letter and perform its obligations under this Note Purchase Agreement, the Indenture Supplement, the Fee Letter and the other Series Documents. Each Bon-Ton Party is duly qualified to do business and is in good standing (or is exempt from such requirements) in any jurisdiction in which the nature of its business requires it to be so qualified.

                  SECTION 5.03 Corporate and Governmental Authorization; Contravention. The execution and delivery by each Bon-Ton Party of this Note Purchase Agreement, the Indenture Supplement, the Fee Letter and the other Series Documents to which such Bon-Ton Party is a party and the performance by each Bon-Ton Party thereof are within its corporate powers, have been duly authorized by all necessary corporate or limited partnership action, require no action by or in respect of, or filing with, any Governmental Authority or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Charter or Bylaws of The Bon-Ton Department Stores, Inc., limited partnership agreement of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon such Bon-Ton Party or result in the creation or imposition of any Lien on the assets of such Bon-Ton Party, other than pursuant to the Series Documents.

                  SECTION 5.04 Binding Effect. Each of this Note Purchase Agreement, the Indenture Supplement, the Fee Letter and the other Series Documents to which each Bon-Ton Party is a party constitutes the legal, valid and binding obligation of such Bon-Ton Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

                  SECTION 5.05 No Conflict. The execution and delivery of this Note Purchase Agreement, the Indenture Supplement, the Fee Letter and the other Series Documents to which each Bon-Ton Party is a party, the performance of the transactions contemplated by this Note Purchase Agreement, the Indenture Supplement, the Fee Letter and the other Series Documents to which such Bon-Ton Party is a party and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to such Bon-Ton Party or any indenture, contract, agreement, mortgage, deed of trust, or other material instrument to which The Bon-Ton Department Stores, Inc. is a party or by which it or any of its properties are bound.

                  SECTION 5.06 No Proceedings. There are no actions, suits, proceedings or investigations pending or, to the best knowledge of each Bon-Ton Party, threatened, against or affecting such Bon-Ton Party or any Affiliate of such Bon-Ton Party or their respective properties, in or before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Note Purchase Agreement, the Indenture Supplement, the Fee Letter, or any other Series Document to which such Bon-Ton Party is a party, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Note Purchase Agreement, the

Indenture Supplement, the Fee Letter, the Notes or any other Series Document to which such Bon-Ton Party is a party, (iii) seeking any determination or ruling that, individually or in the aggregate, in the reasonable judgment of such Bon-Ton Party, would materially and adversely affect the performance by such Bon-Ton Party of its obligations under this Note Purchase Agreement, the Indenture Supplement, the Fee Letter, the Class A Note or any other Series Document to which such Bon-Ton Party is a party or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Note Purchase Agreement, the Indenture Supplement, the Fee Letter, the Note or any other Series Document to which such Bon-Ton Party is a party.

                  SECTION 5.07 Transferor Amount. As of the Closing Date and each Incremental Funding Date, the Transferor Interest is not less than the Required Transferor Interest and the aggregate amount of Principal Receivables is not less than the Required Minimum Principal Balance.

                  SECTION 5.08 No Pay Out Event. After giving effect to the issuance of, and the acquisition by the Agent, on behalf of the Class A Noteholders and of any occurrence of any Incremental Funding pursuant to Section 2.03, no event shall have occurred and not been waived or be continuing and no condition shall exist which would constitute a Pay Out Event or Potential Pay Out Event.

                  SECTION 5.09 Accuracy of Information. Each document, book, record, report, exhibit, schedule or other information furnished or to be furnished at any time by each Bon-Ton Party to the Purchasers or the Agents for purposes of or in connection with this Note Purchase Agreement, the Indenture Supplement or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date such information is stated or certified.

                  SECTION 5.10 Taxes. Each Bon-Ton Party has filed all tax returns (Federal, state and local) required to be filed and has paid or made adequate provision for the payment of all its taxes, assessments and other governmental charges.

                  SECTION 5.11 Use of Proceeds. No proceeds of the acquisition of the Class A Notes or any Incremental Funding will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  SECTION 5.12 Value. The Sellers have received or will receive reasonably equivalent value in return for the transfer of the Receivables and the other property transferred to the Transferor. The Transferor has received or will receive reasonably equivalent value in return for the transfer of the Receivables and other property transferred to the Trust.

                  SECTION 5.13 ERISA. Each Bon-Ton Party and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the PBGC on any of the Receivables.

                  SECTION 5.14 [RESERVED]

                  SECTION 5.15 Investment Company. Neither the Transferor nor the Trust is an "investment company" or is controlled by an "investment company" within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.

                  SECTION 5.16 No Liens. The sale, assignment and conveyance of the Class A Notes and the consummation of the transactions herein contemplated will not result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of any Bon-Ton Party or any of its Affiliates pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement (including this Note Purchase Agreement) or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject.

                  SECTION 5.17 Authorization. The Transferor has authorized the Trust to issue and sell the Class A Notes.

                  SECTION 5.18 [RESERVED].

                  SECTION 5.19 No Claims. No Person party to the Master Indenture or Transfer and Servicing Agreement has any defenses, counterclaims or right of set-off with respect to either agreement.

                  SECTION 5.20 Agreements Enforced. Except as otherwise agreed by the parties thereto, each of the Master Indenture and the Transfer and Servicing Agreement have been strictly enforced in accordance with their terms by each party thereto.

                  The representations and warranties set forth in this Section shall survive the sale of the Class A Notes to the Managing Agents on behalf of the Purchasers. Upon discovery by either Bon-Ton Party or the Managing Agents, on behalf of the Purchasers, of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other. Any document, instrument, certificate or notice delivered to any Agent or any Purchaser hereunder shall be deemed to be a representation and warranty by such Bon-Ton Party.

                  SECTION 5.21 Class A Notes. The Class A Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and the Indenture Supplement, and delivered to and paid for in accordance with this Note Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Transfer and Servicing Agreement, the Master Indenture and the Indenture Supplement.

                  SECTION 5.22 Issuer Existence and Authorization. The Issuer has been duly created and is validly existing under the laws of the State of Delaware.

                  SECTION 5.23 Financial Condition of Bon Ton Parties. On the date hereof and on each Incremental Funding Date, neither Bon-Ton Party is insolvent nor the subject of any insolvency proceeding.

                                   ARTICLE VI
                                     OMITTED

                                  ARTICLE VII
                                   COVENANTS

                  SECTION 7.01 Affirmative Covenants of the Bon Ton Parties. So long as the Class A Notes remain outstanding, each Bon-Ton Party hereby covenants, as to itself, as set forth below:

                  (a) Financial Reporting. Such Bon-Ton Party will (or will cause the Parent to) maintain a system of accounting established and administered in accordance with GAAP, and furnish to the Agents (if such information is not publicly available at such time on the SEC's EDGAR online system):

                  (i) Annual Reporting. (1) Within 90 days after the close of each fiscal year, financial statements for the Parent and its Subsidiaries for such fiscal year certified without qualification or in another manner reasonably acceptable to each Agent by any "Big 4" accounting firm or any other firm of independent public accountants reasonably acceptable to each Agent (2) and within 90 days after the close of each fiscal year, financial statements for each of the Transferor and GP, Inc., certified by such Person's chief financial officer.

                  (ii) Quarterly Reporting. Within 45 days after the close of the first three quarterly periods of each fiscal year, balance sheets as at the close of each such period and statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Parent's chief financial officer.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in a form acceptable to the Agents, signed by the corporate comptroller or chief financial officer of the Person to which such financial statements relate and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                  (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Parent, copies of all financial statements, reports and proxy statements so furnished.

                  (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent or any of its Subsidiaries files with the Securities and Exchange Commission.

                  (vi) Change in Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit Card Guidelines, a notice indicating such change or amendment.

                  (vii) Other Information. Such other information (including non-financial information) as any Agent may from time to time reasonably request.

                  (viii) Notice of Pay Out Events or Potential Pay Out Events. As soon as possible and in any event within two (2) days after the occurrence of each Pay Out Event or each Potential Pay Out Event, a statement of the president or any vice president of such Bon-Ton Party setting forth details of such Pay Out Event or Potential Pay Out Event and the action which such Bon-Ton Party proposes to take with respect thereto.

                  (ix) Credit Card Guidelines. Within ninety (90) days after the close of such Bon-Ton Party's fiscal year, a complete copy of the Credit Card Guidelines then in effect.

                  (x) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which such Bon-Ton Party or any ERISA Affiliate of such Bon-Ton Party files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which such Bon-Ton Party or any ERISA Affiliate of such Bon-Ton Party receives from the Internal Revenue Service, the PBGC or the U.S. Department of Labor.

                  (xi) Other Information. Such other information (including non-financial information) as an Agent may from time to time reasonably request with respect to the Transferor or any of its Subsidiaries.

                  (b) Corporate Existence; Conduct of Business. The Transferor will preserve and maintain its existence as a limited partnership or other registered organization duly organized and existing under the laws of the State of Pennsylvania. The Bon-Ton Department Stores, Inc. will preserve and maintain its existence as a corporation bank duly organized and existing under the laws of the State of Pennsylvania. Each Bon-Ton Party will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing under its jurisdiction of formation or organization, as applicable, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (c) Compliance with Laws. Each Bon-Ton Party will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards applicable to it, its properties, the Accounts or any part thereof, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  (d) Furnishing of Information and Inspection of Records. Each Bon-Ton Party will (and will cause each Seller to) furnish to any Agent from time to time such information with respect to it and the Receivables as such Agent may reasonably request. Each Bon-Ton Party shall (and shall cause each Seller to), from time to time during regular business hours as requested by any Agent upon reasonable notice, permit such Agent or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Bon-Ton Party or such Seller, as applicable, and (ii) to visit the offices and properties of the for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the such Bon-Ton Party's or such Seller's financial condition or the Receivables and the Collateral or such Bon-Ton Party's or such Seller's performance hereunder or under the other Series Documents with any of the officers or employees of such Person having knowledge of such matters. Prior to the occurrence of a Pay Out Event or Potential Pay Out Event, the Agents shall be limited to two material audits during any 12 month period and any follow-up audits related to any deficiency found in any such material audit.

                  (e) Keeping of Records and Books of Account. The Servicer will (and will cause Bon-Ton Department Stores, Inc. with respect to Receivables originated by it) to maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Seller with respect to Receivables originated by it) give the Agents notice of any material change in the administrative and operating procedures of the Servicer or the Seller referred to in the previous sentence.

                  (f) Transfer and Servicing Agreement. The Transferor will comply with the covenants set forth in Sections 2.07 and 2.08 of the Transfer and Servicing Agreement. The Servicer will comply with the covenants set forth in Section 3.03 of the Transfer and Servicing Agreement.

                  (g) Notice of Adverse Claims. Each Bon-Ton Party will advise the Agents promptly, in reasonable detail, (i) of any Lien asserted or a claim by a Person that is not an Obligor made against any of the Receivables,
(ii) of the occurrence of any breach by such Bon-Ton Party of any of its representations, warranties and covenants contained herein or in the Series Documents and (iii) of the occurrence of any other event which would have a material adverse effect on the Indenture Trustee's interest in the Receivables or the collectability thereof.

                  (h) Protection of Interest in Receivables. Each Bon-Ton Party shall execute (if applicable) and file such continuation statements and any other documents reasonably requested by the Indenture Trustee or an Agent or which may be required by law to fully preserve and protect the interest of the Indenture Trustee in and to the Receivables. The Transferor shall deliver to the Agents a copy of any legal opinion delivered pursuant to Section 3.06 of the Transfer and Servicing Agreement concurrently with the delivery thereof to any party as required by said Section.

                  (i) Each Bon-Ton Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same, and if applicable, the steps being taken with respect thereto:

                           (1) Judgment. The entry of any judgment or decree
against such Bon-Ton Party or any of its Affiliates if the aggregate amount of all judgments and decrees then outstanding against such Bon-Ton Party and its Affiliates (which judgments and decrees are not covered by insurance, the carrier of which shall have acknowledged such coverage) exceeds $1,000,000.

                           (2) Litigation. The institution of any litigation,
arbitration proceeding or governmental proceeding which could be reasonably likely to have a material adverse effect on such Bon-Ton Party and its Affiliates or the collectibility of the Receivables.

                  (j) Compliance with Credit Card Agreements and Credit Card Guidelines. Such Bon-Ton Party will cause any Account Originator to timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Credit Card Agreements related to the Receivables, and (ii) comply in all respects with the Credit Card Guidelines in regard to each Receivable and the related Credit Card Agreement, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  (k) Transfers of Receivables. With respect to the transfer of the Receivables, (1) from each Seller to the Transferor under the Receivables Purchase Agreement and (2) from the Transferor to the Issuer under the Transfer and Servicing Agreement, each such transfer shall be effected under, and in strict compliance with the terms of the applicable transfer agreement, including, without limitation, the terms relating to the amount and timing of payments to be made with respect to the purchase price for the related Receivables.

                  (l) Each Bon-Ton Party shall direct (or shall cause the applicable Affiliate to direct) each Swap Counterparty to make all payments due under each corresponding Interest Rate Swap Agreement directly to the Collection Account.

                  (m) Swap Coverage. The Transferor shall, or shall cause the Issuer to, enter into and maintain Interest Rate Swap Agreements with Swap Counterparties whose short-term unsecured debt is rated at least A-1 by Standard & Poor's Ratings Group and P-1 by Moody's Investors Service, Inc. Such Interest Rate Swap Agreement shall contain terms and conditions acceptable to each Managing Agent and shall have by March 1, 2004 an aggregate Notional Amount equal to the Class A Note Maximum Principal Amount and a remaining tenor of at least 2 years at all times, unless otherwise agreed by each Managing Agent in writing. The Notional Amount of Interest Rate Swap Agreements may be reduced during the Amortization period at the option of the Agents in accordance with the terms of such Interest Rate Swap Agreements.

                  (n) Remittances. The Transferor shall make remittances required to be made pursuant to Section 2.05, 2.06, 3.04(b) or 3.10 of the Transfer and Servicing Agreement on the Business Day following the day on which such remittance obligation arises thereunder rather than the Payment Date following the Monthly Period in which such obligation arises.

                  (o) Lock-Box. Each Bon-Ton Party agrees to effect control arrangements relating to the Lock-Box serviced by Regulus West LLC which are acceptable to the Managing Agents by March 31, 2004 or such later date as may be agreed by the Managing Agents in writing.

                  SECTION 7.02 Covenants. Each Bon-Ton Party will duly observe and perform each of its covenants set forth in the other Series Documents.

                  SECTION 7.03 Negative Covenants of the Bon Ton Parties. So long as the Class A Notes remain outstanding, each Bon-Ton Party hereby covenants as to itself, as set forth below:

                  (a) Amendments. No Bon-Ton Party will make, nor will it permit any Person to make, any amendment, modification or change to, or provide any waiver under any Series Document without the prior written consent of the Agents.

                  (b) No Sales, Liens, Etc. Except as otherwise provided herein and in the Series Documents, such Bon-Ton Party will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon (or the filing of any financing statement) or with respect to any of the Receivables.

                  (c) No Extension or Amendment of Receivables. Except as otherwise permitted by the Series Documents, the Servicer will not extend, amend or otherwise modify the terms of any Receivable.

                  (d) No Change in Business or Account Guidelines. Neither Bon-Ton Party will make any change in the character of its business or in the Credit Card Guidelines, which change would, in either case, delay the timing of recognition of the charge-off or write-off of any delinquent or fraudulent Receivable or any Receivable with respect to which the related Obligor has declared bankruptcy, impair the collectability of any Receivable or otherwise have a material adverse effect on the Indenture Trustee's interest in the Receivables, including any change which would have the effect of diminishing the creditworthiness of Obligors with respect to Additional Accounts or Supplemental Accounts.

                  (e) Change of Name, Etc. Neither Bon-Ton Party will without providing 30 days' notice to the Conduit Purchasers and the Agents and without filing such amendments to any previously filed financing statements as the Conduit Purchasers and the Agents may require, (A) change the location of its principal executive office or the location of the offices where the records relating to the accounts are kept or the jurisdiction of its organization, or
(B) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by such Bon-Ton Party in accordance with the Series Documents seriously misleading within the meaning of Sections 9-506 and 9-507 of the UCC as in effect in the relevant UCC States or any applicable enactment of the UCC.

                  (f) Transfer of Transferor Interest. Except as permitted by the Series Documents, the Transferor shall not assign, transfer or otherwise convey to any Person any interest in the Transferor Interest.

                  (g) Issuance of New Series. The Transferor shall not direct the Owner Trustee on behalf of the Issuer, to issue one or more new Series of Notes under the Indenture other than Series 2004-1 without obtaining either (i) the prior written consent of the Agents to any such issuance or (ii) a rating of the Series 2004-1 Notes by Standard & Poor's and Moody's of at least AA/Aa after giving effect to such issuance.

                  (h) Merger. The Transferor shall not, without the prior written consent of the Agents, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

                                  ARTICLE VIII
                              ADDITIONAL COVENANTS

                  SECTION 8.01 Legal Conditions to Closing. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Note Purchase Agreement.

                  SECTION 8.02 Expenses. Whether or not the Closing takes place, except as otherwise expressly provided herein or in the Fee Letter, all costs and expenses incurred in connection with this Note Purchase Agreement and the transactions contemplated hereby shall (as between the Transferor and the Conduit Purchasers) be paid by the Transferor.

                  SECTION 8.03 Mutual Obligations. On and after the Closing, each party hereto will do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Note Purchase Agreement.

                  SECTION 8.04 Restrictions on Transfer. Each Managing Agent agrees that it will comply with the restrictions on transfer of its Class A Note set forth in the Indenture and the Indenture Supplement and that it will resell its Class A Note only in compliance with such restrictions; provided, however, that the Transferor acknowledges that in the event of the purchase of a Class A Note by any Purchaser no such Purchaser will be required to execute and deliver the Investment Letter.

                  SECTION 8.05 Cash Collateral Account. The Transferor hereby grants to Bank One, as agent on behalf of Bank One, as a Swap Counterparty, a security interest in all of its interest in the "Swap Cash Collateral Account" held by Bank One, and all proceeds thereof to secure the Interest Rate Swap Obligations owing to Bank One, as Swap Counterparty.

                                   ARTICLE IX
                                 INDEMNIFICATION

                  SECTION 9.01 Indemnities by the Bon Ton Parties. Without limiting any other rights which any Agent or the Purchasers may have hereunder or under applicable law, (A) the Transferor hereby agrees to indemnify the Agents, the Purchasers and the Liquidity Purchasers and any successors and permitted assigns and any of their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of any Agent or the Purchasers or Liquidity Purchasers, as applicable) and disbursements (all of the foregoing being collectively referred to as

"Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Note Purchase Agreement, the other Series Documents, the ownership or maintenance, either directly or indirectly, by an Agent or the Purchasers of the Class A Notes or any of the other transactions contemplated hereby or thereby, and (B) The Bon-Ton Department Stores, Inc. hereby agrees to indemnify each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them in any action or proceeding (including in its capacity as Servicer) between The Bon-Ton Department Stores, Inc. and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Note Purchase Agreement, the other Series Documents, the ownership or maintenance, either directly or indirectly, of the Class A Note or any of the other transactions contemplated hereby or thereby, excluding, in the case of clause (A) and clause (B), however: (i) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(ii) recourse for Receivables that are uncollectible or uncollected (whether on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or otherwise); provided that the foregoing shall not negate, impair or otherwise modify any (or the effect of any) of the representations, warranties, covenants or other agreements of the Bon-Ton Parties contained in this Agreement or the other Series Documents; or

(iii) taxes imposed by the jurisdiction or political subdivision thereof in which such Indemnified Party's principal executive office is located or in which such Indemnified Party is organized or maintains a lending office or is otherwise engaged in business (except solely as a result of this Agreement), on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization of the Class A Notes as debt of the Transferor;

provided, however, that nothing contained in this sentence shall limit the liability of The Bon-Ton Parties or limit the recourse of the Purchasers to a Bon-Ton Party for amounts otherwise specifically provided to be paid by such Bon-Ton Party under the terms of this Agreement. Without limiting the generality of the foregoing, each Bon-Ton Party shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (i) any representation or warranty made by any Bon-Ton Party or any officers of such Person under or in connection with this Note Purchase Agreement, any of the other Series Documents or any other information or report delivered by such Person pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

                  (ii) the failure by any Seller, The Bon-Ton Department Stores, Inc. (including in its capacity as Servicer), the Parent or the Transferor to comply with any applicable law, rule or regulation with respect to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

                  (iii) the failure to vest and maintain vested in the Indenture Trustee, on behalf of the Trust, a first priority, perfected security interest, in the Collateral free and clear of any Adverse Claim;

                  (iv) any failure of the Parent, any Seller, The Bon-Ton Department Stores, Inc. (including in its capacity as Servicer) or the Transferor to perform its duties, covenants or other obligations in accordance with the provisions of this Note Purchase Agreement or any other Series Document;

                  (v) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Receivable;

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vii) the commingling of Collections of Receivables at any time with other funds;

                  (viii) any investigation, litigation or proceeding related to or arising from this Note Purchase Agreement or any other Series Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Funding, the ownership of the Class A Note or any other investigation, litigation or proceeding relating to the Parent, any Seller, The Bon-Ton Department Stores, Inc. (including in its capacity as Servicer) or the Transferor in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby, excluding, however, any investigation, litigation or proceeding that relates solely to the compliance or noncompliance by any Purchaser with any state or federal laws applicable to such Purchaser because of such Purchaser's regulatory status or any contractual restriction (other than the Series Documents) binding on such Purchaser;

                  (ix) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (x) any failure of the Trust to acquire and maintain legal and equitable title to, and ownership of any Receivable free and clear of any lien (other than as created under the Series Documents); or any failure of the Transferor to give reasonably equivalent value to a Seller under the Receivables Purchase Agreement in consideration of the transfer by such Seller of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                  (xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable with respect thereto, and the proceeds of any thereof;

                  (xii) any action or omission by the Parent, any Seller, The Bon-Ton Department Stores, Inc. (including in its capacity as Servicer) or the Transferor which reduces or impairs the rights of the Conduit Purchasers, the Agents or the Purchasers with respect to any Receivable or the value of any such Receivable;

                  (xiii) any Receivable which is treated as or represented by any Seller, the Transferor or the Servicer to be an Eligible Receivable (including, without limitation, for purposes of computing the Net Receivables Balance at any time) which is not at the date thereof an Eligible Receivable; and

                  (xiv) any Pay Out Event described in Section 6.01(e) of the Indenture Supplement.

                  SECTION 9.02 Notice of Claims; Participation. The Bon-Ton Parties shall be given notice of any claim for Indemnified Amounts and, in the case of any litigation or proceeding brought by any Person that is not a party to this Agreement which litigation or proceeding is reasonably likely to give rise to a claim hereunder for indemnification, the Bon-Ton Parties shall be afforded a reasonable opportunity to participate in the defense, compromise or settlement thereof.

                  SECTION 9.03 Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Governmental Rule or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Governmental Rule or bank regulatory guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any directive of any Governmental Authority (in the case of any bank regulatory guideline, whether or not having the force of Governmental Rule):

                  (i) shall subject any Indemnified Party to any tax, duty, deduction or other charge with respect to the Receivables, the Class A Notes, this Note Purchase Agreement or the other Series Documents, or payments of amounts due thereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect thereof (except for changes in the rate of general corporate, franchise, net income or other income tax (including by means of withholding) imposed on such Indemnified Party by the United States of America, the jurisdiction (or a political subdivision thereof) in which such Indemnified Party's principal executive office is located or any other jurisdiction in which the Indemnified Party would be subject to such tax even if the transactions contemplated by this Note Purchase Agreement had not occurred); or

                  (ii) shall impose, modify or deem applicable any reserve, capital, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Receivables, the Class A Notes, this Note Purchase Agreement, the other Series Documents or payments of amounts due thereunder (including with respect to Eurocurrency liability reserves); or

                  (iii) imposes upon any Indemnified Party any other cost or expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing if such a contest is requested by the Applicable Indemnifying Party) with respect to the Receivables, the Class A Notes, any Series Document or payments of amounts due hereunder or thereunder;

and the result of any of the foregoing is to increase the cost or reduce the payments to such Indemnified Party with respect to the Receivables, the Class A Notes, this Note Purchase Agreement, the Series Documents or payments of amounts due thereunder or the obligations thereunder or the funding of any purchases (including Incremental Fundings) with respect thereto by any Purchaser, by an amount deemed by such Indemnified Party to be material, then the Transferor agrees to pay such Indemnified Party, within five Business Days after demand by such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduced payments.

                  (b) If any Indemnified Party shall have determined that, after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Governmental Authority, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time the Transferor agrees to pay such Indemnified Party, within 10 days after demand by any such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                  (c) Any Indemnified Party who makes a demand for payment of increased costs or capital pursuant to Section 9.03(a) or (b) shall promptly deliver to the Transferor a certificate setting forth in reasonable detail the computation of such increased costs or capital and specifying the basis therefor. In the absence of manifest error, such certificate shall be conclusive and binding for all purposes. Each Indemnified Party shall use reasonable efforts to mitigate the effect upon the Transferor of any such increased costs or capital requirements; (including , by way of example, furnishing appropriate certificates relating to its entitlement to a reduced rate of or exemption from such taxation, or changing the jurisdiction with respect to which its rights under this Agreement are considered to originate for purposes of such item); provided, it shall not be obligated to take any action that it determines would be disadvantageous to it or inconsistent with its policies.

                  SECTION 9.04 Costs, Expenses, Taxes, Broken Funding Cost and Increased Costs under Note Purchase Agreement and Program Facility . (a)The Transferor shall be obligated to pay on demand to each Purchaser and its Managing Agent (i) all reasonable costs and expenses incurred in connection with the preparation, execution and delivery of this Note Purchase Agreement, the other documents to be delivered hereunder or in connection herewith and any requested amendments, waivers or consents or examination or visit by the Conduit Purchasers or Agents pursuant to Section 7.01(d) hereof including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchasers and the Agents, with respect thereto and with respect to advising the Purchasers and the Agents as to its respective rights and remedies under this Note Purchase Agreement and the other documents delivered hereunder or in connection herewith and (ii) all costs and expenses, if any, in connection with the enforcement of this Note Purchase Agreement and the other documents delivered hereunder or in connection herewith. The Transferor shall reimburse any Conduit Purchaser on demand for all other reasonable costs and expenses incurred by such Conduit Purchaser or any shareholder of such Conduit Purchaser ("Other Costs"), including, without limitation, the cost of auditing such Conduit Purchaser's books by certified public accountants, the cost of rating the Commercial Paper Notes by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for such Conduit Purchaser or any counsel for any shareholder of such Conduit Purchaser with respect to advising such Conduit Purchaser or such shareholder as to matters relating to such Conduit Purchaser's operations. Each Conduit Purchaser shall allocate the liability for Other Costs among the Transferor and other Persons with whom such Conduit has entered into agreements to purchase interests in receivables ("Other Sellers"). If any Other Costs are attributable to the Transferor and not attributable to any Other Seller, the Transferor shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to the Transferor, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Section 9.04(a) shall be made by the applicable Conduit in its sole discretion and shall be binding on the Transferor and the Servicer. The Transferor shall make each such reimbursement for costs and expenses, and shall make each other payment required under this
Section 9.04, within five Business Days following demand by the applicable Agent therefor.

                  (b) In addition, the Transferor shall be obligated to pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Note Purchase Agreement, the Class A Note or the other documents and agreements to be delivered hereunder, and agrees to hold each Purchaser and its Managing Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  (c) The Transferor shall be obligated to pay to the Purchasers within five Business Day of request therefor by the applicable Agent, the amount of any Broken Funding Cost or other Class A Additional Amounts and to the extent not paid when required pursuant to Section 4.05 of the Indenture Supplement.

                  (d) If a Conduit Purchaser becomes obligated to compensate any financial institution under its commercial paper program as a result of any events or circumstances similar to those described in Sections
9.03 or 9.04(c), such Conduit Purchaser shall promptly deliver to the Transferor a certificate setting forth in reasonable detail the computation of such amounts. In the absence of manifest error, such certificate shall be conclusive and binding for all purposes. The Transferor shall be obligated to pay to the applicable Conduit Purchaser, within five

Business Days after receipt of such certificate, such additional amounts as may be necessary to reimburse the Conduit Purchaser for any amounts so paid by such Conduit Purchaser. With respect to amounts to be paid pursuant to this Section 9.04(d) as a result of any events or circumstances similar to those described in
Section 9.03 or 9.04(c) hereof, the applicable Conduit Purchaser shall request the party to be compensated to use its reasonable efforts to mitigate the effect upon the Transferor of any such increased costs or capital requirements; provided, such party shall not be obligated to take any action that it determines would be disadvantageous to it or inconsistent with its policies.

                                   ARTICLE X
                                   THE AGENT

                  SECTION 10.01 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as Class A Agent hereunder and under each other Series Document, and authorizes the Class A Agent and such Purchaser's Managing Agent to take such actions as the Class A Agent or Managing Agent, as the case may be, on its behalf and to exercise such powers as are delegated to the Class A Agent or such Managing Agent, respectively, by the terms of this Agreement and the other Series Documents together with such powers as are reasonably incidental thereto. Neither the Class A Agent nor any Managing Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Series Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Class A Agent or any Managing Agent shall be read into this Agreement or any other Series Document or otherwise exist for the Class A Agent or such Managing Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, any enforcement or collection activity), neither the Class A Agent nor any Managing Agent shall be required to exercise any discretion or take any action, but the Class A Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Committed Purchasers. In performing its functions and duties hereunder and under the other Series Documents, (i) the Class A Agent shall act solely as agent for the Purchasers, (ii) each Managing Agent shall act solely as agent for the Conduit Purchasers and Committed Purchasers in its related Purchase Group and (iii) neither the Class A Agent nor any Managing Agent shall assume or be deemed to have assumed any obligation or relationship of trust or agency with or for the Transferor, or any of its successors or assigns, or any Swap Counterparty, or any of its successors or assigns. Neither the Class A Agent nor any Managing Agent shall be required to take any action which exposes the Class A Agent or such Managing Agent to personal liability or which is contrary to this Agreement, any other Series Document or applicable law. The appointment and authority of the Class A Agent hereunder shall terminate upon payment in full of all amounts to be paid under the Indenture Supplement or this Agreement. The appointment and authority of any Managing Agent hereunder shall terminate upon the indefeasible payment in full of all amounts owing to all members of such Managing Agent's Purchase Group under the Indenture Supplement or this Agreement.

                  SECTION 10.02 Delegation of Duties. The Class A Agent and the Managing Agents may execute any of their respective duties under this Agreement and each other Series Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Class A Agent nor any Managing

Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  SECTION 10.03 Exculpatory Provisions. None of the Class A Agent, the Managing Agents or any of their respective directors, officers, agents or employees shall be (i) liable to the Purchasers for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Series Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Seller contained in this Agreement, any other Series Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Series Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Series Document or any other document furnished in connection herewith or therewith, or for any failure of the Seller to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article IV, or for the perfection, priority, condition, value or sufficiency or any collateral pledged in connection herewith. Neither the Class A Agent nor any Managing Agent shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Series Document, or to inspect the properties, books or records of the Seller. Neither the Class A Agent nor any Managing Agent shall be deemed to have knowledge of any Pay Out Event or Potential Pay Out Event unless the Class A Agent or such Managing Agent, as applicable, has received notice from the Transferor or a Purchaser. No Managing Agent shall have any responsibility hereunder to any purchaser other than the Purchasers in its Purchase Group.

                  SECTION 10.04 Reliance by Agents. The Class A Agent and the Managing Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Transferor), independent accountants and other experts selected by the Class A Agent or any Managing Agent. The Class A Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Series Document unless it shall first receive such advice or concurrence of the Managing Agents as the Class A Agent deems appropriate and it shall first be indemnified to its satisfaction by the Committed Purchasers, provided that unless and until the Class A Agent shall have received such advice, the Class A Agent may take or refrain from taking any action, as the Class A Agent shall deem advisable and in the best interests of the Purchasers. The Class A Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Managing Agents and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

                  SECTION 10.05 Non-Reliance on Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Class A Agent, the Managing Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Class A Agent or any Managing Agent hereafter taken, including, without limitation, any review of the affairs of the Transferor, shall be deemed to constitute any representation or warranty by the Class A Agent or such Managing Agent. Each Purchaser represents and warrants to the Class A Agent and each Managing Agent that it has and will, independently and without reliance upon the Class A Agent, any Managing Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Transferor and made its own decision to enter into this Agreement, the other Series Documents and all other documents related hereto or thereto.

                  SECTION 10.06 Reimbursement and Indemnification. The Committed Purchasers agree to reimburse and indemnify the Class A Agent, and the Committed Purchasers in each Purchase Group agree to reimburse the Managing Agent for such Purchase Group, and their respective officers, directors, employees, representatives and agents ratably according to their Commitment Pro Rata Shares, to the extent not paid or reimbursed by the Transferor (i) for any amounts for which the Class A Agent, acting in its capacity as Agent, or such Managing Agent acting in its capacity as a Managing Agent is entitled to reimbursement by the Transferor hereunder and (ii) for any other expenses incurred by the Class A Agent, in its capacity as Class A Agent or such Managing Agent acting in its capacity as a Managing Agent and acting on behalf of the related Purchasers, in connection with the administration and enforcement of this Agreement and the other Series Documents; provided, however, that the Committed Purchasers shall have no liability under this Section 10.06 to reimburse the Class A Agent or the Managing Agent for such Committed Purchaser's Purchase Group in respect of any such amount or expense that arises by reason of the gross negligence or willful misconduct of the Class A Agent or such Managing Agent, as the case may be.

                  SECTION 10.07 Agents in their Individual Capacities. Each of the Class A Agent, each Managing Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Transferor or any Affiliate of the Transferor as though the it were not the Class A Agent or a Managing Agent hereunder. With respect to the acquisition of Class A Notes pursuant to this Agreement, each of the Class A Agent and each Managing Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Class A Agent or a Managing Agent, as applicable, and the terms "Committed Purchaser," "Purchaser," "Committed Purchasers" and "Purchasers" shall include each of the Class A Agent and each Managing Agent in its individual capacity.

                  SECTION 10.08 Successor Agent. The Class A Agent may, upon thirty days' notice to the Transferor and the Purchasers, and the Class A Agent will, upon the written direction of all of the Purchasers (other than the Class A Agent, in its individual capacity), resign as Class A Agent. If the Class A Agent shall resign, then the Managing Agents during such thirty-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Class A Agent is appointed by the Managing Agents during such thirty-day period, then effective upon the termination of such thirty-day period, the Managing Agents shall perform all of the duties of the Class A Agent hereunder and under the other Series Documents and the Transferor and the Servicer shall make all payments contemplated in the Indenture Supplement and this Agreement directly to the applicable Managing Agents and for all purposes shall deal directly with the Managing Agents. After the effectiveness of any retiring Class A Agent's resignation hereunder, the retiring Class A Agent shall be discharged from its duties and obligations hereunder and under the other Series Documents and the provisions of this Article X and Article IX shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Class A Agent under this Agreement and under the other Series Documents.

                  SECTION 10.09 Successor Managing Agents. Any Managing Agent may, upon thirty days' notice to Transferor, the Class A Agent and the Purchasers in its Purchase Group, and a Managing Agent will, upon the direction of all the Purchasers in its Purchase Group (other than such Managing Agent in its individual capacity), resign as Managing Agent. If a Managing Agent shall resign, then the Purchasers in the related Purchase Group shall appoint a successor Managing Agent during such thirty-day period. If for any reason no successor Managing Agent is appointed by the related Purchase Group during such thirty-day period, then effective upon the termination of such thirty-day period, the Purchasers in the related Purchase Group shall perform all of the duties of the related Managing Agent hereunder and under the other Series Documents and the Transferor and the Servicer shall make all payments contemplated in the Indenture Supplement and this Agreement directly to the applicable Purchasers and for all purposes shall deal directly with such Purchasers. After the effectiveness of any retiring Managing Agent's resignation hereunder, the retiring Managing Agent shall be discharged from its duties and obligations hereunder and under the other Series Documents and the provisions of this Article X and Article IX shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement and under the other Series Documents. The Class A Agent may delegate any of its duties under this Note Purchase Agreement and each other Series Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Class A Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                                   ARTICLE XI
                                 MISCELLANEOUS

                  SECTION 11.01 Waivers and Amendments. No failure or delay on the part of the Conduit Purchaser, any Agent or any Purchaser in exercising any power, right or remedy under this Note Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Note Purchase Agreement may be amended if, but only if, such amendment is in writing and signed by each of the Bon-Ton Parties and each of the Agents .

                  SECTION 11.02 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, cabled or delivered, as to each party hereto, at its address set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall, when mailed, telecopied, telegraphed or cabled, be effective when deposited in the mails, confirmed by telephone, delivered to the telegraph company or delivered to the cable company, respectively.

                  SECTION 11.03 Binding Effect; Assignability. (a)This Note Purchase Agreement shall be binding upon and inure to the benefit of the Transferor, The Bon-Ton Department Stores, Inc., the Agents and the Purchasers party to this Note Purchase Agreement and their respective successors and assigns (including any subsequent holders of the Class A Notes); provided, however, that the Transferor shall not have the right to assign its rights hereunder or any interest herein (by operation of law or otherwise) without the prior written consent of all of the Agents.

                  (b) Without the consent of the Transferor, each Committed Purchaser party to this Note Purchase Agreement may assign all or a portion of its rights and obligations under this Note Purchase Agreement to any financial or other institution acceptable to the Managing Agent of its Purchase Group. The parties to each such assignment shall execute and deliver an Assignment and Acceptance to the Class A Agent, and the Class A Agent shall promptly notify the Transferor of such assignment. From and after the effective date of such Assignment and Acceptance, the assigning Committed Purchaser of its obligations hereunder to the extent so assigned.

                  (c) Any Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Persons (each, a "Participant") participating interests in all or a portion of its rights and obligations under this Note Purchase Agreement. Notwithstanding any such sale by a Purchaser of participating interests to a Participant, such Purchaser's rights and obligations under this Note Purchase Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance thereof, and the Transferor and the Agents shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Note Purchase Agreement. The Transferor also agrees that each Participant shall be entitled to the benefits of Article IX hereof; provided, however, that all amounts payable by the Transferor to any such Participant shall be limited to the amounts which would have been payable to the Purchaser selling such participating interest had such interest not been sold.

                  (d) This Note Purchase Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Class A Note shall have been paid in full.

                  (e) Additional Purchase Groups. Upon the Transferor's request and with the consent of the Class A Agent, additional Purchase Groups may be added to this Agreement at any time by the execution and delivery of a joinder agreement by the members of such proposed additional Purchase Group, the Transferor, the Servicer and the Agents, which execution and delivery shall not be unreasonably refused by such parties. Upon the effective date of such joinder agreement, (i) each Person specified therein as a "Conduit Purchaser" shall become a party hereto as a Conduit Purchaser, entitled to the rights and subject to the obligations of a Conduit Purchaser hereunder, (ii) each Person specified therein as an "Committed Purchaser" shall become a party hereto as a Committed Purchaser, entitled to the rights and subject to the obligations of a Committed Purchaser hereunder, (iii) each Person specified therein as a "Managing Agent" shall become a party hereto as a Managing Agent, entitled to the rights and subject to the obligations of a Managing Agent hereunder and (iv) the Class A Maximum Principal Balance shall be increased by an amount specified in such joinder agreement. On or prior to the effective date of such joinder agreement, the Transferor, the new Conduit Purchaser and the new Managing Agent shall enter into a fee letter for purposes of setting forth the fees payable to the members of such Purchase Group in connection with this Agreement, which fee letter shall be considered a "Fee Letter" for all purposes of this Agreement.

                  SECTION 11.04 Provision of Documents and Information. Confidentiality. (a)The Transferor, the Servicer, the Purchasers and the Agents. shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information obtained in connection with the structuring, negotiating and execution of the transactions contemplated herein and therein, except that (i) the Transferor, the Servicer, the Purchasers and the Agents, and their respective general partners, officers and employees, may disclose such information to its external accountants and attorneys and as required by any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) and (ii) the Agents and the Purchasers may disclose such information to the rating agencies, any commercial paper dealers and to any providers of credit enhancement or liquidity to any Conduit Purchaser and (iii) the Agents and the Purchasers may disclose such information to prospective or actual assignees or participants.

                  (b) Anything herein to the contrary notwithstanding, The Transferor hereby consents to the disclosure of any nonpublic information with respect to it (i) to Agents, the Committed Purchasers or the Conduit Purchasers by each other, (ii) by the Agents or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by any Managing Agent or any Conduit Purchaser to any rating agency, Commercial Paper Note dealer or provider of a surety, guaranty or credit or liquidity enhancement to such Conduit Purchaser or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which such Managing Agent provides managerial services or acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that the recipients are advised of the confidential nature thereof. In addition, the Purchasers or any Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                  SECTION 11.05 GOVERNING LAW; JURISDICTION. THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS NOTE PURCHASE AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED

HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

                  SECTION 11.06 No Proceedings. (a)The Transferor agrees that so long as any senior indebtedness of the Conduit Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any senior indebtedness of the Conduit Purchaser shall have been outstanding, it shall not file, or join in the filing of, a petition against such Conduit Purchaser or the Trust under the Federal Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against the Conduit Purchaser or the Trust.

                  (b) Each Purchaser severally agrees that it shall not at any time file, or join in the filing of, a petition against the Trust under the Federal Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against the Trust.

                  SECTION 11.07 Execution in Counterparts. This Note Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  SECTION 11.08 No Recourse. The obligations of any Purchaser under this Note Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by such Purchaser or any officer thereof are solely the corporate or partnership obligations of such Purchaser. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Note Purchase Agreement or any other agreement, instrument, document or Note executed and delivered or issued by such Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of such Purchaser.

                  SECTION 11.09 Limited Recourse. The obligations of the Transferor and The Bon-Ton Department Stores, Inc. under this Note Purchase Agreement are solely the corporate obligations of each of the Transferor and The Bon-Ton Department Stores, Inc.. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Note Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Transferor, The Bon-Ton Department Stores, Inc. or any officer thereof in connection therewith, against any stockholder, employee, officer or director of the Transferor.

                  SECTION 11.10 Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Note Purchase Agreement, including, without limitation, Article IX and Sections 11.06, 11.08 and 11.09, and in any document, Note or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Class A Notes.

                  SECTION 11.11 Tax Characterization. Each party to this Note Purchase Agreement (a) acknowledges and agrees that it is the intent of the parties to this Note Purchase Agreement that, for federal, state and local income and franchise tax purposes only, the Class A Notes will be treated as evidence of indebtedness secured by the Receivables and proceeds thereof and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (b) agrees to treat the Class A Notes for federal, state and local income and franchise tax purposes as indebtedness and
(c) agrees that the provisions of this Note Purchase Agreement and all related Series Documents shall be construed to further these intentions of the parties.

                  IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        THE BON-TON RECEIVABLES
                                        PARTNERSHIP, L.P.,
                                        as Transferor

                                        By: /s/ H. Todd Dissinger
                                            Name: H. Todd Dissinger
                                            Title: Treasurer

                                        THE BON-TON DEPARTMENT STORES, INC.,
                                        as Servicer

                                        By: /s/ H. Todd Dissinger
                                            Name: H. Todd Dissinger
                                            Title: Treasurer

                                        FALCON ASSET SECURITIZATION
                                        CORPORATION
                                        as Conduit Purchaser

                                        By: /s/ William Hendricks
                                            Name: William Hendricks
                                            Title: Authorized Signatory

                                        BANK ONE, NATIONAL ASSOCIATION,
                                        as Class A Agent and as a Managing Agent

                                        By: /s/ William Hendricks
                                            Name: William Hendricks
                                            Title: Director, Capital Markets

                                        BANK ONE, NATIONAL ASSOCIATION,
                                        as a Committed Purchaser

                                        By: /s/ William Hendricks
                                            Name: William Hendricks
                                            Title: Director, Capital Markets
                                        Purchaser Percentage: 50.0%

                                        CHARTA, LLC, as a Conduit Purchaser
                                        By: Citicorp North America, Inc.,
                                            as Attorney-in-Fact

                                        By: /s/ Lian J. Gutierrez
                                            Name: Lian J. Gutierrez
                                            Title: Vice President

                                        CITICORP NORTH AMERICA, INC.,
                                        as a Managing Agent

                                        By: /s/ Lian J. Gutierrez
                                            Name: Lian J. Gutierrez
                                            Title: Vice President

                                        CITIBANK, N.A.,
                                        as a Committed Purchaser

                                        By: /s/ Lian J. Gutierrez
                                            Name: Lian J. Gutierrez
                                            Title: Vice President
                                            Purchaser Percentage: 50.0%

                                   SCHEDULE I
                              Addresses for Notices

If to:

             Transferor:       The Bon-Ton Receivables Partnership, L.P.
                               2801 East Market Street
                               York, PA  17405
                               Attention: Treasurer
                               Facsimile: (717) 751-3240

             Servicer:         The Bon-Ton Department Stores, Inc.
                               2801 East Market Street
                               York, PA 17405
                               Attention: Treasurer
                               Facsimile: (717) 751-3240

             Conduit
             Purchasers:       Falcon Asset Securitization Corporation
                               c/o Bank One, NA (Main Office Chicago)
                               Asset Backed Finance, Suite 0612
                               1 Bank One Plaza
                               Chicago, IL 60670

                               Charta, LLC
                               388 Greenwich Street
                               19th Floor
                               New York, NY 10013

             Managing
             Agent:            Bank One, NA (Main Office Chicago)
                               Asset Backed Finance, Suite 0612
                               1 Bank One Plaza
                               Chicago, IL 60670
                               Citicorp North America, Inc.
                               388 Greenwich Street
                               19th Floor
                               New York, NY 10013

             Committed
             Purchasers:       Bank One, NA (Main Office Chicago)
                               Asset Backed Finance, Suite 0612
                               1 Bank One Plaza
                               Chicago, IL 60670

                               Citibank, N.A.
                               388 Greenwich Street
                               19th Floor
                               New York, NY 10013

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01  Certain Defined Terms............................................................       1

                                   ARTICLE II

                                PURCHASE AND SALE

SECTION 2.01  Purchase and Sale of the Class A Note............................................      10

SECTION 2.02  Initial Purchase Price...........................................................      10

SECTION 2.03  Incremental Fundings.............................................................      10

SECTION 2.04  Extension of Purchase Expiration Date............................................      11

SECTION 2.05  Reduction or Increase of the Class A Maximum Principal Balance...................      12

SECTION 2.06  Calculation of Monthly Interest..................................................      12

                                   ARTICLE III

                                     CLOSING

SECTION 3.01  Closing..........................................................................      14

SECTION 3.02  Transactions to be Effected at the Closing.......................................      14

                                   ARTICLE IV

              CONDITIONS PRECEDENT TO PURCHASE ON THE CLOSING DATE

SECTION 4.01  Performance by the Transferor, Issuer, the Parents, the Sellers and Servicer.....      14

SECTION 4.02  Representations and Warranties...................................................      14

SECTION 4.03  Corporate Documents..............................................................      14

SECTION 4.04  Opinions of Counsel to The Bon-Ton Department Stores, Inc. and the Transferor....      15

SECTION 4.05  Opinions of Counsel to the Owner Trustee.........................................      15

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                    Page
                                                                                                    ----
SECTION 4.06  Opinions of Counsel to the Indenture Trustee ....................................      15

SECTION 4.07  Financing Statements.............................................................      15

SECTION 4.08  Documents........................................................................      16

SECTION 4.09  No Actions or Proceedings........................................................      16

SECTION 4.10  Approvals and Consents...........................................................      16

SECTION 4.11  Officer's Certificates...........................................................      16

SECTION 4.12  Accounts.........................................................................      16

SECTION 4.13  Other Documents..................................................................      16

                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF THE BON-TON PARTIES

SECTION 5.01  Transfer and Servicing Agreement.................................................      16

SECTION 5.02  Corporate Existence and Power....................................................      16

SECTION 5.03  Corporate and Governmental Authorization; Contravention..........................      17

SECTION 5.04  Binding Effect...................................................................      17

SECTION 5.05  No Conflict......................................................................      17

SECTION 5.06  No Proceedings...................................................................      17

SECTION 5.07  Transferor Amount................................................................      18

SECTION 5.08  No Pay Out Event.................................................................      18

SECTION 5.09  Accuracy of Information..........................................................      18

SECTION 5.10  Taxes............................................................................      18

SECTION 5.11  Use of Proceeds..................................................................      18

                                TABLE OF CONTENTS
                                   (continued)

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                                                                                                    ----
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SECTION 5.12  Value............................................................................      18

SECTION 5.13  ERISA............................................................................      18

SECTION 5.14  [RESERVED].......................................................................      18

SECTION 5.15  Investment Company...............................................................      19

SECTION 5.16  No Liens.........................................................................      19

SECTION 5.17  Authorization....................................................................      19

SECTION 5.18  [RESERVED].......................................................................      19

SECTION 5.19  No Claims........................................................................      19

SECTION 5.20  Agreements Enforced..............................................................      19

SECTION 5.21  Class A Notes....................................................................      19

SECTION 5.22  Issuer Existence and Authorization...............................................      19

SECTION 5.23  Financial Condition of Bon Ton Parties...........................................      19

                                   ARTICLE VI

                                     OMITTED

                                   ARTICLE VII

                                    COVENANTS

SECTION 7.01  Affirmative Covenants of the Bon Ton Parties.....................................      20

SECTION 7.02  Covenants........................................................................      24

SECTION 7.03  Negative Covenants of the Bon Ton Parties........................................      24

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

SECTION 8.01  Legal Conditions to Closing......................................................      25

SECTION 8.02  Expenses.........................................................................      25

                                TABLE OF CONTENTS
                                   (continued)

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SECTION 8.03  Mutual Obligations...............................................................      25

SECTION 8.04  Restrictions on Transfer.........................................................      25

SECTION 8.05  Cash Collateral Account. ........................................................      25

                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 9.01  Indemnities by the Bon Ton Parties...............................................      25

SECTION 9.02  Notice of Claims; Participation..................................................      28

SECTION 9.03  Indemnity for Taxes, Reserves and Expenses.......................................      28

SECTION 9.04  Costs, Expenses, Taxes, Broken Funding Cost and Increased Costs under
Note Purchase Agreement and Program Facility ..................................................      29

                                    ARTICLE X

                                    THE AGENT

SECTION 10.01  Authorization and Action........................................................      31

SECTION 10.02  Delegation of Duties............................................................      31

SECTION 10.03  Exculpatory Provisions..........................................................      32

SECTION 10.04  Reliance by Agents..............................................................      32

SECTION 10.05  Non-Reliance on Agents and Other Purchasers.....................................      32

SECTION 10.06  Reimbursement and Indemnification...............................................      33

SECTION 10.07  Agents in their Individual Capacities...........................................      33

SECTION 10.08  Successor Agent.................................................................      33

SECTION 10.09  Successor Managing Agents.......................................................      34

                                   ARTICLE XI

                                  MISCELLANEOUS

                                TABLE OF CONTENTS
                                   (continued)

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SECTION 11.01  Waivers and Amendments..........................................................      34

SECTION 11.02  Notices.........................................................................      34

SECTION 11.03  Binding Effect; Assignability...................................................      35

SECTION 11.04  Provision of Documents and Information..........................................      36

SECTION 11.05  GOVERNING LAW; JURISDICTION.....................................................      36

SECTION 11.06  No Proceedings..................................................................      37

SECTION 11.07  Execution in Counterparts.......................................................      37

SECTION 11.08  No Recourse.....................................................................      37

SECTION 11.09  Limited Recourse................................................................      37

SECTION 11.10  Survival........................................................................      37

SECTION 11.11  Tax Characterization............................................................      38

                                                                  EXECUTION COPY

                         RECEIVABLES PURCHASE AGREEMENT

                                      among

                       THE BON-TON DEPARTMENT STORES, INC.

                                       and

                         THE ELDER-BEERMAN STORES CORP.,
                                   as Sellers,

                                       and

                    THE BON-TON RECEIVABLES PARTNERSHIP, L.P.
                                  as Purchaser

                          Dated as of January 30, 2004

                                   ARTICLE ONE

                                   DEFINITIONS

Section 1.01.    Definitions................................................................      1
Section 1.02.    Other Definitional Provisions..............................................      6
Section 1.03.    Amendment and Restatement of Existing Purchase Agreement...................      6

                                 ARTICLE TWO

                   PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01.    Purchase...................................................................      8
Section 2.02.    Additional Accounts........................................................      9
Section 2.03.    Delivery of Documents......................................................     11
Section 2.04.    Representations and Warranties as to the Security Interest of the
                 Purchaser in the Receivables...............................................     11
Section 2.05.    Collection Account Agreements..............................................     11

                                ARTICLE THREE

                          CONSIDERATION AND PAYMENT

Section 3.01.    Purchase Price.............................................................     13
Section 3.02.    Adjustments to Purchase Price..............................................     13

                                ARTICLE FOUR

                       REPRESENTATIONS AND WARRANTIES

Section 4.01.    Representations and Warranties of the Sellers..............................     15
Section 4.02.    Representations and Warranties as to the Agreement and the Receivables.....     17
Section 4.03.    Representations and Warranties of the Purchaser............................     19

                                ARTICLE FIVE

                                  COVENANTS

Section 5.01.    Covenants of the Sellers...................................................     21

                                 ARTICLE SIX

                            REPURCHASE OBLIGATION

Section 6.01.    Reassignment of Ineligible Receivables.....................................     26
Section 6.02.    Reassignment...............................................................     26

                                ARTICLE SEVEN

                            CONDITIONS PRECEDENT

Section 7.01.    Conditions to the Purchaser's Obligations Regarding Initial Receivables....     28
Section 7.02.    Conditions Precedent to the Sellers' Obligations...........................     28

                                ARTICLE EIGHT

                        TERM AND PURCHASE TERMINATION

Section 8.01.    Term.......................................................................     30
Section 8.02.    Purchase Termination.......................................................     30

                                ARTICLE NINE

                          MISCELLANEOUS PROVISIONS

Section 9.01.    Amendment..................................................................     31
Section 9.02.    Governing Law..............................................................     31
Section 9.03.    Notices....................................................................     31
Section 9.04.    Severability of Provisions.................................................     31
Section 9.05.    Acknowledgement and Agreement of the Sellers...............................     32
Section 9.06.    Further Assurances.........................................................     32
Section 9.07.    No Waiver; Cumulative Remedies.............................................     32
Section 9.08.    Counterparts...............................................................     32
Section 9.09.    Third-Party Beneficiaries..................................................     32
Section 9.10.    Merger and Integration.....................................................     33
Section 9.11.    Effect of Headings and Table of Contents...................................     33
Section 9.12.    Schedules and Exhibits.....................................................     33
Section 9.13.    Survival of Representations and Warranties.................................     33
Section 9.14.    Nonpetition Covenant.......................................................     33

                             EXHIBITS AND SCHEDULES

Exhibit A         Form of Supplemental Conveyance

Exhibit B         Principal Place of Business; Chief Executive Office; Office
                  where records are kept

Exhibit C         Seller's jurisdiction of organization and Federal Employer
                  Identification Number

Exhibit D         Corporate Names; Trade Names

Exhibit E         Form  of Revolving Note

Exhibit F         Form of Blocked Account Agreement

Schedule I Lock-Boxes, Lock-Box Accounts, Concentration Accounts and Store Accounts

                         RECEIVABLES PURCHASE AGREEMENT

         This Receivables Purchase Agreement, dated as of January 30, 2004, is among The Bon-Ton Department Stores, Inc., a Pennsylvania corporation ("Bon-Ton DSI"), The Elder-Beerman Stores Corp., an Ohio corporation ("Elder-Beerman Stores" and together with Bon-Ton DSI, the "Sellers" and each individually, a "Seller"), and The Bon-Ton Receivables Partnership, L.P., a Pennsylvania limited partnership (the "Purchaser").

         WHEREAS, the Purchaser and Bon-Ton DSI are parties to that certain Amended and Restated Transfer Agreement dated as of January 17, 2003 (as amended, the "Existing Purchase Agreement"), pursuant to which the Purchaser purchases from Bon-Ton DSI certain receivables arising under certain credit card accounts originated by Bon-Ton DSI (such receivables, the "Bon-Ton Receivables");

         WHEREAS, the Purchaser and Bon-Ton DSI desire to amend and restate in its entirety the Existing Purchase Agreement;

         WHEREAS, the Purchaser desires to purchase, from time to time, certain receivables arising under certain credit card accounts originated by Elder-Beerman Stores (such Receivables, the "Elder-Beerman Receivables" and, together with the Bon-Ton Receivables, the "Transferred Receivables"); and

         WHEREAS, each Seller desires to sell and assign, from time to time, certain Transferred Receivables to the Purchaser upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

         Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "Account" has the meaning set forth in the Transfer and Servicing Agreement.

         "Account Owner" has the meaning set forth in the Transfer and Servicing Agreement.

         "Addition Cut-Off Date" has the meaning set forth in the Transfer and Servicing Agreement.

         "Addition Date" has the meaning set forth in the Transfer and Servicing Agreement.

         "Addition Notice Date" has the meaning specified in Section 2.02(a).

         "Additional Account" has the meaning set forth in the Transfer and Servicing Agreement.

         "Adverse Claim" means a Lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person; provided that any interest in the Receivables granted to General Electric Capital Corporation, as administrative agent for itself and the lenders under or in connection with the "Credit Agreement" does not constitute an Adverse Claim.

         "Adverse Effect" has the meaning set forth in the Transfer and Servicing Agreement.

         "Agreement" means this Receivables Purchase Agreement, as amended or supplemented from time to time.

         "Bankruptcy Code" means Title 11 of the United States Code, as amended.

         "Bon-Ton Collection Account" means the Lock-Box Accounts.

         "Closing Date" means January 30, 2004.

         "Collection Account" has the meaning set forth in the Indenture.

         "Collection Account Agreement" means in the case of any actual or proposed Bon-Ton Collection Account, an agreement in substantially the form of the "Blocked Account Agreement" set forth in Exhibit F hereto.

         "Collection Bank" means, at any time, any of the banks or other financial institutions holding one or more Bon-Ton Collection Accounts.

         "Collections" has the meaning set forth in the Transfer and Servicing Agreement.

         "Concentration Account" means the "Concentration Account" identified on
Schedule I hereto.

         "Conveyance" has the meaning specified in Section 2.01(a).

         "Conveyance Papers" has the meaning specified in Section 4.01(c).

         "Credit Adjustment" means, with respect to the transfer of Receivables on any Addition Date pursuant to this Agreement, an amount equal to (i) the product of (A) the amount of the reduction in the principal balance of the related Receivables described in Section 3.02 and (B) the Purchase Price for Principal Receivables payable on the related Payment Date divided by (ii) the aggregate of the Principal Receivables transferred to the Purchaser on such Addition Date.

         "Credit Agreement" has the meaning set forth in the Indenture.

         "Credit Card Agreement" has the meaning set forth in the Transfer and Servicing Agreement.

         "Credit Card Guidelines" has the meaning set forth in the Transfer and Servicing Agreement.

         "Date of Processing" has the meaning set forth in the Transfer and Servicing Agreement.

         "Debtor Relief Laws" means (i) the Bankruptcy Code of the United States of America and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

         "Dilutions" means, at any time, the aggregate amount of reductions in the amount of Principal Receivables as a result of any returns, setoff, discount, adjustment or otherwise, other than cash Collections on account of the Receivables. The term "Dilutions" shall not include the writing off of a Receivable in the ordinary course of business due to a failure on the part of the Obligor thereon to pay (or a discharge of such Obligor in any insolvency or bankruptcy proceeding) which failure is not related to any action or omission on the part of, or any claim against, either Seller or any of its Affiliates.

         "Document Delivery Date" has the meaning set forth in Section 2.03.

         "Eligible Receivable" has the meaning set forth in the Transfer and Servicing Agreement, except that the word "Seller" shall be substituted for each occurrence of the word "Transferor", the word "Purchaser" shall be substituted for each occurrence of the word "Trust" and all references to the Notes shall be ignored.

         "Event of Default" has the meaning set forth in the Indenture.

         "Finance Charge Receivables" has the meaning set forth in the Transfer and Servicing Agreement.

         "GP, Inc." means BTRGP, Inc., a Pennsylvania corporation.

         "Governmental Authority" has the meaning set forth in the Transfer and Servicing Agreement.

         "In-Store Collection Event" has the meaning specified in each Indenture Supplement.

         "In-Store Collections" means any cash, instruments or other payment items remitted by any Obligor toward payment of any Receivable at any store location of the applicable Seller.

         "Indenture" means the master indenture, dated as of January 30, 2004, between the Trust and Wachovia Bank, N.A., as Indenture Trustee, as amended or supplemented from time to time, including as supplemented by Indenture Supplements applicable to any Series that may be issued from time to time.

         "Indenture Supplement" means the indenture supplement pursuant to which a Series is issued.

         "Indenture Trustee" means Wachovia Bank, N.A., as trustee under the Indenture, and its successors.

         "Ineligible Receivables" has the meaning set forth in the Transfer and Servicing Agreement.

         "Initial Account" has the meaning set forth in the Transfer and Servicing Agreement.

         "Initial Cut-Off Date" means the close of business on January 29, 2004.

         "Insolvency Event" has the meaning set forth in the Transfer and Servicing Agreement.

         "Lien" has the meaning set forth in the Transfer and Servicing
Agreement.

         "Lock-Box" means any of (i) the "Lock-Box" identified on Schedule I hereto or (ii) any other lock-box established for the purpose of receiving and processing Collections remitted by mail and in respect of which the applicable Seller shall have complied with Sections 5.01(q) and 5.01 (r) and the other terms and conditions of this Agreement.

         "Lock-Box Account" means any of (i) each "Lock-Box Account" identified on Schedule I hereto or (ii) any other lock-box account established for the purpose of receiving and processing Collections remitted to the Lock-Boxes and in respect of which the applicable Seller shall have complied with Sections 5.01(q) and 5.01(r) and the other terms and conditions of this Agreement.

         "Lock-Box Processor" means, with respect to a Lock-Box, the person(s) accessing a Lock-Box and processing the items of payment received in such Lock-Box.

         "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of the Purchaser or any Seller, (ii) the ability of a Seller to perform its obligations under this Agreement or of the Purchaser to perform its obligations under the Transfer and Servicing Agreement,
(iii) the legality, validity or enforceability of this Agreement, the Transfer and Servicing Agreement or any Collection Account Agreement relating to a Bon-Ton Collection Account, (iv) the Purchaser's interest in the Transferred Receivables generally or in any significant portion of the Transferred Receivables or the Purchased Assets with respect thereto, or (v) the collectibility of the Transferred Receivables generally or of any material portion of the Transferred Receivables.

         "Monthly Period" has the meaning set forth in the Indenture.

         "Noteholder" has the meaning set forth in the Transfer and Servicing Agreement.

         "Obligor" has the meaning set forth in the Transfer and Servicing Agreement.

         "Owner Trustee" means Wilmington Trust Company, as trustee under the Trust Agreement, and its successors.

         "Parent" means The Bon-Ton Stores, Inc. and The Bon-Ton Corp.

         "Periodic Rate Finance Charges" has the meaning set forth in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

         "Principal Receivables" has the meaning set forth in the Transfer and Servicing Agreement.

         "Purchase Price" means an amount equal to 100% of the aggregate balance of Principal Receivables in the Accounts relating to Transferred Receivables as of the Closing Date and each Addition Cut-Off Date or an amount determined to be the fair market value of such Transferred Receivables and the related Purchased Assets.

         "Purchased Assets" has the meaning set forth in Section 2.01.

         "Purchaser" means The Bon-Ton Receivables Partnership, L.P., in its capacity as purchaser of the Receivables under this Agreement, and its successors.

         "Rating Agency" has the meaning set forth in the Indenture.

         "Rating Agency Condition" has the meaning set forth in the Indenture.

         "Receivables" has the meaning set forth in the Transfer and Servicing Agreement.

         "Recoveries" has the meaning set forth in the Transfer and Servicing Agreement.

         "Removed Accounts" has the meaning set forth in the Transfer and Servicing Agreement.

         "Requirements of Law" has the meaning set forth in the Transfer and Servicing Agreement.

         "Revolving Loan" has the meaning set forth in Section 3.01(b).

         "Revolving Note" has the meaning set forth in Section 3.01(b).

         "Securities" means any one of the Notes (as such term is defined in the Indenture) or the Certificates (as such term is defined in the Trust Agreement).

         "Seller" means each of Bon-Ton DSI and Elder-Beerman Stores, and "Sellers" means Bon-Ton DSI and Elder Beerman Stores, collectively.

         "Servicer" means Bon-Ton DSI, in its capacity as servicer under the Transfer and Servicing Agreement.

         "Store Account" means (i) a deposit account identified on Schedule I as a "Store Account" or any other deposit account established for the purpose of receiving In-Store Collections and in respect of which the applicable Seller shall have complied with Sections 5.01(q) and 5.01(r) and the other terms and conditions of this Agreement.

         "Supplemental Accounts" has the meaning set forth the Transfer and Servicing Agreement.

         "Supplemental Conveyance" has the meaning set forth in Section 2.03.

         "Transfer Date" has the meaning set forth in the Indenture.

         "Transfer and Servicing Agreement" means the transfer and servicing agreement, dated as of January 30, 2004, among the Purchaser, the Servicer, the Indenture Trustee and the Trust, as amended or supplemented from time to time.

         "Transferred Receivable" means each Receivable transferred to the Purchaser pursuant to Section 2.01 and for which the related Account is identified in the computer file or microfiche list delivered to the Purchaser by the Sellers pursuant to Section 2.01.

         "Trust" means the Bon-Ton Receivables Master Note Trust and its successors.

         "Trust Agreement" means the trust agreement, dated as of January 30, 2004, between the Purchaser, as Transferor, and the Owner Trustee, as amended or supplemented from time to time.

         Section 1.02. Other Definitional Provisions.

         (a) Except as otherwise specified herein or as the context may otherwise require, for all purposes of this Agreement, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Transfer and Servicing Agreement, the Trust Agreement or the Indenture, as the case may be.

         (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular part, article or section within this Agreement, (iii) references to a section such as "Section 1.01", an article such as "Article One" and the like shall refer to the applicable Section or Article of this Agreement, as the case may be, (iv) the term "include" and all variations thereof shall mean "include without limitation", (v) the term "or" shall include "and/or" and (vi) the term "proceeds" has the meaning set forth in the applicable UCC.

         (c) All determinations of the principal or finance charge balance of Receivables, and of any collections thereof, shall be made in accordance with the Transfer and Servicing Agreement and the Indenture.

         Section 1.03. Amendment and Restatement of Existing Purchase Agreement. With respect to the sale of Transferred Receivables by Bon-Ton DSI to the Purchaser, this Agreement amends and restates in its entirety the Existing Purchase Agreement. Upon the effectiveness of this Agreement, the terms and provisions of the Existing Purchase Agreement shall, subject to this Section 1.03, be superseded in their entirety by this Agreement. Notwithstanding the amendment and restatement of the Existing Purchase Agreement by this Agreement, Bon-Ton DSI shall continue to be liable to the Purchaser with respect to agreements under the Existing Purchase Agreement to indemnify the Purchaser in connection with events or conditions arising or existing prior to the effective date of this Agreement, including, without limitation, such agreements set forth in Section 2.2, Article VIII or Section 9.3 thereof. This Agreement is given in substitution for the Existing Purchase Agreement and not as payment of the obligations of

Bon-Ton DSI thereunder, and is in no way intended to constitute a novation of the Existing Purchase Agreement.

                                  ARTICLE TWO

                     PURCHASE AND CONVEYANCE OF RECEIVABLES

         Section 2.01. Purchase.

         (a) Each Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Purchaser (collectively, the "Conveyance"), without recourse except as provided herein, (i) all its right, title and interest in, to and under the Transferred Receivables existing on the Initial Cut-Off Date, in the case of Transferred Receivables arising in the Initial Accounts with respect to which such Seller is the Account Owner, and on each Addition Cut-Off Date, in the case of Transferred Receivables arising in the Additional Accounts with respect to which such Seller is the Account Owner, and in each case thereafter created from time to time until the termination of this Agreement pursuant to Article Eight, (ii) all Recoveries with respect to such Transferred Receivables,
(iii) all monies due or to become due and all amounts received or receivable with respect thereto (including proceeds of the reassignment of Transferred Receivables by such Seller pursuant to Sections 6.01 (b) and 6.02) and (iv) all proceeds thereof (collectively, the "Purchased Assets").

         (b) In connection with such Conveyance, each Seller agrees (i) to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Transferred Receivables existing as of the Initial Cut-Off Date and thereafter created in the Initial Accounts with respect to which such Seller is the Account Owner, and existing as of the Addition Cut-Off Date and thereafter created in the Additional Accounts with respect to which such Seller is the Account Owner, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the first priority nature of the Purchaser's interest in the Transferred Receivables, and maintain perfection of, the Conveyance of such Purchased Assets from such Seller to the Purchaser, (ii) that such financing statements shall name such Seller, as seller, and the Purchaser, as purchaser, of the Transferred Receivables and
(iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as is practicable after filing.

         (c) In connection with such Conveyance, each Seller further agrees that it will, at its own expense, (i) on or prior to (A) the Closing Date, in the case of Initial Accounts with respect to which such Seller is the Account Owner, (B) the applicable Addition Date, in the case of Additional Accounts with respect to which such Seller is the Account Owner, and (C) the applicable Removal Date, in the case of Removed Accounts with respect to which such Seller is the Account Owner, indicate in its computer files that, in the case of such Initial Accounts or such Additional Accounts, Transferred Receivables created in connection with such Accounts have been conveyed to the Purchaser in accordance with this Agreement and have been conveyed by the Purchaser to the Trust pursuant to the Transfer and Servicing Agreement and have been pledged by the Trust to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders by indicating in such computer files the transfer of the Transferred Receivables to the Purchaser, or in the case of a Removed Account related to Transferred Receivables, that such Receivables have been reassigned and (ii) on or prior to (A) the Closing Date, in the case of the Initial Accounts, (B) the applicable Addition Date, in the case of designation of Supplemental Accounts and (C) the applicable Removal Date, in the case of Removed Accounts, and (iii) to deliver to the Purchaser a computer file or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, the applicable Addition Cut-Off Date, in the case of Supplemental Accounts and the applicable Removal Date, in the case of Removed Accounts, (1) its account number, (2) the aggregate amount outstanding in such Account and (3) the aggregate amount of Principal Receivables in such Account. Each such computer file or microfiche list, as supplemented from time to time to reflect Additional Accounts or Removed Accounts, shall be delivered to the Purchaser and is hereby incorporated into and made a part of this Agreement. Each Seller further agrees not to alter the computer code referenced in clause
(i) of this paragraph with respect to any Account with respect to which such Seller is the Account Owner, during the term of this Agreement unless and until such Account becomes a Removed Account or the Rating Agency Condition is satisfied. Notwithstanding the foregoing, as long as Series 2004-1 is the only Series Outstanding and each Seller is in compliance with Section 5.01(h) hereof, this subsection shall not apply.

         (d) The parties hereto intend that the conveyance of each Seller's right, title and interest in and to the Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from such Seller to the Purchaser. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets shall constitute a purchase and sale of such Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that each Seller shall be deemed to have granted and does hereby grant to the Purchaser a first priority perfected security interest, in all of such Seller's right, title and interest, whether owned on the Initial Cut-Off Date or thereafter acquired, in, to and under the Purchased Assets, each Bon-Ton Collection Account and all money, accounts, payment intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit and advices of credit consisting of, arising from or related to the Purchased Assets and all proceeds thereof to secure the obligations of such Seller hereunder.

         Section 2.02. Additional Accounts.

         (a) If, from time to time, the Purchaser becomes obligated to designate Supplemental Accounts pursuant to Section 2.09(a)(i) of the Transfer and Servicing Agreement, then the Purchaser may, at its option, give each Seller written notice thereof on or before the tenth Business Day (the "Addition Notice Date") prior to the Addition Date therefor, and upon receipt of such notice each Seller shall on or before the Addition Date, designate sufficient Eligible Accounts to be included as Supplemental Accounts so that after the inclusion thereof the Purchaser will be in compliance with the requirements of Section 2.09(a)(i) of the Transfer and Servicing Agreement. Additionally, subject to Sections 2.09(b) and (c) of the Transfer and Servicing Agreement and Section 2.02(b), from time to time Eligible Accounts may be designated to be included as Supplemental Accounts, upon the mutual agreement of the Purchaser and the applicable Seller. In either event, the Sellers shall have sole responsibility for selecting such Supplemental Accounts. Notwithstanding the foregoing, so long as Series 2004-1 is the only Series of Notes outstanding, all newly originated Accounts shall be automatically designated as Supplemental Accounts.

         (b) On the Addition Date with respect to any designation by either Seller of Eligible Accounts to be Supplemental Accounts pursuant to Section 2.02(a), the Purchaser shall purchase the applicable Seller's right, title and interest in, to and under the Receivables in such Supplemental Accounts (and such Receivables shall be deemed to be Transferred Receivables) and the related Purchased Assets, subject to the satisfaction of the following conditions on such Addition Date:

                  (i)      all such Supplemental Accounts shall be Eligible
         Accounts;

                  (ii) such Seller shall have delivered to the Purchaser copies of UCC-1 financing statements covering such Supplemental Accounts, if necessary to perfect the Purchaser's interest in the Receivables arising therein;

                  (iii) to the extent required of the Purchaser by Section 2.09(c) of the Transfer and Servicing Agreement, such Seller shall have transferred to the Servicer for deposit in the Collection Account all Collections with respect to such Supplemental Accounts since the Addition Cut-Off Date;

                  (iv) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to such Seller shall have occurred nor shall the transfer of the Receivables arising in the Supplemental Accounts to the Purchaser have been made in contemplation of the occurrence thereof;

                  (v) the Rating Agency Condition shall have been satisfied with respect to such Addition;

                  (vi) such Seller shall have delivered to the Purchaser an Officer's Certificate, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (i) through (v) above; and

                  (vii) the transfer of the Transferred Receivables arising in the Supplemental Accounts to the Purchaser will not result in an Adverse Effect and, in the case of such Supplemental Accounts, such Seller shall have delivered to the Purchaser an Officer's Certificate, dated the related Addition Date, stating that the transfer of the Receivables arising in such Supplemental Accounts to the Purchaser will not have an Adverse Effect.

         (c) In addition to designating Additional Accounts pursuant to clause (a) above, each Seller may, subject to the satisfaction by the Purchaser of the conditions relating to the designation by the Purchaser of Accounts to the Trust set forth in Section 2.09(a)(iii) of the Transfer and Servicing Agreement, automatically convey newly originated Eligible Accounts to the Purchaser upon their establishment; provided, however, that so long as Series 2004-1 is the only Series of Notes outstanding, all newly originated Accounts shall be automatically conveyed to the Purchaser upon their establishment.

         Section 2.03. Delivery of Documents. In the case of the designation of Supplemental Accounts, the applicable Seller shall deliver to the Purchaser (i) the computer file or microfiche list required to be delivered pursuant to
Section 2.01(c) with respect to such Supplemental Accounts on the date such file or list is required to be delivered pursuant to Section 2.01(c) (the "Document Delivery Date") and (ii) a duly executed, written assignment (including an acceptance by the Purchaser), substantially in the form of Exhibit A (the "Supplemental Conveyance"), on the Document Delivery Date.

         Section 2.04. Representations and Warranties as to the Security Interest of the Purchaser in the Receivables. Each Seller makes the following representations and warranties to the Purchaser. The representations and warranties speak as of the execution and delivery of this Agreement and as of each Transfer Date. Such representations and warranties shall survive the sale, transfer and assignment of the Receivables to the Transferor and the Trust, the pledge thereof to the Indenture Trustee and the termination of this Agreement and shall not be waived by any party hereto unless the Rating Agency Condition is satisfied.

                  (a) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Transferred Receivables in favor of the Purchaser, which security interest is prior to all other Liens other than the Lien of each of the Indenture and the Trust, and is enforceable as such as against creditors of and purchasers from such Seller.

                  (b) The Transferred Receivables constitute "accounts" within the meaning of the applicable UCC.

                  (c) Such Seller owns and has good and marketable title to the Transferred Receivables transferred by it to the Purchaser hereunder, free and clear of any Adverse Claim, claim or encumbrance of any Person.

                  (d) Such Seller has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest of the Purchaser in the Transferred Receivables transferred by it to the Purchaser hereunder.

                  (e) Other than the security interest granted to the Purchaser pursuant to this Agreement, such Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Receivables. Such Seller has not authorized the filing of and is not aware of any financing statements against such Seller that include a description of collateral covering the Transferred Receivables other than any financing statement relating to the security interest granted to the Purchaser hereunder or that has been terminated. Such Seller is not aware of any judgment or tax lien filings against it.

         Section 2.05. Collection Account Agreements.

                  (a) Each Seller hereby transfers to the Purchaser, effective concurrently with the initial purchase of Transferred Receivables hereunder, the exclusive ownership and control of the Bon-Ton Collection Accounts relating to the Transferred Receivables sold by such Seller, as evidenced by the Collection Account Agreements, and such Seller shall claim no further right, title and/or interest in and to any such Bon-Ton Collection Accounts nor any rights to withdraw funds therefrom. Each Seller hereby authorizes the Purchaser, and agrees that the Purchaser shall be entitled to (i) endorse such Seller's name on checks and other instruments representing Collections, (ii) enforce the Transferred Receivables and the related Credit Card Agreements and
         (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Transferred Receivables to come into the possession of the Purchaser or its designees rather than such Seller.

                  (b) Each Seller agrees that the Indenture Trustee, as assignee of the Purchaser, may at any time following the occurrence of an In-Store Collection Event, on written notice to the applicable Seller, direct that such Seller, and such Seller thereupon shall, (i) cease accepting In-Store Collections at individual cash registers within a store, (ii) accept all In-Store Collections at a single collection point within each store, and otherwise segregate, record and maintain the separateness of all In-Store Collections from all other cash and payment items handled or located at such store, and (iii) remit on a daily basis from each store location all In-Store Collections (in the form received) to such location or locations as the Agent(s) (as defined in the Series 2004-1 Supplement) or Noteholders may direct, as applicable, including, without limitation, to a deposit account at any bank selected by the Noteholders (which may be a separate deposit account at the bank where any store, in the ordinary course, deposits its Collections) or to a concentration location (which may entail daily delivery by overnight courier by each store to such location of such store's In-Store Collections). Each Seller shall take all actions necessary, or that the Indenture Trustee may reasonably request, to implement any alternative handling procedures required under this Section 2.05(b) for In-Store Collections.

                                 ARTICLE THREE

                            CONSIDERATION AND PAYMENT

         Section 3.01. Purchase Price. (a)The Purchase Price for Transferred Receivables relating to (i) Initial Accounts as of the Initial Cut-Off Date and the related Purchased Assets conveyed to the Purchaser under this Agreement shall be payable on the Closing Date (exclusive of the Bon-Ton Receivables which have already been purchased by the Purchaser from Bon-Ton DSI pursuant to the Existing Purchase Agreement) and (ii) Initial Accounts, Additional Accounts and the related Purchased Assets to be conveyed after the Closing Date to the Purchaser under this Agreement, shall be paid to the applicable Seller in the following manner: (i) by delivery of immediately available funds (or its equivalent), to the extent of funds made available to the Purchaser in connection with its subsequent sale of such Transferred Receivables to the Trust under the Transfer and Servicing Agreement, (ii) by the issuance of equity (in the case of purchases from Bon-Ton DSI) and (iii) the balance, with the proceeds of a Revolving Loan. The Purchase Price shall be paid on the Payment Date following the Monthly Period in which such Transferred Receivables and the related Purchased Assets are conveyed by the applicable Seller to the Purchaser.

         (b) Notwithstanding anything to the contrary contained in Section 3.01(a), the Purchaser may elect to pay all or part of, the applicable Purchase Price by borrowing under a revolving loan (each a "Revolving Loan") from the applicable Seller, and such Seller, subject to the remaining provisions of this paragraph, irrevocably agrees to advance the requisite portion of the Purchase Price under such Revolving Loan in the amount so specified by the Purchaser. Notwithstanding the foregoing, the Sellers are not committed to make any Revolving Loan (and the Purchaser's right to make the election described hereinabove shall not be effective), if, as a result of making such loan, either
(i) the aggregate outstanding amount of advances under the Revolving Loans would exceed an amount equal to the aggregate outstanding balance of all Principal Receivables at such time minus the Required Minimum Principal Balance at such time or (ii) the Purchaser's net worth would be equal to an amount that is less than $5,000,000 or (iii) the amount of the advance under the Revolving Loan then being made would exceed an amount equal to the Purchase Price payable in connection with the purchase being made hereunder on such date minus funds then being made available under the Indenture Supplements or otherwise then available to the Purchaser. Each Revolving Loan shall be evidenced by, and shall be payable in accordance with the terms and provisions of, a promissory note in the form of Exhibit E hereto (the "Revolving Note") and shall be payable solely from funds which the Purchaser is not required under the Transfer and Servicing Agreement to set aside for the benefit of, or otherwise pay over to, the Trust, the Indenture Trustee or the Noteholders.

         Section 3.02. Adjustments to Purchase Price. The Purchase Price shall be adjusted on each Payment Date by an amount equal to the Credit Adjustment with respect to any Receivable previously conveyed to the Purchaser by the applicable Seller which has since been (x) reduced as a result of any defective or rejected goods or services, any cash discount or any adjustment by the applicable Seller, (y) reduced or cancelled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction and whether such claim relates to the Seller or any Affiliate thereof) or (z) is otherwise reduced as a result of any of the factors set forth in the definition of Dilutions. In the event that the Credit Adjustment pursuant to this Section causes the Purchase Price to be a negative number, the applicable Seller agrees that, not later than 12:00 p.m. (Noon), New York City time, on such Payment Date, such Seller shall pay or cause to be paid to the Purchaser an amount equal to the amount by which the Credit Adjustment exceeds the Purchase Price. Notwithstanding the foregoing, if as a result of the occurrence of any event giving rise to a Credit Adjustment, the Purchaser is required to deposit funds into the Special Funding Account pursuant to Section 3.10 of the Transfer and Servicing Agreement, the applicable Seller shall pay the Purchaser an amount equal to such required deposit in immediately available funds on or before the date the Purchaser is required to make such deposit to the Special Funding Account.

                                  ARTICLE FOUR

                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. Representations and Warranties of the Sellers. Each Seller hereby represents and warrants to, and agrees with, the Purchaser (as to itself) as of the date of this Agreement, as of the Closing Date and on each Addition Date, that:

                  (a) Organization and Good Standing. Such Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with the power and authority to own its properties and conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Receivables.

                  (b) Due Qualification. Such Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would have a Material Adverse Effect.

                  (c) Power and Authority. Such Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement, any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance, to which such Seller is a party (the "Conveyance Papers") and the sale of the Receivables has been duly authorized by it by all necessary corporate action.

                  (d) No Violation. The execution, delivery and performance by such Seller of this Agreement, each Conveyance Paper and the sale of the Receivables, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its articles of incorporation or bylaws, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, agreement or other instrument to which it is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties.

                  (e) No Proceedings. There are no proceedings or investigations pending, or to such Seller's knowledge, threatened against such Seller, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such Seller or its properties: (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the

         Conveyance Papers, (iii) seeking any determination or ruling that could reasonably be expected to (a) adversely affect the collectibility of a material portion of the Transferred Receivables, (b) materially adversely affect the financial condition of such Seller, any of such Seller's Subsidiaries or the Parent or (c) materially adversely affect the ability of such Seller or the Purchaser to perform its obligations under this Agreement or the Transfer and Servicing Agreement or (iv) seeking to affect adversely the income tax attributes of the Trust under federal or applicable state income or franchise tax systems.

                  (f) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or any Governmental Authority required in connection with the execution and delivery by such Seller of this Agreement or any of the Conveyance Papers and the performance of the transactions contemplated by this Agreement or any of the Conveyance Papers by such Seller have been obtained.

                  (g) Insolvency. Such Seller is not insolvent and no Insolvency Event with respect to such Seller has occurred, and the transfer of the Transferred Receivables and Purchased Assets by such Seller to the Purchaser contemplated hereby has not been made in contemplation of such insolvency or Insolvency Event.

                  (h) Accuracy of Information. All information heretofore furnished by such Seller to the Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by such Seller to the Purchaser will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (i) Places of Business. The principal places of business and chief executive office of such Seller and the offices where such Seller keeps all its Records are, and have been at all times since January 1, 1995, located at the address(es) listed on Exhibit B or such other locations notified to the Purchaser in accordance with Section 5.01(f) in jurisdictions where all action required by Section 5.01(f) has been taken and completed. Such Seller's jurisdiction of organization, organizational identification number and Federal Employer Identification Number are each correctly set forth on Exhibit C.

                  (j) Financial Statements; Material Adverse Effect. The consolidated balance sheets of the Parent and its consolidated Subsidiaries as of November 1, 2003, and the related statements of income, shareholders' equity and cash flows for the fiscal year and/or fiscal quarter then ended, copies of which have been furnished to the Purchaser and the Noteholders, fairly present the consolidated financial condition of the Parent and its consolidated Subsidiaries as at each such date and the consolidated results of the operations of the Parent and its consolidated Subsidiaries for the period ended on each such date, all in accordance with generally accepted accounting principles consistently applied. Since November 1, 2003, no event has occurred which would have a Material Adverse Effect.

                  (k) Names. Such Seller has not used any corporate names, trade names or assumed names other than (i) on, or at any time during the five year period prior to, the date of this Agreement, those listed on Exhibit D and (ii) after the date of this Agreement any other name in respect of which such Seller shall have complied with Section 5.01(f).

                  (l) Payments to Seller. The Purchase Price and other consideration received hereunder constitutes reasonably equivalent value in consideration for the purchases hereunder and no such purchase shall have been made for or on account of an antecedent debt owed by such Seller to the Purchaser and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                  (m) Not an Investment Company. Such Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

                  (n) Ownership of the Purchaser. Such Seller (in the case of Bon-Ton DSI) owns, directly or indirectly, one hundred percent (100%) of the general and limited partnership interests of the Purchaser. For this purpose, the ownership by Bon-Ton DSI of 100% of the capital stock of an entity holding a 100% interest in the general partner of the Purchaser shall be deemed to be indirect ownership of such general partnership interest in the Purchaser.

         The representations and warranties set forth in this Section shall survive the transfer and assignment of the Receivables to the Purchaser. Upon discovery by the applicable Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party, the Owner Trustee and the Indenture Trustee within ten Business Days following such discovery.

         Section 4.02. Representations and Warranties as to the Agreement and the Receivables.

         (a) Representations and Warranties. Each Seller hereby represents and warrants to the Purchaser as of the date of this Agreement and as of the Closing Date with respect to the Initial Accounts with respect to which such Seller is the Account Owner (and the Transferred Receivables arising therein), and, with respect to Additional Accounts with respect to which such Seller is the Account Owner (and the Transferred Receivables arising therein), as of the related Addition Date that:

                  (i) this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, each constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

                  (ii)     [Reserved];

                  (iii) each Transferred Receivable conveyed to the Purchaser by such Seller has been conveyed to the Purchaser free and clear of any Adverse Claim (other than Adverse

         Claims permitted under Section 5.01(b)) and in compliance with all Requirements of Law applicable to such Seller;

                  (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Seller in connection with the conveyance by such Seller of the Transferred Receivables to the Purchaser have been duly obtained, effected or given and are in full force and effect;

                  (v) this Agreement or, in the case of Additional Accounts, the related Supplemental Conveyance, upon execution and delivery by such Seller, constitutes an absolute sale, transfer and assignment to the Purchaser of all right, title and interest of such Seller in the Transferred Receivables and other Purchased Assets conveyed to the Purchaser by such Seller and the proceeds thereof and Recoveries identified as relating to the Transferred Receivables conveyed to the Purchaser by such Seller or, if this Agreement or, in the case of Additional Accounts, the related Supplemental Conveyance, does not constitute a sale of such property, it constitutes a grant of a first priority perfected "security interest" (as defined in the UCC) in such property to the Purchaser, which, in the case of Transferred Receivables in Initial Accounts and the proceeds thereof and Recoveries, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Transferred Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Transferred Receivables hereafter and thereafter created and the proceeds thereof upon such creation; upon the filing of the financing statements and, in the case of Transferred Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Purchaser shall have a first priority perfected security or ownership interest in such property and proceeds;

                  (vi) except for those Accounts identified as not meeting the criteria set forth in the definition of "Eligible Account," on the Initial Cut-Off Date, each Initial Account transferred hereunder with respect to which such Seller is the Account Owner, is an Eligible Account and, on the applicable Addition Cut-Off Date, each related Additional Account transferred hereunder with respect to which such Seller is the Account Owner, is an Eligible Account;

                  (vii) except for those Transferred Receivables identified as not meeting the criteria set forth in the definition of "Eligible Receivable," on the Initial Cut-Off Date, each Transferred Receivable in Initial Accounts conveyed to the Purchaser by such Seller is an Eligible Receivable and, on the applicable Addition Cut-Off Date, each Transferred Receivable conveyed in the related Additional Accounts conveyed to the Purchaser by such Seller is an Eligible Receivable;

                  (viii) except for those Transferred Receivables identified as not meeting the criteria set forth in the definition of "Eligible Receivable," as of the date of the creation of any new Transferred Receivable transferred to the Purchaser by such Seller, such Transferred Receivable is an Eligible Receivable; and

                  (ix) no selection procedures believed by such Seller to be materially adverse to the interests of the Noteholders have been used in selecting Accounts relating to Transferred Receivables.

         (b) Notice of Breach. The representations and warranties set forth in this Section shall survive the transfer and assignment of the Transferred Receivables to the Purchaser and the transfer and assignment by the Purchaser of the Transferred Receivables to the Issuer. Upon discovery by either the applicable Seller or the Purchaser of a breach of any of the representations and warranties set forth in this Section, the party discovering such breach shall give written notice to the other party, the Owner Trustee and the Indenture Trustee within ten Business Days following such discovery; provided that the failure to give notice within ten Business Days does not preclude subsequent notice. Each Seller hereby acknowledges that the Purchaser intends to rely on the representations hereunder in connection with representations made by the Purchaser to secured parties, assignees or subsequent transferees including but not limited to transfers made by the Purchaser to the Trust pursuant to the Transfer and Servicing Agreement and the pledge by the Trust to the Indenture Trustee pursuant to the Indenture and that the Owner Trustee and the Indenture Trustee may enforce such representations directly against such Seller.

         Section 4.03. Representations and Warranties of the Purchaser. As of the Closing Date and each Addition Date, each of the Purchaser and GP, Inc. hereby represents and warrants to, and agrees with, the Sellers that:

                  (a) Organization and Good Standing. The Purchaser has been duly formed and is validly existing as a limited partnership in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own and purchase the Transferred Receivables.

                  (b) Due Qualification. The Purchaser is duly qualified to do business as a foreign limited partnership in good standing and has obtained all necessary licenses and approvals required to carry on its business in each jurisdiction in which its business is conducted.

                  (c) Power and Authority. The Purchaser has the power and authority to execute, deliver and perform its obligations under this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement and the Conveyance Papers has been duly authorized by the Purchaser by all necessary limited partnership action.

                  (d) No Violation. The execution, delivery and performance by the Purchaser of this Agreement and the Conveyance Papers and of the purchase of the Transferred Receivables and the consummation of the transactions contemplated hereby and by the Conveyance Papers and the fulfillment of the terms hereof and thereof does not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the limited partnership agreement of the Purchaser, nor conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, agreement or other instrument to which the Purchaser is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or any order, rule or regulation applicable to the Purchaser of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

                  (e) No Proceedings. There are no proceedings or investigations pending, or to the Purchaser's knowledge, threatened against the Purchaser, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement or any Conveyance Papers, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to (a) adversely affect the collectibility of a material portion of the Transferred Receivables, (b) materially adversely affect the financial condition of the Purchaser, either Seller, any of the Sellers' Subsidiaries, the Bon-Ton Stores, Inc. or The Bon-Ton Corp. or (c) materially adversely affect the ability of such Seller or the Purchaser to perform its obligations under this Agreement or the Transfer and Servicing Agreement or (iv) seeking to affect adversely the income tax attributes of the Trust under federal or applicable state income or franchise tax systems.

                  (f) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or any Governmental Authority required in connection with the execution and delivery by Purchaser of this Agreement or any of the Conveyance Papers and the performance of the transactions contemplated by this Agreement or any of the Conveyance Papers by Purchaser have been obtained.

         The representations and warranties set forth in this Section shall survive the Conveyance of the Receivables to the Purchaser. Upon discovery by the Purchaser or either Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, the Owner Trustee and the Indenture Trustee.

                                  ARTICLE FIVE

                                    COVENANTS

         Section 5.01. Covenants of the Sellers. Each Seller hereby covenants and agrees with the Purchaser as follows:

                  (a) Transferred Receivables Not to be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of any Transferred Receivable, such Seller will take no action to cause any Receivable conveyed by it to the Purchaser to be evidenced by any instrument (as defined in the UCC) and if any Transferred Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be deemed to be an Ineligible Receivable and shall be reassigned to such Seller in accordance with Section 6.01(b).

                  (b) Security Interests. Except for the conveyances hereunder, such Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on, any Transferred Receivable conveyed by it to the Purchaser, whether now existing or hereafter created, or any interest therein, and such Seller shall defend the right, title and interest of the Purchaser in, to and under the Transferred Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under such Seller.

                  (c) Account Allocations. In the event that such Seller is unable for any reason to transfer Transferred Receivables to the Purchaser in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section
         8.02 or any order of any Governmental Authority), then such Seller agrees (except as prohibited by any such order) that Collections on such Transferred Receivables will be allocated in accordance with
         Section 2.11 of the Transfer and Servicing Agreement.

                  (d) Delivery of Collections or Recoveries. In the event that such Seller receives Collections or Recoveries, such Seller agrees to remit such Collections and Recoveries to a Bon-Ton Collection Account as soon as practicable after receipt thereof but in no event later than the second Business Day after the receipt of such Collections.

                  (e) Notice of Liens. Such Seller shall notify the Purchaser promptly after becoming aware of any Adverse Claim on any Transferred Receivable other than the conveyances hereunder, under the Transfer and Servicing Agreement or under the Indenture.

                  (f) Continuous Perfection. Such Seller shall not change its name, identity or structure in any manner that might cause any financing or continuation statement filed pursuant to this Agreement to be misleading unless such Seller shall have delivered to the Purchaser at least 15 days' prior written notice thereof and shall have taken all action necessary or advisable to amend such financing statement or continuation statement so that it is not misleading. Such Seller shall not change the jurisdiction under whose laws it is organized, its chief execution office or change the location of its principal records concerning the Transferred Receivables unless it has delivered to the Purchaser at least 15 days' prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Purchaser in the Transferred Receivables and other Purchased Assets to continue to be perfected with the priority required by this Agreement.

                  (g) Periodic Rate Finance Charges. Except (i) as otherwise required by any Requirements of Law or (ii) as is deemed by such Seller to be necessary in order for it to maintain its credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition in the credit card business, it shall not at any time reduce the annual percentage rate of the Periodic Rate Finance Charges assessed on the Receivables transferred by it to the Purchaser or other fees charged on any of the Accounts owned by it if either (A) as a result of any such reduction, such Seller's reasonable expectation is that such reduction will cause a Pay Out Event or Event of Default to occur or (B) such reduction is not also applied to all comparable segments of consumer revolving credit card accounts owned by such Account Owner which have characteristics the same as, or substantially similar to, such Accounts.

                  (h)      Keeping and Marking of Records and Books.

                           (i) Such Seller will maintain and implement
                  administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Seller will give the Purchaser notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                           (ii) Such Seller will (a) at all times, mark its
                  master data processing records and other books and records relating to the Receivables with a legend, acceptable to the Purchaser, describing the interests of the Purchaser therein.

                  (i) Credit Card Agreement. Such Seller will timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Credit Card Agreement related to the Receivables, and (ii) comply in all material respects with the Credit Card Guidelines in regard to each Receivable and the related Credit Card Agreement. Such Seller will pay when due, any taxes (including, without limitation any sales taxes) payable in connection with the Receivables.

                  (j) Purchase of Receivables. With respect to each Receivable purchased by the Purchaser from such Seller, such Seller shall take all actions necessary to vest legal and equitable title to such Receivable and the other Purchased Assets irrevocably in the Purchaser, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Purchaser's interest in such Receivable and such other action to perfect, protect or more fully evidence the interest of the Purchaser as the Purchaser may reasonably request.

                  (k) Sales, Liens, Etc. Except as otherwise provided herein, such Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or other Purchased Asset or Collections in respect thereof, or upon or with respect to any Credit Card Agreement under which any Receivable arises, or any Bon-Ton Collection Account or assign any right to receive income in respect thereof, and such Seller shall defend the right, title and interest of the Purchaser in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Seller. Without limiting the foregoing, such Seller shall not create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any goods or merchandise the sale of which gives rise to the Receivables.

                  (l) Change in Business or Credit Card Guidelines. Such Seller shall not make any material change in the character of its business or in the Credit Card Guidelines, which change would, in either case, be reasonably likely to impair the collectibility of any of the Receivables or decrease the credit quality of any new Receivables.

                  (m) Extension or Amendment of Receivables. Such Seller shall not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Credit Card Agreement under which such Receivable arises.

                  (n) Merger. Such Seller shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that any Person may merge into such Seller in a transaction in which such Seller is the surviving entity so long as such merger shall not be reasonably likely to impair the collectibility of any of the Receivables or decrease the credit quality of any new Receivables.

                  (o) Accounting for Purchases. Such Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and Purchased Assets by such Seller to the Purchaser, or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and Purchased Assets by such Seller to the Purchaser except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                  (p) Ownership of the Purchaser. Such Seller (in the case of Bon-Ton DSI) and its affiliates will at all times own 100% of the partnership interests of the Purchaser. For this purpose, the ownership by Bon-Ton DSI of 100% of the capital stock of an entity holding a 100% interest in the general partner of the Purchaser shall be deemed to be indirect ownership of such general partnership interest in the Purchaser.

                  (q) Bon-Ton Collection Accounts. With respect to Collections, the Bon-Ton Collection Accounts and the Store Accounts:

                           (i) such Seller will instruct in the monthly
                  remittance advices sent to all Obligors to pay all Collections directly to a Lock-Box or Lock-Box Account; provided that Obligors may elect to make payments at a store location of such Seller;

                           (ii) such Seller will cause each of its stores (A) to
                  deposit all In-Store Collections into a Store Account within one Business Day of its receipt thereof, and (B) on the same day as such deposit, to initiate a remittance to the Concentration Account (through the automated clearinghouse system or by wire transfer) of all such In-Store Collections, and subsequently (within one Business Day after such deposit) to the Collection Account; provided, however, that such Seller shall not be in breach of its obligations under clause (A) above if an amount not to exceed 5% of the aggregate In-Store Collections during any month shall fail to be deposited within one Business Day of the receipt thereof so long as all such In-Store Collections are deposited in a Store Account within two Business Days of receipt;

                           (iii) such Seller will cause all Collections in the
                  Lock-Boxes to be deposited, on the same Business Day received, directly into a Lock-Box Account and subsequently (within one Business Day after such deposit) transferred to the Bon-Ton Collection Account;

                           (iv) such Seller will cause all Lock-Boxes, Lock-Box
                  Accounts, Store Accounts and Concentration Accounts as of the date hereof, together with the account numbers thereof and the names and addresses of all banks maintaining the same, to be listed on Schedule I and, with respect to each Bon-Ton Collection Account and Store Account established after the date hereof, such Seller will provide notice thereof to the Purchaser, the Trust, the Indenture Trustee and each Noteholder and otherwise comply with all requirements set forth in Section 5.01(r) with respect thereto;

                           (v) such Seller will enter into (A) a Collection
                  Account Agreement in respect of each Bon-Ton Collection Account, in the appropriate form, that is duly executed and delivered by the applicable Collection Bank, such Seller, the Purchaser and the Indenture Trustee, and such Collection Account Agreement shall be maintained in full force and effect, (B) a control agreement in respect of each Lock-Box (which control agreement may be contained in a Collection Account Agreement), in form and substance acceptable to each Noteholder, that is duly executed and delivered by the Lock-Box Processor with respect to such Lock-Box, such Seller, the Purchaser and the Indenture Trustee and such control agreement shall be maintained in full force and effect, and
                  (C) a blocked account
                  agreement in respect of each Store Account (other than any Store Account with a balance that does not at any time exceed $50,000) with the applicable bank maintaining each such Store Account, in a form acceptable to each Noteholder with either the Indenture Trustee or with another secured party that has entered into an intercreditor agreement with the Indenture Trustee; and

                           (vi) such Seller has not granted, and will not grant
                  to, any Person, other than the Purchaser (and its assignees) as contemplated by this Agreement, dominion and control of any Bon-Ton Collection Account, or the right to take dominion and control of any Bon-Ton Collection Account at a future time or upon the occurrence of a future event.

                  (r) Change in Payment Instructions to Obligors. Such Seller will not add or terminate any bank as a Collection Bank, or make any change in its instructions to Obligors regarding payments to be made on the Receivables, unless in the case of the proposed addition or termination of any bank as a Collection Bank, the Purchaser, the Indenture Trustee and each Rating Agency shall have received, at least 10 days before the proposed effective date therefor, (i) written notice of such addition or termination and (ii) with respect to the addition of a Collection Bank or a Bon-Ton Collection Account, a fully executed Collection Account Agreement; provided, however, that such Seller may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to an existing Lock-Box or Lock-Box Account. The Originator will not add or terminate any Lock-Box unless the Noteholders shall have received at least 30 days before the proposed effective date therefor (x) written notice of such addition or termination and (y) a fully executed control agreement in compliance with Section 5.01(q).

                  (s) Purchaser's Reliance. Such Seller (in the case of Bon-Ton DSI) acknowledges that the Purchaser, the Trust and the Noteholders are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Purchaser's identity as a separate legal entity from Bon-Ton DSI. Therefore, from and after the date of execution and delivery of this Agreement, Bon-Ton DSI shall take all reasonable steps including, without limitation, all steps that any Indenture Trustee or the Purchaser may from time to time reasonably request, to maintain the Purchaser's identity as a separate legal entity and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of Bon-Ton DSI and any Affiliates thereof and not a division of Bon-Ton DSI. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Bon-Ton DSI (i) shall not hold itself out to third parties as liable for the debts of the Purchaser nor purport to own the Receivables and other assets acquired by the Purchaser, (ii) shall take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with the covenants set forth in Section 2.07(i) of the Transfer and Servicing Agreement and (iii) shall cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between Bon-Ton DSI and the Purchaser on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury
         Regulations Sections 1.1502-33(d) and 1.1552-1.

                                  ARTICLE SIX

                              REPURCHASE OBLIGATION

         Section 6.01. Reassignment of Ineligible Receivables.

         (a) In the event any representation or warranty under Section 4.02(a)(ii), (iii), (iv), (vi), (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Transferred Receivable or the related Account and as a result of such breach the Purchaser is required to accept reassignment of Ineligible Receivables previously sold by either Seller to the Purchaser pursuant to Section 2.05(a) of the Transfer and Servicing Agreement, the applicable Seller shall accept reassignment of such Ineligible Receivables on the terms and conditions set forth in Section 6.01(b).

         (b) Each Seller shall accept reassignment of any Ineligible Receivables previously sold by such Seller to the Purchaser from the Purchaser on the date on which such reassignment obligation arises, and shall pay for such reassigned Ineligible Receivables by paying to the Purchaser, not later than 12:00 p.m. (Noon), New York City time, on such date, an amount equal to the product of (i) 100% and (ii) the sum of (A) the unpaid principal balance of such Ineligible Receivables plus (B) accrued and unpaid finance charges at the annual percentage rate applicable to such Receivables from the last date billed through the end of the Monthly Period in which such reassignment obligation arises. Upon reassignment of such Ineligible Receivables, the Purchaser shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to the applicable Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in and to such Ineligible Receivables, all Recoveries related thereto, all monies and amounts due or to become due with respect thereto and all proceeds thereof, free and clear of all Liens created by or through the Purchaser; and such reassigned Ineligible Receivables shall be treated by the Purchaser as collected in full as of the date on which they were transferred. The Purchaser shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the applicable Seller to effect the conveyance of such Ineligible Receivables and other property pursuant to this subsection.

         Section 6.02. Reassignment. In the event any representation or warranty set forth in Section 4.01(a), (b) or (c) or Section 4.02(a)(i) or (v) is not true and correct in any material respect and as a result of such breach the Purchaser is required to accept a reassignment of the Receivables previously sold by either Seller to the Purchaser pursuant to Section 2.06 of the Transfer and Servicing Agreement, the applicable Seller shall be obligated to accept a reassignment of such Receivables on the terms set forth below.

         The applicable Seller shall pay to the Purchaser by depositing in the Collection Account in immediately available funds, not later than 12:00 p.m.
(Noon), New York City time, on the first Transfer Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the amount specified in Section 2.06 of the Transfer and Servicing Agreement. Upon reassignment of the Receivables on such Transfer Date, the Purchaser shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to the applicable Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in and to the Receivables, all Recoveries related thereto and all monies and amounts due or to become due with respect thereto and all proceeds thereof, free and clear of all Liens created by or through the Purchaser. The Purchaser shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the applicable Seller to effect the conveyance of such property pursuant to this Section.

                                 ARTICLE SEVEN

                              CONDITIONS PRECEDENT

         Section 7.01. Conditions to the Purchaser's Obligations Regarding Initial Receivables. The obligations of the Purchaser to purchase the Transferred Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

                  (a) all representations and warranties of each Seller contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

                  (b) all information concerning the Initial Accounts provided to the Purchaser shall be true and correct as of the Initial Cut-Off Date in all material respects;

                  (c) each Seller shall have (i) delivered to the Purchaser a computer file or microfiche list containing a true and complete list of all Initial Accounts with respect to which such Seller is the Account Owner, identified by account number and by the Transferred Receivables balance as of the Initial Cut-Off Date and (ii) performed all other obligations required to be performed by it pursuant to the provisions of this Agreement;

                  (d) each Seller shall have recorded and filed, at its expense, any financing statement with respect to the Transferred Receivables (other than Transferred Receivables in Additional Accounts) now existing and hereafter created for the transfer of accounts (as defined in the applicable UCC) meeting the requirements of applicable law in such manner and in such jurisdictions as would be necessary to perfect the sale of and security interest in the Transferred Receivables from such Seller to the Purchaser, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser;

                  (e) on or before the Closing Date, (i) the Purchaser and the Owner Trustee shall have entered into the Trust Agreement, (ii) the Purchaser, the Servicer, the Indenture Trustee and the Trust shall have entered into the Transfer and Servicing Agreement, (iii) the Trust and the Indenture Trustee shall have entered into the Indenture and (iv) the closing under all such agreements shall take place simultaneously with the initial closing hereunder; and

                  (f) all corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from each Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

         Section 7.02. Conditions Precedent to the Sellers' Obligations. The obligations of each Seller to sell Transferred Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

                  (a) All representations and warranties of the Purchaser contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

                  (b) Payment or provision for payment of the Purchase Price in accordance with the provision of Section 3.01 shall have been made; and

                  (c) All partnership and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Sellers, and the Sellers shall have received from the Purchaser copies of all documents (including records of partnership proceedings) relevant to the transactions herein contemplated as the Sellers may reasonably have requested.

                                 ARTICLE EIGHT

                          TERM AND PURCHASE TERMINATION

         Section 8.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until at least the termination of the Trust as provided in Article Eight of the Trust Agreement. Thereafter, this Agreement may be terminated by the mutual agreement of the parties hereto.

         Section 8.02. Purchase Termination. If an Insolvency Event occurs with respect to either Seller, then the applicable Seller shall immediately cease to transfer Principal Receivables to the Purchaser and shall promptly give notice to the Purchaser, the Owner Trustee and the Indenture Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Purchaser of additional Principal Receivables, Principal Receivables transferred to the Purchaser prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be property of the Purchaser available for transfer by the Purchaser to the Trust pursuant to the Transfer and Servicing Agreement.

                                  ARTICLE NINE

                            MISCELLANEOUS PROVISIONS

         Section 9.01. Amendment. This Agreement and any Conveyance Papers and the rights and obligations of the parties hereunder and thereunder may not be changed orally, but only by an instrument in writing signed by the Purchaser and the Sellers in accordance with this Section. This Agreement and any Conveyance Papers may be amended from time to time by the Purchaser and the Sellers (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any such other Conveyance Papers, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Conveyance Papers which shall not be inconsistent with the provisions of this Agreement or any Conveyance Papers,
(iv) to change or modify the Purchase Price and (v) to change, modify, delete or add any other obligation of either Seller or the Purchaser; provided, however, that no amendment pursuant to clause (ii), (iii), (iv) or (v) of this Section shall be effective unless the Sellers and the Purchaser have been notified in writing that the Rating Agency Condition has been satisfied; provided further that each Seller shall have delivered to the Purchaser an Officer's Certificate, dated the date of such action, stating that such Seller reasonably believes that such action will not have an Adverse Effect unless the Owner Trustee and the Indenture Trustee or all Holders of outstanding Notes shall consent thereto. Any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to the Rating Agency.

         Section 9.02. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 9.03. Notices. All demands, notices, instruction, directions and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission to (a) in the case of Bon-Ton DSI, 2801 East Market St., P.O. Box 2821, York, Pennsylvania 17405, facsimile no. (717) 751-3240, (b) in the case of Elder-Beerman Stores, 2801 East Market Street, P.O. Box 2821, York, Pennsylvania 17405, facsimile no. (717) 751-3240, (c) in the case of the Purchaser, 2801 East Market St., P.O. Box 2821, York, Pennsylvania 17405, facsimile no. (717) 751-3240, (d) in the case of the Owner Trustee, Rodney Square North, 1100 North market Street, Wilmington, Delaware 19890-0001, attention: Corporate Trust Administration, or (e) in the case of the Indenture Trustee, 1 Penn Plaza, Suite 1414, New York, New York 10019; or (e) as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

         Section 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement or any Conveyance Paper and shall in no way affect the validity or enforceability of the remaining provisions of this Agreement or of any Conveyance Paper.

         Section 9.05. Acknowledgement and Agreement of the Sellers. By execution below, each Seller expressly acknowledges and agrees that all of the Purchaser's right, title, and interest in, to, and under this Agreement, including all of the Purchaser's right, title, and interest in and to the Transferred Receivables purchased pursuant to this Agreement, may be assigned by the Purchaser to the Trust, and a security interest therein may be granted by the Trust to the Indenture Trustee for the benefit of the beneficiaries of the Trust, including the Noteholders, and such Seller consents to such assignment and grant. Each Seller further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against the Purchaser, due to a breach by the Purchaser of this Agreement or for any other reason, and notwithstanding the bankruptcy of the Purchaser or any other event whatsoever, such Seller's sole remedy shall be a claim against the Purchaser for money damages, and then only to the extent of funds available to the Purchaser, and in no event shall such Seller assert any claim on or any interest in the Transferred Receivables or any proceeds thereof or take any action which would reduce or delay receipt by the Trust of collections with respect to the Receivables. Additionally, each Seller agrees that any amounts payable by such Seller to the Purchaser hereunder which are to be paid by the Purchaser to the Indenture Trustee shall be paid by such Seller, on behalf of the Purchaser, directly to the Indenture Trustee.

         Section 9.06. Further Assurances. The Purchaser and each Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party and their respective permitted successors and assigns, the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement and the Conveyance Papers, including the execution of any financing statements or continuation statements relating to the Transferred Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

         Section 9.07. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser or the Sellers, any right, remedy, power or privilege under this Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 9.08. Counterparts. This Agreement and all Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 9.09. Third-Party Beneficiaries. This Agreement and the Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trust and the Indenture Trustee shall be considered third-party beneficiaries of this Agreement. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

         Section 9.10. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers. This Agreement and the Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

         Section 9.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 9.12. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

         Section 9.13. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental Conveyance shall remain operative and in full force and effect and shall survive conveyance of the Receivables by the Purchaser to the Trust pursuant to the Transfer and Servicing Agreement and the grant of a security interest therein by the Trust to the Indenture Trustee pursuant to the Indenture.

         Section 9.14. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, neither Seller shall, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Purchaser or the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Purchaser or the Trust under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Purchaser or the Trust.

         IN WITNESS WHEREOF, the Purchaser and the Sellers have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        THE BON-TON DEPARTMENT STORES, INC.,
                                        as a Seller

                                        By: /s/ H. Todd Dissinger
                                            Name: H. Todd Dissinger
                                            Title: Treasurer

                                        THE ELDER-BEERMAN STORES CORP.,
                                        as a Seller

                                        By: /s/ H. Todd Dissinger
                                            Name: H. Todd Dissinger
                                            Title: Vice President and Assistant
                                            Treasurer

                                        THE BON-TON RECEIVABLES PARTNERSHIP,
                                        L.P., as the Purchaser

                                        By: BTRGP, Inc., its General Partner

                                        By: /s/ H. Todd Dissinger
                                            Name: H. Todd Dissinger
                                            Title: Treasurer

                                 Signature Page
                                       to
                         Receivables Purchase Agreement

                                                                       EXHIBIT A

                         FORM OF SUPPLEMENTAL CONVEYANCE

       (As required by Section 2.03 of the Receivables Purchase Agreement)

         This Supplemental Conveyance No. ___ dated as of ____________, 200_, is between [The Bon-Ton Department Stores, Inc.] [The Elder-Beerman Stores Corp.], as seller ("the Seller"), and The Bon-Ton Receivables Partnership, L.P., as purchaser ("the Purchaser"), pursuant to the Receivables Purchase Agreement referred to below.

         WHEREAS, the Seller and the Purchaser are parties to a receivables purchase agreement, dated as of January 30, 2004 (hereinafter as such agreement may have been amended or supplemented from time to time, the "Receivables Purchase Agreement");

         WHEREAS, pursuant to the Receivables Purchase Agreement, the Seller wishes to designate Additional Accounts to be included as Accounts and the Seller wishes to convey its right, title and interest in the Transferred Receivables of such Additional Accounts, whether now existing or hereafter created, to the Purchaser pursuant to the Receivables Purchase Agreement (as each such term is defined in the Receivables Purchase Agreement); and

         WHEREAS, the Purchaser is willing to accept such designation and conveyance subject to the terms and conditions hereof.

         NOW, THEREFORE, the Seller and the Purchaser hereby agree as follows:

         1. Defined Terms. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Receivables Purchase Agreement.

         "Addition Date" means, with respect to the Additional Accounts designated hereby __________ ___, ____.

         "Addition Cut-Off Date" means, with respect to the Additional Accounts designated hereby, __________ ____, _____.

         2. Designation of Additional Accounts. The Seller delivers herewith a computer file or microfiche list containing a true and complete schedule identifying all such Additional Accounts (the "Additional Accounts") and specifying for each such Additional Account, as of the Addition Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such computer file, microfiche list or other documentation shall be as of the date of this Supplemental Conveyance incorporated into and made part of this Supplemental Conveyance and is marked as Schedule 1 to this Supplemental Conveyance.

         3.       Conveyance of Receivables.

         (a) The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse except as provided in the Receivables Purchase Agreement, all its right, title and interest in, to and under the Transferred Receivables arising in such Additional Accounts, existing at the close of business on the Addition Cut-Off Date and thereafter created until termination of the Receivables Purchase Agreement, all Recoveries with respect to such Transferred Receivables, all monies due or to become due and all amounts received or receivable with respect thereto and all "proceeds" (including "proceeds" as defined in Article 9 of the UCC) thereof.

         (a) In connection with such sale and if necessary, the Seller agrees to record and file, at its own expense, one or more financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables, existing on the Addition Cut-Off Date and thereafter created, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of and the security interest in the Receivables to the Purchaser, and to deliver a file-stamped copy of such financing statement or other evidence of such filing to the Purchaser.

         (b) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the date of this Supplemental Conveyance, to indicate in the appropriate computer files or microfiche list that all Transferred Receivables created in connection with the Additional Accounts designated hereby have been conveyed to the Purchaser pursuant to this Supplemental Conveyance.

         4. Acceptance by the Purchaser. The Purchaser hereby acknowledges its acceptance of all right, title and interest to the property, existing on the Addition Cut-Off Date and thereafter created, conveyed to the Purchaser pursuant to Section 3(a) and declares that it shall maintain such right, title and interest. The Purchaser further acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, the Seller delivered to the Purchaser the computer file or microfiche list described in
Section 2.

         5. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as of the date of this Supplemental Conveyance and as of the Addition Date that:

                  (a) Legal, Valid and Binding Obligation. This Supplemental Conveyance constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

                  (b) Eligibility of Accounts. On the Addition Cut-Off Date, each Additional Account designated hereby is an Eligible Account;

                  (c) No Liens. Each Receivable in an Additional Account designated hereby has been conveyed to the Purchaser free and clear of any Adverse Claim and each underlying receivable is free and clear of all Liens;

                  (d) Eligibility of Receivables. On the Addition Cut-Off Date, each Transferred Receivable existing in an Additional Account designated hereby is an Eligible Receivable and as of the date of creation of any Receivable in an Additional Account designated hereby, such Receivable is an Eligible Receivable;

                  (e) Selection Procedures. No selection procedure believed by the Seller to be adverse to the interests of the Purchaser or the Noteholders was utilized in selecting the Additional Accounts;

                  (f) Transfer of Receivables. This Supplemental Conveyance constitutes a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Seller in the Transferred Receivables arising in the Additional Accounts designated hereby existing on the Addition Cut-Off Date or thereafter created, the Recoveries with respect thereto, all monies due or to become due and all amounts received with respect thereto and the "proceeds" (including "proceeds" as defined in Article 9 of the UCC) thereof;

                  (g) No Conflict. The execution and delivery of this Supplemental Conveyance, the performance of the transactions contemplated by this Supplemental Conveyance and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound;

                  (h) No Violation. The execution and delivery of this Supplemental Conveyance by the Seller, the performance of the transactions contemplated by this Supplemental Conveyance and the fulfillment of the terms hereof applicable to the Seller will not conflict with or violate any Requirements of Law applicable to the Seller;

                  (i) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Seller, threatened, against the Seller before any Governmental Authority (i) asserting the invalidity of this Supplemental Conveyance, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Supplemental Conveyance, or (iii) seeking any determination or ruling that could reasonably be expected to (1) adversely affect the collectibility of a material portion of the Transferred Receivables,
         (2) materially adversely affect the financial condition of the Seller, any of the Seller's Subsidiaries or the Parent or (c) materially adversely affect the ability of the Seller or the Purchaser to perform its obligations under the Receivables Purchase Agreement or this Supplemental Conveyance; and

                  (j) All Consents. All authorizations, consents, orders or approvals of any Governmental Authority required to be obtained by the Seller in connection with the execution and delivery of this Supplemental Conveyance by the Seller and the performance of the transactions contemplated by this Supplemental Conveyance by the Seller, have been obtained.

         6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "Receivables Purchase Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall, remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

         7. Counterparts. This Supplemental Conveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         8. Governing Law. This Supplemental Conveyance shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations
Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the undersigned have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the day and the year first above written.

                                        [THE BON-TON DEPARTMENT STORES, INC.]
                                        [THE ELDER-BEERMAN STORES CORP.]

                                        By: ________________________________
                                            Name:
                                            Title:

                                        THE BON-TON RECEIVABLES PARTNERSHIP,
                                        L.P.

                                        By: BTRGP, Inc., its General Partner

                                        By: ________________________________
                                            Name:
                                            Title:

                                                                   Schedule 1 to
                                                                    Supplemental
                                                                      Conveyance

                               Additional Accounts

                                                                       EXHIBIT B

               Principal Place of Business; Chief Executive Office
                          Office where records are kept

         The Bon-Ton Department Stores, Inc.

                  Principal Place of Business:

                           2801 East Market Street
                           York, PA 17405

                  Chief Executive Office:

                           2801 East Market Street
                           York, PA 17405

                  Location of Records:

                           2801 East Market Street
                           York, PA 17405

                           Queensgate Shopping Center
                           2081 Springwood Road
                           York, PA 17403

         Elder-Beerman Stores Corp.

                  Principal Place of Business:

                           2801 East Market Street
                           York, PA 17405

                           3155 El-Bee Road
                           Dayton, Ohio 45439

                  Chief Executive Office:

                           2801 East Market Street
                           York, PA 17405

                  Location of Records:

                           2801 East Market Street
                           York, PA 17405

                           3155 El-Bee Road
                           Dayton, Ohio 45439

                                                                       EXHIBIT C

           Seller's Jurisdiction of Organization and Federal Employer
                             Identification Number

         The Bon-Ton Department Stores, Inc.

                  Jurisdiction of Organization:

                           Pennsylvania

                  Federal Employer Identification Number:

                           23-1269309

         Elder-Beerman Stores Corp.

                  Jurisdiction of Organization:

                           Ohio

                  Federal Employer Identification Number:

                           31-0271980

                                                                       EXHIBIT D

                          Corporate Names; Trade Names

         Corporate Names:

                  The Bon-Ton Department Stores, Inc.

                  Elder-Beerman Stores Corp.

         Trade Names:

                  None

                                                                       EXHIBIT E

                             Form of Revolving Note

                                 REVOLVING NOTE

                                                                January 30, 2004

         1. Note. FOR VALUE RECEIVED, the undersigned, The Bon-Ton Receivables Partnership, L.P., a Pennsylvania limited partnership ("BTLP"), hereby unconditionally promises to pay to the order of The Bon-Ton Department Stores, Inc., a Pennsylvania corporation ("BTDSI"), in lawful money of the United States of America and in immediately available funds, on or before the fifth anniversary of the date hereof the aggregate unpaid principal balance outstanding of all "Revolving Loans" made from time to time by BTDSI to BTLP pursuant to and in accordance with the terms of that certain Receivables Purchase Agreement (the "Receivables Purchase Agreement"), dated as of January 30, 2004, among BTDSI, The Elder-Beerman Stores Corp. and BTLP. Principal shall be repaid on the first Business Day of each month to the extent that Collections exceed sales of Receivables during the prior Monthly Period. Reference to
Section 3.01 of the Receivables Purchase Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such term in the Receivables Purchase Agreement, unless otherwise stated. The outstanding principal of any loan made under this Revolving Note may be repaid or prepaid at any time without premium or penalty.

         2. Interest. BTLP further promises to pay interest monthly on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Prime Rate (as defined in the Note Purchase Agreement, dated as of January 30, 2004, among BTDSI as Servicer, BTRP, Falcon Asset Securitization Corporation ("Falcon") and Charta, LLC as Conduit Purchasers, Bank One, NA (Main Office Chicago) and Citicorp North America, Inc. ("Citicorp") as Managing Agents, Bank One NA (Main Office Chicago) and Citibank, N.A. as Committed Purchasers and Bank One NA (Main Office Chicago) as Class A Agent (the "Class A Agent")); provided, however, that if BTLP shall default in the payment of any principal hereof, BTLP promises to, on demand, pay interest at the rate of the Prime Rate plus 2% on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears.

         3. Principal Payments. BTDSI is authorized and directed by BTLP to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Revolving Note and the amount of each payment of principal made by BTLP and, absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of BTDSI to make any such entry nor any error therein shall expand, limit or affect the obligations of BTLP hereunder.

         4. Amendments. This Revolving Note shall not be amended or otherwise modified in a manner that is inconsistent with the Receivables Purchase Agreement without the prior written consent of the Class A Agent for the benefit of the Purchasers.

         5. Governing Law. This Revolving Note has been delivered at and shall be deemed to have been made at York, Pennsylvania and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws and decisions of the Commonwealth of Pennsylvania. Wherever possible each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note.

         6. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         7. Amendment and Restatement.This Revolving Note, among other things, re-evidences all of the obligations of BTLP under the Revolving Loans heretofore evidenced by that certain Amended and Restated Subordinated Revolving Note, dated July 1, 1995 (the "July 1995 Note"), executed by BTLP and made payable to The Bon-Ton Stores, Inc. This Note does not, however, effect a refinancing of all or any portion of the obligations heretofore evidenced by the July 1995 Note and is not in repayment of the July 1995 Note, it being the intention of BTDSI and BTLP to avoid effectuating a novation of such obligations.

         8. Assignment. This Revolving Note may not be assigned, pledged or otherwise transferred to any party other than to BTDSI without the prior written consent of the Class A Agent, and any such attempted transfer shall be void.

                                       THE BON-TON RECEIVABLES PARTNERSHIP, L.P.

                                       By:      BTRGP, Inc., Its General Partner

                                       By:__________________________

                                       Name:  H. Todd Dissinger
                                       Title:  Treasurer

                                    Schedule

                                       to

                                 REVOLVING NOTE

                             DATED JANUARY 30, 2004

                    REVOLVING LOANS AND PAYMENTS OF PRINCIPAL

         Amount of      Amount         Unpaid
         Revolving        of          Principal      Notation
 Date      Loan     Principal Paid     Balance       made by
------  ----------  --------------  -------------  -------------

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

______  __________  ______________  _____________  _____________

                                                                       EXHIBIT F

                        Form of Blocked Account Agreement

                                     [Date]

Wachovia Bank, N.A.
1345 Chestnut Street
Philadelphia, PA 19107

Attn:

         Re:  Account Arrangements

Ladies and Gentlemen:

         Reference is made to account no. 2014218771982 (the "Lock-Box Account") maintained by you (Wachovia Bank, N.A.) into which payments received from P.O. Box 17598 (the "Lock-Box") in Baltimore, MD 21297 are deposited. We and certain of our affiliates have entered into a transaction pursuant to which a security interest in the Lock-Box Account and the Lock-Box has been granted to Wachovia Bank, N.A., as trustee (the "Trustee") pursuant to a Master Indenture (the "Master Indenture") dated as of January 30, 2004, between the Trustee and Bon-Ton Receivables Master Note Trust (the "Trust"). Terms defined in the Master Indenture, unless otherwise defined herein, are used herein as therein defined.

         You hereby agree that the Trustee, for the benefit of the Noteholders and Series Enhancers, possesses all right, title and interest in the Lock-Box Account and the Lock-Box and all funds now or hereafter on deposit therein. You further agree that on each Business Day, you will transfer all available funds on deposit in the Lock-Box Account to the Trustee on behalf of the Trust to the following account:

         Wachovia Bank, N.A.
         ABA Number:  053000219
         Account Name: Bon Ton Master Note Trust Collection
         Account Number: 1076021451
         Reference: Bon Ton Master Note Trust
         Attention: Trish O'Neill-Manella

         You further agree that the Trustee shall have the full and irrevocable right, power and authority to demand, collect, withdraw, receive or sue for all amounts now or hereafter on deposit in the Lock-Box Account. We agree, however, to continue to pay all the fees and other assessments due thereunder at any time.

         You hereby acknowledge that monies deposited in the Lock-Box Account are subject only to the liens of the Trustee, and will not be subject to deduction, setoff, banker's lien or any other right you or any other party may have against us. The foregoing notwithstanding. you shall retain (i) the right to charge back against the Lock-Box Account the face amount of any item deposited in or credited to the Lock-Box Account which is subsequently returned for any reason, the right to charge the Lock-Box Account for your customary charges for the administration of the Lock-Box Account or other fees or charges due and payable to you in connection with the Lock-Box Account and the right to charge the Lock-Box Account for any erroneous crediting of funds by you to the Lock-Box Account, and (ii) any security interest to which you are entitled pursuant to
Section 4-208 of the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania (the "UCC").

         The parties hereto agree that this letter agreement shall constitute an "authenticated record" for purposes of Section 9-104 (and similar related provisions) of Article 9 of the UCC. You hereby represent and warrant that Wachovia Bank, N.A. is a "bank" and that the Lock-Box Account is a "deposit account", as such terms are defined in Section 9-102 (and similar related provisions) of the UCC.

         Notwithstanding any other provision of this letter agreement, if there are not sufficient funds in the Lock-Box Account, you will notify us of that fact and we will reimburse you for the loss, charges, commissions, expenses and other items ordinarily chargeable to the Lock-Box Account immediately upon written demand by you.

         This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument. All references herein to "we" or "us" refer to The Bon-Ton Department Stores, Inc. and The Bon-Ton Receivables Partnership, L.P.

         This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict or inconsistent with any provision of the this letter agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder. You may terminate this letter agreement at any time upon at least sixty days advance written notice to the undersigned and the Trustee (as its address set forth below); provided that you may terminate this letter agreement for cause (including but not limited to upon the occurrence of any bankruptcy or insolvency proceeding to which we may become subject) on such shorter notice as you may reasonably determine to be appropriate under the prevailing circumstances. Any available funds remaining in the Lock-Box Account, upon and at any time following the termination of this letter agreement shall be remitted upon the instruction of the Trustee.

         The Bon-Ton Department Stores, Inc. agrees to indemnify and hold you and your directors, officers, agents and/or employees harmless against any loss, liability, penalty, action, judgement, suit, cost, disbursement, damage or expense of any kind whatsoever, including but not limited to unpaid charges, fees and returned items (including, without limitation, reasonable attorney's fees, court costs and other litigation expenses) which you may suffer as a direct result of entering into this letter agreement, honoring any instructions or directions you receive from the Trustee with respect to the Lock-Box Account during the term of this letter agreement or, to the extent required by this letter agreement, not honoring any instructions you receive from The Bon-Ton Department Stores, Inc. or any of its affiliates with respect to the Lock-Box Account during the term of this letter agreement, except in the event of your gross negligence or willful misconduct. In no event shall you be liable for special, indirect, exemplary, consequential or punitive damages. Our obligations under this paragraph shall survive termination of this letter agreement with respect of the parties hereto.

         Your duties and obligations shall be determined solely by the express provisions of this letter agreement, and, except as expressly set forth herein, you will not be charged with knowledge of any provisions of the note or any of the loan documents. You shall not be liable except for the performance of your duties and obligations as are specifically set forth in this letter agreement, and no implied covenants or obligations shall be read into this letter agreement against you.

         Notwithstanding any other provisions of this letter agreement, it is agreed by the parties hereto that you shall not be liable for any action taken by you or any of your directors, officers, agents or employees in accordance with this letter agreement except for your own gross negligence or willful misconduct. In no event shall you be liable for losses or delays resulting from force majeure, interruption of communication facilities, strike, lockout or other causes beyond your reasonable control.

         You may rely and shall be protected in acting or refraining from acting upon any written notice (including, but not limited to, electronically confirmed facsimiles of such notice) believed by you to be genuine and believed by it to have been signed or presented by the proper party or parties.

         You shall not be liable for any claims, suits, actions, costs, damages, liabilities, or expense, or for any interruption of services ("Liabilities") in connection with the subject matter of this letter agreement, other than Liabilities caused by your own gross negligence or willful or intentional misconduct. You substantial compliance with its standard procedures for provision of the services required under this letter agreement shall be deemed to constitute the exercise of ordinary care.

         Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service and shall be deemed to have been delivered when delivered in person or by courier service or by facsimile. For the purposes hereof, the address of Wachovia Bank, N.A. shall be: 1345 Chestnut Street, Philadelphia, PA 19107.

         Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                                        Very truly yours,

                                        THE BON-TON DEPARTMENT STORES, INC.

                                        By:_______________________________
                                        Name:
                                        Title:

                                        THE BON-TON RECEIVABLES PARTNERSHIP,
                                        L.P.

                                        By:_________________________________
                                        Name:
                                        Title:

Acknowledged and agreed to as of
this ___ day of _______ ____.

WACHOVIA BANK, N.A.

By:_________________________
   Name:
   Title:

WACHOVIA BANK, N.A., as Indenture Trustee

By:_________________________
   Name:
   Title:

Address for notices:

Wachovia Bank, N.A.
401 South Tryon Street, 12th Floor
Charlotte, NC 28288-1179
Attention: Trish O'Neill-Manella

                                                                      SCHEDULE I

    Lock-Boxes; Lock-Box Accounts, Concentration Accounts and Store Accounts

                                                                  EXECUTION COPY

================================================================================

                   THE BON-TON RECEIVABLES PARTNERSHIP, L.P.,
                                   Transferor,

                      THE BON-TON DEPARTMENT STORES, INC.,
                                    Servicer,

                              WACHOVIA BANK, N.A.,
                                Indenture Trustee

                                       and

                     BON-TON RECEIVABLES MASTER NOTE TRUST,
                                     Issuer

                    ---------------------------------------

                        TRANSFER AND SERVICING AGREEMENT

                    ---------------------------------------

                          Dated as of January 30, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
                                                  ARTICLE ONE

                                                  DEFINITIONS

Section 1.01.  Definitions.....................................................................................    1
Section 1.02.  Other Definitional Provisions...................................................................   15

                                                  ARTICLE TWO

                                           CONVEYANCE OF RECEIVABLES

Section 2.01.  Conveyance of Receivables.......................................................................   16
Section 2.02.  Acceptance by Trust.............................................................................   17
Section 2.03.  Corporate Representations and Warranties of Each Transferor.....................................   18
Section 2.04.  Other Representations and Warranties of Each Transferor; Representations and Warranties of GP,
                  Inc..........................................................................................   21
Section 2.05.  Reassignment of Ineligible Receivables..........................................................   24
Section 2.06.  Reassignment of Trust Portfolio.................................................................   25
Section 2.07.  Covenants of each Transferor....................................................................   26
Section 2.08.  Additional Covenants of each Transferor with Respect to Receivables Purchase Agreements;
                  Covenants of GP, Inc.......... ..............................................................   31
Section 2.09.  Addition of Accounts............................................................................   35
Section 2.10.  Removal of Accounts and Participation Interests.................................................   38
Section 2.11.  Account Allocations.............................................................................   40
Section 2.12.  Discount Option.................................................................................   40
Section 2.13.  Representations and Warranties as to the Security Interest of the Trust in the Receivables......   40

                                                 ARTICLE THREE

                                  ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.01.  Acceptance of Appointment and Other Matters Relating to the Servicer............................   41
Section 3.02.  Collection Notices..............................................................................   43
Section 3.03.  Servicing Compensation..........................................................................   43
Section 3.04.  Representations, Warranties and Covenants of the Servicer.......................................   44
Section 3.05.  Reports and Records for the Owner Trustee and the Indenture Trustee.............................   46
Section 3.06.  Annual Certificate of Servicer..................................................................   47
Section 3.07.  Annual Servicing Report of Independent Public Accountants; Copies of Reports Available..........   47
Section 3.08.  Tax Treatment...................................................................................   48
Section 3.09.  Notices to Bon-Ton DSI..........................................................................   48

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                 Page
                                                                                                                 ----
Section 3.10.  Adjustments.....................................................................................   49
Section 3.11.  Reports to the Commission.......................................................................   49

                                                 ARTICLE FOUR

                                           OTHER TRANSFEROR MATTERS

Section 4.01.  Liability of each Transferor....................................................................   50
Section 4.02.  Merger or Consolidation of, or Assumption of the Obligations of, a Transferor...................   50
Section 4.03.  Limitations on Liability of Each Transferor.....................................................   50

                                                 ARTICLE FIVE

                                    OTHER MATTERS RELATING TO THE SERVICER

Section 5.01.  Liability of the Servicer.......................................................................   51
Section 5.02.  Merger or Consolidation of, or Assumption of the Obligations of, the  Servicer..................   51
Section 5.03.  Limitation on Liability of the Servicer and Others..............................................   52
Section 5.04.  Servicer Indemnification of the Trust and the Trustees..........................................   52
Section 5.05.  Resignation of the Servicer.....................................................................   52
Section 5.06.  Access to Certain Documentation and Information Regarding the Receivables.......................   53
Section 5.07.  Delegation of Duties............................................................................   53
Section 5.08.  Examination of Records..........................................................................   54

                                                  ARTICLE SIX

                                               INSOLVENCY EVENTS

Section 6.01.  Rights upon the Occurrence of an Insolvency Event...............................................   54

                                                 ARTICLE SEVEN

                                               SERVICER DEFAULTS

Section 7.01.  Servicer Defaults...............................................................................   55
Section 7.02.  Indenture Trustee To Act; Appointment of Successor..............................................   57
Section 7.03.  Notification to Noteholders.....................................................................   58

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                 Page
                                                                                                                 ----
                                                 ARTICLE EIGHT

                                                  TERMINATION

Section 8.01.  Termination of Agreement........................................................................   59

                                                 ARTICLE NINE

                                           MISCELLANEOUS PROVISIONS

Section 9.01.  Amendment; Waiver of Past Defaults..............................................................   59
Section 9.02.  Waiver of Transferor or Servicer Defaults.......................................................   60
Section 9.03.  Protection of Right, Title and Interest to Trust Assets.........................................   61
Section 9.04.  GOVERNING LAW...................................................................................   62
Section 9.05.  Notices; Payments...............................................................................   62
Section 9.06.  Severability of Provisions......................................................................   62
Section 9.07.  Further Assurances..............................................................................   62
Section 9.08.  No Waiver; Cumulative Remedies..................................................................   63
Section 9.09.  Counterparts....................................................................................   63
Section 9.10.  Third-Party Beneficiaries.......................................................................   63
Section 9.11.  Actions by Noteholders..........................................................................   63
Section 9.12.  Rule 144A Information...........................................................................   63
Section 9.13.  Merger and Integration..........................................................................   63
Section 9.14.  Headings........................................................................................   63
Section 9.15.  Assignment......................................................................................   63
Section 9.16.  Nonpetition Covenant............................................................................   64
Section 9.17.  Limitation of Liability.........................................................................   64

                             EXHIBITS AND SCHEDULES

EXHIBIT A      Form of Assignment of Receivables in Additional Accounts................................    A-1
EXHIBIT B      Form of Reassignment of Receivables in Removed Accounts.................................    B-1
EXHIBIT C      Form of Annual Servicer's Certificate...................................................    C-1
EXHIBIT D-1    Form of Opinion of Counsel with Respect to Amendments...................................  D-1-1
EXHIBIT D-2    Form of Opinion of Counsel with Respect to Accounts.....................................  D-2-1
EXHIBIT D-3    Provisions to be Included in Annual Opinion of Counsel..................................  D-3-1

SCHEDULE I     Principal Place of Business; Chief Executive Office; Office where records are kept
SCHEDULE II    Transferor's jurisdiction of organization and Federal Employer Identification Number
SCHEDULE III   Corporate Names; Trade Names
SCHEDULE IV    Bon-Ton Collection Accounts; Store Accounts

                  TRANSFER AND SERVICING AGREEMENT, dated as of January 30, 2004 among The Bon-Ton Receivables Partnership, L.P., a Pennsylvania limited partnership, as transferor, The Bon-Ton Department Stores, Inc., as servicer, Wachovia Bank, N.A., as indenture trustee and Bon-Ton Receivables Master Note Trust, as Issuer.

                  In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Noteholders and any Series Enhancer (as defined below) to the extent provided herein, in the Indenture and in any Indenture Supplement:

                                   ARTICLE ONE
                                   DEFINITIONS

         Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  "Account" means (i) each Initial Account, (ii) each Additional Account (but only from and after the Addition Date with respect thereto), (iii) each Related Account, and (iv) each Transferred Account, but shall exclude any Account all the Receivables in which are either: (a) after the Removal Date, removed by the Transferor pursuant to Section 2.10, (b) reassigned to the Transferor pursuant to Section 2.05 or (c) assigned and transferred to the Servicer pursuant to Section 3.03.

                  "Account Originator" means Bon-Ton DSI or Elder-Beerman Stores, or, upon satisfaction of the Rating Agency Condition, any other entity which is the issuer of the credit card relating to an Account pursuant to a Credit Card Agreement or any Person who has acquired such Account.

                  "Account Owner" means the Account Originator relating to an Account or any Person who has acquired such Account and has sold the related Receivables to the Transferor pursuant to a Receivables Purchase Agreement.

                  "Addition" means the designation of (i) additional Eligible Accounts to be included as Accounts or (ii) Participation Interests to be included as Trust Assets in each case pursuant to Section 2.09(a) or (b).

                  "Addition Cut-Off Date" means, with respect to any Additional Accounts or Participation Interests to be included in the Trust, the date on which such Additional Accounts are designated for inclusion in the Trust.

                  "Addition Date" means, with respect to (i) Additional Accounts, the date on which the Receivables in such Additional Accounts are conveyed to the Trust pursuant to Section 2.09(a) or (b) and (ii) Participation Interests, the date from and after which such Participation Interests are to be included as Trust Assets pursuant to Section 2.09(a) or (b).

                  "Additional Account" means each consumer revolving credit card account established pursuant to a Credit Card Agreement, and designated pursuant to Section 2.09(a) or (b) to be included as an Account.

                  "Additional Transferors" means Affiliates of the Transferor (which are special purpose entities) designated by the Transferor to be included as Transferors pursuant to Section 2.09(d).

                  "Adverse Claim" has the meaning specified in the Receivables Purchase Agreement.

                  "Adverse Effect" means, with respect to any action, that such action will (i) result in the occurrence of a Pay Out Event or an Event of Default or (ii) materially and adversely affect the amount or timing of distributions to be made to the Noteholders of any Series or Class pursuant to this Agreement, the Indenture or the related Indenture Supplement.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" means this Transfer and Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Appointment Date" means the day on which an Insolvency Event occurs with respect to the Transferor.

                  "Assignment" means an Assignment of Receivables in Additional Accounts, in substantially the form of Exhibit A.

                  "Authorized Newspaper" means any major newspaper or newspapers of general circulation in the Borough of Manhattan, The City of New York, printed in the English language (and, with respect to any Series or Class, if and so long as the Notes of such Series are (i) listed on the Luxembourg Stock Exchange and such Exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such Exchange or (ii) Bearer Notes, in such place as may be specified in the applicable Indenture Supplement) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

                  "Bearer Notes" has the meaning specified in the Indenture.

                  "Bon-Ton Collection Account" has the meaning specified in the Receivables Purchase Agreement.

                  "Bon-Ton DSI" means The Bon-Ton Department Stores, Inc., a Pennsylvania corporation.

                  "BTRP" means The Bon-Ton Receivables Partnership, L.P., a Pennsylvania limited partnership.

                  "Business Day" means any day other than (i) a Saturday or Sunday or (ii) any other day on which national banking associations or state banking institutions in New York, Illinois, North Carolina or Pennsylvania are authorized or obligated by law, executive order or governmental decree to be closed or (iii) for purposes of any particular Series, any other day specified in the related Indenture Supplement.

                  "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof is the subject of an Insolvency Event; (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit Card Guidelines, would be written off as uncollectible or (iv) which has been identified by the Servicer as uncollectible and written-off.

                  "Class" has the meaning specified in the Indenture.

                  "Closing Date" means, with respect to any Series, the closing date specified in the related Indenture Supplement.

                  "Collection Account" has the meaning specified in the Indenture.

                  "Collection Notice Event" has the meaning specified in each Indenture Supplement.

                  "Collections" means all payments by or on behalf of Obligors (including Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with a Credit Card Agreement in effect from time to time and all other amounts specified by this Agreement, the Indenture or any Indenture Supplement as constituting Collections or Available Finance Charge Collections. As specified in any Participation Interest Supplement or Indenture Supplement, Collections shall include amounts received with respect to Participation Interests. All Recoveries with respect to Receivables previously charged off as uncollectible will be treated as Collections of Finance Charge Receivables.

                  "Commission" has the meaning specified in the Indenture.

                  "Concentration Account" has the meaning specified in the Receivables Purchase Agreement.

                  "Contractually Delinquent" with respect to an Account, means an Account as to which the required minimum payment set forth on the related billing statement has not been received by the due date thereof.

                  "Corporate Trust Office" has the meaning when used in respect of (i) the Owner Trustee, specified in the Trust Agreement and (ii) the Indenture Trustee, specified in the Indenture.

                  "Coupon" has the meaning specified in the Indenture.

                  "Credit Card Agreement" means, with respect to a revolving credit card account, the agreements between an Account Owner and the Obligor governing the terms and conditions of such account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such account.

                  "Credit Card Guidelines" means the written policies and procedures of the Servicer, the Transferor or any other Account Owner, as the case may be, relating to the operation of its consumer revolving lending business, which are consistent with prudent practice, including, the written policies and procedures for determining the creditworthiness of credit card account customers, the extension of credit to credit card account customers and relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified or otherwise changed from time to time.

                  "Date of Processing" means, with respect to any transaction or receipt of Collections, the date on which such transaction is first recorded on the Servicer's computer file of revolving credit card accounts (without regard to the effective date of such recordation).

                  "Deferred Payment Receivable" means a Receivable with respect to which the initial payment of principal or the commencement of the accrual of Periodic Rate Finance Charges on the principal balance thereof may be deferred for a fixed period of time in accordance with the related Credit Card Agreement and the Credit Card Guidelines.

                  "Determination Date" means, with respect to any Series, the date specified in the applicable Indenture Supplement.

                  "Dilution Amount" means the amount by which the Servicer is required to adjust the amount of Principal Receivables used to calculate the Transferor Interest pursuant to the first two sentences of Section 3.10.

                  "Discount Option Date" means each date on which a Discount Percentage designated by the Transferor pursuant to Section 2.12 takes effect.

                  "Discount Option Receivables" means Principal Receivables (or a specified portion thereof) existing on or after the Discount Option Date designated by the Transferor as being treated as Finance Charge Receivables pursuant to Section 2.12(a). The aggregate amount of Discount Option Receivables outstanding on any Date of Processing occurring on or after the Discount Option Date shall equal the sum of (i) the aggregate amount of Discount Option Receivables at the end of the prior Date of Processing (which amount, prior to the Discount Option Date, shall be zero) plus (ii) the aggregate amount of any new Discount Option Receivables created on such Date of Processing minus (iii) any Discount Option Receivables Collections received on such Date of Processing. Discount Option Receivables created on any Date of Processing means the product of the amount of any Principal Receivables created on such Date of Processing (without giving effect to the proviso in the definition of the term Principal Receivables) and the Discount Percentage.

                  "Discount Option Receivable Collections" means on any Date of Processing, the product of (i) a fraction the numerator of which is the aggregate amount of Discount Option

Receivables and the denominator of which is the sum of the aggregate amount of Principal Receivables and the aggregate amount of Discount Option Receivables, in each case at the end of the prior Date of Processing and (ii) Collections of Principal Receivables on such Date of Processing (without giving effect to the proviso in the definition of Principal Receivables).

                  "Discount Percentage" means the percentages, if any, designated by the Transferor pursuant to Section 2.12(a).

                  "Dollars", "$" or "U.S. $" means United States dollars.

                  "Early Amortization Period" has the meaning, with respect to any Series, specified in the related Indenture Supplement.

                  "Elder-Beerman Stores" means The Elder-Beerman Stores Corp., an Ohio corporation.

                  "Eligible Account" means a consumer revolving credit card account owned by an Account Owner identified by the Transferor as of (i) the Initial Cut-Off Date, in the case of the Initial Accounts or (ii) the applicable Addition Cut-Off Date, in the case of the Additional Accounts, as having the following characteristics:

                  (a) has not been cancelled and is in existence and maintained by the Transferor or the applicable Account Owner;

                  (b)      is denominated and payable in Dollars in the United
         States;

                  (c) except as provided below, does not have any Receivables which are Charged-Off Receivables or which are more than 150 days Contractually Delinquent;

                  (d) except as provided below, does not have any Receivables which have been identified by the applicable Account Owner or the relevant Obligor as having been incurred as a result of fraudulent use of any related credit card;

                  (e) (1) which has not been classified by the Applicable Account Owner or the Servicer as being cancelled, counterfeit or fraudulent, and (2) if the card issued in connection with such Account has been lost or stolen, the Obligor thereon has not asserted the occurrence of any unauthorized charges thereon;

                  (f) the Obligor of which has not been identified by the Servicer in its computer files as having been declared bankrupt;

                  (g) is a private label revolving credit card account that may be used to purchase goods and services in the retail stores, catalogs and internet sites of the applicable Account Originator;

                  (h) was created in accordance with the Credit Card Guidelines of the applicable Account Originator at the time of creation of such Account;

                  (i) does not have outstanding Receivables which have been sold or pledged by the related Account Owner to any party other than the Transferor pursuant to a Receivables Purchase Agreement;

                  (j) does not have outstanding Receivables that give rise to any claim of any governmental agency including, without limitation, the government of the United States or any state thereof or any agency, instrumentality or department thereof;

                  (k) the Obligor of which (1) is not an Affiliate of any of the parties hereto; (2) is not a government or a governmental subdivision or agency and (3) is a natural person resident in the United States or Canada or, up to $50,000 in the aggregate for all Receivables at any one time outstanding in another country other than the United States or Canada unless the Rating Agency Condition is satisfied; and

                  (l) which arises under a Credit Card Agreement which (1) does not require the Obligor under such Credit Card Agreement to consent to the transfer, sale or assignment of the rights and duties of the applicable Account Originator under such Credit Card Agreement and
         (2) does not contain a confidentiality provision that purports to restrict the ability of the Trust or the Indenture Trustee Agent to exercise its rights under this Agreement, including, without limitation, its right to review such Credit Card Agreement.

                  Eligible Accounts may include Accounts, the Receivables of which have been written off, or with respect to which the Transferor believes the related Obligor is bankrupt, or as to which certain Receivables have been identified by the Obligor as having been incurred as a result of fraudulent use of any credit cards, or as to which any credit cards have been reported to the Account Owner or the Servicer as lost or stolen, in each case as of the Initial Cut-Off Date, with respect to the Initial Accounts, and as of the related Addition Cut-Off Date, with respect to the Additional Accounts; provided that
(i) the balance of all Receivables included in such Accounts is reflected on the books and records of the Account Owner (and is treated for purposes of this Agreement) as "zero", and (ii) charging privileges with respect to all such Accounts have been canceled in accordance with the relevant Credit Card Guidelines.

                  "Eligible Receivable" means each Receivable, including, where applicable, the underlying receivable:

                  (a)      which has arisen in an Eligible Account;

                  (b) which was created in compliance in all material respects with all Requirements of Law applicable to the institution which owned such Receivable at the time of its creation and pursuant to a Credit Card Agreement which complies in all material respects with all Requirements of Law applicable to the Account Originator or Account Owner, as the case may be;

                  (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the applicable Account Originator and any subsequent Account Owner of its obligations, if any, under the related Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

                  (d) as to which at the time of the transfer of such Receivable to the Trust, the Transferor or the Trust will have good and marketable title thereto and which itself is, and the underlying receivables are, free and clear of all Adverse Claims;

                  (e) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (including any proceeds thereof), or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust;

                  (f) which at all times will be the legal, valid and binding payment obligation of the related Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (g) which, at the time of transfer to the Trust, has not been waived or modified except as permitted in accordance with the Credit Card Guidelines and which waiver or modification is reflected in the Servicer's computer file of revolving credit card accounts;

                  (h) which, at the time of transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which the Servicer is required by Section 3.10 to make an adjustment;

                  (i) as to which, at the time of transfer to the Trust, the relevant Account Originator and any subsequent Account Owner has satisfied and fully performed all of its obligations required to be satisfied by such time;

                  (j) as to which, at the time of transfer to the Trust, none of the Transferor, the Servicer, or any other Account Owner, as the case may be, has taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Trust or the Noteholders therein;

                  (k) which is not a Charged-Off Receivable and is not more than 150 days Contractually Delinquent;

                  (l) which is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

                  (m) which is an "account" or "general intangible" within the meaning of Section 9-102 of the UCC of all applicable jurisdictions;

                  (n) which has been posted to the applicable Account of the Obligor thereon;

                  (o) which (1) arises in the ordinary course of business of the applicable Account Originator from an authorized use of an Account with such Account Originator in connection with the purchase of goods or services of goods by the applicable Obligor from such Account Originator, and (2) arises solely from the sale or the provision of goods or services to the related Obligor by such Account Originator, and not by any other Person (in whole or in part);

                  (p) with respect to which, if such Receivable is a Deferred Payment Receivable, payments thereon are not deferred for more than 40 months from the date on which such Receivable arose; and

                  (q) which, if such Receivable is a Deferred Payment Receivable, when added to the outstanding amount of all Deferred Payment Receivables, would not cause the aggregate amount of Deferred Payment Receivables to exceed 10% of the aggregate outstanding amount of all Receivables.

                  "Eligible Servicer" means an entity which, at the time of its appointment as Servicer, (i) is servicing a portfolio of revolving credit card accounts, (ii) is legally qualified and has the capacity to service the Accounts, (iii) has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (iv) is qualified to use the software that is then being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement and (v) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

                  "Event of Default" has the meaning specified in the Indenture.

                  "Exchange Act" has the meaning specified in the Indenture.

                  "FDIC" means the Federal Deposit Insurance Corporation, and its successors.

                  "Finance Charge Receivables" means all amounts (a) billed to the Obligors on any Account in respect of (i) all Periodic Rate Finance Charges,
(ii) annual membership fees and annual service charges, (iii) Late Fees, (iv) Overlimit Fees and (v) Discount Option Receivables, if any. Finance Charge Receivables shall also include (a) the interest portion of Participation Interests as shall be determined pursuant to, and only if so provided in, the applicable Participation Interest Supplement or Indenture Supplement for any Series and (b) all Recoveries with respect to Receivables previously charged off as uncollectible.

                  "Fitch" means Fitch, Inc. and its successors.

                  "Governmental Authority" means the United States, any State or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Indenture" means the Master Indenture, dated as of January 30, 2004, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Indenture Collateral" has the meaning specified in Section 2.01.

                  "Indenture Supplement" has the meaning specified in the Indenture.

                  "Indenture Trustee" means Wachovia Bank, N.A., and its successors, in its capacity as trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

                  "Ineligible Receivables" has the meaning specified in Section 2.05(a).

                  "Initial Account" means each consumer revolving credit card account or business charge account established pursuant to a Credit Card Agreement between the applicable Account Owner and any Person, which account is identified in the computer file or microfiche list delivered to the Owner Trustee by the Transferor pursuant to Section 2.01 on the Initial Issuance Date.

                  "Initial Cut-Off Date" means the close of business on January 29, 2004.

                  "Initial Issuance Date" means January 30, 2004, the date the Transferor's Certificate is delivered by the Trust to the Transferor pursuant to the Trust Agreement.

                  "Insolvency Event" means, with respect to any Person, such Person shall consent or fail to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or relating to all or substantially all of such Person's property, or the commencement of an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of such Person's affairs, or notwithstanding an objection by such Person any such action shall have remained undischarged or unstayed for a period of 60 days or upon entry of any order or decree providing for such relief; or such Person shall admit in writing its inability to pay its debts generally as they become due, file, or consent or fail to object (or object without dismissal of any such filing within 60 days of such filing) to the filing of, a petition to take advantage of any applicable bankruptcy, insolvency or reorganization, receivership or conservatorship statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or any order or decree providing for relief under any applicable bankruptcy, insolvency or reorganization, receivership or conservatorship statute shall be entered.

                  "Insurance Proceeds" means any amounts received pursuant to the payment of benefits under any credit life insurance policies, credit disability or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

                  "Invested Amount" means, with respect to any Series and for any date, an amount equal to the invested amount or adjusted invested amount, as applicable, specified in the related Indenture Supplement.

                  "Investor Percentage" means, with respect to any Series, the investor percentage for such Series specified in the related Indenture Supplement.

                  "Issuer" means the Trust.

                  "Late Fees" has the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar terms.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that the lien created by, this Agreement shall not be deemed to constitute a Lien.

                  "Monthly Period" has the meaning specified in the Indenture.

                  "Monthly Servicing Fee" means, with respect to any Series and any Monthly Period, the portion of the Servicing Fee for such Monthly Period allocable to such Series.

                  "Moody's" means Moody's Investors Service, Inc., and its successors.

                  "Note Interest Rate" has the meaning specified in the Indenture.

                  "Note Owner" has the meaning specified in the Indenture.

                  "Note Register" has the meaning specified in the Indenture.

                  "Noteholder" or "Holder" has the meaning specified in the Indenture.

                  "Notices" means all demands, notices, instructions, directions and communications under this Agreement.

                  "Obligor" means, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

                  "Officer's Certificate" has the meaning specified in the Indenture.

                  "Opinion of Counsel" has the meaning specified in the Indenture.

                  "Overlimit Fees" has the meaning specified in the Credit Card Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for with respect to such Account.

                  "Owner Trustee" means Wilmington Trust Company, not in individual its capacity, but solely as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

                  "Payment Date" means, with respect to any Series, the date specified in the applicable Indenture Supplement.

                  "Participating Transferor" means each Transferor who (i) owns any Additional Account the Receivables in which shall be transferred to the Trust on an Additional Date or (ii) is transferring a Participation Interest to the Trust on an Addition Date.

                  "Participation Interest Supplement" means a supplement to this Agreement entered into pursuant to Section 2.09(a)(ii) or (b) in connection with the conveyance of Participation Interests to the Trust.

                  "Participation Interests" has the meaning specified in Section 2.09(a)(ii).

                  "Paying Agent" has the meaning specified in the Indenture.

                  "Pay Out Event" has the meaning specified in the Indenture.

                  "Periodic Rate Finance Charges" has the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

                  "Person" means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature.

                  "Portfolio Yield" has the meaning specified in the Indenture Supplement.

                  "Principal Funding Account" has the meaning, with respect to any Series, specified in the related Indenture Supplement.

                  "Principal Funding Account Balance" has the meaning, with respect to any Series, specified in the related Indenture Supplement.

                  "Principal Receivables" means all Receivables other than Finance Charge Receivables or Charged-Off Receivables; provided, however, that after the Discount Option Date, Principal Receivables on any Date of Processing thereafter means Principal Receivables as otherwise determined pursuant to this definition minus the amount of any Discount Option Receivables. Principal Receivables shall also include the principal portion of Participation

Interests as shall be determined pursuant to, and only if so provided in, the applicable Participation Interest Supplement or Indenture Supplement for any Series. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Principal Receivables which the Transferor is unable to transfer as provided in Section 2.11 shall not be included in calculating the amount of Principal Receivables.

                  "Rating Agency" has the meaning specified in the Indenture.

                  "Rating Agency Condition" has the meaning specified in the Indenture.

                  "Reassignment" means a Reassignment of Receivables in Removed Accounts, in substantially the form of Exhibit B.

                  "Receivables" means all amounts shown on the Servicer's records as amounts payable by Obligors on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables. Receivables which become Charged-Off Receivables will cease to be included as Receivables as of the day on which they become Charged-Off Receivables.

                  "Receivables Purchase Agreement" means any receivables purchase agreement entered into between the Transferor and one or more Account Owners; provided, that before the Transferor shall enter into any receivables purchase agreement, (i) the Rating Agency Condition is satisfied with respect to such receivables purchase agreement and (ii) the Transferor shall have delivered to the Indenture Trustee an Officer's Certificate to the effect that such officer reasonably believes that the execution and delivery of such receivables purchase agreement and the purchase of Receivables from the Account Owner named therein will not have an Adverse Effect.

                  "Recoveries" means all amounts received (net of out-of-pocket costs of collection) including Insurance Proceeds, which are reasonably estimated by the Servicer to be attributable to Charged-Off Receivables, including the net proceeds of any sale of such Charged-Off Receivables by the Transferor.

                  "Registered Notes" has the meaning specified in the Indenture.

                  "Related Account" means an Account with respect to which a new credit account number has been issued by the applicable Account Owner or Servicer or the applicable Transferor under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines.

                  "Removal Date" means the date specified by the Transferor for removal of Removed Accounts and Removed Participation Interest.

                  "Removed Accounts" has the meaning specified in Section
2.10(a).

                  "Removed Participation Interests" has the meaning specified in
Section 2.10.

                  "Required Designation Date" has the meaning specified in
Section 2.09(a)(i).

                  "Required Minimum Principal Balance" means, unless otherwise provided in an Indenture Supplement relating to any Series, as of any date of determination, an amount equal to the sum of the numerators used in the calculation of the Investor Percentages with respect to Principal Receivables for all outstanding Series on such date; provided that with respect to any Series in its Early Amortization Period or such other period as designated in the related Indenture Supplement with an Invested Amount as of such date of determination equal to the Principal Funding Account Balance relating to such Series taking into account the Principal Funding Account Balance relating to such Series on deposit in the Principal Funding Account on such date of determination, the numerator used in the calculation of the Investor Percentage with respect to Principal Receivables relating to such Series shall, solely for the purpose of the definition of Required Minimum Principal Balance, be deemed to equal zero.

                  "Required Transferor Interest" has the meaning specified in the Indenture.

                  "Requirements of Law" means any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

                  "Series" has the meaning specified in the Indenture.

                  "Series Account" has the meaning specified in the Indenture.

                  "Series Enhancement" has the meaning specified in the Indenture.

                  "Series Enhancer" has the meaning specified in the Indenture.

                  "Service Transfer" has the meaning specified in Section 7.01.

                  "Servicer" means Bon-Ton DSI, in its capacity as Servicer pursuant to this Agreement, and, after any Service Transfer, the Successor Servicer.

                  "Servicer Default" has the meaning specified in Section
7.01(a).

                  "Servicing Fee" means the servicing fee payable to the Servicer in respect of each Monthly Period pursuant to Section 3.02 in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the Invested Amount (or such other amount as specified in the related Indenture Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the daily average amount of Principal Receivables during such Monthly Period prior to the termination of the Trust pursuant to Section 8.01 of the Trust Agreement.

                  "Servicing Fee Rate" means, with respect to any Series, the servicing fee rate specified in the related Indenture Supplement.

                  "Special Funding Account" has the meaning specified in the Indenture.

                  "Special Funding Amount" has the meaning specified in the Indenture.

                  "Standard & Poor's" means Standard & Poor's Ratings Group, a division of the McGraw Hill Companies, Inc., or its successor.

                  "State" has the meaning specified in the Indenture.

                  "Successor Servicer" has the meaning specified in Section 7.02(a).

                  "Supplemental Accounts" means Additional Accounts that the Transferor designates as Accounts pursuant to Sections 2.09(a)(i) and 2.09(b).

                  "Supplemental Certificate" has the meaning specified in the Trust Agreement.

                  "Tax Opinion" has the meaning specified in the Indenture.

                  "Termination Notice" has the meaning specified in Section
7.01.

                  "Transaction Documents" has the meaning specified in the Indenture.

                  "Transfer Agent and Registrar" has the meaning specified in the Indenture.

                  "Transfer Restriction Event" means, with respect to a Transferor, that such Transferor is unable for any reason to transfer Receivables to the Trust pursuant to this Agreement, including by reason of the application of the provisions of Section 6.01 or any order of any Governmental Authority.

                  "Transferor" means (i) BTRP, or its successor under this Agreement and (ii) any Additional Transferor. References to "each Transferor" shall refer to each entity mentioned in the preceding sentence and references to "the Transferor" shall refer to all of such entities.

                  "Transferor Certificates" has the meaning specified in the Trust Agreement.

                  "Transferor Interest" has the meaning specified in the Indenture.

                  "Transferred Account" means each account into which an Account shall be transferred; provided, that (i) such transfer was made in accordance with the Credit Card Guidelines and (ii) such account can be traced or identified as an account into which an Account has been transferred.

                  "Trust" means the Bon-Ton Receivables Master Note Trust.

                  "Trust Agreement" means the Trust Agreement relating to the Trust, dated as of January 30, 2004, between BTRP and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Trust Assets" has the meaning specified in Section 2.01.

                  "Trust Termination Date" has the meaning specified in the Trust Agreement.

                  "Trustee" means the Owner Trustee and the Indenture Trustee.

                  "UCC" means the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

                  "United States" has the meaning specified in the Indenture

         Section 1.02. Other Definitional Provisions.

         (a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Receivables Purchase Agreement, Trust Agreement, the Indenture or the related Indenture Supplement, as applicable.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series.

         (e) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day.

         (f) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation."

                                  ARTICLE TWO

                            CONVEYANCE OF RECEIVABLES

         Section 2.01.Conveyance of Receivables. By execution of this Agreement, BTRP or, if applicable, any Additional Transferor, does hereby transfer, assign, set over and otherwise convey to the Trust, without recourse except as provided herein, all its right, title and interest in, to and under the Receivables existing at the close of business on the Initial Cut-Off Date, in the case of Receivables arising in the Initial Accounts, and on each Addition Cut-Off Date, in the case of Receivables arising in the Additional Accounts, and in each case thereafter created from time to time until the termination of the Trust, the Bon-Ton Collection Accounts, all Recoveries allocable to the Trust as provided herein and the right to any Series Enhancement with respect to any Series, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. The property described in the preceding sentence, together with all monies and other property credited to any Bon-Ton Collection Account, the Collection Account, the Series Accounts and the Special Funding Account (including any subaccounts of such account), the rights of the Trust under this Agreement and the Trust Agreement, the property conveyed to the Trust under any Participation Interest Supplement and the right to receive Recoveries attributed to cardholder charges for merchandise and services in the Accounts shall constitute the assets of the Trust (the "Trust Assets"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee or any Noteholder of any obligation of any Account Owner, any Transferor, the Servicer or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems or insurers. The Obligors shall not be notified in connection with the creation of the Trust of the transfer, assignment, set-over and conveyance of the Receivables to the Trust.

                  Each Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables conveyed by such Transferor existing on the Initial Cut-Off Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in such Receivables to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing to the Owner Trustee as soon as practicable after the first Closing Date, in the case of Receivables arising in the Initial Accounts, and (if any additional filing is so necessary) as soon as practicable after the applicable Addition Date, in the case of Receivables arising in Additional Accounts. The Owner Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such transfer and assignment.

                  Each Transferor further agrees, at its own expense, on or prior to (i) the first Closing Date, in the case of the Initial Accounts, (ii) the applicable Addition Date, in the case of Additional Accounts with respect to such Transferor, if any, and (iii) the applicable Removal Date, in the case of Removed Accounts with respect to such Transferor, (a) to cause each

Account Owner to indicate in its respective computer files that Receivables created (or reassigned, in the case of Removed Accounts) in connection with the Accounts have been conveyed to the Trust pursuant to this Agreement (or conveyed to each such Transferor or its designee in accordance with Section 2.10, in the case of Removed Accounts) by including (or deleting in the case of Removed Accounts) in such computer files a clearly specified code correctly indicating the Trust's ownership of the Receivables, and (b) to deliver to the Owner Trustee a computer file or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, the applicable Addition Cut-Off Date in the case of Additional Accounts, and the applicable Removal Date in the case of Removed Accounts, its account number and the aggregate amount outstanding in such Account. Each such file or list, as supplemented, from time to time, to reflect Additional Accounts and Removed Accounts is hereby incorporated into and made a part of this Agreement. Each Transferor further agrees not to alter the code referenced in this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account or the Rating Agency Condition is satisfied. Notwithstanding the foregoing, as long as Series 2004-1 is the only Series Outstanding and each Transferor is in compliance with Section 2.08(a)(ii) hereof, this subsection shall not apply.

                  If the arrangements with respect to the Receivables hereunder shall constitute a loan and not a purchase and sale of such Receivables, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and each Transferor hereby grants to the Trust a first priority perfected security interest in all of such Transferor's right, title and interest, whether owned on the Initial Cut-Off Date or thereafter acquired, in, to and under the Trust Assets, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, and advices of credit consisting of, arising from or related to the Trust Assets and all proceeds thereof, to secure its obligations hereunder.

                  To the extent that any Transferor retains any interest in the Trust Assets, such Transferor grants to the Issuer a security interest in all of such Transferor's right, title, and interest, whether owned on the Initial Cut-Off Date or thereafter acquired, in, to and under the Trust Assets, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit and advices of credit consisting of, arising from, or related to the Trust Assets, and all proceeds thereof (collectively, the "Indenture Collateral"), to secure its obligations hereunder. With respect to the Indenture Collateral, the Issuer shall have all of the rights that it has under the Indenture and all of the rights of a secured creditor under the UCC. The Transferor shall perform all actions necessary to maintain the perfection priority of Trust's security interest in the Indenture Collateral.

         Section 2.02. Acceptance by Trust.

         (a) The Trust hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01. The Trust further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Owner Trustee the computer file or microfiche list relating to the Initial Accounts described in the third paragraph of
Section 2.01. The Trust shall maintain all of its right, title and interest in the Indenture Collateral until the Lien of the Indenture is released.

         (b) The Trust hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Owner Trustee or the Trust, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Owner Trustee, (ii) in connection with the performance of the Owner Trustee's or the Trust's duties hereunder, (iii) to the Indenture Trustee in connection with its duties in enforcing the rights of Noteholders or (iv) to bona fide creditors or potential creditors of any Account Owner, the Servicer or any Transferor for the limited purpose of enabling any such creditor to identify applicable Receivables or Accounts subject to this Agreement or the Receivables Purchase Agreements. The Trust agrees to take such measures as shall be reasonably requested by any Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow each Transferor or its duly authorized representatives to inspect the Owner Trustee's security and confidentiality arrangements as they specifically relate to the administration of the Trust from time to time during normal business hours upon prior written notice. The Trust shall provide the applicable Transferor with notice five Business Days prior to disclosure of any information of the type described in this subsection.

         Section 2.03. Corporate Representations and Warranties of Each Transferor. Each Transferor (and GP, Inc. on behalf of BTRP) hereby severally represents and warrants to the Trust (and agrees that the Owner Trustee and the Indenture Trustee may conclusively rely on each such representation and warranty in accepting the Receivables in trust and in authenticating the Notes, respectively) as of each Closing Date (but only if it was a Transferor on such date) that:

                  (a) Organization and Good Standing. Such Transferor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, each Transaction Document to which it is a party and each applicable Participation Interest Supplement.

                  (b) Due Qualification. Such Transferor is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals required to carry on its business in each jurisdiction in which its business is conducted, except those jurisdiction in which failure to so qualify or to obtain such licenses and approvals would
         (i) render any Credit Card Agreement relating to an Account specified in a Receivables Purchase Agreement with such Transferor or any Receivable conveyed to the Trust by such Transferor unenforceable by such Transferor or the Trust or (ii) have a material adverse effect on the Noteholders.

                  (c) Due Authorization. (i) The execution and delivery of this Agreement, each Transaction Document to which it is a party and each applicable Participation

         Interest Supplement by such Transferor and the order to the Owner Trustee to have the Notes authenticated and delivered and the consummation by such Transferor of the transactions provided for in this Agreement, any Receivables Purchase Agreement to which it is a party and each applicable Participation Interest Supplement have been duly authorized by such Transferor by all necessary company, corporate or partnership action, as the case may be, on the part of such Transferor and (ii) this Agreement, each Transaction Document to which it is a party and each Participation Interest Supplement will remain, from the time of its execution, an official record of such Transferor.

                  (d) No Conflict. The execution and delivery by such Transferor of this Agreement, each Transaction Document to which it is a party and each applicable Participation Interest Supplement, and the performance of the transactions contemplated by this Agreement, each Transaction Document to which it is a party and each applicable Participation Interest Supplement and the fulfillment of the terms hereof and thereof applicable to such Transferor, will not conflict with or violate any Requirements of Law applicable to such Transferor or conflict with, result in any breach of any terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Transferor is a party or by which it or its properties are bound.

                  (e) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of such Transferor, threatened against such Transferor before any Governmental Authority
         (i) asserting the invalidity of this Agreement, any Transaction Document to which it is a party or any applicable Participation Interest Supplement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Document to which it is a party or each applicable Participation Interest Supplement, (iii) seeking any determination or ruling that, could reasonably be expected to (1) adversely affect the collectibility of a material portion of the Receivables, (2) materially adversely affect the financial condition of the Transferor, any Account Originator, any Subsidiary of any Account Originator, The Bon-Ton Corp. or The Bon-Ton Stores, Inc. or (3) materially adversely affect the ability of the Transferor to perform its obligations under the Transaction Documents (iv) seeking to affect adversely the income or franchise tax attributes of the Trust under the United States Federal or any State income or franchise tax systems.

                  (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Transferor in connection with the execution and delivery by such Transferor of this Agreement, each Transaction Document to which it is a party and each applicable Participation Interest Supplement and the performance of the transactions contemplated by this Agreement, each Transaction Document to which it is a party and each applicable Participation Interest Supplement by such Transferor have been duly obtained, effected or given and are in full force and effect.

                  (g) Insolvency. No Insolvency Event with respect to such Transferor has occurred and the transfer of the Receivables by such Transferor to the Trust has not been made in contemplation of the occurrence thereof or with the intent to hinder, delay or defraud such Transferor or the creditors of such Transferor.

                  (h) Accuracy of Information. All information heretofore furnished by such Transferor to the Trust or the Indenture Trustee for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by such Transferor to the Trust or the Indenture Trustee will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (i) Places of Business. The principal places of business and chief executive office of such Transferor and the offices where such Transferor keeps all its records relating to the Receivables are, and have been at all times since January 1, 1995, located at the address(es) listed on Schedule I or such other locations notified to the Trust in accordance with Section 2.07(g) in jurisdictions where all action required by Section 2.07(g) has been taken and completed. The jurisdiction of organization, Federal Employer Identification Number and organizational identification number for such Transferor are each correctly set forth on Schedule II.

                  (j) Material Adverse Effect. Since November 1, 2003, no event has occurred which would have a Material Adverse Effect.

                  (k) Names. Such Transferor has not used any corporate name, trade name, or assumed name other than (i) on, or at any time during the five year period prior to, the date of this Agreement, those listed on Schedule III and (ii) after the date of this Agreement any other name in respect of which such Transferor shall have complied with
         Section 2.07(g).

                  (l) Payments to Account Originator. Such Transferor shall have given reasonably equivalent value to the applicable Account Originator in consideration for each transfer to such Transferor of Receivables and Purchased Assets under the Receivables Purchase Agreement and each such transfer shall not have been made for or on account of an antecedent debt owed by such Account Originator to the Transferor and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                  (m) Not an Investment Company. Such Transferor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

                  The representations and warranties of each Transferor set forth in this Section shall survive the transfer and assignment by such Transferor of the respective Receivables to the Trust, the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture, and the issuance of the Notes. Upon discovery by such Transferor, the Servicer or the Owner Trustee of a breach of any of the representations and warranties by such Transferor set forth in this Section, the party discovering such breach shall give prompt written notice to the other parties and the

Indenture Trustee. Such Transferor agrees to cooperate with the Servicer and the Owner Trustee in attempting to cure any such breach.

         Section 2.04. Other Representations and Warranties of Each Transferor; Representations and Warranties of GP, Inc.

         (a) Representations and Warranties. Each Transferor hereby severally represents and warrants to the Trust as of the Initial Issuance Date, each Closing Date and, with respect to Additional Accounts, as of the related Addition Date (but only if, in either case, it was a Transferor on such date) that:

                        (i) each Transaction Document to which it is a party, each applicable Participation Interest Supplement and, in the case of Additional Accounts, the related Assignment, constitutes a legal, valid and binding obligation of such Transferor enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity;

                        (ii) [Reserved];

                        (iii) each Receivable conveyed to the Trust by such Transferor has been conveyed to the Trust free and clear of any Adverse Claim (other than Liens permitted under Section 2.07(b)) and in compliance with all Requirements of Law applicable to such Transferor, and such Transferor has not granted any Person, other than the Issuer (and its assigns) dominion and control of any Bon-Ton Collection Account, or the right to take dominion and control of any Bon-Ton Collection Account at a future time or upon the occurrence of a future event;

                        (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Transferor in connection with the conveyance by such Transferor of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect;

                        (v) either this Agreement or, in the case of Additional Accounts, the related Assignment constitutes an absolute sale, transfer and assignment to the Trust of all right, title and interest of such Transferor in the Receivables conveyed to the Trust by such Transferor and the proceeds thereof and Recoveries identified as relating to the Receivables conveyed to the Trust by such Transferor or, if this Agreement or, in the case of Additional Accounts, the related Assignment does not constitute a sale of such property, it constitutes a grant of a first priority perfected "security interest" (as defined in the UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof and said Recoveries, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds;

                        (vi) except for those Accounts identified as not meeting the criteria set forth in the definition of Eligible Account, on the Initial Cut-Off Date, each Initial Account transferred hereunder with respect to such Transferor is an Eligible Account and, on the applicable Addition Cut-Off Date, each related Additional Account transferred hereunder with respect to such Transferor is an Eligible Account;

                        (vii) except for those Receivables identified as not meeting the criteria set forth in the definition of Eligible Receivables, on the Initial Cut-Off Date, each Receivable then existing and conveyed to the Trust by such Transferor is an Eligible Receivable and, on the applicable Addition Cut-Off Date, each Receivable contained in the related Additional Accounts and conveyed to the Trust by such Transferor is an Eligible Receivable;

                        (viii) except for those Receivables identified as not meeting the criteria set forth in the definition of Eligible Receivable, as of the date of the creation of any new Receivable transferred to the Trust by such Transferor, such Receivable is an Eligible Receivable;

                        (ix) no selection procedures believed by such Transferor to be materially adverse to the interests of the Noteholders have been used in selecting such Accounts; and

                        (x) except as otherwise expressly provided in this Agreement or any Indenture Supplement, neither such Transferor nor any Person claiming through or under such Transferor has any claim to or interest in the Collection Account, the Special Funding Account, any Series Account, any Bon-Ton Collection Account or any Series Enhancement.

         (b) Notice of Breach. The representations and warranties set forth in Section 2.03 and this Section shall survive the transfers and assignments of the Receivables to the Trust, the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture, and the issuance of the Notes. Upon discovery by any Transferor or the Servicer of a breach of any of the representations and warranties set forth in Section 2.03 or this Section, the party discovering such breach shall give notice to the other parties and to the Indenture Trustee within ten Business Days following such discovery; provided that the failure to give notice within ten Business Days does not preclude subsequent notice.

         (c) GP, Inc. Representations and Warranties. GP, Inc. hereby represents and warrants to the Trust and the Indenture Trustee that:

                        (i) Corporate Existence and Power. GP, Inc. is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

                        (ii) No Conflict. The execution, delivery and performance GP, Inc. of this Agreement and each other Transaction Document, in each case for itself and on behalf of the Transferor, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement and each other Transaction Document to be executed and delivered by GP, Inc., on its own behalf and on behalf of BTRP, has been duly executed and delivered by GP, Inc.

                        (iii) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by GP, Inc. of this Agreement or any other Transaction Document to be delivered by it, whether on its own behalf or on behalf of BTRP, in connection herewith.

                        (iv) Binding Effect. This Agreement and each of the other Transaction Documents to which GP, Inc., for itself or on behalf of BTRP, is a party constitutes the legal, valid and binding obligation of GP, Inc., enforceable against GP, Inc. in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

                        (v) Accuracy of Information. All information heretofore furnished by GP, Inc. to the Trust or the Indenture Trustee for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by GP, Inc. to the Trust or the Indenture Trustee will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                        (vi) Places of Business. The principal place of business and chief executive office of GP, Inc. are, and have been at all times since January 1, 1995, located at the address listed on Schedule I. The jurisdiction of organization, Federal Employer Identification Number and organizational identification number of GP, Inc. are correctly set forth on Schedule II.

                        (vii) Names. GP, Inc. has not at any time used any corporate name, trade name or assumed name other than "BTRGP, Inc."

                        (viii) Actions, Suits. There are no actions, suits or proceedings pending, or to the knowledge of GP, Inc., threatened, against or affecting GP, Inc. or any of its properties, in or before any court, arbitrator or other body, which are reasonably likely to materially adversely affect the financial condition of GP, Inc. or the ability of GP, Inc. or

         BTRP to perform its obligations under the Transaction Documents; GP, Inc. is not in default with respect to any order of any court, arbitrator or governmental body.

                        (ix) Not an Investment Company. GP, Inc. is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

         Section 2.05. Reassignment of Ineligible Receivables.

         (a) Reassignment of Receivables. In the event (i) any representation or warranty contained in Section 2.04(a)(ii), (iv), (vi), (vii),
(viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and such breach has a material adverse effect on any Receivable (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Indenture Trustee and the Servicer) after the earlier to occur of the discovery thereof by the Transferor which conveyed such Receivables to the Trust or receipt by such Transferor of written notice thereof given by the Trust, the Indenture Trustee or the Servicer, (ii) any representation or warranty contained in Section 2.04(a)(iii) is not true and correct in any material respect as of the date specified therein with respect to any Receivable and such breach has a material adverse effect on any Receivable (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) or (iii) it is so provided in Section 2.07(a) with respect to any Receivables conveyed to the Trust by such Transferor, then such Transferor shall accept reassignment of all Receivables in the related Account ("Ineligible Receivables") on the terms and conditions set forth in Section 2.05(b).

         (b) Price of Reassignment. The Servicer shall deduct the portion of such Ineligible Receivables reassigned to each Transferor which are Principal Receivables from the aggregate amount of Principal Receivables used to calculate the Transferor Interest. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Interest, the Transferor Interest would be less than the Required Transferor Interest, not later than 12:00 p.m. (Noon), New York City time, by the Payment Date following the Monthly Period in which such reassignment obligation arises, the applicable Transferor shall make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be below the Required Transferor Interest (up to the amount of such Principal Receivables).

                  Upon reassignment of any Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the applicable Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all Recoveries related thereto, all monies and amounts due or to become due and all proceeds thereof and such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The obligation of each Transferor to accept reassignment of any Ineligible Receivables conveyed to the Trust by such Transferor, and to make the deposits, if any, required to be made to the Special Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Trust, the Noteholders

(or the Indenture Trustee on behalf of the Noteholders) or any Series Enhancer. Notwithstanding any other provision of this subsection, a reassignment of an Ineligible Receivable in excess of the amount that would cause the Transferor Interest to be less than the Required Transferor Interest shall not occur if the applicable Transferor fails to make any deposit required by this Section with respect to such Ineligible Receivable. The Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall be requested and provided by the applicable Transferor to effect the conveyance of such Ineligible Receivables pursuant to this subsection, free and clear of all Liens created by or through the Trust, but only upon receipt of an Officer's Certificate from such Transferor that states that all conditions set forth in this Section have been satisfied.

         Section 2.06. Reassignment of Trust Portfolio. In the event any representation or warranty of a Transferor set forth in Section 2.03(a) or (c) or Section 2.04(a)(i) or (v) is not true and correct in any material respect and such breach has a material adverse effect on the Receivables or Participation Interests conveyed to the Trust by such Transferor or the availability of the proceeds thereof to the Trust (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement), then either the Trust, the Indenture Trustee or the Holders of Notes evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding Notes, by notice then given to such Transferor and the Servicer (and to the Trust and Indenture Trustee if given by the Noteholders), may direct such Transferor to accept a reassignment of the Receivables and any Participation Interests conveyed to the Trust by such Transferor if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice), and upon those conditions such Transferor shall be obligated to accept such reassignment on the terms set forth below.

                  The applicable Transferor shall deposit in the Collection Account in immediately available funds not later than 12:00 p.m. (Noon), New York City time, by the Payment Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Indenture Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed to the Noteholders on such Payment Date in accordance with the terms of each Indenture Supplement. If the Trust, the Indenture Trustee or the Noteholders give notice directing the applicable Transferor to accept a reassignment of the Receivables and Participation Interests as provided above, the obligation of such Transferor to accept such reassignment pursuant to this Section and to make the deposit required to be made to the Collection Account as provided in this paragraph shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section available to the Noteholders (or the Indenture Trustee on behalf of the Noteholders) or any Series Enhancer. Upon reassignment of the Receivables and the Participation Interests on such Payment Date, the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the applicable Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables and the Participation Interests, all Recoveries allocable to the Trust, and all monies and amounts due or to become due with respect thereto and all proceeds thereof, free and clear of all Liens created by or through the Trust. The Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the applicable Transferor to effect the conveyance of such property pursuant to this Section.

         Section 2.07. Covenants of each Transferor. Each Transferor hereby severally covenants that:

         (a) Receivables Not Evidenced by Promissory Notes. Except in connection with its enforcement or collection of any Receivable, such Transferor will take no action to cause any Receivable conveyed by it to the Trust to be evidenced by any instrument (as defined in the UCC) and if any such Receivable is so evidenced (whether or not in connection with the enforcement or Collection of a Receivable) it shall be deemed to be an Ineligible Receivable and shall be reassigned to such Transferor in accordance with Section 2.05(b).

         (b) Security Interests. Except for the conveyances hereunder, such Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on, any Receivable or Participation Interest conveyed by it to the Trust, whether now existing or hereafter created, or any interest therein, and such Transferor shall defend the right, title and interest of the Trust and the Indenture Trustee in, to and under the Receivables and any Participation Interest, whether now existing or hereafter created, against all claims of third parties claiming through or under such Transferor.

         (c) Transferor Interest. Except (i) as provided in Section 2.09(d) of this Agreement or Section 2.12 of the Indenture or (ii) for conveyances with respect to which the Rating Agency Condition shall have been satisfied and a Tax Opinion shall have been delivered, such Transferor agrees not to transfer, sell, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferor Interest, the Transferor Certificate or any Supplemental Certificate and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation, grant or sale shall be void.

         (d) Delivery of Collections or Recoveries. In the event that such Transferor receives Collections or Recoveries, such Transferor agrees to pay the Servicer all such Collections and Recoveries as soon as practicable after receipt thereof but in no event later than the Business Day after the receipt of such Collections.

         (e) Notice of Adverse Claims. Such Transferor shall notify the Trust, the Indenture Trustee and each Series Enhancer promptly after becoming aware of any Adverse Claim on any Receivable or Participation Interest (or on the underlying receivable) conveyed by it to the Trust other than the conveyances hereunder and under any Receivables Purchase Agreement to which it is a party and the Indenture.

         (f) Notice of Change in Credit Card Guidelines. Such Transferor shall notify the Rating Agencies of any change in the Credit Card Guidelines.

         (g) Continuous Perfection. Such Transferor shall not change its name, identity or structure in any manner that might cause any financing or continuation statement filed pursuant to this Agreement to be misleading unless such Transferor shall have delivered to the Trust at least 15 days' prior written notice thereof and shall have taken all action necessary or advisable to amend such financing statement or continuation statement so that it is not misleading. Such Transferor shall not change the jurisdiction under whose laws it is organized, its chief execution office or change the location of its principal records concerning the Receivables unless it has delivered to the Trust at least 15 days' prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Trust in the Receivables to continue to be perfected with the priority required by this Agreement.

         (h) Performance and Enforcement of Receivables Purchase Agreement. Each Transferor shall timely perform the obligations required to be performed by such Transferor, and vigorously enforce the rights and remedies accorded to such Transferor, under the Receivables Purchase Agreement to which it is a party.

         (i) Trust's Reliance. Such Transferor (in the case of BTRP) acknowledges that the Trust is entering into the transactions contemplated by this Agreement in reliance upon BTRP's identity as a separate legal entity from Bon-Ton DSI and GP, Inc. Therefore, from and after the date of execution and delivery of this Agreement, BTRP shall take all reasonable steps including, without limitation, all steps that the Trust, the Indenture Trustee or any Noteholder may from time to time reasonably request to maintain BTRP's identity as a separate legal entity and to make it manifest to third parties that BTRP is an entity with assets and liabilities distinct from those of Bon-Ton DSI and GP, Inc. and any Affiliates thereof and not a division of Bon-Ton DSI or GP, Inc. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, BTRP shall:

                        (i) conduct its own business in its own name and require that all full-time employees of BTRP identify themselves as such and not as employees of Bon-Ton DSI or GP, Inc. (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as BTRP's employees);

                        (ii) compensate all employees, consultants and agents directly, from BTRP's bank accounts, for services provided to BTRP by such employees, consultants and agents and, to the extent any employee, consultant or agent of BTRP is also an employee, consultant or agent of Bon-Ton DSI or GP, Inc., allocate the compensation of such employee, consultant or agent between BTRP and Bon-Ton DSI (or GP, Inc. as applicable) on a basis which reflects the services rendered to BTRP and Bon-Ton DSI (or GP, Inc. as applicable);

                        (iii) clearly identify its offices (by signage or otherwise) as its offices (and that of GP, Inc.);

                        (iv) have a separate telephone number from Bon-Ton DSI, which will be answered only in its name (or that of GP, Inc.) and separate stationery, invoices and checks in its own name;

                        (v) conduct all transactions with Bon-Ton DSI and GP, Inc. strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between BTRP and Bon-Ton DSI or GP, Inc. on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                        (vi) observe all partnership formalities as a distinct entity, and ensure that all partnership actions are duly authorized by GP, Inc. as its sole general partner;

                        (vii) maintain BTRP's books and records separate from those of Bon-Ton DSI and GP, Inc. and otherwise readily identifiable as its own assets rather than assets of Bon-Ton DSI or GP, Inc.;

                        (viii) be capable of preparing its financial statements separately from those of Bon-Ton DSI and GP, Inc. and insure that any consolidated financial statements of Bon-Ton DSI that include BTRP have detailed notes clearly stating that BTRP is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of its own creditors;

                        (ix) except as herein specifically otherwise provided, not commingle funds or other assets of BTRP with those of Bon-Ton DSI or GP, Inc. and not maintain bank accounts or other depository accounts to which Bon-Ton DSI or GP, Inc. is an account party, into which Bon-Ton DSI or GP, Inc. makes deposits or from which Bon-Ton DSI or GP, Inc. has the power to make withdrawals;

                        (x) not permit Bon-Ton DSI or GP, Inc. to pay any of BTRP's operating expenses (except pursuant to allocation arrangements that comply with the requirements of subparagraphs (ii) and (v) above); and

                        (xi) not permit BTRP to be named as an insured on the insurance policy covering the property of Bon-Ton DSI or GP, Inc. or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to BTRP.

         (j) Collections by the Account Originators. Such Transferor shall cause the applicable Account Originator to remit all Collections received by such Account Originator to a Bon-Ton Collection Account not later than the Business Day immediately after receipt of such Collections by such Account Originator and, at all times prior to such remittance, cause such Collections to be held in trust by such Account Originator, for the exclusive benefit of the Trust and the Indenture Trustee.

         (k) Ownership of BTRP. Bon-Ton DSI and GP, Inc. will at all times own 100% of the partnership interests of BTRP.

         (l) Bon-Ton Collection Accounts. With respect to Collections, the Bon-Ton Collection Accounts and the Store Accounts:

                        (i) such Transferor will cause the applicable Account Originator and the Servicer to instruct in the monthly remittance advices sent to all Obligors to pay all Collections directly to a Lock-Box or Lock-Box Account; provided that Obligors may elect to make payments at a store location of such Account Originator;

                        (ii) such Transferor will cause the applicable Account Originator to agree to cause each of its stores (A) to deposit all In-Store Collections into a Store Account within one Business Day of its receipt thereof, and (B) on the same day as such deposit, to initiate a remittance to the Concentration Account (through the automated clearinghouse system or by wire transfer) of all such In-Store Collections and subsequently (within one Business Day after such deposit) to the Collection Account and the Servicer, if it receives any of the same, shall apply such Collections in accordance with Article Three and the other terms and provisions of this Agreement; provided, however, that neither such Transferor nor such Account Originator shall be in breach of its obligations under clause
         (A) above if an amount not to exceed 5% of the aggregate In-Store Collections during any month shall fail to be deposited within one Business Day of the receipt thereof into a Store Account so long as all such In-Store Collections are deposited in a Store Account within two Business Days of receipt;

                        (iii) such Transferor will cause all Collections in the Lock-Boxes to be deposited, on the same Business Day received, directly into a Lock-Box Account and subsequently (within one Business Day after such deposit) transferred to the Collection Account and such Transferor shall thereupon make the same available to the Servicer for application in accordance with this Agreement and the other Transaction Documents;

                        (iv) such Transferor will cause all Lock-Boxes, Lock-Box Accounts, Store Accounts and Concentration Accounts as of the date hereof, together with the account numbers thereof and the names and addresses of all banks maintaining the same, to be listed on Schedule IV and, with respect to each Bon-Ton Collection Account and Store Account established after the date hereof, such Transferor will provide notice thereof to the Trust, the Indenture Trustee and each Noteholder and otherwise comply with all requirements set forth in Section 2.07(o) with respect thereto;

                        (v) such Transferor will (a) enter into a Collection Account Agreement in respect of each Bon-Ton Collection Account, in the appropriate form, that is duly executed and delivered by the applicable Collection Bank, the applicable Account Originator, such Transferor and the Indenture Trustee and such Collection Account Agreement shall be maintained in full force and effect, (b) enter into a control agreement in respect of each Lock-Box (which control agreement may be contained in a Collection Account Agreement), in form and substance acceptable the each Noteholder, that is duly executed and delivered by the Lock-Box Processor with respect to such Lock-Box, the applicable Account Originator, such Transferor and the Indenture Trustee and such control agreement

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

         shall be maintained in full force and effect, and (c) enter into a blocked account agreement in respect of each Store Account (other than any Store Account with a balance that does not at any time exceed $50,000), in a form acceptable to each Noteholder, with the Indenture Trustee or with another secured party that has entered into an intercreditor agreement with the Indenture Trustee; and

                        (vi) such Transferor and the Servicer will not permit any funds other than Collections to be deposited into any Bon-Ton Collection Account.

         (m) Sales, Liens, Etc. Except as otherwise provided herein, such Transferor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or Purchased Assets or Collections in respect thereof, or upon or with respect to any Credit Card Agreement under which any Receivable arises or any Bon-Ton Collection Account, and such Transferor shall defend the right, title and interest of the Trust and the Indenture Trustee in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Transferor or the applicable Account Originator.

         (n) Change in Business or Credit Card Guidelines. Such Transferor shall not make any material change in the character of its business or in the Credit Card Guidelines, which change would, in either case, be reasonably likely to impair the collectibility of any of the Receivables or decrease the credit quality of any new Receivables. Such Transferor shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking other than the transactions contemplated and authorized by this Agreement and the other Transaction Documents.

         (o) Change in Payment Instructions to Obligors. Such Transferor will not add or terminate any bank as a Collection Bank, or make any change in its instructions to Obligors regarding payments to be made on the Receivables, unless in the case of the proposed addition or termination of any bank as a Collection Bank the Indenture Trustee and each Rating Agency shall have received, at least 10 days before the proposed effective date therefor, (i) written notice of such addition or termination and (ii) with respect to the addition of a Collection Bank or a Bon-Ton Collection Account, a fully executed Collection Account Agreement; provided, however, that such Transferor may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to an existing Lock-Box or Lock-Box Account. Such Transferor will not add or terminate any Lock-Box, unless the Indenture Trustee and each Rating Agency shall have received at least 10 days before the proposed effective date therefor (i) written notice of such addition or termination and (ii) a fully executed control agreement in compliance with
Section 2.07(l). Such Transferor will not add or terminate any bank maintaining a Store Account, unless the Indenture Trustee and each Rating Agency shall have received at least 10 days before the proposed effective date therefor (i) written notice of such addition or termination and (ii) a fully executed blocked account agreement in compliance with Section 2.07(l).

         (p) Extension or Amendment of Receivables. Such Transferor shall not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Credit Card Agreement under which such Receivable arises.

         (q) Amendments to Receivables Purchase Agreement. Such Transferor shall not, without the satisfaction of the Rating Agency Condition, (i) cancel or terminate the Receivables Purchase Agreement to which it is a party, (ii) give any consent, waiver, directive or approval under such Receivables Purchase Agreement, (iii) waive any default or breach under such Receivables Purchase Agreement, or otherwise grant any indulgence thereunder, or (iv) amend, supplement or otherwise modify any of the terms of such Receivables Purchase Agreement.

         (r) Other Agreements. Such Transferor shall not enter into or be a party to any agreement or instrument other than this Agreement and the other Transaction Documents to which it is a party, other than to incur ordinary operating expenses in the conduct of, or in order to qualify to do business for purposes of, its limited business affairs.

         (s) Amendments to Organizational Documents. Such Transferor shall not amend its partnership agreement or certificate of limited partnership in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents.

         (t) Indebtedness. Such Transferor shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement or the Receivables Purchase Agreement to which it is a party to make payment for the purchase of Receivables thereunder, including, without limitation, the Revolving Loans thereunder and (iii) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in this Agreement.

         (u) Merger. Such Transferor shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

         Section 2.08. Additional Covenants of each Transferor with Respect to Receivables Purchase Agreements; Covenants of GP, Inc.

         (a) Each Transferor hereby covenants that it will at all times enforce the covenants and agreements of the Account Owners under the terms of the Receivables Purchase Agreements to which it is a party, including covenants to the effect set forth below:

                        (i) Periodic Rate Finance Charges and Other Fees. Except
         (A) as otherwise required by any Requirements of Law, or (B) as is deemed by the applicable Account

         Owner to be necessary in order for it to maintain its credit card business on a competitive basis based on a good faith assessment by it of the nature of its competition in the credit card business, it shall not at any time reduce the annual percentage rate of the Periodic Rate Finance Charges assessed on the Receivables transferred by it to the Transferor or other fees charged on any of the Accounts owned by it if either (1) as a result of any such reduction, such Account Owner's reasonable expectation is that such reduction will cause a Pay Out Event or Event of Default to occur or (2) such reduction is not also applied to all comparable segments of consumer revolving credit card accounts owned by such Account Owner which have characteristics the same as, or substantially similar to, such Accounts.

                        (ii) Keeping and Marking of Records and Books.

                           (A) Each Account Owner will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Each will give such Transferor notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                           (B) Each Account Owner will at all times, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to such Transferor, describing the interests of such Transferor therein.

                        (iii) Credit Card Agreements and Guidelines. Each Account Owner will timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Credit Card Agreement related to the Receivables, and (ii) comply in all material respects with the Credit Card Guidelines in regard to each Receivable and the related Credit Card Agreement. Each Account Owner will pay when due, any taxes (including, without limitation any sales taxes) payable in connection with the Receivables.

                        (iv) Receivables Purchase Agreement. Each Transferor, in its capacity as a Purchaser of Receivables from the Sellers under a Receivables Purchase Agreement, shall enforce the covenants and agreements of the Sellers as set forth in such Receivables Purchase Agreement.

         (b) New or Amendments to Receivables Purchase Agreements. Each Transferor further covenants that it will not enter into any amendments to the Receivables Purchase Agreement to which such Transferor is a party or enter into a new Receivables Purchase Agreement unless the Rating Agency Condition has been satisfied.

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

         (c)      GP, Inc. hereby covenants that:

                        (i) Compliance by BTRP. It will cause BTRP to comply with each term, covenant and agreement on the part of BTRP to be performed hereunder and under each other Transaction Document, and the payment and performance of all obligations and liabilities of BTRP hereunder and under each other Transaction Document.

                        (ii) Compliance with Laws. It will comply in all material respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject, and will pay all taxes when the same shall become due.

                        (iii) Separate Identity. GP, Inc. acknowledges that the Trust is entering into the transactions contemplated by this Agreement in reliance upon (x) BTRP's identity as a separate legal entity from Bon-Ton DSI and from GP, Inc. and (y) GP, Inc.'s identity as a separate legal entity from Bon-Ton DSI. Therefore, from and after the date of execution and delivery of this Agreement, GP, Inc. shall take all reasonable steps including, without limitation, all steps that the Trust, the Indenture Trustee or any Noteholder may from time to time reasonably request to maintain its identity as a separate legal entity and to make it manifest to third parties that it is an entity with assets and liabilities distinct from those of BTRP and Bon-Ton DSI and any Affiliates thereof and that it is not a division of Bon-Ton DSI. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, GP, Inc. shall:

                           (A) conduct its own business in its own name and require that all full-time employees of GP, Inc. identify themselves as such and not as employees of Bon-Ton DSI (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as GP, Inc.'s employees and by providing stationery in the name of GP, Inc. for business correspondence);

                           (B) compensate all directors, employees, consultants and agents directly, from GP, Inc.'s bank accounts (which in the case of the directors of GP, Inc. shall be in cash at all times falling on or after November 24, 2003 and any such payments shall be reflected in the books and records of GP, Inc. and/or BTRP, as applicable), for services provided to GP, Inc. by such employees, consultants and agents and, to the extent any employee, consultant or agent of GP, Inc. is also an employee, consultant or agent of Bon-Ton DSI, allocate the compensation of such employee, consultant or agent between GP, Inc. and Bon-Ton DSI on a basis which reflects the services rendered to GP, Inc. and Bon-Ton DSI;

                           (C) conduct all transactions with Bon-Ton DSI strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between GP, Inc. and Bon-Ton DSI on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                           (D) at all times have at least one member of its Board of Directors who is not (A) a director, officer or employee of Bon-Ton DSI or BTRP or any affiliate thereof (other than GP, Inc.), (B) a person related to any officer or director of Bon-Ton DSI or BTRP, (C) a holder (directly or indirectly) of more than 5% of any voting securities of Bon-Ton DSI or BTRP, or (D) a person related to a holder (directly or indirectly) of more than 5% of any voting securities of Bon-Ton DSI or BTRP;

                           (E) observe all corporate formalities as a distinct entity, and ensure that all corporate actions are duly authorized by unanimous vote of its Board of Directors;

                           (F) maintain its books and records separate from those of Bon-Ton DSI and BTRP and otherwise readily identifiable as its own assets rather than assets of Bon-Ton DSI or BTRP;

                           (G) prepare its financial statements separately from those of Bon-Ton DSI and BTRP and insure that any consolidated financial statements of Bon-Ton DSI that include GP, Inc. have detailed notes clearly stating that GP, Inc. is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of its creditors;

                           (H) not commingle funds or other assets of GP, Inc. with those of Bon-Ton DSI or BTRP and not maintain bank accounts or other depository accounts to which Bon-Ton DSI or BTRP is an account party, into which Bon-Ton DSI or BTRP makes deposits or from which Bon-Ton DSI or BTRP has the power to make withdrawals;

                           (I) not permit Bon-Ton DSI or BTRP to pay any of GP, Inc.'s operating expenses (except pursuant to allocation arrangements that comply with the requirements of subparagraphs (B) and (C) above); and

                           (J) not permit itself to be named as an insured on the insurance policy covering the property of Bon-Ton DSI or BTRP or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to GP, Inc.

                        (iv) Name Change, Offices, Records and Books of Accounts. It will not change its name, form of organization or jurisdiction of organization (within the meaning of Section 9-102 of any applicable enactment of the UCC) unless it shall have given the Trust and the Indenture Trustee at least 15 days prior notice thereof.

                        (v) Sales, Liens, Etc. It shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of its assets, properties or interests in property or assign any right to receive income in respect thereof.

                        (vi) Change in Business or Credit and Collection Policy. It shall not make any material change in the character of its business. It shall not engage in any business or activity of any kind or enter into any transaction other than the transactions contemplated and authorized by this Agreement and the Receivables Purchase Agreement to which BTRP is a party. It shall not enter into or be a party to any agreement or instrument other than this Agreement and the other Transaction Documents to which BTRP is a party and other than to incur ordinary operating expenses in the conduct of, or in order to qualify to do business for purposes of, its limited business affairs.

                        (vii) Amendments to Corporate Documents. It shall not amend its certificate of incorporation or by-laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents.

                        (viii) Indebtedness. It shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in this Agreement.

                        (ix) Merger; Ownership of BTRP. It shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person. GP, Inc. shall not permit any Person other than itself to become or be a general partner in BTRP, and shall not permit any Person other than Bon-Ton DSI to become or be a limited partner in BTRP.

         Section 2.09. Addition of Accounts.

         (a)      Additional Accounts

                        (i) Required Additions. If on any Business Day, either
         (A) the Transferor Interest is less than the Required Transferor Interest or (B) the total amount of Principal Receivables is less than the Required Minimum Principal Balance on such Business Day, the Transferor shall on or prior to the close of business on the second Business Day following such Business Day (the "Required Designation Date"), unless the Transferor Interest exceeds the Required Transferor Interest and the total amount of Principal Receivables exceeds the Required Minimum Principal Balance, in each case, as of the close of business on such Required Designation Date, cause to be designated additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such addition, the Transferor Interest as of the close of business on the applicable Addition Date, is at least equal to the Required Transferor Interest and the aggregate principal balance of Principal Receivables, plus the then outstanding principal amount of any Participation Interests conveyed to the Trust as of the close of business on the Addition Date, is at least equal to the Required Minimum Principal Balance on such date. The Transferor shall promptly give notice to each Rating Agency of any obligation of the Transferor to designate Accounts pursuant to the preceding sentence. The failure of any condition set forth in Section 2.09(c) shall not relieve the Transferor of its obligation pursuant to this paragraph; provided, however, that the failure of the Transferor to transfer Receivables to the Trust as provided in this clause solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided further, that any such failure which has not been timely cured may nevertheless result in the occurrence of a Pay Out Event. Notwithstanding anything in this Section 2.09(a)(i) to the contrary, so long as Series 2004-1 is the only Series of Notes outstanding, all newly originated Accounts shall be automatically designated as Additional Accounts.

                        (ii) Optional Participation Interests. In lieu of, or in addition to, designating Additional Accounts pursuant to Section 2.09(a)(i), the Transferor may, subject to the conditions specified in
         Section 2.09(c), convey to the Trust participations (including 100% participations) representing undivided interests in a pool of assets primarily consisting of revolving credit card receivables and any interests in any of the foregoing, including securities representing or backed by such receivables and collections thereon ("Participation Interests"). The addition of Participation Interests in the Trust shall be effected by a Participation Interest Supplement, dated the applicable Addition Date and entered into pursuant to Section 9.01(a).

                        (iii) Optional Additions. In addition to designating Additional Accounts pursuant to clause (i) above, the Transferor, subject to the conditions set forth in this subsection, may elect on any date to designate Eligible Accounts to the Trust and/or to automatically convey newly originated Eligible Accounts to the Trust upon their establishment. The Transferor hereby elects to automatically designate newly originated Eligible Accounts to the Trust upon their establishment. The Transferor shall be permitted to transfer Eligible Accounts to the Trust pursuant to this clause as long as (A) the number of new Accounts and the amount of Receivables arising from such Accounts designated during any fiscal year do not exceed 20% of the total amount of Accounts designated to the Trust and Receivables in the Trust, respectively, as of the first day of such year fiscal year or
         (B) for any fiscal quarter, the number of new Accounts and the amount of Receivables arising from such Accounts designated during such fiscal quarter do not exceed 15% of the total amount of Accounts designated to the Trust and Receivables in the Trust, respectively, as of the first day of such quarter. The Transferor shall give prompt notice to each Rating Agency if any of the limits set forth in the preceding sentence have been exceeded. If the Transferor elects to suspend or terminate the Eligible Receivables, it shall do so only upon providing the Indenture Trustee, the Rating Agencies and the Servicer with notice thereof. Notwithstanding the foregoing, so long as Series 2004-1 is the only Series of Notes outstanding, all newly arising Accounts originated by either Account Originator and sold to the Transferor pursuant to the Receivables Purchase Agreement shall be automatically designated as Additional Accounts and shall not be subject the limitations set forth in this clause (iii).

         (b) Restricted Additions. Each Transferor may from time to time, at its sole discretion, subject to the conditions specified in Section 2.09(c), designate additional Eligible

Accounts to be included as Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Addition Date.

         (c) Conditions to Required Additions, Optional Participation Interests and Restricted Additions. On the Addition Date with respect to any Supplemental Accounts or Participation Interests designated pursuant to Section 2.09(a) or (b), the Transferor shall transfer the Receivables in such Supplemental Accounts (and such Supplemental Accounts shall be deemed to be Accounts for purposes of this Agreement) or shall transfer such Participation Interests, in each case as of the close of business on the applicable Addition Date, subject to the satisfaction of the following conditions (it being understood that the following conditions need not be satisfied with respect to those Accounts which are automatically designated as Additional Accounts pursuant to the last sentence of Section 2.09(a)(i) and the last sentence of
Section 2.09(a)(iii)):

                        (i) on or before the tenth Business Day immediately preceding the Addition Date, each Participating Transferor shall have given the Trust, the Indenture Trustee and each Rating Agency written notice that the Supplemental Accounts or Participation Interests will be included and specifying the applicable Addition Date, the Addition Cut-Off Date and the approximate number of accounts expected to be added and the approximate aggregate receivables balances expected to be outstanding in the accounts to be added (in the case of Supplemental Accounts);

                        (ii) in the case of Supplemental Accounts, the Participating Transferor shall have delivered to the Trust and the Indenture Trustee copies of UCC-1 financing statements covering such Supplemental Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

                        (iii) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Participating Transferor or the Account Owner of the Supplemental Accounts shall have occurred nor shall the transfer of the Receivables arising in the Supplemental Accounts or of the Participation Interests to the Trust have been made in contemplation of the occurrence thereof or with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor;

                        (iv) the Rating Agency Condition shall have been satisfied with respect to such Addition;

                        (v) each Participating Transferor shall have delivered to the Trust and the Indenture Trustee an Officer's Certificate, dated the Addition Date, stating that (A) in the case of Supplemental Accounts, as of the applicable Addition Cut-Off Date, the Supplemental Accounts are all Eligible Accounts, (B) to the extent applicable, the conditions set forth in Sections 2.09(a)(ii) through (a)(iv) and
         (a)(viii) have been satisfied and (C) such Participating Transferor believes that the addition by such Participating Transferor of the Receivables arising in the Supplemental Accounts or of the Participation Interests to the Trust will not then or thereafter result in an Adverse Effect with respect to any Series;

                        (vi) on or prior to each Payment Date, the Participating Transferors shall have delivered to the Trust, the Indenture Trustee and each Rating Agency, an Opinion of Counsel substantially in the form of Exhibit D-2 with respect to the Supplemental Accounts, if any, included as Accounts during the related Monthly Periods ending prior to such Payment Date; the opinion delivery requirement set forth in the immediately preceding sentence may be modified provided that the Rating Agency Condition is satisfied;

                        (vii) in the case of designation of Supplemental Accounts, Participating Transferors shall have delivered to the Owner Trustee (A) the computer file or microfiche list required to be delivered pursuant to Section 2.01 with respect to such Supplemental Accounts and (B) a duly executed Assignment; and

                        (viii) to the extent required by Section 4.03, the Servicer shall have deposited in the Collection Account all Collections with respect to such Supplemental Accounts since the Addition Cut-off Date.

         (d) Additional Transferors. Upon satisfaction of the Rating Agency Condition, the Transferor may designate Additional Transferors under this Agreement in an amendment hereto pursuant to subsection 9.01(a) and, in connection with such designation, the Transferor shall surrender the Transferor Certificate to the Owner Trustee in exchange for a newly issued Transferor Certificate modified to reflect such Additional Transferor's interest in the Transferor Interest; provided, however, that prior to any such designation and exchange the conditions set forth in clauses (iii) and (v) of subsection 3.06(b) of the Trust Agreement shall have been satisfied with respect thereto.

         Section 2.10. Removal of Accounts and Participation Interests.

         (a) Once per Monthly Period, each Transferor shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all Recoveries related thereto after the Removal Date, all monies due or to become due and all amounts received or receivable with respect thereto, and all proceeds thereof in or with respect to certain specified Accounts (the "Removed Accounts") or Participation Interests conveyed to the Trust by such Transferor (the "Removed Participation Interests") (unless otherwise set forth in the applicable Participation Interest Supplement or Indenture Supplement) and designated for removal by the Transferor, upon satisfaction of the following conditions:

                        (i) on or before the fifth Business Day preceding the Removal Date, such Transferor shall have given written notice to the Trust, the Indenture Trustee, the Servicer, the Rating Agency and each Series Enhancer (unless such notice requirement is otherwise waived) of such removal and specifying the Removal Date;

                        (ii) on or prior to the date that is five Business Days on or before the Removal Date, such Transferor shall deliver to the Owner Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the date notice of the Removal Date is given, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account;

                        (iii) the removal will not cause the Transferor Interest to be less than the Required Transferor Interest;

                        (iv) such Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (ii) above, as of the Removal Date, is true and complete in all material respects;

                        (v) the Rating Agency Condition shall have been satisfied with respect to the removal of the Removed Accounts and removed Participation Interests;

                        (vi) such Transferor shall have delivered to the Trust and the Indenture Trustee an Officer's Certificate, dated the Removal Date, to the effect that such Transferor reasonably believes that (A) such removal will not have a material adverse effect on the Noteholders, (B) such removal will not result in the occurrence of a Pay Out Event or Event of Default, and (C) no selection procedures believed by such Transferor to be materially adverse to the interests of the Noteholders have been used in selecting the Removed Accounts;

                        (vii) as of the Removal Date, no more than 10% of the Receivables outstanding are more than 30 days Contractually Delinquent; and

                        (viii) the Transferor shall select Accounts for removal by a selection process, if any, which is consistent with achieving sale treatment under GAAP.

         (b) Upon satisfaction of the above conditions, the Trust shall execute and deliver to such Transferor a Reassignment and shall, without further action, be deemed to transfer, assign, set over and otherwise convey to such Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts and Removed Participation Interests, all Recoveries related thereto, all monies due and to become due and all amounts received or receivable with respect thereto after the Removal Date and all proceeds thereof and any Insurance Proceeds relating thereto. The Trust and Owner Trustee may conclusively rely on the Officer's Certificate delivered pursuant to this Section and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no personal liability in so relying.

                  In addition to the foregoing, on the date when any Receivable in an Account becomes a Charged-Off Receivable, the Trust shall, unless directed otherwise by the Transferor, automatically and without further action or consideration be deemed to transfer, set over and otherwise convey to the Transferor with respect to such Account, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Charged-Off Receivables in such Account, all monies and amounts due or to become due with respect thereto and all proceeds thereof, free and clear of all Liens created by or through the Trust; provided that Recoveries of such Account shall be applied as provided herein.

         Section 2.11. Account Allocations. In the event that a Transfer Restriction Event occurs with respect to a Transferor, then, such Transferor and the Servicer agree that, after the occurrence of such Transfer Restriction Event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article Eight of the Indenture and the terms of each Indenture Supplement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article Eight of the Indenture and the terms of each Indenture Supplement.

         Section 2.12. Discount Option.

         (a) The Transferor shall have the option to designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the "Discount Percentage"), of all or any specified portion of Principal Receivables existing on or after the Discount Option Date to be treated as Discount Option Receivables and thereafter treated Finance Charge Receivables. As of the Closing Date, the Discount Percentage is zero. Upon satisfaction of the Rating Agency Condition, the Transferor shall also have the option of increasing, reducing or withdrawing the Discount Percentage, at any time and from time to time, on and after the applicable Discount Option Date. The Transferor shall provide to the Servicer, the Trustees and any Rating Agency 30 days' prior written notice of the Discount Option Date, and such designation shall become effective on the Discount Option Date (i) unless such designation in the reasonable belief of the Transferor would cause a Pay Out Event or Event of Default with respect to any Series to occur, or an event which, with notice or lapse of time or both, would constitute a Pay Out Event or Event of Default with respect to any Series and
(ii) only if the Rating Agency Condition shall have been satisfied with respect to such designation.

         (b) After the Discount Option Date, Discount Option Receivable Collections shall be treated as Collections of Finance Charge Receivables.

         Section 2.13. Representations and Warranties as to the Security Interest of the Trust in the Receivables. The Transferor makes the following representations and warranties to the Trust. The representations and warranties speak as of the execution and delivery of this Agreement and as of each Closing Date. Such representations and warranties shall survive the sale, transfer and assignment of the Receivables to the Trust, the pledge thereof to the Indenture Trustee and the termination of this Agreement and shall not be waived by any party hereto unless the Rating Agency Condition is satisfied.

                  (a) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Indenture Collateral in favor of the Trust, which security interest is prior to all other Liens other than the Lien of the Indenture, and is enforceable as such as against creditors of and purchasers from the Transferor.

                  (b) The Receivables constitute "accounts" within the meaning of the applicable UCC.

                  (c) The Transferor owns and has good and marketable title to the Indenture Collateral free and clear of any Lien, claim or encumbrance of any Person.

                  (d) The Transferor has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Indenture Collateral granted to the Trust hereunder.

                  (e) Other than the security interest granted to the Trust pursuant to this Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Indenture Collateral. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering the Indenture Collateral other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated. The Transferor is not aware of any judgment or tax lien filings against the Transferor.

                                 ARTICLE THREE
                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

         Section 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer.

         (a) Bon-Ton DSI agrees to act as the Servicer under this Agreement and the Noteholders by their acceptance of Notes consent to Bon-Ton DSI acting as Servicer.

         (b) As agent for each Transferor and the Trust, the Servicer shall service and administer the Receivables (including the underlying receivables) and any Participation Interests, shall collect and deposit into the Collection Account amounts received in respect of the Receivables (including the underlying receivables) and any Participation Interests and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines and the Transaction Documents. As agent for each Transferor and the Trust, the Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem reasonably necessary or desirable, including, but not limited to, billing, collecting and remitting Collections, providing customer service and performing other activities customary in servicing credit card receivables. Without limiting the generality of the foregoing and subject to Section 7.01, the Servicer or its designee is hereby authorized and empowered, unless such power is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default, (i) to instruct the Owner Trustee or the Indenture Trustee to make withdrawals and payments from the Collection Account, the Special Funding Account and any Series Account, as set forth in this Agreement, the Indenture or any Indenture Supplement,

(ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement, the Indenture, any Indenture Supplement or any Series Enhancement Agreement, (iii) to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence collection proceedings with respect to such Receivable and (iv) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements or other laws or regulations. The Owner Trustee and the Indenture Trustee upon written request therefor shall furnish the Servicer with any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         (c) The Servicer shall not, and no Successor Servicer shall, be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other credit card receivables.

         (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines.

         (e) The Servicer shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of the Owner Trustee (as such and in its individual capacity) including amounts owed to the Owner Trustee under the Trust Agreement, the Administrator and the Indenture Trustee (including the reasonable fees and expenses of its outside counsel) and independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements, the costs and expenses relating to obtaining and maintaining the listing of any Notes on any stock exchange and any stamp, documentary, excise, property (whether on real, personal or intangible property) or any similar tax levied on the Trust or the Trust's assets that are not expressly stated in this Agreement to be payable by the Trust or the Transferor (other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

         (f) Fidelity Bond Coverage. The Servicer agrees at its own cost and expense to maintain during the term of this Agreement adequate fidelity bond or insurance coverage of the officers and employees of the Servicer (as well as any temporary personnel if not covered by their agency's insurance) who handle or may have occasion to handle or control any funds handled by the Servicer, documents and/or papers relating to the Receivables. Such fidelity bond or insurance shall be in form and substance reasonable and customary for companies which service credit card receivables, shall protect against losses, including losses resulting from forgery, theft, embezzlement and fraud, and the coverage under the fidelity bond or insurance shall be at least $5,000,000. The Servicer shall furnish to the Administrator certification by the carrier of such fidelity coverage attesting to the form or type of bond or insurance evidencing such coverage, together with the amount, term, date of commencement, anniversary or renewal date and name of insured and affirmatively assuring the Administrator that such coverage cannot be materially changed, other than by an increase in amount, or canceled without 30 days' prior written notice to the Administrator.

         Section 3.02. Collection Notices. (a) The Indenture Trustee is authorized at any time following the occurrence of a Collection Notice Event to date and to deliver to the Collection Banks, the notice attached to the Collection Account Agreements or other applicable written instruction (the "Collection Notice") assuming exclusive control of the Bon-Ton Collection Accounts. The Indenture Trustee is authorized at any time following the occurrence of a Collection Notice Event to deliver to the Lock-Box Processors written instructions assuming exclusive control of the Lock-Boxes pursuant to the control agreement entered into by the Indenture Trustee and such Lock-Box Processors. Each Transferor hereby transfers to the Indenture Trustee for the benefit of the Noteholders the exclusive ownership and control of the Bon-Ton Collection Accounts and the Indenture Trustee shall permit the Servicer, pursuant to the terms of Collection Account Agreements, to withdraw funds from the Bon-Ton Collection Accounts unless the Indenture Trustee has notified the applicable Collection Bank to the contrary. Each Transferor hereby authorizes the Indenture Trustee, and agrees that the Indenture Trustee shall be entitled to (i) endorse such Transferor's name on checks and other instruments representing Collections, (ii) enforce the Receivables and the related Credit Cared Agreement and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Indenture Trustee rather than such Transferor.

         (b) No Transferor shall at any time permit, and shall cause the applicable Account Originator not to permit at any time, any Obligor to make payment at any store location of such Account Originator of any Receivable by means of either (i) another credit card or (ii) any instrument or other payment item that also represents payment of amounts owed to such Account Originator by such Obligor other than such Receivable. The Indenture Trustee may at any time following the occurrence of an In-Store Collection Event, on written notice to the applicable Transferor, direct that such Transferor, and such Transferor thereupon shall, direct the applicable Account Originator to (i) cease accepting In-Store Collections at individual cash registers within a store, (ii) accept all In-Store Collections at a single collection point within each store, and otherwise segregate, record and maintain the separateness of all In-Store Collections from all other cash and payment items handled or located at such store, and (iii) remit on a daily basis from each store location all In-Store Collections (in the form received) to such location or locations as the Noteholders may direct, including, without limitation, to a deposit account at any bank selected by the Noteholders (which may be a separate deposit account at the bank where any store, in the ordinary course, deposits its Collections) or to a concentration location (which may entail daily delivery by overnight courier by each store to such location of such store's In-Store Collections). Each Transferor and the Servicer shall take all actions necessary, or that the Indenture Trustee may reasonably request, to implement any alternative handling procedures required under this Section 3.02(b) for In-Store Collections.

         Section 3.03. Servicing Compensation. As compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive the Servicing Fee with respect to each Monthly Period, payable on the related Payment Date. The Monthly Servicing Fee allocable to a Series of Notes with respect to any Monthly Period (the "Monthly Servicing Fee") shall be determined in accordance with the relevant Indenture Supplement. The portion of the Servicing Fee with respect to any Monthly Period not paid pursuant to the preceding sentence shall be paid by the Holders of the Transferor Certificates on the related Payment Date and in no event shall the Trust, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, the Noteholders of any Series or any Series Enhancer be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by the Holders of the Transferor Certificates.

         Section 3.04. Representations, Warranties and Covenants of the
Servicer.

         (a) Bon-Ton DSI, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, with respect to itself, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants on which the Trust and the Indenture Trustee shall be deemed to have relied in accepting the Receivables in trust and in entering into the Indenture:

                        (i) Organization and Good Standing. The Servicer is a corporation duly organized and validly existing in good standing under the laws of its state of incorporation and has full power and authority to own its properties and conduct its credit card servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

                        (ii) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation or other foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Servicer under this Agreement.

                        (iii) Due Authorization. The execution, delivery, and performance of this Agreement and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby, have been duly authorized by the Servicer by all necessary action on the part of the Servicer.

                        (iv) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or by general principles of equity.

                        (v) No Conflict. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

                        (vi) No Violation. The execution and delivery of this Agreement by the Servicer, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof applicable to the Servicer will not conflict with or violate any Requirements of Law applicable to the Servicer or conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or any of its properties are bound.

                        (vii) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement and the other Transaction Documents.

                        (viii) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable (and the underlying receivable) and the related Account, if any, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account, if any, and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have an Adverse Effect.

                        (ix) No Rescission or Cancellation. Subject to Section 3.10, the Servicer shall not permit any rescission or cancellation of any Receivable except in accordance with the Credit Card Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

                        (x) Protection of Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of the Trust, the Indenture Trustee or the Noteholders in any Receivable or the related Account, if any, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit Card Guidelines.

                        (xi) Receivables Not Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and if any Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account) it shall be reassigned or assigned to the Servicer as provided in this Section.

                        (xii) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement by the Servicer and the performance of the transactions contemplated by this

         Agreement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

                        (xiii) Accuracy of Information. All information heretofore furnished by the Servicer to the Transferor, the Trust, the Indenture Trustee or the Noteholders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Servicer to the Transferor, the Trust, the Indenture Trustee or the Noteholders will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

         (b) In the event (i) any of the representations, warranties or covenants of the Servicer contained in Section 3.04(a)(viii), (ix) or (x) with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on such Receivable (which determination shall be made without regard to whether funds are then available to any Noteholders pursuant to any Series Enhancement) and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Indenture Trustee and the Transferor) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Indenture Trustee or the Transferor, or (ii) as provided in Section 3.04(a)(xi) with respect to any Receivable, all Receivables in the Account or Accounts to which such event relates shall be assigned and transferred to the Servicer on the terms and conditions set forth below.

                  The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds by the Payment Date following the Monthly Period in which such assignment obligation arises in an amount equal to the amount of such Receivables.

                  Upon each such reassignment or assignment to the Servicer, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof. The Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section but only upon receipt of an Officer's Certificate of the Servicer that states that all conditions set forth in this section have been satisfied. The obligation of the Servicer to accept reassignment or assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Noteholders (or the Indenture Trustee on behalf of Noteholders) or any Series Enhancer, except as provided in Section 5.04.

         Section 3.05. Reports and Records for the Owner Trustee and the Indenture Trustee.

         (a) Daily Records. On each Business Day, the Servicer shall make or cause to be made available at the office of the Servicer for inspection by the Owner Trustee and the

Indenture Trustee upon request a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables processed by the Servicer on the second preceding Business Day in respect of each Account and (ii) the amount of Receivables as of the close of business on the second preceding Business Day in each Account. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Owner Trustee and the Indenture Trustee at the office of the Servicer on any Business Day any computer programs necessary to make such identification. The Owner Trustee and the Indenture Trustee shall enter into such reasonable confidentiality agreements as the Servicer shall deem necessary to protect its interests and the interests of the Obligors and as are reasonably acceptable in form and substance to the Owner Trustee and the Indenture Trustee.

         (b) Monthly Servicer's Certificate. Not later than the Determination Date preceding each Payment Date, the Servicer shall, with respect to each outstanding Series, deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency a certificate of an Authorized Officer in substantially the form set forth in the related Indenture Supplement.

         Section 3.06. Annual Certificate of Servicer. The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency on or before the date which is four months after the end of each fiscal year, beginning with the 2004 fiscal year, an Officer's Certificate substantially in the form of Exhibit C.

         Section 3.07. Annual Servicing Report of Independent Public Accountants; Copies of Reports Available.

         (a) On or before the date which is four months after the end of each fiscal year of the Trust, beginning with the 2004 fiscal year, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor or any Account Owner) to furnish a report (addressed to the Owner Trustee) to the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the Receivables under this Agreement, the Indenture and each Indenture Supplement for the prior fiscal year (or since the effective date of this Agreement in the case of the first such report) and that, on the basis of such agreed-upon procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing (including the allocation of Collections set forth in Article Eight of the Indenture and in each Indenture Supplement) has not been conducted in compliance with the terms and conditions set forth in Article Three and Section 5.08 of this Agreement, Article Eight of the Indenture and the applicable provisions of each Indenture Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall set forth the agreed-upon procedures performed.

         (b) On or before the date which is four months after the end of each fiscal year of the Trust, beginning with the 2004 fiscal year, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or Transferor) to furnish a report to the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the

Servicer to compare the mathematical calculations of certain amounts set forth in the Servicer's certificates delivered pursuant to Section 3.05(b) during the period covered by such report with the Servicer's computer reports that were the source of such amounts and that on the basis of such agreed-upon procedures and comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall set forth the agreed-upon procedures performed.

         (c) In the event such independent public accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 3.07, the Servicer shall direct the Indenture Trustee in writing to so agree; provided, however, that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         (d)      A copy of each certificate and report provided pursuant to
Section 3.05(b), or Section 3.06 or 3.07, may be obtained by any Noteholder or Note Owner by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

         (e) Notwithstanding anything herein to the contrary, the reports referred to in this Section 3.07 shall not have to be delivered for so long as Series 2004-1 is the only Series Outstanding.

         Section 3.08. Tax Treatment. Unless otherwise specified in the Indenture or an Indenture Supplement with respect to a particular Series, the Transferor has entered into this Agreement, and the Notes will be issued, with the intention that, for federal, State and local income and franchise tax purposes, (i) the Notes of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Receivables and (ii) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation. The Transferor, by entering into this Agreement, and each Noteholder, by the acceptance of any such Note (and each Note Owner, by its acceptance of an interest in the applicable
Note), agree to treat such Notes for federal, state and local income and franchise tax purposes as indebtedness of the Transferor. Each Holder of such Note agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Trust or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by Section 6.13 of the Indenture, shall not file tax returns or obtain any federal employer identification number for the Trust but shall treat the Trust as a security device for federal income tax purposes (or in the event that there is more than one Transferor or holders of Certificates, shall treat the Trust as a security device or as a partnership for federal income tax purposes). The provisions of this Agreement shall be construed in furtherance of the foregoing intended tax treatment.

         Section 3.09. Notices to Bon-Ton DSI. In the event that Bon-Ton DSI is no longer acting as Servicer, any Successor Servicer shall deliver or make available to Bon-Ton DSI each

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certificate and report required to be provided thereafter pursuant to Sections
3.05(b), 3.06 and 3.07.

         Section 3.10. Adjustments.

         (a) If the Servicer adjusts downward the amount of any Receivable because of any of the events described in Section 3.02 of the Receivables Purchase Agreement, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Interest, and (unless otherwise specified) any other amount required herein or in the Indenture or any Indenture Supplement to be calculated by reference to the amount of Principal Receivables, will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Interest and (unless otherwise specified) any other amount required herein or in any Indenture Supplement to be calculated by reference to the amount of Principal Receivables will be reduced by the principal amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in Section 2.07(b) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Interest, the Transferor Interest would be less than the Required Transferor Interest, not later than 1:00 p.m., New York City time, by the Payment Date following the Monthly Period in which such adjustment obligation arises, the Transferor shall make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be less than the Required Transferor Interest, due to adjustments with respect to Receivables conveyed by such Transferor (up to the amount of such Principal Receivables).

         (b) If the Servicer (i) makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the foregoing, adjustments made pursuant to this Section shall not require any change in any report previously delivered pursuant to Section 3.05(a).

         Section 3.11. Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission all periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. The Transferor shall, at its own expense, cooperate in any reasonable request of the Servicer in connection with such filings. The Trust agrees to cooperate with the Servicer in connection with such filings.

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

                                  ARTICLE FOUR

                            OTHER TRANSFEROR MATTERS

         Section 4.01. Liability of each Transferor. Each Transferor shall be severally, and not jointly, liable for all obligations, covenants, representations and warranties of such Transferor arising under or related to this Agreement. Each Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as a Transferor.

         Section 4.02. Merger or Consolidation of, or Assumption of the Obligations of, a Transferor. No Transferor shall dissolve, liquidate, consolidate with or merge into any other corporation or convey, transfer or sell its properties and assets substantially as an entirety to any Person, unless:

                  (i)(x) if such Transferor is not the surviving entity, the entity formed by such consolidation or into which such Transferor is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Transferor substantially as an entirety shall (A) be organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall be a special purpose entity whose powers and activities are limited to substantially the same degree as provided in the limited partnership agreement of BTRP and (B) expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee and the Indenture Trustee, in form reasonably satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of such Transferor hereunder; and (y) such Transferor or the surviving entity, as the case may be, has delivered to the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency) an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity, and that all conditions precedent herein provided for relating to such transaction have been complied with;

                  (ii) the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer; and

                  (iii) the relevant Transferor shall have delivered to the Indenture Trustee and each Rating Agency a Tax Opinion dated the date of such consolidation, merger, conveyance or transfer, with respect thereto.

         Section 4.03. Limitations on Liability of Each Transferor. Subject to
Section 4.01, no Transferor nor any of the directors, officers, employees, incorporators or agents of any Transferor acting in such capacities shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken, or for refraining from the taking of any action, in good faith in such capacities pursuant to this Agreement, it being expressly understood that such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement, the Indenture and any Indenture Supplement and the issuance of the Notes; provided, however, that this provision shall not protect any Transferor or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Each Transferor and any director, officer, employee or agent of such Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than such Transferor) respecting any matters arising hereunder.

                                  ARTICLE FIVE

                     OTHER MATTERS RELATING TO THE SERVICER

         Section 5.01. Liability of the Servicer. The Servicer shall be liable under this Article only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

         Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or entity or convey, transfer or sell its properties and assets substantially as an entirety to any Person, unless:

                  (i) if the Servicer is not the surviving entity, the entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any state or the District of Columbia, and such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee and the Indenture Trustee, in form satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of the Servicer hereunder;

                  (ii) the Servicer has delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale comply with this Section 5.02 and that such supplemental agreement is a valid and binding obligation of such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

                  (iii) the Servicer shall have given the Rating Agencies notice of such consolidation, merger or transfer of assets; and

                  (iv) the entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

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

         Section 5.03. Limitation on Liability of the Servicer and Others. Except as provided in Section 3.01(e) and Section 5.04, neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken, or for refraining from the taking of any action, in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Noteholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder.

         Section 5.04. Servicer Indemnification of the Trust and the Trustees. The Servicer shall indemnify and hold harmless each of the Trust, the Owner Trustee (as such and in its individual capacity), the Indenture Trustee and any trustees predecessor thereto (including the Indenture Trustee in its capacity as Transfer Agent and Registrar or as Paying Agent) and their respective directors, officers, employees and agents from and against any and all loss, liability, claim, expense or damage suffered or sustained by reason of (i) any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement or (ii) the administration by the Owner Trustee or the Indenture Trustee of the Trust or the performance by the Indenture Trustee of its duties under the Indenture (other than such as may arise from the gross negligence or willful misconduct of the Owner Trustee or the negligence or willful misconduct of the Indenture Trustee, as applicable), including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim. Indemnification pursuant to this Section shall not be payable from the Trust Assets unless otherwise specified in the Indenture or any Indenture Supplement. In addition to the foregoing, the Servicer agrees to indemnify the "Indemnified Parties" (as defined in the Trust Agreement) on the basis provided pursuant to Section 7.02 of the Trust Agreement. The Servicer's obligations under this Section shall survive the termination of this Agreement or the Trust or the earlier removal or resignation of the Owner Trustee or the Indenture Trustee, as applicable. The Servicer agrees that the Indenture Trustee is a third party beneficiary of this Section and is entitled to enforce the provisions hereof for the benefit of the Trust and in its individual capacity.

         Section 5.05. Resignation of the Servicer. The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that (a) the performance of its duties hereunder is no longer permissible under applicable law and (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law and (ii) upon the assumption, by a supplemental agreement hereto, executed and delivered to the Trustees, in form satisfactory to each Trustee, of the obligations and duties of the Servicer hereunder by any of its Affiliates or by any entity the appointment of which shall have satisfied the Rating Agency Condition and, in either case, qualifies as an Eligible Servicer. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Trust, the Owner Trustee and the Indenture Trustee. No resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.02 hereof. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer under clause (i) above the Indenture Trustee is unable to appoint a Successor Servicer, the Indenture Trustee shall petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Trust shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer. Notwithstanding anything in this Agreement to the contrary, Bon-Ton DSI may assign part or all of its obligations and duties as Servicer under this Agreement to an Affiliate of Bon-Ton DSI so long as Bon-Ton DSI shall have fully guaranteed the performance of such obligations and duties under this Agreement.

         Section 5.06. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Owner Trustee or the Indenture Trustee, as applicable, access to the documentation regarding the Accounts and the Receivables in such cases where the Owner Trustee or the Indenture Trustee, as applicable, is required in connection with the enforcement of the rights of Noteholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge. Nothing in this Section shall derogate from the obligation of the Transferor, the Owner Trustee, the Indenture Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Section 5.07. Delegation of Duties. (a) In the ordinary course of business, the Servicer may at any time delegate its duties hereunder with respect to the Accounts and the Receivables to any Person that agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement. The Servicer shall promptly give notice to each Rating Agency of any delegation of duties hereunder. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 5.05.

         (b) The Servicer may enter into one or more sub-servicing agreements for any servicing and administration of Receivables (including the underlying receivables) with one or more entities (including Affiliates of the Servicer) which are in compliance with the laws of each state necessary to enable them to perform their obligations under such sub-servicing agreements. The Servicer shall give notice to the Indenture Trustee and the Rating Agencies of the appointment of any sub-servicer and shall furnish to the Rating Agencies a copy of the sub-servicing agreement (unless the sub-servicer is an Affiliate of the Servicer). For purposes of this Agreement, the Servicer shall be deemed to have received Collections on Receivables when any sub-servicer has received such Collections. Any such sub-servicing agreement shall be consistent with and not violate the provisions of this Agreement.

         (c) The Servicer may terminate any sub-servicing agreement in accordance with the terms and conditions of such sub-servicing agreement and either directly service the related

Receivables itself or enter into a sub-servicing agreement with a successor sub-servicer that qualifies under this Section.

         (d) Any sub-servicing agreement and any other transactions or services relating to the Receivables involving a sub-servicer shall be deemed to be between the sub-servicer and the Servicer alone and the Indenture Trustee and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any sub-servicer except as set forth in this Section.

         (e) The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any delegation of its duties or entry into any sub-servicing agreement pursuant to this subsection, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Receivables. The Servicer shall be entitled to enter into any agreement with a sub-servicer for indemnification of the Servicer by such sub-servicer. Nothing contained in any sub-servicing agreement shall be deemed to limit or modify this Agreement.

         Section 5.08. Examination of Records. Each Transferor and the Servicer shall indicate generally in their computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trust, pursuant to this Agreement. Each Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer records and other records to determine that such receivable is not, and does not include, a Receivable.

                                  ARTICLE SIX

                               INSOLVENCY EVENTS

         Section 6.01. Rights upon the Occurrence of an Insolvency Event. If an Insolvency Event shall occur with respect to any Transferor, such Transferor shall, on the related Appointment Date, immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to each Rating Agency, the Indenture Trustee and the Owner Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event, Collections in respect of such Principal Receivables and Finance Charge Receivables (whenever created) accrued in respect of such Principal Receivables shall continue to be a part of the Trust Assets and shall be allocated and distributed to Noteholders in accordance with the terms of the Indenture and each Indenture Supplement.

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

                                 ARTICLE SEVEN

                               SERVICER DEFAULTS

         Section 7.01. Servicer Defaults.

         (a) If any one of the following events (a "Servicer Default") shall occur and be continuing:

                        (i) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Indenture Trustee to make such payment, transfer or deposit on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement, the Indenture or any Indenture Supplement;

                        (ii) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement which has an Adverse Effect and which continues unremedied for a period of 60 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Holders of Notes evidencing not less than 10% of the aggregate unpaid principal amount of all Notes (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such failure relates); or the Servicer shall assign or delegate its duties under this Agreement, except as permitted by Sections 5.02 and 5.07;

                        (iii) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has an Adverse Effect on the rights of the Noteholders of any Series (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which Adverse Effect continues for a period of 60 days after the date on which notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 10% of the aggregate unpaid principal amount of all Notes (or, with respect to any such representation, warranty or certification that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates);

                        (iv) the Servicer shall consent to the appointment of a bankrup tcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                        (v) any other Servicer Default described in the related Indenture Supplement.

         (b) Upon the occurrence of a Servicer Default, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing more than 50% of the aggregate unpaid principal amount of all Notes, by notice then given to the Servicer and the Owner Trustee (and to the Indenture Trustee if given by the Noteholders) (a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement; provided, however, if within 60 days of receipt of a Termination Notice the Indenture Trustee does not receive any bids from Eligible Servicers in accordance with Section 7.02(c) to act as a Successor Servicer and receives an Officer's Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Indenture Trustee shall grant a right of first refusal to the Transferor which would permit the Transferor at its option to acquire the Notes on the Payment Date in the next calendar month.

                  The price for the Notes shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Indenture Supplement. The Transferor shall notify the Indenture Trustee prior to the Record Date for the Payment Date of the acquisition if it is exercising such right of first refusal. If the Transferor exercises such right of first refusal, the Transferor shall deposit the price into the Collection Account not later than 1:00 p.m., New York City time, on such Payment Date in immediately available funds. The price shall be allocated and distributed to Noteholders in accordance with the terms of the Indenture and each Indenture Supplement.

                  After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by the Indenture Trustee pursuant to Section 7.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a "Service Transfer"); and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer shall within 20 Business Days transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests.

                  Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a)(i) above for a period of ten (10) Business Days after the applicable grace period or under clause (a)(ii) or (a)(iii) above for a period of sixty (60) Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, Owner Trustee, each Transferor and any Series Enhancer with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

         Section 7.02. Indenture Trustee To Act; Appointment of Successor.

         (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 7.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee or until a date mutually agreed upon by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of a Termination Notice notify each Rating Agency of such Termination Notice and appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with Sections 3.01(b) and 5.07. Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable so to act, petition at the expense of the Servicer a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Indenture Trustee shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

         (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

         (c) In connection with any Termination Notice, the Indenture Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series plus the sum of the amounts with respect to each Series and with respect to each Payment Date equal to any Collections of Finance Charge Receivables allocable to Noteholders of such Series which are payable to the Holders of the Transferor Certificates after payment of all amounts owing to the Noteholders of such Series with respect to such Payment Date or required to be deposited in the applicable Series Accounts with respect to such Payment Date and any amounts required to be paid to any Series Enhancer for such Series with respect to such Payment Date pursuant to the terms of any Enhancement Agreement; provided, however, that the Holders of the Transferor Certificates shall be responsible for payment of the Transferor's portion of such aggregate Servicing Fees and all other such amounts in excess of such aggregate Servicing Fees payable to a Successor Servicer. Each Holder of the Transferor Certificates agrees that, if Bon-Ton DSI (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that the Transferor is entitled to receive pursuant to this Agreement, the Indenture or any Indenture Supplement shall be reduced by an amount sufficient to pay the Transferor's share of the compensation of the Successor Servicer.

         (d) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 8.01 of the Trust Agreement, and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Receivables. The Servicer shall transfer its electronic records relating to the Receivables to the Transferor or its designee in such electronic form as it may reasonably request and shall transfer all other records, correspondence and documents to it in the manner and at such times as it shall reasonably request. To the extent that compliance with this Section shall require the Servicer to disclose to the Transferor information of any kind which the Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests.

         Section 7.03. Notification to Noteholders. Within five Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Owner Trustee, the Indenture Trustee, each Rating Agency and each Series Enhancer and the Indenture Trustee shall give notice to the Noteholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Indenture Trustee shall give prompt notice thereof to the Noteholders.

                                 ARTICLE EIGHT

                                  TERMINATION

         Section 8.01. Termination of Agreement. This Agreement and the respective obligations and responsibilities of the parties hereto shall terminate, except with respect to the duties described in Section 5.04, on the Trust Termination Date.

                                  ARTICLE NINE

                            MISCELLANEOUS PROVISIONS

         Section 9.01. Amendment; Waiver of Past Defaults.

         (a) This Agreement may be amended by the parties hereto from time to time prior to, or in connection with, the issuance of the first Series of Notes hereunder without the requirement of any consents or the satisfaction of any conditions set forth below. This Agreement may be amended from time to time by the Servicer, the Transferor and the Trust, by a written instrument signed by each of them, without the consent of the Indenture Trustee or any of the Noteholders, provided that (i) the Transferor shall have delivered to the Trustees an Officer's Certificate, dated the date of any such amendment, stating that the Transferor reasonably believes that such amendment will not have an Adverse Effect, such amendment does not affect the rights, duties or obligations of either the Trustee, Servicer or any Successor Servicer hereunder and (ii) the Rating Agency Condition shall have been satisfied with respect to any such amendment. Additionally, notwithstanding the preceding sentence, this Agreement may be amended by the Servicer and the Trust at the direction of the Transferor without the consent of the Indenture Trustee or any of the Noteholders or Series Enhancers to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust (i) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Code, and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the Trust's property or its income; provided, however, that (i) the Transferor delivers to the Trustees an Officer's Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection, (ii) the Rating Agency Condition shall have been satisfied with respect to any such amendment and (iii) such amendment does not affect the rights, duties or obligations of either Trustee, Servicer or any Successor Servicer hereunder.

         (b) This Agreement may also be amended from time to time by the parties hereto, with the consent of the Noteholders evidencing not less than 66-2/3% of the aggregate Outstanding principal amount of the Notes of all affected Series for which the Transferor has not delivered an Officer's Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such amendment shall satisfy the Rating Agency Condition and shall not (i) reduce in any manner the amount of or delay the timing of any distributions (changes in Pay Out Events or Events of Default that decrease the likelihood of the occurrence thereof shall not be considered delays in the timing of distributions for purposes of this clause) to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Noteholder,
(ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder, or (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder.

         (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to Section 9.01(a)), the Servicer shall furnish notification of the substance of such amendment to the Indenture Trustee, each Noteholder, each Rating Agency and each Series Enhancer.

         (d) It shall not be necessary for the consent of Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement or any Participation Interest Supplement which would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

         (f) Any Indenture Supplement executed in accordance with the provisions of Article Ten of the Indenture shall not be considered an amendment of this Agreement for the purposes of this Section.

         (g) The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's rights, duties, benefits, protections, privileges or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, the Owner Trustee shall be entitled to receive the Opinion of Counsel described in
Section 9.03(d), unless such requirement is waived by the Holders of all outstanding Notes.

         Section 9.02. Waiver of Transferor or Servicer Defaults. The Holders of Notes evidencing more than 66-2/3% of the aggregate unpaid principal amount of the Notes of each Series or, with respect to any Series with two or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66-2/3% of the aggregate unpaid principal amount of the Notes of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Noteholders, waive any default by the Transferor or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Noteholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Promptly after any such waiver of a past default, the Servicer shall furnish notification of the substance of such waiver to each Rating Agency.

         Section 9.03. Protection of Right, Title and Interest to Trust Assets.

         (a) The Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Indenture Trustee's and the Trust's right, title and interest to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee, Noteholders and the Trust hereunder to all property comprising the Trust Assets. The Transferor shall deliver to the Owner Trustee and Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

         (b) Prior to any Transferor making any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 9.03(a) seriously misleading within the meaning of Section 9-506 (or any comparable provision) of the UCC, such Transferor shall give the Owner Trustee and the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest or ownership interest in the Receivables and the proceeds thereof.

         (c) Each Transferor shall give the Owner Trustee and the Indenture Trustee prior notice of any relocation of its chief executive office or any change in the jurisdiction under whose laws it is organized and whether, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each Transferor shall at all times maintain its chief executive offices within the United States and shall at all times be organized under the laws of a jurisdiction located within the United States.

         (d) The Transferor shall deliver to the Owner Trustees, the Indenture Trustees and each Rating Agency (unless such requirement is waived by the Holders of all outstanding Notes) (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit D-1; (ii) on each date specified in Section 2.09(c)(vi) with respect to any Additional Accounts to be designated as Accounts, an Opinion of Counsel substantially in the form of Exhibit D-2, (iii) on each Addition Date on which any Participation Interests are to be included in the Trust pursuant to Section 2.09(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibits D-1 and D-2 but conformed to the extent appropriate to relate to Participation Interests; and (iv) on or before the date which is four months after the end of each fiscal year, beginning with the 2004 fiscal year, an Opinion of Counsel substantially in the form of Exhibit D-3.

         Section 9.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 9.05. Notices; Payments.

         (a) All Notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of BTRP, to The Bon-Ton Receivables Partnership, L.P., 2801 East Market St., P.O. Box 2821, York, Pennsylvania 17405, facsimile no. (717) 751-3198, (ii) in the case of the Servicer, to The Bon-Ton Department Stores, Inc., 2801 East Market St., P.O. Box 2821, York, Pennsylvania 17405, facsimile no. (717) 751-3198, (iii) in the case of the Trust or the Owner Trustee, to Rodney Square North, 1100 North market Street, Wilmington, Delaware 19890-0001, attention: Corporate Trust Administration, (iv) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Indenture Supplement relating to such Series and (v) to any other Person as specified in the Indenture or any Indenture Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

         (b) Any Notice required or permitted to be given to a Holder of Registered Notes shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Note Register. No Notice shall be required to be mailed to a Holder of Bearer Notes or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such Notice. In addition, (i) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Noteholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (ii) in the case of any Series or Class with respect to which any Bearer Notes are outstanding, any Notice required or permitted to be given to Noteholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

         Section 9.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Notes or the rights of the Noteholders or Note Owners.

         Section 9.07. Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee and the Indenture Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

         Section 9.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trust, the Owner Trustee, the Indenture Trustee or the Noteholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 9.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 9.10. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and inure to the benefit of the Owner Trustee, the Noteholders and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

         Section 9.11. Actions by Noteholders.

         (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Noteholders, such action or Notice may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

         (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Note shall bind such Holder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Transferor or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 9.12. Rule 144A Information. For so long as any of the Notes of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Trust, the Indenture Trustee, the Servicer and any Series Enhancer agree to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information in its possession required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

         Section 9.13. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         Section 9.14. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         Section 9.15. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Notes evidencing not less than 66-2/3% of the aggregate unpaid principal amount of all Series of Notes. The Servicer shall give the Rating Agencies prior written notice of any such assignment.

         Section 9.16. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Servicer, the Owner Trustee, the Indenture Trustee, the Sellers and each Transferor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

         Section 9.17. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

                  IN WITNESS WHEREOF, the Transferor, the Servicer, the Indenture Trustee and the Trust have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                           THE BON-TON RECEIVABLES PARTNERSHIP,
                           L.P., as Transferor

                           By: BTRGP, INC., its General Partner

                           By: /s/ H. Todd Dissinger
                               Name: H. Todd Dissinger
                               Title: Treasuer

                           THE BON-TON DEPARTMENT STORES, INC.,
                           as Servicer

                           By: /s/ H. Todd Dissinger
                               Name: H. Todd Dissinger
                               Title: Treasurer

                           BON-TON RECEIVABLES MASTER NOTE TRUST, as Issuer

                           By: WILMINGTON TRUST COMPANY, not
                               in its individual capacity but solely as
                               Owner Trustee of the Trust,

                           By: /s/ Anita E. Dallago
                               Name: Anita E. Dallago
                               Title: Senior Financial Services Officer

                           WACHOVIA BANK, N.A.,
                           not in its individual capacity but solely as Indenture Trustee

                           By: /s/ Patricia O'Neill-Manella
                               Name: Patricia O'Neill-Manella
                               Title: Vice President

                                 Signature Page
                                       to

Transfer and Servicing Agreement

                                                                       EXHIBIT A

            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS
                         (As required by Section 2.09 of
                      the Transfer and Servicing Agreement)

                  ASSIGNMENT No.____ OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of _____________,(1) among The Bon-Ton Receivables Partnership, L.P., as Transferor (the "Transferor"), The Bon-Ton Department Stores, Inc., as Servicer (the "Servicer"), and Bon-Ton Receivables Master Note Trust (the "Trust"), pursuant to the Transfer and Servicing Agreement referred to below.

                                   WITNESSETH

                  WHEREAS, the Transferor, the Servicer and the Trust are parties to the Transfer and Servicing Agreement, dated as of January 30, 2004 (as amended and supplemented, the "Agreement");

                  WHEREAS, pursuant to the Agreement, the Transferor wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust; and

                  WHEREAS, the Trust is willing to accept such designation and conveyance subject to the terms and conditions hereof.

         NOW, THEREFORE, the Transferor, the Servicer and the Trust hereby agree as follows:

         1. Defined Terms. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto.

                  "Addition Cut-Off Date" means, with respect to the Additional Accounts designated hereby, _____________, _____.

                  "Addition Date" means, with respect to the Additional Accounts designated hereby, ____________, _____.

         2. Designation of Additional Accounts. On or before the date hereof, the Transferor will deliver to the Owner Trustee a computer file or microfiche list containing a true and complete schedule identifying all Additional Accounts designated hereby (the "Additional Accounts") specifying for each such Additional Account, as of the Addition Cut-Off Date, its account number and the aggregate amount outstanding in such Account.

-------------------------
(1)      To be dated as of the applicable Addition Date.

         3. Conveyance of Receivables. (a) The Transferor does hereby, transfer, assign, set over and otherwise convey, without recourse except as set forth in the Transfer and Servicing Agreement, to the Trust, all its right, title and interest in, to and under the Receivables of such Additional Accounts existing at the close of business on the Addition Cut-Off Date and thereafter created from time to time until the termination of the Trust, all Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, any Noteholders or any Series Enhancer of any obligation of the Servicer, the Transferor or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems or insurers. If necessary, the Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables in Additional Accounts existing on the Addition Cut-Off Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Owner Trustee on or prior to the Addition Date. The Owner Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

         (b) In connection with such sale, the Transferor further agrees, at its own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts have been conveyed to the Trust pursuant to the Agreement and this Assignment.

         (c) The Transferor does hereby grant to the Trust a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Receivables in the Additional Accounts existing on the Addition Cut-Off Date and thereafter created from time to time until the termination of the Trust, all Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto, all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, and advices of credit consisting of, arising from or related to the foregoing, and all "proceeds" (including "proceeds" as defined in the UCC) thereof. This Assignment constitutes a security agreement under the UCC.

         4. Acceptance by Trust. The Trust hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3 of this Assignment. The Trust further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Transferor delivered to the Owner Trustee the computer file or microfiche list described in Section 2 of this Assignment.

         5. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust, as the Addition Date that:

                  (a) Legal Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (b) Eligibility of Accounts. As of the Addition Cut-Off Date, each Additional Account designated hereby is an Eligible Account.

                  (c) Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Transferor has occurred and the transfer by the Transferor of Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof.

                  (d) Pay Out Event; Event of Default. The Transferor reasonably believes that (i) the transfer of the Receivables arising in the Additional Accounts will not then or thereafter cause a Pay Out Event or Event of Default to occur with respect to any Series and (ii) no selection procedure was utilized by the Transferor which would result in the selection of Additional Accounts (from among the available Eligible Accounts available to the Transferor) that would be materially adverse to the interests of the Noteholders of any Series as of the Addition Date.

                  (e) Security Interest. This Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, of the Transferor in the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and the "proceeds" (including "proceeds" as defined in the applicable UCC) thereof, or, if this Assignment does not constitute a sale of such property, it constitutes a grant of a "security interest" (as defined in the applicable UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property.

                  (f) No Conflict. The execution and delivery by the Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Transferor, will not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

                  (g) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality
         (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that could reasonably be expected to (1) adversely affect the collectibility of a material portion of the Receivables, (2) materially adversely affect the financial condition of the Transferor, any Account Originator, any Subsidiary of any Account Originator or The Bon-Ton Stores, Inc. or (3) materially adversely affect the ability of Transferor to perform its obligations under the Transaction Documents or the validity or enforceability of such Transaction Documents.

                  (h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

         6. Ratification of Agreement. As supplemented by this Assignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

         7. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         9. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Assignment has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Assignment and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

                  IN WITNESS WHEREOF, the Transferor, the Servicer and the Trust have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

                           THE BON-TON RECEIVABLES PARTNERSHIP, L.P., as Transferor

                           By: BTRGP, INC., its General Partner

                           By: _________________________________________________
                               Name:
                               Title:

                           THE BON-TON DEPARTMENT STORES, INC.,
                           as Servicer

                           By: _________________________________________________
                               Name:
                               Title:

                           BON-TON RECEIVABLES,
                           as Issuer

                           By: WILMINGTON TRUST COMPANY,
                           not in its individual capacity but solely as Owner Trustee of the Trust,

                           By: _________________________________________________
                               Name:
                               Title:

                                                                      SCHEDULE 1

                                List of Accounts

                                      S1-1

                                                                       EXHIBIT B

             FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS
                         (As required by Section 2.10 of
                      the Transfer and Servicing Agreement)

                  REASSIGNMENT No. _______ OF RECEIVABLES dated as of _______,(1) among The Bon-Ton Receivables Partnership, L.P., as Transferor (the "Transferor"), The Bon-Ton Department Stores, Inc., as Servicer (the "Servicer"), and Bon-Ton Receivables Master Note Trust, (the "Trust"), pursuant to the Transfer and Servicing Agreement referred to below.

                                   WITNESSETH:

                  WHEREAS the Transferor, the Servicer and the Trust are parties to the Transfer and Servicing Agreement, dated as of January 30, 2004 (as amended and supplemented, the "Agreement");

                  WHEREAS pursuant to the Agreement, the Transferor wishes to remove from the Trust all Receivables owned by the Trust in certain designated Accounts (the "Removed Accounts") and to cause the Trust to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor; and

                  WHEREAS the Trust is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof.

         NOW, THEREFORE, the Transferor and the Trust hereby agree as follows:

         1. Defined Terms. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto.

                  "Removal Date" means, with respect to the Removed Accounts designated hereby, ___________, ____

                  "Removal Notice Date" means, with respect to the Removed Accounts ______________, ____

         2. Designation of Removed Accounts. On or before the Removal Date, the Transferor will deliver to the Owner Trustee a computer file or microfiche list containing a true and complete schedule identifying all Accounts the Receivables of which are being removed from the Trust, specifying for each such Account, as of the Removal Notice Date, its account number and the aggregate amount outstanding in such Account.

------------------------
(1)      To be dated as of the Removal Date.

         3. Conveyance of Receivables. The Trust does hereby transfer, assign, set over and otherwise convey to the Transferor, without recourse, all right, title and interest of the Trust in, to and under the Receivables existing at the close of business on the Removal Notice Date and thereafter created from time to time in the Removed Accounts designated hereby, all Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof.

         (a) In connection with such transfer, the Trust agrees to execute and deliver to the Transferor on or prior to the date this Reassignment is delivered, applicable termination statements prepared by the Transferor with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by the Trust of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

         4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust as of the Removal Date:

                  (a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

                  (b) Pay Out Event; Event of Default. The Transferor reasonably believes that (A) the removal of the Receivables existing in the Removed Accounts will not then or thereafter cause a Pay Out Event or Event of Default to occur with respect to any Series and (B) no selection procedure was utilized by the Transferor which would result in a selection of Removed Accounts that would be materially adverse to the interests of the Noteholders of any Series as of the Removal Date.

                  (c) List of Removed Accounts. The list of Removed Accounts delivered pursuant to subsection 2.10(a)(ii) of the Agreement, as of the Removal Date, is true and complete in all material respects.

         5. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

         6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER

THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         8. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Reassignment has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Reassignment and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

                  IN WITNESS WHEREOF, the Transferor, the Servicer and the Trust have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

                           THE BON-TON RECEIVABLES PARTNERSHIP, L.P., as Transferor

                           By: BTRGP, INC., its General Partner

                           By: _________________________________________________
                               Name:
                               Title:

                           THE BON-TON DEPARTMENT STORES, INC.,
                           as Servicer

                           By: _________________________________________________
                               Name:
                               Title:

                           BON-TON RECEIVABLES MASTER NOTE TRUST,
                           as Issuer

                           By: WILMINGTON TRUST COMPANY
                           not in its individual capacity but solely as Owner Trustee of the Trust,

                           By: _________________________________________________
                               Name:
                               Title:

                                                                       EXHIBIT C

                      FORM OF ANNUAL SERVICER'S CERTIFICATE

            (To be delivered on or before the end of the fourth month following the end of each fiscal year beginning with the 2004 fiscal year pursuant to Section 3.05 of the Transfer and
                     Servicing Agreement referred to below)

                      BON-TON RECEIVABLES MASTER NOTE TRUST

         The undersigned, a duly authorized representative of The Bon-Ton Department Stores, Inc., as Servicer (the "Servicer") and The Bon-Ton Receivables Partnership, L.P., as Transferor (the "Transferor"), pursuant to the Transfer and Servicing Agreement, dated as of January 30, 2004 (as amended and supplemented, the "Agreement"), among the Transferor, the Servicer, and Bon-Ton Receivables Mater Note Trust, does hereby certify that:

                  1. The Bon-Ton Department Stores, Inc. is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

                  2. The undersigned is an Authorized Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trust.

                  3. A review of the activities of the Servicer during the year ended ________ __, ____, and of its performance under the Agreement was conducted under my supervision.

                  4. Based on such review, the Servicer has performed its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

                  5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended _______ __, ____ which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: [If applicable, insert "None."]

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ____ day of __________________, 20__.

                           THE BON-TON DEPARTMENT STORES, INC.,
                           as Servicer

                           By: _________________________________________________
                               Name:
                               Title:

                                                                     EXHIBIT D-1

                           FORM OF OPINION OF COUNSEL
                           WITH RESPECT TO AMENDMENTS

                          Provisions to be included in
                  Opinion of Counsel to be delivered pursuant
                            to subsection 9.03(d)(i)

                  The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions Of Counsel delivered on any applicable Closing Date.

                           (i) The amendment to the Transfer and Servicing Agreement, attached hereto as Schedule 1 (the "Amendment" ), has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors' rights generally. The enforceability of the Transferor's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

                           (ii) The Amendment has been entered into in accordance with the terms and provisions of Section 9.01 of the Transfer and Servicing Agreement.

                                      D-1-1

                                                                     EXHIBIT D-2

                           FORM OF OPINION OF COUNSEL
                            WITH RESPECT TO ACCOUNTS

                          Provisions to be included in
                            Opinion of Counsel to be
                              delivered pursuant to
                          Section 9.03(d)(ii) or (iii)

                  The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

                           (i)      To the extent that the transfer of
         Additional Receivables by the Transferor to the Trust pursuant to the Assignment does not constitute an absolute assignment by the Transferor to the Trust of such Additional Receivables or the proceeds thereof, the Assignment creates in favor of the Trust a security interest in the rights of the Transferor in such Additional Receivables and the proceeds thereof.

                           (ii)     The security interests described in
         paragraph 1 above is perfected and of first priority.

                                      D-2-1

                                                                     EXHIBIT D-3

                          PROVISIONS TO BE INCLUDED IN
                            ANNUAL OPINION OF COUNSEL

                  The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date with respect to similar matters. Unless otherwise indicated, all capitalized terms used herein has the meanings ascribed to them in the Transfer and Servicing Agreement.

                           (i) No filing or other action, other than such filing or other action described in such opinion, is necessary from the date of such opinion through the date which is four months after the end of the current fiscal year to continue the perfected status of the security interest of the Trust in the Receivables described in the financing statements referenced in such opinion.

                                      D-3-1

                                                                      SCHEDULE I

               Principal Place of Business; Chief Executive Office
                          Office where Records are kept

         The Bon-Ton Receivables Partnership, L.P.

               Principal Place of Business:

                       2801 East Market Street

                       York, PA 17405

               Chief Executive Office:

                       2801 East Market Street

                       York, PA 17405

               Location of Records:

                       2801 East Market Street

                       York, PA 17405

                                      S-I-1

                                                                     SCHEDULE II

                 Transferor's jurisdiction of organization and
                  Federal Employer Identification Number

         BTRGP, Inc.:

                  Jurisdiction of organization - Pennsylvania

                  Federal Employer Number - 23-2815483

                  Entity Number - 2641524

         The Bon-Ton Receivables Partnership, L.P.:

                  Jurisdiction of organization - Pennsylvania

                  Federal Employer Number - 23-2863402

                  Entity Number - 2641778

                                     S-II-1

                                                                    SCHEDULE III

                          Corporate Names; Trade Names

Corporate Names:

         The Bon-Ton Receivables Partnership, L.P.

Trade Names:

         None.

                                     S-III-1

                                                                     SCHEDULE IV

                   Bon-Ton Collection Accounts; Store Accounts

                                     S-IV-1

                                                                  EXECUTION COPY

================================================================================

                                 TRUST AGREEMENT

                                     between

                   THE BON-TON RECEIVABLES PARTNERSHIP, L.P.,
                                  as Transferor

                                       and

                            WILMINGTON TRUST COMPANY,
                                as Owner Trustee

                          Dated as of January 30, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                  ------
                                               ARTICLE ONE
                                               DEFINITIONS

Section 1.01.    Capitalized Terms.............................................................     1
Section 1.02.    Other Definitional Provisions.................................................     3

                                               ARTICLE TWO
                                              ORGANIZATION

Section 2.01.    Name..........................................................................     4
Section 2.02.    Office........................................................................     4
Section 2.03.    Purpose and Powers............................................................     4
Section 2.04.    Appointment of Owner Trustee..................................................     5
Section 2.05.    Initial Capital Contribution of Trust Estate..................................     5
Section 2.06.    Declaration of Trust..........................................................     5
Section 2.07.    Title to Trust Property.......................................................     5
Section 2.08.    Situs of Trust................................................................     5
Section 2.09.    Representations and Warranties of Transferor..................................     6
Section 2.10.    Liability of Certificateholders...............................................     7

                                               ARTICLE THREE
                                               CERTIFICATES

Section 3.01.    Initial Ownership.............................................................     8
Section 3.02.    Form of Certificates..........................................................     8
Section 3.03.    Authentication of Certificates................................................     8
Section 3.04.    Restrictions on Transfer......................................................     8
Section 3.05.    Mutilated, Destroyed, Lost or Stolen Certificate..............................     8
Section 3.06.    Issuance of New Transferor Certificates.......................................     9

                                               ARTICLE FOUR
                                        ACTIONS BY OWNER TRUSTEE

Section 4.01.    Prior Notice to Owner and Transferor with Respect to Certain Matters..........    11
Section 4.02.    Restrictions on Power.........................................................    11

                                               ARTICLE FIVE
                                AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 5.01.    General Authority.............................................................    12
Section 5.02.    General Duties................................................................    12
Section 5.03.    Action Upon Instruction.......................................................    12
Section 5.04.    No Duties Except as Specified in this Agreement or in Instructions............    13

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                   Page
                                                                                                  ------
Section 5.05.    No Action Except under Specified Documents or Instructions....................    13
Section 5.06.    Restrictions..................................................................    13

                                               ARTICLE SIX
                                     CONCERNING THE OWNER TRUSTEE

Section 6.01.    Acceptance of Trusts and Duties...............................................    15
Section 6.02.    Furnishing of Documents.......................................................    16
Section 6.03.    Representations and Warranties................................................    16
Section 6.04.    Reliance; Advice of Counsel...................................................    17
Section 6.05.    Not Acting in Individual Capacity.............................................    18
Section 6.06.    Owner Trustee Not Liable for Certificates, Notes or Receivables...............    18
Section 6.07.    Owner Trustee May Own Notes...................................................    18

                                               ARTICLE SEVEN
                                      COMPENSATION OF OWNER TRUSTEE

Section 7.01.    Owner Trustee's Fees and Expenses.............................................    19
Section 7.02.    Indemnification...............................................................    19
Section 7.03.    Payments to the Owner Trustee.................................................    19

                                               ARTICLE EIGHT
                                     TERMINATION OF TRUST AGREEMENT

Section 8.01.    Termination of Trust Agreement................................................    20

                                               ARTICLE NINE
                                SUCCESSOR AND ADDITIONAL OWNER TRUSTEES

Section 9.01.    Eligibility Requirements for Owner Trustee....................................    21
Section 9.02.    Resignation or Removal of Owner Trustee.......................................    21
Section 9.03.    Successor Owner Trustee.......................................................    22
Section 9.04.    Merger or Consolidation of Owner Trustee......................................    22
Section 9.05.    Appointment of Co-Trustee or Separate Trustee.................................    22

                                               ARTICLE TEN
                                               TAX MATTERS

Section 10.01.   Tax and Accounting Characterization...........................................    25
Section 10.02.   Signature on Returns; Tax Matters Partner.....................................    25
Section 10.03.   Tax Reporting.................................................................    25

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                   Page
                                                                                                  ------
                                               ARTICLE ELEVEN
                                               MISCELLANEOUS

Section 11.01.   Supplements and Amendments....................................................    26
Section 11.02.   No Legal Title to Trust Estate in Transferor..................................    27
Section 11.03.   Limitations on Rights of Others...............................................    27
Section 11.04.   Notices.......................................................................    27
Section 11.05.   Severability..................................................................    28
Section 11.06.   Counterparts..................................................................    28
Section 11.07.   Successors and Assigns........................................................    28
Section 11.08.   Third-Party Beneficiaries.....................................................    28
Section 11.09.   Nonpetition Covenants.........................................................    28
Section 11.10.   No Recourse...................................................................    28
Section 11.11.   Effect of Headings and Table of Contents......................................    29
Section 11.12.   GOVERNING LAW.................................................................    29
Section 11.13.   Acceptance of Terms of Agreement..............................................    29
Section 11.14.   Merger and Integration........................................................    29


Exhibit A  -     Form of Ownership Interest Certificate........................................   A-1
Exhibit B  -     Form of Transferor Certificate................................................   B-1
Exhibit C  -     Form of Certificate of Trust..................................................   C-1

                                 TRUST AGREEMENT

         This Trust Agreement, dated as of January 30, 2004, is between The Bon-Ton Receivables Partnership, L.P., a Pennsylvania limited partnership, as Transferor, and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee.

                                   ARTICLE ONE

                                   DEFINITIONS

         Section 1.01. Capitalized Terms. Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below:

         "Administration Agreement" means the administration agreement, dated as of January 30, 2004, between the Issuer and Bon-Ton DSI, as amended or supplemented from time to time.

         "Administrator" means Bon-Ton DSI, or any successor Administrator under the Administration Agreement.

         "Agreement" means this Trust Agreement, as amended or supplemented from time to time.

         "Bon-Ton DSI," means The Bon-Ton Department Stores, Inc., a Pennsylvania corporation, and its successors.

         "Certificateholder" means a holder of a Certificate.

         "Certificate of Trust" means the Certificate of Trust in the form attached hereto as Exhibit C which has been filed for the Trust pursuant to
Section 3810(a) of the Statutory Trust Statute.

         "Certificates" means, unless otherwise indicated, the Transferor Certificates, the Supplemental Certificates and the Ownership Interest Certificate.

         "Corporate Trust Office" means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration; or such other address as the Owner Trustee may designate by notice to the Transferor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Owner and the Transferor).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever.

         "Indemnified Parties" means the Owner Trustee and its successors, assigns, directors, officers, agents, employees and servants.

         "Indenture" means the master indenture, dated as of January 30, 2004, between the Trust and the Indenture Trustee, as amended or supplemented from time to time.

         "Indenture Trustee" means Wachovia Bank, N.A., not in its individual capacity but solely as Indenture Trustee under the Indenture, and its successors.

         "Initial Closing Date" means January 30, 2004.

         "Issuer" means the Trust, and its successors.

         "Owner" means the Transferor in its capacity as beneficial owner of the Trust hereunder, and its successors.

         "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under this Agreement, and its successors.

         "Ownership Interest Certificate" means the certificate evidencing the beneficial ownership interest of the Owner in the Trust, substantially in the form attached hereto as Exhibit A.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Statutory Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as amended or supplemented from time to time.

         "Supplemental Certificate" has the meaning specified in Section
3.06(b).

         "Transfer and Servicing Agreement" means the transfer and servicing agreement, dated as of January 30, 2004, among the Issuer, the Transferor and The Bon-Ton Department Stores, Inc. as amended or supplemented from time to time.

         "Transferor" means The Bon-Ton Receivables Partnership, L.P., and its successors.

         "Transferor Certificate Supplement" has the meaning specified in
Section 3.06(b).

         "Transferor Certificates" means the certificates executed by the Owner Trustee on behalf of the Trust and authenticated by or on behalf of the Owner Trustee, substantially in the form attached hereto as Exhibit B.

         "Trust" means Bon-Ton Receivables Master Note Trust.

         "Trust Estate" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Section 2.05 of this Agreement and Section 2.01 of the Transfer and Servicing Agreement, all monies, investment property, instruments and other property on deposit from time to time in the Collection Account, the Series Accounts and the

Special Funding Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Transaction Documents.

         "Trust Termination Date" means the day on which the rights of all Series of Notes to receive payment from the Trust have terminated.

         Section 1.02. Other Definitional Provisions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Transfer and Servicing Agreement or in the Indenture, as the case may be.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (c) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to this Agreement include all Exhibits hereto, (iii) references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iv) references to an Article or Section such as "Article One" or "Section 1.01" and the like shall refer to the applicable Article or Section of this Agreement, (v) the term "include" and all variations thereof shall mean "include without limitation", (vi) the term "or" shall include "and/or" and
(vii) the term "proceeds" shall have the meaning ascribed to such term in the UCC.

                                   ARTICLE TWO

                                  ORGANIZATION

         Section 2.01. Name. The Trust created hereby shall be known as "Bon-Ton Receivables Master Note Trust", in which name the Trust and the Owner Trustee on behalf of the Trust shall each have power and authority and is hereby authorized and empowered to and may conduct the business of the Trust and may engage in the Activities permitted in this Agreement, make and execute contracts and other instruments on behalf of the Trust and sue and be sued, to the extent provided herein.

         Section 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Owner, the Indenture Trustee and the Transferor.

         Section 2.03. Purpose and Powers. The sole purpose of the Trust is to engage in the activities set forth in this Section. The Trust shall have power and authority and is hereby authorized and empowered, without the need for further action on the part of the Trust, and the Owner Trustee shall have power and authority, and is hereby authorized and empowered, in the name and on behalf of the Trust, to do or cause to be done all acts and things necessary, appropriate or convenient to cause the Trust to engage in the activities set forth in this Section as follows:

                  (i) to execute, deliver and issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell Notes upon the written order of the Transferor;

                  (ii) with the net proceeds of the sale of Notes, to acquire the Trust Assets, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Transferor for the amounts owed pursuant to Section 2.01 of the Transfer and Servicing Agreement;

                  (iii) to Grant the Collateral pursuant to the Indenture to the Indenture Trustee as security for the Notes and to hold, manage and distribute to the Transferor, the Owner or the Noteholders pursuant to the terms of this Agreement and the Transaction Documents any portion of the Collateral released from the lien of, and remitted to the Trust pursuant to, the Indenture;

                  (iv) to enter into, execute, deliver and perform the Transaction Documents to which it is to be a party;

                  (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (vi) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of payments to the Noteholders and distributions to the holders of the Certificates.

Notwithstanding the grant of power and authority to the Owner Trustee set forth herein, the Transferor may, in its sole discretion, sign and file registration statements on behalf of the Trust under the Securities Act, registering the offer and sale of Notes or Certificates issued by the Trust and periodic reports relating to such Notes or Certificates required to be filed under the Exchange Act, and the rules and regulations of the Commission thereunder. Furthermore, the Trust shall not have power, authority or authorization to, and shall not, engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Transaction Documents.

         Section 2.04. Appointment of Owner Trustee. The Transferor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Statutory Trust Statute, and the Owner Trustee hereby accepts such appointment.

         Section 2.05. Initial Capital Contribution of Trust Estate. The Transferor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Transferor, as of such date, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be held by the Owner Trustee. The Transferor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         Section 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, who are intended to be "beneficial owners" within the meaning of the Statutory Trust Statute subject to the obligations of the Trust under the Transaction Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust.

         Section 2.07. Title to Trust Property. Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         Section 2.08. Situs of Trust. The Trust will be located in Delaware and administered in the State of Delaware and the location of the Administrator. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in Pennsylvania, Ohio, Delaware or New York. The Trust shall not have any employees in any State other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Pennsylvania, Ohio, Delaware or New York, and payments will be made by the Trust only in such States. The only office of the Trust will be at the Corporate Trust Office.

         Section 2.09. Representations and Warranties of Transferor. The Transferor hereby represents and warrants to the Owner Trustee that:

                  (a) The Transferor is a limited partnership duly organized and validly existing in good standing under the laws of the State of Pennsylvania, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Receivables.

                  (b) The Transferor is duly qualified to do business as a limited partnership and is in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement, any of the other Transaction Documents to which it is a party, the Receivables, the Notes or the Certificates.

                  (c) The Transferor has (i) the power and authority to execute and deliver this Agreement and to carry out its terms, (ii) the power and authority to transfer the Trust Estate to and deposit the same with the Trust, (iii) duly authorized such transfer and deposit to the Trust by all necessary action and (iv) duly authorized the execution, delivery and performance of this Agreement by all necessary action.

                  (d) This Agreement and the other Transaction Documents to which it is a party, each constitute a legal, valid and binding obligation of the Transferor, enforceable in accordance with its terms, except as such enforceability may be subject to or limited by bankruptcy, liquidation, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or in law.

                  (e) The execution, delivery and performance by the Transferor of this Agreement and the other Transaction Documents to which the Transferor is a party, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the limited partnership agreement of the Transferor, or conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Transferor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Transaction Documents); nor violate any law or, to the best of the Transferor's knowledge, any order, rule or regulation applicable to the

         Transferor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties; which breach, default, conflict, Lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Transferor.

                  (f) There are no proceedings or investigations pending or, to the Transferor's knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties: (i) asserting the invalidity of this Agreement, any of the other Transaction Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or Certificates or the consummation of any of the transactions contemplated by this Agreement and any of the other Transaction Documents or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement, any of the other Transaction Documents, the Receivables, the Notes or the Certificates.

         Section 2.10. Liability of Certificateholders. The Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE THREE

                                  CERTIFICATES

         Section 3.01. Initial Ownership. The Owner as the holder of the Ownership Interest Certificate, and the Transferor, as the holder of the initial Transferor Certificate; (i) shall be the initial beneficial owners of the Trust and (ii) shall be bound by the provisions of this Trust Agreement. Any subsequent holder of a Certificate shall be bound by the provisions of this Agreement.

         Section 3.02. Form of Certificates.

         (a) The Ownership Interest Certificate shall be issued in registered form in substantially the form attached hereto as Exhibit A and initially registered as provided in Annex 1 to Exhibit A. A Transferor Certificate shall be issued in registered form in substantially the form attached hereto as Exhibit B and initially registered as provided in Annex 1 to Exhibit B.

         (a) The Certificates shall be executed by manual or facsimile signature of the Owner Trustee. The Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall, when duly authenticated pursuant to Section 3.03, be validly issued and fully paid undivided beneficial interests in the assets of the Trust and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Certificates or did not hold such offices at the date of authentication and delivery of the Certificates.

         Section 3.03. Authentication of Certificates. On the Initial Closing Date, the Owner Trustee shall execute, authenticate and deliver the Ownership Interest Certificate and the Transferor Certificate upon the written order of the Transferor, signed by its chairman of the board, its president, any vice president, secretary, any assistant treasurer or any authorized signatory, without further corporate action by the Transferor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibits A and B, respectively, executed by the Owner Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated, validly issued and delivered hereunder. Each Certificate shall be dated the date of its authentication. Upon issuance, execution, authentication and delivery pursuant to the terms hereof, the Certificateholders shall be entitled to the benefits of this Agreement.

         Section 3.04. Restrictions on Transfer. To the fullest extent permitted by applicable law, the Certificates (or any interest therein) may not be sold, transferred, assigned, participated, pledged or otherwise disposed of to any Person.

         Section 3.05. Mutilated, Destroyed, Lost or Stolen Certificate. If (i) a mutilated Certificate shall be surrendered to the Owner Trustee, or if the Owner Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of a Certificate and (ii) there shall be delivered to the Owner Trustee (as such and in its individual capacity) such security or indemnity as may be required by it to save it harmless, then the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of the mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 3.06. Issuance of New Transferor Certificates.

         (a) Taken together, the Transferor Certificates shall represent a beneficial ownership interest in the Trust and are entitled to payments from the Trust Estate, subject to the Lien of the Indenture Trustee in the Trust Estate as provided in the Indenture, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the Transferor on behalf of all holders of the Transferor Certificates.

         (b) At any time the Transferor may surrender its Transferor Certificate to the Owner Trustee in exchange for a newly issued Transferor Certificate and a second certificate (a "Supplemental Certificate"), the form and terms of which shall be defined in a supplement (a "Transferor Certificate Supplement") to this Agreement (which Transferor Certificate Supplement shall be subject to Section 11.01 to the extent that it amends any of the terms of this Agreement) to be delivered to the Transferor (it being understood that no Transferor Certificate or Supplemental Certificate may be held by any Person other than the Transferor). The issuance of any such Supplemental Certificate shall be subject to satisfaction of the following conditions:

                  (i) on or before the fifth day immediately preceding the Transferor Certificate surrender and exchange, the Transferor shall have given the Owner Trustee, the Servicer, the Indenture Trustee and each Rating Agency notice (unless such notice requirement is otherwise waived) of such Transferor Certificate surrender and exchange;

                  (ii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee any related Transferor Certificate Supplement in form satisfactory to the Owner Trustee and the Indenture Trustee, executed by each party hereto;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such Transferor Certificate surrender and exchange;

                  (iv) such surrender and exchange will not result in any Adverse Effect and the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate, dated the date of such surrender and exchange to the effect that the Transferor reasonably believes that such surrender and exchange will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect and that all other conditions to the issuance of such Supplemental Certificate have been satisfied;

                  (v) the Transferor shall have delivered to the Owner Trustee and Indenture Trustee (with a copy to each Rating Agency) a Tax Opinion, dated the date of such surrender and exchange with respect to such surrender and exchange;

                  (vi) the aggregate amount of Principal Receivables as of the date of such surrender and exchange shall be greater than the Required Minimum Principal Balance as of the date of such surrender and exchange after giving effect to such surrender and exchange; and

                  (vii) all Transferor Certificates shall be issued in a transaction (or transactions) not required to be registered under the Securities Act (or if offered and sold outside of the United States, would not be required to be registered under the Securities Act if the Transferor Certificates were to be offered and sold within the United States); the Trust does not have more than 100 holders of Transferor Certificates at any time during the taxable year for which the determination of the status of the Trust is relevant (for purposes of determining the number of owners of Transferor Certificates in the Trust and for purposes of determining whether the beneficial owners of any partnership, grantor trust or S corporation ("flow-through entities") that own Transferor Certificates are counted in determining whether the Trust has more than 100 holders of Transferor Certificates at any time, no flow-through entity that owns a Transferor Certificate will be utilized with a principal purpose of permitting the Trust to satisfy the 100 member limitation if substantially all of the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the Trust).

         Any Supplemental Certificate held by any Person at any time after the date of its initial issuance may be transferred or exchanged only upon the delivery to the Owner Trustee and Indenture Trustee of a Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange.

                                  ARTICLE FOUR

                            ACTIONS BY OWNER TRUSTEE

         Section 4.01. Prior Notice to Owner and Transferor with Respect to Certain Matters. With respect to the following matters, unless otherwise instructed by the Transferor, the Trust shall not take action unless at least 30 days before the taking of such action the Owner Trustee shall have notified the Owner and the Transferor in writing:

                  (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the settlement of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection and the Receivables brought by the Trust);

                  (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

                  (c) the amendment of the Indenture by a supplemental indenture or otherwise in circumstances where the consent of any Noteholder is required;

                  (d) the amendment of the Indenture by a supplemental indenture or any other Transaction Document to which the Trust is a party in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

                  (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; or

                  (f) the appointment pursuant to the Indenture of a replacement or successor Transfer Agent and Registrar, Administrator or Indenture Trustee, or the consent to the assignment by the Transfer Agent and Registrar, Administrator or Indenture Trustee of its obligations under the Indenture.

         Section 4.02. Restrictions on Power.

         (a) The Owner Trustee shall not be required to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under any of the Transaction Documents or would be contrary to Section 2.03.

         (b) The Owner Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in the Transaction Documents.

                                  ARTICLE FIVE

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

         Section 5.01. General Authority. The Owner Trustee shall administer the Trust in the interest of the Certificateholders, subject to the lien of the Indenture, in accordance with this Agreement. Each of the Trust and the Owner Trustee in the name and on behalf of the Trust shall have power and authority, and is hereby authorized and empowered, to execute and deliver the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party, or any amendment thereto or other agreement, in each case, in such form as the Transferor shall approve as evidenced conclusively by the Owner Trustee's execution thereof and the Transferor's execution of any related documents. In addition to the foregoing, the Owner Trustee in the name and on behalf of the Trust shall also have power and authority and is hereby authorized and empowered, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents. The Owner Trustee in the name and on behalf of the Trust shall also have power and authority and is hereby authorized and empowered from time to time to take such action as the Transferor or the Administrator directs in writing with respect to the Transaction Documents.

         Section 5.02. General Duties. Subject to Section 2.03, it shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Certificateholders, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged (or caused to be discharged) its duties and responsibilities hereunder and under the other Transaction Documents to the extent the Administrator has agreed in the Administration Agreement or another Transaction Document to perform any act or to discharge any duty of the Owner Trustee or the Trust under any Transaction Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations thereunder.

         Section 5.03. Action Upon Instruction.

         (a) The Owner Trustee shall not be required to take any action hereunder or under any other Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms of any Transaction Document or is otherwise contrary to law.

         (b) Subject to Article Four, whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of any Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Transferor requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction of the Transferor received, the Owner Trustee shall not be liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not in violation of the Transaction Documents, as it shall deem to be in the best interest of the Certificateholders, and shall have no personal liability to any Person for such action or inaction.

         (c) Subject to Article Four, in the event that the Owner Trustee is unsure as to the application of any provision of any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Transferor requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not in violation of the Transaction Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

         Section 5.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust or the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement or any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.03; and no implied duties or obligations shall be read into any Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for any filing or recording, including filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it or the Trust hereunder or to prepare or file any Commission filing for the Trust or to record any Transaction Document. The Owner Trustee in its individual capacity nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens (other than the Lien of the Indenture) on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by the Transaction Documents.

         Section 5.05. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except in accordance with
(i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) the Transaction Documents or (iii) any document or instruction delivered to the Owner Trustee pursuant to Section 5.03.

         Section 5.06. Restrictions. The Owner Trustee shall not take any action
(i) that would violate the purposes of the Trust set forth in Section 2.03 or
(ii) that, to the actual knowledge of
the Owner Trustee, would result in the Trust becoming taxable as a corporation for federal income tax purposes. The Transferor shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                   ARTICLE SIX

                          CONCERNING THE OWNER TRUSTEE

         Section 6.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Estate upon the terms of this Agreement. The Owner Trustee shall not be answerable or accountable under any Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence in the performance of its duties or the omission to perform any such duties or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) the Owner Trustee shall not be liable for any error of judgment made in good faith by the Owner Trustee;

                  (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or the Transferor;

                  (c) no provision of this Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its duties, rights or powers hereunder or under any other Transaction Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

                  (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement, the due execution hereof by the Transferor or the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, the Transaction Documents, the Notes or the Certificates other than the genuineness of the Owner Trustee's signature on the Certificates and on the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any personal liability, duty, or obligation to any Noteholder or to the Owner or any other Person, other than as expressly provided for herein or expressly agreed to in the other Transaction Documents;

                  (f) the Owner Trustee shall not be liable for the default or misconduct of the Transferor, the Servicer, the Administrator or the Indenture Trustee or any other Person under any of the Transaction Documents or otherwise, and the Owner Trustee shall have no obligation or personal liability to perform the obligations of the Trust under the

         Transaction Documents, including those that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Transfer and Servicing Agreement;

                  (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Transaction Document, at the request, order or direction of the Transferor, unless the Transferor has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby; the right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or any other Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable or liable to any Person for any such act other than liability to the Trust and the beneficial owners of the Trust for its own gross negligence or willful misconduct in the performance of any such act or the omission to perform any such act; and

                  (h) Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the Owner Trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby; the Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Transferor) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of this paragraph; in the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Transferor shall appoint an additional trustee pursuant to Section 9.05 to proceed with such action.

         Section 6.02. Furnishing of Documents. The Owner Trustee shall furnish to the Transferor and the Indenture Trustee, promptly upon written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

         Section 6.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Transferor that:

                  (a) it is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

                  (b) it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf;

                  (c) neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the imposition of any Lien, charge or encumbrance on the Trust Estate resulting from actions by or claims against the Owner Trustee individually that are related to this Agreement or the other Transaction Documents; and

                  (d) each of this Agreement and the Transaction Documents to which it is a party has been duly executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable against the Owner Trustee in accordance with its terms, except as enforceability may be limited by bankruptcy, liquidation, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         Section 6.04. Reliance; Advice of Counsel.

                  (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of an appropriate Person, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or written advice of any such counsel, accountants or other such Persons.

         Section 6.05. Not Acting in Individual Capacity. Except as expressly provided in this Article Six, in accepting the trusts hereby created, Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by any Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

         Section 6.06. Owner Trustee Not Liable for Certificates, Notes or Receivables. The statements contained herein and in the Certificates, Notes and other Transaction Documents (other than the genuineness of the signature and authentication (as applicable) of the Owner Trustee on the Certificates and its representations and warranties in Section 6.03) shall be taken as the statements of the Transferor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document or the Certificates (other than the genuineness of the signature and authentication (as applicable) of the Owner Trustee on the Certificates and its representations and warranties in Section 6.03), the Notes or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Receivables or the perfection and priority of any security interest in the Receivables or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Noteholders under the Indenture, including the existence, condition and ownership of the Receivables, the existence and contents of the Receivables on any computer or other record thereof, the validity of the assignment of the Receivables to the Trust or of any intervening assignment, the completeness of the Receivables; the performance or enforcement of the Receivables, the compliance by the Transferor with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Servicer or the Indenture Trustee taken in the name of the Owner Trustee.

         Section 6.07. Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Transferor, the Administrator, the Servicer and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

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                                  ARTICLE SEVEN

                          COMPENSATION OF OWNER TRUSTEE

         Section 7.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof among the Transferor, the Servicer and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Transferor (and if not by the Transferor, by the Servicer) for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Transaction Documents; provided, however, that the Owner Trustee shall have no recourse to the assets pledged under the Indenture with respect to any payments under this Section and the Owner Trustee's right to enforce such obligation shall be subject to the provisions of 11.09.

         Section 7.02. Indemnification. To the fullest extent permitted by law, the Transferor (and if not the Transferor, the Servicer) shall indemnify, defend and hold harmless the Indemnified Parties from and against Expenses which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of the Transaction Documents, the Trust Estate, the acceptance and administration of the Trust Estate or any action or inaction of the Owner Trustee; provided that the Transferor shall not be liable for or required to indemnify any Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 6.01, Expenses for which indemnification is actually received under other Transaction Documents or income taxes or any fees received by the Owner Trustee; provided further that the Transferor shall not be liable for or required to indemnify an Indemnified Party from and against expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or gross negligence, (ii) income taxes or
(iii) the inaccuracy of any representation or warranty contained in Section
6.03. No Indemnified Party shall have any recourse to the assets pledged under the Indenture with respect to any Expenses payable by the Transferor pursuant to this Section. An Indemnified Party's Right to enforce such obligation shall be subject to the provisions of Section 11.09. The indemnities contained in this Section shall survive the resignation and termination of the Owner Trustee or the termination of this Agreement. In any event of claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Indemnified Party's choice of legal counsel shall be subject to approval of the Transferor, which approval shall not be unreasonably withheld.

         Section 7.03. Payments to the Owner Trustee. Any amounts paid to an Indemnified Party pursuant to this Article shall not be construed to be a part of the Trust Estate.

                                  ARTICLE EIGHT

                         TERMINATION OF TRUST AGREEMENT

         Section 8.01. Termination of Trust Agreement.

         (a) The Trust shall dissolve upon the earlier of (i) at the option of the Transferor (written notice of which shall be provided to the Owner Trustee), the Trust Termination Date and (ii) dissolution of the Trust in accordance with applicable law. After satisfaction of liabilities of the Trust as provided by applicable law, any money or other property held as part of the Trust Estate following such distribution shall be distributed to the Transferor. The bankruptcy, liquidation, dissolution, termination, death or incapacity of the Transferor shall not (A) operate to terminate this Agreement or annul, dissolve or terminate the Trust, (B) entitle the Transferor's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (C) otherwise affect the rights, obligations and liabilities of the parties hereto.

         (b) Except as provided in Section 8.01(a), the Transferor shall not be entitled to revoke, dissolve or terminate the Trust. The Owner shall not be entitled to revoke, dissolve or terminate the Trust.

         (c) Upon completion of the winding up of the Trust in accordance with the Statutory Trust Statute, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute and thereupon the Trust and this Agreement (other than Articles Six and Seven and Section 11.09) shall terminate.

                                  ARTICLE NINE

                     SUCCESSOR AND ADDITIONAL OWNER TRUSTEES

         Section 9.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times (i) be a Person satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; (ii) be authorized to exercise trust powers; (iii) have, or have a corporate parent that has, a combined capital and surplus of at least $50,000,000; (iv) be subject to supervision or examination by federal or state authorities; and (v) have (or have a parent which has) a rating of at least Baa3 by Moody's, at least BBB- by Standard & Poor's and, if rated by Fitch, at least BBB- by Fitch, or otherwise be acceptable to each Rating Agency. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

         Section 9.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Transferor; provided, however, that such resignation and discharge shall only be effective upon the appointment of a successor Owner Trustee. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee at the expense of the Transferor may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Transferor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Owner Trustee. If the Transferor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Transferor shall promptly
(i) appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and (ii) pay all amounts owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and, in the case of removal, payment of all fees and expenses owed to the outgoing Owner Trustee. The

Transferor shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

         Section 9.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Transferor and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Transferor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Transferor shall mail notice of such acceptance of appointment including the name of such successor Owner Trustee to the Transferor, the Indenture Trustee, the Noteholders and each Rating Agency. If the Transferor shall fail to mail such notice within ten days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Transferor.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, such successor Owner Trustee shall file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

         Section 9.04. Merger or Consolidation of Owner Trustee. Notwithstanding anything herein to the contrary, any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder (provided that such Person shall meet the eligibility requirements set forth in Section 9.01), without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided further that (i) the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency and (ii) the Owner Trustee shall file any necessary amendments to the Certificate of Trust with the Secretary of State.

         Section 9.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Transferor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by each of the Transferor and the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Transferor and the Owner Trustee may consider necessary or desirable. If the Transferor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to
Section 9.01, and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                  (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (iii) the Transferor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Transferor.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE TEN

                                   TAX MATTERS

         Section 10.01. Tax and Accounting Characterization. It is the intent of the parties hereto that the Trust not constitute a separate entity for federal income tax or state income or franchise tax (where such franchise taxes are based solely upon or measured by net income) purposes. It is the intent of the Transferor, the Noteholders and the Certificateholders that the Class A Notes be treated as indebtedness of the Transferor secured by the Trust Estate and the payments on the Receivables for federal income tax and state income and franchise tax purposes. It is the intention of the parties hereto that, for income tax purposes, the Trust shall be treated as a security device and disregarded as an entity and its assets shall be treated as owned in whole by the Owner. Alternatively, if there are multiple Certificateholders at any point in time for federal, state and local income and franchise tax purposes, it is the intention of the parties that the Trust qualify as a partnership during the period there are multiple Certificateholders, with the assets of the partnership being the Trust Estate and the partners of the partnership being the Certificateholders and the Notes being debt of the partnership. The parties agree that the Trust shall not file or cause to be filed annual returns, reports or other forms and will treat the Trust in a manner consistent with the characterization that the Trust is not a separate entity for tax purposes unless there are multiple Certificateholders at the same time or, unless there are future changes in the federal or state income or franchise tax (where such franchise taxes are based solely upon or measured by net income) laws, whereby existing trusts with a single Certificateholder are treated as a separate entity for purposes of the aforementioned taxes.

         Section 10.02. Signature on Returns; Tax Matters Partner.

         (a) In the event that the Trust shall be required to file federal or other income tax returns as a partnership, such returns shall be signed by an authorized signatory for the Transferor or such other Person as shall be required by law to sign such returns of the Trust.

         (b) By acceptance of its beneficial interest in a Certificate, each Certificateholder agrees that in the event that the Trust is classified as a partnership for federal income tax purposes, the Transferor shall be the "tax matters partner" of the Trust pursuant to the Code so long as the Transferor holds any Certificate.

         Section 10.03. Tax Reporting. Unless otherwise required by appropriate tax authorities, the Trust shall not file or cause to be filed annual or other income or franchise tax returns and shall not be required to obtain a taxpayer identification number.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

         Section 11.01. Supplements and Amendments.

         (a) This Agreement may be amended from time to time, by a written amendment duly executed and delivered by the Transferor and the Owner Trustee, with the written consent of the Indenture Trustee, but without the consent of any of the Noteholders, and upon satisfaction of the Rating Agency Condition, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders; provided, however, that such amendment will not
(i) in the good faith judgment of the parties thereto, materially adversely affect the interest of any Noteholder and (ii) as evidenced by an Opinion of Counsel addressed and delivered to the Owner Trustee and the Indenture Trustee, cause the Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, further, that Section 2.03 may be amended only with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes. Additionally, notwithstanding the preceding sentence, this Agreement will be amended by the Transferor and the Owner Trustee without the consent of the Indenture Trustee or any of the Noteholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust (i) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Code, and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the Trust's property or its income; provided, however, that (i) the Transferor delivers to the Indenture Trustee and the Owner Trustee an Officer's Certificate to the effect that the proposed amendments meet the requirements set forth in this Section, (ii) the Rating Agency Condition shall have been satisfied with respect to such amendment and (iii) such amendment does not affect the rights, benefits, protections, privileges, immunities, duties or obligations of the Owner Trustee hereunder. The amendments which the Transferor may make without the consent of Noteholders pursuant to the preceding sentence may include, without limitation, the addition of a sale of Receivables.

         (b) This Agreement may also be amended from time to time by a written amendment duly executed and delivered by the Transferor and the Owner Trustee, with the consent of the Indenture Trustee and the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes, and upon satisfaction of the Rating Agency Condition for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that without the consent of all Noteholders, no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment; provided further, that such amendment will not, as evidenced by an Opinion of Counsel addressed and delivered to the Owner Trustee and the Indenture

Trustee (unless all of the Noteholders have waived the requirement to deliver such Opinion of Counsel), cause the Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

         (c) Promptly after the execution of any such amendment or consent, the Transferor shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each Rating Agency. It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         (d) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         (e) The Owner Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate of the Transferor to the effect that the conditions to amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into, and unless it has consented thereto in writing shall not be bound by, any amendment which affects the Owner Trustee's own rights, duties, benefits, protections, privileges or immunities (as such or in its individual capacity) under this Agreement or otherwise.

         Section 11.02. No Legal Title to Trust Estate in Transferor. The Transferor shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title, and interest of the Transferor to and in its undivided beneficial interest in the Trust Estate shall operate to terminate this Agreement or annul, dissolve or terminate the Trust or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

         Section 11.03. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the other Indemnified Parties, the Transferor, the holder of any Certificate and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 11.04. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all demands, notices, instructions, directions and communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested or sent by facsimile transaction (except that notice to the Owner Trustee, the Transferor or Indenture Trustee shall be deemed given only upon actual receipt by the Owner Trustee, the Transferor or Indenture Trustee), if to (i) the Owner Trustee, addressed to the Corporate Trust Office;
(ii) the Indenture Trustee, addressed to 401 South Tryon Street, 12th Floor, Charlotte, North Carolina 25288-1179, attention: Structured Finance Trust Services, Bon-Ton Receivables Master Note Trust, (iii) the Transferor, addressed to The Bon-Ton Receivable Partnership L.P., 2801 East Market St., P.O. Box 2821, York, PA, 17405 (facsimile no. (717) 751-3198) or (iv) as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

         Section 11.05. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or of the Certificates or the rights of the Certificateholders thereof.

         Section 11.06. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Transferor, the Owner Trustee and each Certificateholder and their respective successors and permitted assigns, all to the extent as herein provided. Any request notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of the Transferor or such Certificateholder.

         Section 11.08. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

         Section 11.09. Nonpetition Covenants. Notwithstanding any prior termination of the Trust or this Agreement, the Owner Trustee, individually or in its capacity as Owner Trustee, shall not at any time with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust; provided, however, that this Section shall not operate to preclude any remedy described in Article Five of the Indenture.

         Notwithstanding any prior termination of the Trust or this Agreement, the Transferor shall not at any time with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust; provided, however, that this Section shall not operate to preclude any remedy described in Article Five of the Indenture.

         Section 11.10. No Recourse. Each Person holding or owning a Certificate, by accepting the Certificates, acknowledges that the Certificates do not represent interest in or obligations of the Servicer, the Owner Trustee, the Indenture Trustee or any Affiliate thereof (other than the Trust), and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture, except as expressly agreed by such party in the Transaction Documents.

         Section 11.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 11.12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.13. Acceptance of Terms of Agreement. The receipt and acceptance of the Ownership Interest Certificate by the Owner and the Transferor Certificate by the Transferor, without any signature or further manifestation of assent, shall constitute the unconditional acceptance by the Owner and the Transferor, respectively, of all the terms and provisions of this Agreement, and shall constitute the agreement of the Trust that the terms and provisions of this Agreement shall be binding, operative and effective as among the Trust, the Owner and the Transferor.

         Section 11.14. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written and oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                   WILMINGTON TRUST COMPANY,
                                   as Owner Trustee

                                   By: /s/ Anita E. Dallago
                                       Name: Anita E. Dallago
                                       Title:  Senior Financial Services Officer

                                   THE BON-TON RECEIVABLES PARTNERSHIP,
                                   L.P.,
                                    as Transferor

                                   By: BTRGP, Inc., its general partner

                                   By: /s/ H. Todd Dissinger
                                       Name: H. Todd Dissinger
                                       Title:  Treasurer

                                Signature Page to
                                Trust Agreement

                                                                       EXHIBIT A

                     FORM OF OWNERSHIP INTEREST CERTIFICATE

       TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THIS CERTIFICATE
         (OR ANY INTEREST HEREIN) MAY NOT BE TRANSFERRED TO ANY PERSON
                 EXCEPT IN ACCORDANCE WITH THE TRUST AGREEMENT.

                      BON-TON RECEIVABLES MASTER NOTE TRUST
                                OWNER CERTIFICATE

R-1

   (This Certificate does not represent an interest in or obligation of The
         Bon-Ton Receivables Partnership, L.P. or any of its affiliates, except to the extent described below.)

         THIS CERTIFIES THAT The Bon-Ton Receivables Partnership, L.P. is a registered Owner of the Bon-Ton Receivable Master Note Trust (the "Trust").

         The Trust was created pursuant to (i) the filing of the Certificate of Trust with the Secretary of State of the State of Delaware and (ii) the Bon-Ton Receivable Master Note Trust Agreement, dated as of January 30, 2004, (the "Trust Agreement"), between The Bon-Ton Receivables Partnership, L.P. (the "Transferor") and Wilmington Trust Company, as trustee (the "Owner Trustee"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement.

         This Certificate is the duly authorized Certificate evidencing a beneficial ownership interest in the Trust (the "Certificate"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, including the rights of the holder of the Transferor Certificate to which Trust Agreement the holder by virtue of the acceptance hereof assents and by which the holder is bound.

         Notwithstanding any prior termination of the Trust Agreement, the holder, by its acceptance of this Certificate, covenants and agrees that it shall not at any time with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

         This Certificate is not permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed except in compliance with the terms of the Trust Agreement referred to herein.

         Unless the certificate of authentication hereon shall have been executed by the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement, the Transfer and Servicing Agreement or the Indenture or be valid for any purpose.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE HOLDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

                                   BON-TON RECEIVABLES MASTER NOTE
                                   TRUST

                                   By: WILMINGTON TRUST COMPANY,
                                       not in its individual capacity but solely
                                       as Owner Trustee

Dated: January 30, 2004            By: _________________________________________
                                       Name:
                                       Title:

                          CERTIFICATE OF AUTHENTICATION

         This is the Certificate referred to in the within-mentioned Trust Agreement.

                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity but solely as Owner Trustee

                                   By: _________________________________________
                                                Authorized Signatory

                                                                         Annex 1
                                                                    to Exhibit A

Registered Owner and address:

The Bon-Ton Receivables Partnership, L.P.
2801 E. Market Road
P.O. Box 2821
York, PA, 17405

Tax Identification Number: __________

                                                                       EXHIBIT B

                         FORM OF TRANSFEROR CERTIFICATE

         THIS TRANSFEROR CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TRANSFEROR CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

         THIS TRANSFEROR CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO HEREIN.

No. R-__                                                                One Unit

                      BON-TON RECEIVABLES MASTER NOTE TRUST
                             TRANSFEROR CERTIFICATE

Evidencing a beneficial ownership interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts transferred by The Bon-Ton Receivables Partnership, L.P. (the "Transferor").

               (Not an interest in or obligation of the Transferor
                            or any affiliate thereof)

         This certifies that The Bon-Ton Receivables Partnership, L.P. is the registered owner of an undivided beneficial ownership interest in the Bon-Ton Receivables Master Note Trust (the "Trust") and is entitled to payments from the Trust Estate, subject to the lien of the Indenture Trustee in the Trust Estate as provided in the Master Indenture, dated the date hereof, as amended and supplemented (the "Indenture"), between Wachovia Bank, N.A., as trustee, and the Trust, established pursuant to the Trust Agreement, dated as of January 30, 2004, (the "Trust Agreement"), between the Transferor and Wilmington Trust Company as trustee (the "Owner Trustee"). The corpus of the Trust consists of
(a) a portfolio of certain receivables (the "Receivables") existing in the revolving credit card accounts identified under the Transfer and Servicing Agreement, dated the date hereof, as amended from time to time (the "Transfer and Servicing Agreement"), among the Transferor, The Bon-Ton Department Stores, Inc., as servicer (the "Servicer"), and the Trust, as issuer, from time to time (the "Accounts"), (b) certain funds collected or to be collected from accountholders in respect of the Receivables, (c) all funds which are from time to time on deposit in the Collection Account, Special Funding Account and in the Series Accounts, (d) the benefits of any Series Enhancements issued and to be issued by Series Enhancers with respect to one or more Series of Notes and (e) all other assets and interests constituting the Trust, including Recoveries allocated to the Trust pursuant to the Transfer and Servicing Agreement. Although a summary of certain provisions of the Transfer and Servicing

Agreement, the Trust Agreement and the Indenture (collectively, the "Agreements") is set forth below, this Certificate does not purport to summarize the Agreements and reference is made to the Agreements for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Owner Trustee. A copy of the Agreements may be requested from the Owner Trustee by writing to the Owner Trustee at the Corporate Trust Office. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreements.

         This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreements, to which Agreements, as amended and supplemented from time to time, the Transferor by virtue of the acceptance hereof assents and is bound.

         The Receivables consist of Principal Receivables which arise generally from the purchase of merchandise and services and amounts advanced to cardholders as cash advances and Finance Charge Receivables which arise generally from Periodic Rate Finance Charges, Late Fees and other fees and charges with respect to the Accounts.

         This Certificate (this "Certificate") is the Transferor Certificate, which represents an undivided beneficial ownership interest in the Trust and is entitled to payments from the Trust Estate, subject to the lien of the Indenture Trustee in the Trust Estate, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Indenture. In addition to the Transferor Certificate, (a) Notes will be issued to investors pursuant to the Indenture and (b) Supplemental Certificates may be issued pursuant to the Trust Agreement.

         Unless otherwise specified in an Indenture Supplement with respect to a particular Series, the Transferor has entered into the Transfer and Servicing Agreement, and this Certificate is issued, with the intention that, for federal, state and local income and franchise tax purposes, (a) the Notes of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness of the Transferor secured by the Receivables and (b) the Trust shall not be treated as an association (or a publicly traded partnership) taxable as a corporation. The Transferor by the acceptance of this Certificate, agrees to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness of the Transferor.

         Subject to certain conditions and exceptions specified in the Agreements, the obligations created by the Agreements and the Trust created thereby shall terminate upon the earlier of (a) at the option of the Transferor, the day on which the rights of all Series of Notes to receive payments from the Trust have terminated (the "Trust Termination Date") or (b) dissolution of the Trust in accordance with applicable law.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Owner Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

                                          BON-TON RECEIVABLES MASTER NOTE TRUST

                                          By:  WILMINGTON TRUST COMPANY,
                                               not in its individual capacity,
                                               but solely as Owner Trustee

                                          By:  _________________________________
                                               Name:
                                               Title:

Dated: January 30, 2004

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is the Transferor Certificate described in the Trust Agreement.

                                         WILMINGTON TRUST COMPANY,
                                         not in its individual capacity, but
                                         solely as Owner Trustee

                                         By:____________________________________
                                                     Authorized Signatory

                                                                      Annex 1 to
                                                                       Exhibit B

Registered Owner and address:

The Bon-Ton Receivables Partnership, L.P.
2801 E. Market Road
P.O. Box 2821
York, PA 17405

Tax Identification Number:  __________

                                     B-I-1

                                                                       EXHIBIT C

                          FORM OF CERTIFICATE OF TRUST

                      BON-TON RECEIVABLES MASTER NOTE TRUST

         This Certificate of Trust of Bon-Ton Receivables Master Note Trust (the "Trust") is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.
Section 3801 et seq.) (the "Act").

         1. Name. The name of the statutory trust created hereby is Bon-Ton Receivables Master Note Trust.

         2. Delaware Trustee. The name and business address of the trustee of the Trust having its principal place of business in the State of Delaware are Wilmington Trust Company Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                     WILMINGTON TRUST COMPANY,
                                     not in its individual capacity but solely as owner trustee of the Trust Agreement

                                     By:_____________________________________
                                          Name:
                                          Title:

                            ADMINISTRATION AGREEMENT

                                     between

                     BON-TON RECEIVABLES MASTER NOTE TRUST,
                                   as Issuer,

                                       and

                      THE BON-TON DEPARTMENT STORES, INC.,
                                as Administrator

                          Dated as of January 30, 2004

                               TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
Section 1.01  Capitalized Terms; Interpretive Provisions..................................................        1

Section 1.02  Duties of Administrator.....................................................................        2

Section 1.03  Records.....................................................................................        6

Section 1.04  Compensation................................................................................        6

Section 1.05  Additional Information to be Furnished to Issuer............................................        7

Section 1.06  Independence of Administrator...............................................................        7

Section 1.07  No Joint Venture............................................................................        7

Section 1.08  Other Activities of Administrator...........................................................        7

Section 1.09  Term of Agreement; Resignation and Removal of Administrator.................................        7

Section 1.10  Action upon Termination, Resignation or Removal.............................................        8

Section 1.11  Notices.....................................................................................        8

Section 1.12  Amendments..................................................................................        9

Section 1.13  Successors and Assigns......................................................................       10

Section 1.14  GOVERNING LAW...............................................................................       10

Section 1.15  Effect of Headings and Table of Contents....................................................       10

Section 1.16  Counterparts................................................................................       11

Section 1.17  Severability of Provisions..................................................................       11

Section 1.18  Not Applicable to Bon-Ton Department Stores in Other Capacities.............................       11

Section 1.19  Limitation of Liability of Owner Trustee....................................................       11

Section 1.20  Third-Party Beneficiary.....................................................................       11

Section 1.21  Nonpetition Covenant........................................................................       11

Section 1.22  Successor Administrator.....................................................................       11

Exhibit A  Power Of Attorney..............................................................................      A-1

                            ADMINISTRATION AGREEMENT

         This Administration Agreement, dated as of January 30, 2004 (the "Agreement"), is between Bon-Ton Receivables Master Note Trust, a Delaware statutory trust (the "Issuer"), and The Bon-Ton Department Stores, Inc., a Pennsylvania corporation, as administrator (the "Administrator").

         WHEREAS, the Issuer has entered into a master indenture, dated as of January 30, 2004 (the "Indenture"), between the Issuer and Wachovia Bank, N.A., a national banking association, as trustee (the "Indenture Trustee"), to provide for the issuance of its asset backed notes (the "Notes") from time to time pursuant to one or more indenture supplements (the "Indenture Supplements");

         WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes, the issuance of the beneficial ownership interest of the Issuer and transactions related thereto, including (i) the Indenture; (ii) the Indenture Supplement; (iii) a transfer and servicing agreement, dated as of January 30, 2004 (the "Transfer and Servicing Agreement"), among The Bon-Ton Receivables Partnership, L.P., as transferor (the "Transferor"), The Bon-Ton Department Stores, Inc., as servicer (the "Servicer"), and the Issuer and (iv) a trust agreement, dated as of January 30, 2004 (the "Trust Agreement" and, together with the Indenture, the related Indenture Supplement and the Transfer and Servicing Agreement, the "Related Agreements"), between the Transferor, as transferor, and Wilmington Trust Company, as trustee (the "Owner Trustee");

         WHEREAS, pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral") and (b) the beneficial ownership interest in the Issuer (the holder of such interest being referred to herein as the "Owner");

         WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request; and

         WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         Section 1.01 Capitalized Terms; Interpretive Provisions.

         (a) Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto or incorporated by reference in the Trust Agreement, the Transfer and Servicing Agreement or the Indenture, as the case may be. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

         "Agreement" has the meaning set forth in the Preamble.

         "Indenture" has the meaning set forth in the Preamble.

         "Related Agreements" has the meaning set forth in the Preamble.

         "Transfer and Servicing Agreement" has the meaning set forth in the Preamble.

         "Trust Agreement" has the meaning set forth in the Preamble.

         (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to this Agreement include all Exhibits hereto,
(iii) references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iv) the term "include" and all variations thereof shall mean "include without limitation", (v) the term "or" shall include "and/or" and
(vi) the term "proceeds" shall have the meaning ascribed to such term in the UCC.

         Section 1.02 Duties of Administrator.

         (a) Duties with Respect to the Related Agreements. The Administrator shall consult with the Owner Trustee regarding the duties of the Issuer and the Owner Trustee under the Related Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Related Agreements. The Administrator shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, orders, certificates and opinions as shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to any Related Agreement. In addition to the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture including such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                  (i) the preparation of or obtaining of the documents and instruments required for execution, authentication and delivery of the Notes (whether upon initial issuance, transfer or exchange, or otherwise), if any, and delivery of the same to the Indenture Trustee (if applicable) (Sections 2.03, 2.05, 2.06, 2.12(c) or 2.15);

                  (ii) the duty to cause the Note Register to be kept, to appoint a successor Transfer Agent and Registrar, if necessary, and to give the Indenture Trustee notice of any appointment of a new Transfer Agent and Registrar and the location, or change in location, of the Note Register (Section 2.05);

                  (iii) the furnishing of the Indenture Trustee, the Servicer, any Noteholder or the Paying Agent with the names and addresses of Noteholders after receipt of a written request therefor from the Indenture Trustee, the Servicer, any Noteholder or the Paying

         Agent, respectively, or as otherwise specified in the Indenture (Sections 2.09(a) and 7.01);

                  (iv) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.11);

                  (v) the duty to cause the Issuer to maintain an office or agency within the Borough of Manhattan, City of New York (and as otherwise set forth in an Indenture Supplement) and to give the Indenture Trustee and the Noteholders notice of the location, or change in location, of such office or agency (Section 3.02);

                  (vi) the duty to direct the Indenture Trustee to deposit with any Paying Agent the sums specified in the Indenture and the preparation of an Issuer Order directing the investment of such funds in Eligible Investments (Section 3.03);

                  (vii) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

                  (viii) the direction to Paying Agents to pay to the Indenture Trustee all sums held in trust by such Paying Agents (Section 3.03);

                  (ix) the duty to cause the Issuer to keep in full force its existence, rights and franchises as a Delaware statutory trust and the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other related instrument and agreement (Section 3.04);

                  (x) the preparation of all supplements, amendments, financing statements, continuation statements, if any, instruments of further assurance and other instruments necessary to protect, maintain and enforce the Collateral (Section 3.05);

                  (xi) the obtaining of the Opinion of Counsel on the Series Issuance Date and the annual delivery of Opinions of Counsel as to the Collateral, and the annual delivery of the Officer's Certificate (Section 3.06);

                  (xii) the identification to the Indenture Trustee in an Officer's Certificate of a Person with whom the Issuer has contracted to assist it in performing its duties under the Indenture (Section 3.07(b));

                  (xiii) causing the delivery of notice by the Indenture Trustee to the Rating Agencies of the occurrence of any Servicer Default of which the Issuer has knowledge and the action, if any, being taken in connection with such default (Section 3.07(d));

                  (xiv) the delivery to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer of an Officer's Certificate with respect to various matters relating to compliance with the Indenture (Section 3.09);

                  (xv) the preparation and obtaining of documents, certificates, opinions and instruments required in connection with the consolidation or merger by the Issuer with or into any other Person or the sale of the Issuer's assets substantially as an entirety to any Person (Section 3.10);

                  (xvi) the delivery of notice to the Indenture Trustee and each Rating Agency of (1) each Event of Default, (2) each default by the Servicer or the Transferor under the Transfer and Servicing Agreement, (3) each default by a Seller under a Receivables Purchase Agreement and (4) any action taken by the Indenture Trustee pursuant to the Indenture (Section 3.19);

                  (xvii) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation and delivery of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

                  (xviii) the compliance with any directive of the Indenture Trustee with respect to the sale of the Collateral if an Event of Default shall have occurred and be continuing and the Notes have been accelerated (Section 5.05);

                  (xix) the preparation and delivery of an Officer's Certificate to be delivered to the Indenture Trustee and the deliverance of such Officer's Certificate to the Noteholders (Section 6.03(b));

                  (xx) the removal of the Indenture Trustee, if necessary and in compliance with the Indenture, and the appointment of a successor (Section 6.08);

                  (xxi) the preparation and delivery of various reports to be filed with the Indenture Trustee and the Commission, as applicable (Section 7.03);

                  (xxii) notifying the Indenture Trustee if and when the Notes are listed on any stock exchange (Section 7.04);

                  (xxiii) the preparation of an Issuer Order and Officer's Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral (Sections
         8.09 and 8.10);

                  (xxiv) the preparation and delivery of Issuer Orders, agreements, certificates, instruments, consents and other documents and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 3.07(f), 10.01, 10.02 and 10.03);

                  (xxv) the execution of new Notes conforming to any supplemental indenture (Section 10.06);

                  (xxvi) in connection with a Defeasance, compliance with the provisions of Section 11.04 of the Indenture (Section 11.04);

                  (xxvii) the preparation of all Officers' Certificates, Opinions of Counsel and, if necessary, Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 12.01(a));

                  (xxviii) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, in connection with the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of property from the lien of the Indenture (Section 12.01(b));

                  (xxix) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 12.06); and

                  (xxx) compliance with the provisions of the Transfer and Servicing Agreement, Indenture Supplement and Trust Agreement applicable to the Issuer.

         (b)      Additional Duties.

                  (i) In addition to the duties of the Administrator set forth above, but subject to Sections 1.02(c)(ii) and 1.06, the Administrator shall perform all duties and obligations of the Issuer under the Related Agreements and shall perform such calculations and shall prepare for execution by the Issuer and shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements and shall administer the Trust in the interest of the holders of the Notes and the Transferor Certificates and at the request of the Issuer shall take all appropriate action that is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. Subject to Sections 1.02(c)(ii) and 1.06 of this Agreement, and in accordance with the directions of the Issuer, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

                  (ii) The Administrator shall perform any duties expressly required to be performed by the Administrator under the Trust Agreement.

                  (iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

                  (iv) It is the intention of the parties hereto that the Administrator shall, and the Administrator hereby agrees to, prepare, file and deliver on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements. In furtherance thereof, the Owner Trustee shall, on behalf of the Issuer, execute and deliver to the Administrator and its agents, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Issuer for the purpose of executing on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions.

         (c)      Non-Ministerial Matters.

                  (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Transferor of the proposed action and the Transferor shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                           (A) the amendment of or any supplement to the Indenture;

                           (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection or enforcement of the Collateral);

                           (C) the amendment, change or modification of the Related Agreements;

                           (D) the appointment of each successor Transfer Agent and Registrars, each successor Paying Agents and each successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators, or the consent to the assignment by each of the Transfer Agent and Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                                    (1)      the removal of the Indenture
                                             Trustee.

                  (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not,
         (x) make any payments from its own funds to the Noteholders, the Owner or any other Person under the Related Agreements, (y) sell the Collateral pursuant to Section 5.05 of the Indenture other than pursuant to a written directive of the Indenture Trustee or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

         Section 1.03 Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer and the Transferor at any time during normal business hours.

         Section 1.04 Compensation. As compensation for the performance of the Administrator's obligations under this Agreement, the Administrator shall be entitled to $100 per month which shall be payable in accordance with Section 3.01(e) of the Transfer and Servicing

Agreement. The Transferor shall be responsible for payment of the Administrator's fees (to the extent not paid pursuant to Section 3.01(e) of the Transfer and Servicing Agreement).

         Section 1.05 Additional Information to be Furnished to Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

         Section 1.06 Independence of Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         Section 1.07 No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         Section 1.08 Other Activities of Administrator. Nothing herein shall prevent the Administrator or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         Section 1.09 Term of Agreement; Resignation and Removal of
Administrator.

         (a) This Agreement shall continue in force until the termination of the Issuer, upon which event this Agreement shall automatically terminate.

         (b) Subject to Sections 1.09(e) and (f), the Administrator may resign its duties hereunder by providing the Issuer with at least 60 days, prior written notice.

         (c) Subject to Sections 1.09(e) and (f), the Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days, prior written notice.

         (d) Subject to Sections 1.09(e) and (f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

                  (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within 30 days (or, if such default cannot be cured in such time, shall not give within 30 days such assurance of cure as shall be reasonably satisfactory to the Issuer);

                  (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

                  (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors, shall admit in writing its inability to pay its debts generally as they become due or shall fail generally to pay its debts as they become due.

         The Administrator agrees that if any of the events specified in clause
(ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the happening of such event.

         (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

         (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

         Section 1.10 Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 1.09(a) or the resignation or removal of the Administrator pursuant to Sections 1.09(b), (c) or (d), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it pursuant to Section 1.04 of this Agreement and Section 3.01(e) of the Transfer and Servicing Agreement to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 1.09(a) deliver to the Transferor all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Sections 1.09(b), (c) or (d), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

         Section 1.11 Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

         If to the Issuer or the Owner Trustee, to

                  Bon-Ton Receivables Master Note Trust
                  c/o Wilmington Trust Company

                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890-0001

         If to the Administrator, to

                  The Bon-Ton Department Stores, Inc.,
                  2801 East Market St.
                  P.O. Box 2821
                  York, Pennsylvania 17405
                  (facsimile no. (717) 751-3198)

         If to the Indenture Trustee, to

                  Wachovia Bank, N.A.
                  401 South Tryon Street
                  12th Floor
                  Charlotte, North Carolina 25288-1179
                  Attention: Structured Finance Trust Services - Bon-Ton Receivables Master Note Trust

         If to the Transferor, to

                  The Bon-Ton Receivables Partnership, L.P.
                  2801 East Market St.
                  P.O. Box 2821
                  York, Pennsylvania 17405
                  (facsimile no. (717) 751-3198)

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of each such party as provided above, except that notices to the Indenture Trustee, the Transferor, the Administrator or the Issuer are effective only upon receipt.

         Section 1.12 Amendments. This Agreement may be amended from time to time, by a written amendment duly executed and delivered by the Issuer, the Administrator and the Transferor, with the written consent of the Owner Trustee (as such and in its individual capacity), without the consent of any of the Noteholders, the Certificateholders or the Owner, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders, the Certificateholders or Owner; provided, however, that (i) such amendment will not, as evidenced by an Officer's Certificate of the Administrator addressed and delivered to the Owner Trustee, materially and adversely affect the interests of any Noteholder, any Certificateholder or the Owner and (ii) the Rating Agency Condition will have been satisfied with respect to such amendment.

         This Agreement may also be amended from time to time, by a written amendment duly executed and delivered by the Issuer, the Administrator and the Transferor, with the written consent of the Owner Trustee (as such and in its individual capacity), the Noteholders evidencing not less than a majority in the Outstanding Amount of the Notes and the Owner, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders or the Owner; provided, however, that, without the consent of the Holders of all of the Notes then outstanding, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid portion of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment.

         Prior to the execution of any such amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to each Rating Agency. Promptly after the execution of any such amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee.

         It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Section 1.13 Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer, the Transferor and the Owner Trustee (as such and in its individual capacity) and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, upon notice to the Rating Agencies, this Agreement may be assigned by the Administrator without the consent of the Issuer, the Transferor, the Owner Trustee or the Rating Agencies to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, the Transferor and the Owner Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

         Section 1.14 GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 1.15 Effect of Headings and Table of Contents. The headings herein and Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 1.16 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

         Section 1.17 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 1.18 Not Applicable to The Bon-Ton Department Stores, Inc. in Other Capacities. Nothing in this Agreement shall affect any obligation The Bon-Ton Department Stores, Inc. may have in any other capacity, other than as Administrator.

         Section 1.19 Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been signed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations hereunder, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

         Section 1.20 Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

         Section 1.21 Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Administrator shall not at any time with respect to the Issuer or the Transferor acquiesce, petition or otherwise invoke or cause the Issuer or the Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Transferor or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer or the Transferor; provided, however, that this Section shall not operate to preclude any remedy described in Article Five of the Indenture.

         Section 1.22 Successor Administrator. In the event of a servicing transfer pursuant to Article Seven of the Transfer and Servicing Agreement, the successor servicer under the Transfer and Servicing Agreement shall, upon the date of such servicing transfer, become the successor Administrator hereunder. "Administrator" shall mean initially The Bon-Ton Department Stores, Inc. and thereafter its permitted successor and assigns as provided in Section 1.13 or any successor Administrator as provided in this Section.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                               BON-TON RECEIVABLES MASTER NOTE TRUST

                               By:     WILMINGTON TRUST COMPANY,
                                       not in its individual capacity
                                       but solely as Owner Trustee

                               By:     /s/ Anita E. Dallago
                                       -----------------------------------------
                                       Name: Anita E. Dallago
                                       Title:  Senior Financial Services Officer

                               THE BON-TON DEPARTMENT STORES,
                               INC., as Administrator

                               By: /s/ H. Todd Dissinger
                                   -----------------------
                                   Name: H. Todd Dissinger
                                   Title:  Treasurer

Acknowledged and Accepted:

THE BON-TON RECEIVABLES
LIMITED PARTNERSHIP, L.P.,
as Transferor

By:  BTRGP, INC., its general partner

By: /s/ H. Todd Dissinger
    ----------------------
     Name:  H. Todd Dissinger
     Title:  Treasurer

                   Signature Page to Administration Agreement

                                                                       EXHIBIT A

                            Form of Power of Attorney

                                POWER OF ATTORNEY

STATE OF DELAWARE                      )
                                       )
COUNTY OF ______________               )

         KNOW ALL MEN BY THESE PRESENTS, that Bon-Ton Receivables Master Note Trust, a Delaware statutory trust (the "Trust"), does hereby make, constitute and appoint The Bon-Ton Department Stores, Inc., as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Agreements (as defined in the Administration Agreement), including, without limitation, to appear for and represent the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Trust could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements and any reports to be filed with the Securities and Exchange Commission. For the purpose of this Power of Attorney, the term "Administration Agreement" means the administration agreement, dated as of January 30, 2004, between the Trust and The Bon-Ton Department Stores, Inc., as administrator (the "Administrator"), as amended from time to time.

         This power of attorney is coupled with an interest and shall survive and not be affected by the subsequent bankruptcy or dissolution of the Trust.

         All powers of attorney for this purpose heretofore filed or executed by the Trust are hereby revoked.

         EXECUTED this 30th day of January, 2004.

                                       BON-TON RECEIVABLES MASTER NOTE TRUST

                                       By:     WILMINGTON TRUST COMPANY,
                                               not in its individual capacity
                                               but solely as Owner Trustee

                                       By: __________________________
                                           Name:
                                           Title:

                                                                  EXECUTION COPY

                             INTERCREDITOR AGREEMENT

                             dated January 30, 2004

                                      among

                       THE BON-TON DEPARTMENT STORES, INC.
                                       AND
                         THE ELDER-BEERMAN STORES CORP.
                            as Sellers and Borrowers,

                   THE BON-TON RECEIVABLES PARTNERSHIP, L.P.,
                                 as Transferor,

                     BON-TON RECEIVABLES MASTER NOTE TRUST,
                                   as Issuer,

                              WACHOVIA BANK, N.A.,
                              as Indenture Trustee,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                  as Bank Agent

ARTICLE I  DEFINITIONS..........................................................................................       2

         SECTION 1.01.  Defined Terms...........................................................................       2
         SECTION 1.02.  References to Terms Defined in the Purchaser Documents and the Bank Loan
                               Documents........................................................................       6

ARTICLE II  INTERCREDITOR PROVISIONS............................................................................       6

         SECTION 2.01.  Priorities of Purchased Property........................................................       6
         SECTION 2.02.  Respective Interests in Purchased Property and Exclusive Bank Collateral................       7
         SECTION 2.03.  Distribution of Proceeds................................................................       7
         SECTION 2.04.  Collection Accounts.....................................................................       7
         SECTION 2.05.  Enforcement Actions.....................................................................       9
         SECTION 2.06.  Access to and Use of Exclusive Bank Collateral..........................................      10
         SECTION 2.07.  Notice of Amendments; Defaults..........................................................      10
         SECTION 2.08.  Agency for Perfection...................................................................      11
         SECTION 2.09.  UCC Notices.............................................................................      11
         SECTION 2.10.  Independent Credit Investigations.......................................................      11
         SECTION 2.11.  Limitation on Liability of Parties to Each Other........................................      12
         SECTION 2.12.  Marshalling of Assets...................................................................      12
         SECTION 2.13.  Relative Rights of Noteholders and Lender Parties as Among Themselves...................      12
         SECTION 2.14.  Effect upon Bank Loan Documents and Purchaser Documents.................................      12
         SECTION 2.15.  Accountings.............................................................................      13
         SECTION 2.16.  Further Assurances......................................................................      13
         SECTION 2.17.  Certain Other Assets....................................................................      13

ARTICLE III  MISCELLANEOUS......................................................................................      13

         SECTION 3.01.  Notices.................................................................................      13
         SECTION 3.02.  Agreement Absolute......................................................................      14
         SECTION 3.03.  Successors and Assigns..................................................................      14
         SECTION 3.04.  Third-Party Beneficiaries...............................................................      14
         SECTION 3.05.  Amendments, Etc.........................................................................      14
         SECTION 3.06.  Bankruptcy Petition.....................................................................      14
         SECTION 3.07.  Section Titles..........................................................................      15
         SECTION 3.08.  Severability............................................................................      15
         SECTION 3.09.  Execution in Counterparts...............................................................      15
         SECTION 3.10.  Governing Law...........................................................................      15
         SECTION 3.11.  Submission to Jurisdiction..............................................................      15
         SECTION 3.12.  Consent to Service of Process...........................................................      16
         SECTION 3.13.  Waiver of Jury Trial....................................................................      16
         SECTION 3.14.  Limitation of Liability.................................................................      16

                             INTERCREDITOR AGREEMENT

                  INTERCREDITOR AGREEMENT dated as of January 30, 2004 by and among THE BON-TON DEPARTMENT STORES, INC., a Pennsylvania corporation ("Bon-Ton Stores") and THE ELDER BEERMAN STORES CORP., an Ohio corporation ("Elder Beerman"), as sellers under the "Receivables Purchase Agreement" referred to below (in such capacity, each a "Seller" and collectively, the "Sellers") and as borrowers under the "Credit Agreement" referred to below (in such capacity, each a "Borrower" and collectively, the "Borrowers"); THE BON-TON RECEIVABLES PARTNERSHIP, L.P., a Pennsylvania limited partnership (the "Transferor"); WACHOVIA BANK, N.A., a national banking association, not in its individual capacity but solely as indenture trustee (together with its successors and assigns, the "Indenture Trustee"), BON-TON RECEIVABLES MASTER NOTE TRUST, a Delaware statutory trust (the "Issuer"), and GENERAL ELECTRIC CAPITAL CORPORATION, in its separate capacity as administrative agent (the "Bank Agent"), for the lenders party to the Credit Agreement referred to below (the "Lenders").

                             PRELIMINARY STATEMENTS

                  1. Each of Bon-Ton Stores and Elder-Beerman has agreed to sell, transfer and assign to the Transferor, and the Transferor has agreed to purchase from Bon-Ton Stores and Elder-Beerman, all of the respective right, title and interest of Bon-Ton Stores and Elder-Beerman in and to the Transferred Receivables (as hereinafter defined) and certain related property pursuant to that certain Receivables Purchase Agreement dated as of January 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"), by and among Bon-Ton Stores, Elder-Beerman and the Transferor.

                  2. The Transferor has agreed to sell, transfer and assign to the Issuer, and the Issuer has agreed to purchase from the Transferor, all of the right, title and interest of the Transferor in and to the Transferred Receivables and the related property pursuant to that certain Transfer and Servicing Agreement dated as of January 30, 2004 (as amended, restated, supplemented or other otherwise modified from time to time, the "Transfer and Servicing Agreement"), by and among the Transferor, the Issuer, the Indenture Trustee, and Bon-Ton Stores, as servicer (in such capacity, the "Servicer").

                  3. The Transferor, the Servicer and the Indenture Trustee are parties that certain Master Indenture dated as of January 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Master Indenture") pursuant to which the Issuer has agreed to pledge the Issuer Collateral to the Indenture Trustee for the benefit of the Noteholders.

                  4. The Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Master Indenture provide for the filing of UCC (as hereinafter defined) financing statements in connection with obtaining the ownership and perfecting the security interests of the parties thereto in certain of the assets and properties constituting the Receivables;

                  6. Bon-Ton Stores, Elder-Beerman, the Lenders and the Bank Agent are parties to a Second Amended and Restated Credit Agreement dated as of October 24, 2003 (as amended, supplemented, modified, restated, replaced or refinanced from time to time, with the same or a different group of lenders, issuing banks or bank agents, the "Credit Agreement").

                  7. To secure certain obligations, Bon-Ton Stores and Elder-Beerman have granted to the Bank Agent, for the benefit of itself and the Lenders, a security interest in certain collateral, including but not limited to the Receivables and proceeds thereof, pursuant to the Security Agreement (as such term is defined in the Credit Agreement).

                  8. It is a condition precedent to the issuance of the initial series of Notes by the Issuer under the Master Indenture that the parties hereto enter into this Agreement.

                  9. The parties hereto have agreed to enter into this Agreement to set forth provisions regarding the allocation of priorities in, and the enforcement of remedies with respect to, the Purchased Assets (as hereinafter defined) and with respect to the Exclusive Bank Collateral (as hereinafter defined);

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). The term "Agreement" shall mean this Intercreditor Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Bank Claim" means all "Obligations" as such term is defined in the Credit Agreement.

                  "Bank Collateral" means all property and interests in property now owned or hereafter acquired by any Seller in or upon which a security interest, lien or mortgage is granted by any Seller or any subsidiary of any Seller to the Bank Agent under any of the Bank Loan Documents.

                  "Bank Collateral Documents" means each Bank Loan Document which grants a security interest, lien or mortgage in any asset of the Borrowers or the Transferor.

                  "Bank Loan Documents" has the meaning specified for the term "Loan Documents" in the Credit Agreement.

                  "Bon-Ton Collection Account" has the meaning specified in the Receivables Purchase Agreement.

                  "Borrowers" has the meaning specified in the Credit Agreement.

                  "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Ohio or the State of New York or is a day on which banking institutions located in either of such states are closed; provided, however, that when making reference to a LIBOR Loan (as defined in the Credit Agreement) (including the making, continuing, prepaying or repaying of any LIBOR Loan), the term "Business Day" shall also exclude any day in which banks are not open for dealings in deposits of United States dollars on the London interbank market.

                  "Claim" means the Bank Claim or the Purchaser Claim, as applicable.

                  "Collection Account" has the meaning specified in the Master Indenture.

                  "Collection Bank" has the meaning specified in the Receivables Purchase Agreement.

                  "Collections" means, with respect to the Transferred Receivables, all cash collection and other cash proceeds of the Transferred Receivables.

                  "Company Claim" means all of the indebtedness, obligations and other liabilities of the Transferor to either Seller arising under, or in connection with, the Receivables Purchase Agreement, including, but not limited to, obligations evidenced by any Revolving Note, and all costs of collection or enforcement thereof.

                  "Concentration Account" has the meaning specified in the Receivables Purchase Agreement.

                  "Enforcement" means, collectively or individually, for (i) the Indenture Trustee to declare a "Pay Out Event" under the Purchaser Documents and the Transferor and the Issuer to cease the purchase of Receivables under the Receivables Purchase Agreement and the Transfer and Servicing Agreement or (ii) the Requisite Lenders or the Bank Agent to demand payment in full of or accelerate the Bank Claim, and to commence the judicial or nonjudicial enforcement of any of the rights and remedies, under the Bank Loan Documents.

                  "Enforcement Notice" means a written notice delivered in accordance with Section 2.05 hereof, which notice shall (i) if delivered by the Indenture Trustee, state that a Pay Out Event has occurred, specify the nature of such Pay Out Event and announce that an Enforcement Period has commenced and
(ii) if delivered by the Bank Agent, state that an Event of Default has occurred, specify the nature of such event and announce that an Enforcement Period has commenced.

                  "Enforcement Period" means the period of time following the receipt by either the Bank Agent or the Indenture Trustee of an Enforcement Notice delivered by the other such Person until the earliest of the following:
(i) the Purchaser Claim Termination Date, in the case of an Enforcement Notice delivered by the Indenture Trustee; (ii) the Bank Claim has been paid and satisfied in full in cash, in the case of an Enforcement Notice delivered by the Bank Agent; and (iii) the parties hereto agree in writing to terminate the Enforcement Period.

                  "Event of Default" has the meaning specified in the Credit Agreement.

                  "Exclusive Bank Collateral" means all Bank Collateral which does not constitute Purchased Property.

                  "Finance Charge Receivables" has the meaning specified in the Transfer and Servicing Agreement.

                  "Indenture Supplement" has the meaning specified in the Master Indenture.

                  "Issuer Collateral" has the meaning given to the term "Collateral" in the Master Indenture.

                  "Lender Parties" means the Bank Agent, the Lenders and their respective affiliates.

                  "Noteholders" has the meaning specified in the Master
Indenture.

                  "Notes" has the meaning specified in the Master Indenture.

                  "Obligor" has the meaning specified in the Transfer and Servicing Agreement.

                  "Pay Out Event" has the meaning specified in the Master Indenture.

                  "Person" means an individual, corporation, trust (including a business trust), joint-stock company, limited liability company, unincorporated organization, association, partnership, joint venture, governmental authority or any other entity.

                  "Purchased Property" means, collectively, (i) the Transferred Receivables, (ii) the Collections with respect to the Transferred Receivables,
(iii) each of the Collection Account, the Series Accounts, the Special Funding Account and each other account established pursuant to the Master Indenture.

                  "Purchaser Claim" means all obligations of any Seller (individually or in its capacity as Servicer) or the Transferor to, or which have been assigned to or entered into in favor of, the Issuer or the Indenture Trustee arising under any Purchaser Document and of any Obligor arising under any Transferred Receivable, including, but not limited to, all sums or increases now or hereafter advanced or made to or for the benefit of the Transferor thereunder, any interest thereon, any repayment obligations, indemnity payments, fees or expenses due thereunder, and any costs of collection or enforcement.

                  "Purchaser Claim Termination Date" means any date on which (i) the Purchaser Claim has been paid and satisfied in full in cash or (ii) all issued and outstanding Notes shall have been paid in full and the Trust shall have been terminated in accordance with the Trust Agreement.

                  "Purchaser Documents" means the Receivables Purchase Agreement, each Revolving Note, the Transfer and Servicing Agreement, the Master Indenture, each Indenture Supplement and any other agreements, instruments or documents executed (i) by a Seller and delivered to the Transferor, (ii) by the Transferor and delivered to the Issuer or Indenture Trustee and (iii) by the Issuer and delivered to the Indenture Trustee.

                  "Receivable" has the meaning specified in the Transfer and Servicing Agreement.

                  "Records" means all contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to the Receivables and the related Obligors.

                  "Requisite Lenders" has the meaning specified in the Credit Agreement.

                  "Responsible Officer" means, with respect to any party other than the Indenture Trustee, such party's Vice Chairman, Chief Executive Officer, Chief Financial Officer, General Counsel, Treasurer, Assistant Treasurer or Controller. "Responsible Officer" means, when used with respect to the Indenture Trustee, any officer (i) within the Corporate Trust Office including any vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by the individuals who at the time shall be such officers or to whom any corporate trust matter is referred at the Corporate Trust Office because of such officer's knowledge of and familiarity with the particular subject and (ii) who shall have direct responsibility for the administration of the Master Indenture and the related transaction documents.

                  "Returned Goods" means all right, title and interest of any Seller or the Transferor, as applicable, in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Transferred Receivable.

                  "Returned Goods Lien" has the meaning specified in Section 2.01(a).

                  "Revolving Note" has the meaning specified in the Receivables Purchase Agreement.

                  "Senior Debt" means any and all amounts owing by the Issuer under the Notes and the Master Indenture.

                  "Series" has the meaning specified in the Master Indenture.

                  "Store Account" has the meaning specified in the Receivables Purchase Agreement.

                  "Transferred Receivables" means all Receivables now owned or hereafter existing sold or purported to be sold, contributed or otherwise transferred by any Seller to the Transferor under and pursuant to the terms of the Receivables Purchase Agreement.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdictions.

                  "Unsold Receivables" means any Receivables other than Transferred Receivables.

                  SECTION 1.02. References to Terms Defined in the Purchaser Documents and the Bank Loan Documents. Whenever in Section 1.01 a term is defined by reference to the meaning specified in any of the Purchaser Documents or Bank Loan Documents, then, unless otherwise specified herein, such term shall have the meaning specified in such Purchaser Documents or Bank Loan Documents, as the case may be, as in existence on the date hereof, without giving effect to any amendments of such term as may hereafter be agreed to by the parties to such documents, unless such amendments have been consented to in writing by all of the parties hereto.

                                   ARTICLE II
                            INTERCREDITOR PROVISIONS

                  SECTION 2.01. Priorities of Purchased Property.

                  (a) Notwithstanding any provision of the UCC, any applicable law or decision or any of the Bank Loan Documents or Purchaser Documents, the Bank Agent hereby agrees that, upon the sale or other transfer of an interest in each Transferred Receivable by a Seller to the Transferor, any lien, claim, encumbrance, security interest or other interest acquired by the Bank Agent or any Lender Party in such Transferred Receivable and proceeds thereof (other than the proceeds of such sale or transfer to the Transferor) and any other Purchased Property shall automatically and without further action cease and be released, and the Bank Agent and the Lender Parties shall have no lien, claim, encumbrance, security interest or other interest or right therein; provided, however, that nothing in this Section 2.01 shall be deemed to constitute a release by the Bank Agent of: (i) its lien on and security interest in the proceeds received by a Seller from the Transferor from the sale or other transfer of the Transferred Receivables (including, without limitation, cash payments made by the Transferor and any Revolving Note issued by the Transferor in favor of, or endorsed to, a Seller, each in connection with such sales); (ii) any lien on, security interest in or assignment of any Company Claim; (iii) any lien, claim, encumbrance, security interest or other interest or right the Bank Agent has in any Unsold Receivables and the proceeds thereof, including without limitation, collections of Unsold Receivables which are at any time deposited in any Bon-Ton Collection Account or the Concentration Account; (iv) any lien, claim, encumbrance, security interest or other interest or right the Bank Agent may have in any Revolving Note or in any limited partnership interest issued by the Transferor; and (v) any lien, claim, encumbrance, security interest or other interest or right the Bank Agent may have in any interest of a Seller in Returned Goods (collectively, a "Returned Goods Lien"). The security interest of the Bank Agent in Transferred Receivables reassigned by the Transferor to a Seller pursuant to Section 6.01 or 6.02 of the Receivables Purchase Agreement shall reattach upon such transfer.

                  (b) The Issuer and the Indenture Trustee shall have no interest in any Returned Goods the sale of which gave rise to a Receivable (any such Receivable, a "Paid Receivable") that either (i) shall have been paid in full or (ii) with respect to which all applicable adjustment payments for the "Dilution Amount" relating to such Returned Goods have been made by the Transferor pursuant to the Transfer and Servicing Agreement. All interests of the Issuer and the Indenture Trustee in Returned Goods under the Purchaser Documents shall in all respects be junior and subordinate to any Returned Goods Lien in such Returned Goods, except that during any period in which a Pay Out Event shall have occurred and be continuing, such Returned Goods Lien shall be junior and subordinate to all interests of the Issuer and the Indenture Trustee in any Returned Goods under the Purchaser Documents which have not been commingled with Exclusive Bank Collateral and that did not give rise to Paid Receivables. As among the Issuer and the Indenture Trustee, on the one hand and the Bank Agent, on the other, all proceeds of any Returned Goods the sale of which gave rise to a Receivable that is not a Paid Receivable shall be distributed first to the party whose position is designated as senior in the preceding sentence and second to the party whose position is designated as junior in the preceding sentence.

                  (c) The Bank Agent hereby acknowledges that each Revolving Note is subordinated in accordance with the terms set forth therein.

                  SECTION 2.02 Respective Interests in Purchased Property and Exclusive Bank Collateral. Except for all rights of access to and use of Records granted to the Indenture Trustee pursuant to the Purchaser Documents, the Indenture Trustee agrees that it does not have and shall not have any security interest in, lien upon or interest in the Exclusive Bank Collateral. Except as otherwise specified in Section 2.01 above, the Bank Agent agrees that it does not have and shall not have any security interest in, lien upon or interest in the Purchased Property other than an interest in the Store Accounts for the benefit of itself and the Indenture Trustee.

                  SECTION 2.03. Distribution of Proceeds. At all times, all proceeds of Exclusive Bank Collateral and Purchased Property (including proceeds received to the Bon-Ton Collection Accounts or the Store Accounts) shall be distributed in accordance with the following procedure:

                  (a)      Except as otherwise provided in Section 2.04(b) or
Section 2.01(b), (i) all collections and other proceeds of the Exclusive Bank Collateral shall be paid or delivered to the Bank Agent for application of the Bank Claim in accordance with the Bank Documents and (ii) any remaining proceeds after the Bank Claim has been paid and satisfied in full in cash shall be paid to the Borrowers or as otherwise required by applicable law.

                  (b)      Except as otherwise provided in Section 2.04 or
Section 2.01(b), (i) all Collections and other proceeds of the Purchased Property shall be paid or delivered to the Indenture Trustee for application in accordance with the terms of the Master Indenture and each Indenture Supplement against the Purchaser Claim until the Purchaser Claim Termination Date and (ii) any remaining Collections and proceeds shall be paid to the Transferor in accordance with the terms of the Master Indenture and each Indenture Supplement or as otherwise required by applicable law; provided, however, that the Transferor and each Seller hereby agrees that all such remaining Collections and proceeds which, pursuant to the Purchaser Documents, are to be paid by the Transferor to a Seller, for application against a Company Claim shall be paid directly on behalf of such Seller to the Bank Agent for application against the Bank Claim before being paid to any Seller or the Transferor in accordance with the Bank Loan Documents.

                  SECTION 2.04. Collection Accounts.

                  (a) The Indenture Trustee hereby acknowledges (i) that each Seller will deliver to the Bank Agent each Revolving Note issued by the Transferor as security for the Bank Claim, (ii) that the Bank Agent shall be entitled to collections of Unsold Receivables which may be deposited in the Bon-Ton Collection Accounts or the Concentration Account and (iii) the interest of the Bank Agent and the Lender Parties in the Store Accounts, which are also held by the Bank Agent on behalf of the Indenture Trustee. The Servicer shall promptly notify the Indenture Trustee and the Bank Agent of any collections of Unsold Receivables which are deposited in any Bon-Ton Collection Account or the Concentration Account and shall promptly deliver such funds to the Bank Agent.

                  (b) For purposes of determining whether specific Collections have been received on account of Purchased Property or on account of Unsold Receivables, the parties hereto agree as follows:

                           (i) All payments made by an Obligor which is obligated to make payments on Transferred Receivables but is not obligated to make any payments on Unsold Receivables shall be conclusively presumed to be payments on account of Transferred Receivables, and all payments made by an Obligor which is obligated to make payments on Unsold Receivables but is not obligated to make any payments on Transferred Receivables shall be conclusively presumed to be payments on account of Unsold Receivables.

                           (ii) All payments made by an Obligor which is obligated to make payments with respect to both Transferred Receivables and Unsold Receivables shall be applied against the oldest outstanding Receivables or portion thereof owed by such Obligor.

                           (iii) Finance Charge Receivables, whenever created, accrued in respect of Transferred Receivables shall continue to constitute part of the Transferred Receivables notwithstanding any cessation of the transfer of additional Receivables by the Sellers to the Transferor and Collections with respect thereto shall continue to be allocated and paid in accordance with Article Eight of the Master Indenture and the terms of each Indenture Supplement.

                  (c) Subject to the terms and conditions of this Section 2.04(c), the Indenture Trustee agrees that it shall transfer its ownership and control over the Collection Account and the Bon-Ton Collection Accounts upon receipt by the Indenture Trustee of (i) either (x) a certificate of the Servicer to the effect that the Purchaser Claim Termination Date has occurred or (y) a certificate of the Servicer to the effect that, with respect to all Series, the Amortization Periods shall have commenced or a Pay Out Event shall have occurred and be continuing, that a Responsible Officer of the Indenture Trustee has been notified in writing of such occurrence, and that all outstanding Transferred Receivables have been paid in full in cash and deposited into the Collection Account and (ii) written instructions (whether embodied in one or more documents) to the Indenture Trustee to make such transfer signed by each of the Servicer, the Transferor, each Seller and the Bank Agent. Any such transfer shall be without representation, recourse or warranty of any kind on the part of the Indenture Trustee. Notwithstanding any such transfer, all Collections and other proceeds subsequently deposited into the Collection Account or the Bon-

Ton Collection Accounts on account of the Purchased Property shall be delivered to the Indenture Trustee as provided in Section 2.04(b) above.

                  (d) In order to effect more fully the provisions of this Agreement, each of the Indenture Trustee (or the Servicer on behalf of the Indenture Trustee) and the Bank Agent hereby agrees that, from and after a Pay Out Event: (i) during any period that the Indenture Trustee has control over the Collection Account, the Indenture Trustee shall provide to the Bank Agent upon prior written request a copy of the latest monthly account statement related to the Collection Account during the Indenture Trustee's administration; (ii) in the event that the Bank Agent has control over the Collection Account pursuant to Section 2.04(c) above, the Indenture Trustee shall be entitled to review the Bank Agent's records of receipts of Collections and application of proceeds therefrom; (iii) in the event that the Bank Agent shall foreclose or otherwise dispose of any commingled inventory described in Section 2.01(b), the Indenture Trustee shall be allowed to have a representative observe such foreclosure or disposition and the Bank Agent's application of proceeds received therefrom; and
(iv) neither the Bank Agent nor the Indenture Trustee shall, before the Purchaser Claim Termination Date, send any notices to any Obligor of any Receivable directing such Obligor to remit Collections of any Receivables other than to the Collection Account.

                  (e) The Indenture Trustee agrees that they will not cause the Servicer to be replaced by a successor servicer unless such successor servicer has acknowledged the terms of this agreement and agreed to be bound hereby.

                  SECTION 2.05. Enforcement Actions. Each of the Bank Agent and the Indenture Trustee agrees to use reasonable efforts to give an Enforcement Notice to each other party hereto prior to commencement of Enforcement and further agrees that during the period, if any, between the giving of such Enforcement Notice and the commencement of Enforcement thereunder, each party receiving such notice shall have the right to the extent within its power (but not the obligation) to cure the Event of Default or Pay Out Event which has occurred under the Bank Loan Documents or the Purchaser Documents, respectively, and to which such Enforcement Notice relates. Subject to the foregoing, the parties hereto agree that during an Enforcement Period:

                  (a) Subject to any applicable restrictions in, and the terms and conditions of, the Purchaser Documents, the Indenture Trustee may take any action to liquidate the Purchased Property or to foreclose or realize upon or enforce any of the rights of the Trust with respect to the Purchased Property without the prior written consent of any Lender Party or any other party hereto; provided, however, that with respect to Returned Goods, the Indenture Trustee shall not take any action to foreclose or realize upon or to enforce any rights it may have with respect to any Purchased Property constituting Returned Goods in which the Indenture Trustee then has an interest junior and subordinate to a Returned Goods Lien without the prior written consent of the Bank Agent, unless the Bank Claim shall have been first paid and satisfied in full in cash, and the Indenture Trustee shall apply the proceeds of such Returned Goods as provided in
Section 2.01(b) above.

                  (b) Subject to any applicable restrictions in, and terms and conditions of, the Bank Loan Documents, the Bank Agent may, at its option and without the prior written consent of the other parties hereto, take any action to accelerate payment of the Bank Claim and to foreclose or realize upon or enforce any of its rights with respect to (i) the Exclusive Bank Collateral (including the proceeds of any sale or transfer of Transferred Receivables to the Transferor) and (ii) any Purchased Property constituting Returned Goods; provided, however, that the Bank Agent shall apply proceeds of any Purchased Property consisting of Returned Goods as provided in Section 2.01(b) above.

                  SECTION 2.06. Access to and Use of Exclusive Bank Collateral. The Indenture Trustee and the Bank Agent hereby agree that, notwithstanding the priorities set forth in this Agreement, the Indenture Trustee and the Bank Agent shall have the following rights of access to and use of the Purchased Property and the Exclusive Bank Collateral, respectively:

                  (a) Subject to any applicable restrictions in, and the terms and conditions of, the Purchaser Documents, the Indenture Trustee may enter one or more premises of any Seller or the Transferor, whether leased or owned, at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to any Seller, the Transferor or the Bank Agent, whether before, during or after an Enforcement Period, and may have access to and use of all Records located thereon and may have access to and use of any other property to which such access and use are granted under the Purchaser Documents, in each case provided that such use is for any purpose permitted under the Purchaser Documents or for the purposes of enforcing the rights of the Issuer with respect to the Purchased Property.

                  (b) Subject to any applicable restrictions in, and the terms and conditions of, the Bank Loan Documents and any Revolving Note, the Bank Agent may enter one or more premises of any Seller or the Transferor, whether leased or owned, at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to any Seller, the Transferor or the Indenture Trustee, whether before, during or after an Enforcement Period, and may have access to and use of all Records located thereon, provided that such use is for any purpose permitted under the Bank Loan Documents or for the purposes of enforcing the Bank Agent's rights (i) with respect to the Exclusive Bank Collateral and (ii) subject to the limits provided in Section 2.01 above, with respect to the Purchased Property.

                  SECTION 2.07. Notice of Amendments; Defaults.

                  (a) The Bank Agent agrees to use reasonable efforts to, concurrently with any written amendment or modification to the Bank Loan Documents, give prompt notice to the Indenture Trustee of the same and the Indenture Trustee agrees to use reasonable efforts to, concurrently with any written amendment or modification in the Purchaser Documents, notify the Bank Agent of the same; provided, that the failure to do so shall not create a cause of action against any party failing to give such notice or create any claim or right on behalf of any third party. Notwithstanding the foregoing, each party hereto agrees not to amend any of the Bank Loan Documents or the Purchaser Documents so as to materially alter the rights and benefits intended hereunder to be enjoyed by the Bank Agent and the Indenture Trustee and the other parties hereto. Each party hereto shall, upon request of any other party hereto, provide copies of all such modifications or amendments and copies of all other documentation relevant to the Purchased Property or the Bank Collateral.

                  (b) The Bank Agent agrees to use reasonable efforts to give to the Indenture Trustee copies of any notice sent to any Borrower with respect to the occurrence or existence of an Event of Default which continues for a period of ten (10) consecutive Business Days without there being in effect a waiver thereof or an agreement forbearing from the exercise of remedies duly executed by the parties required to do so under the applicable Bank Loan Documents. The Indenture Trustee agrees to use reasonable efforts to give to the Bank Agent copies of any notice sent to any Seller or the Transferor with respect to the occurrence or existence of a Pay Out Event which continues for any period of ten (10) consecutive Business Days without there being in effect a waiver thereof or an agreement forbearing from the exercise of remedies duly executed by the parties required to do so under the applicable Purchaser Documents. Notwithstanding the foregoing, any failure by any party hereto to give such notice shall not create a cause of action against any party failing to give such notice or create any claim or right on behalf of any third party. In each of the above cases, the party receiving such notice shall have the right to the extent within its power (but not the obligation) to cure the Event of Default or Pay Out Event, as the case may be, which gave rise to the sending of such notice.

                  SECTION 2.08. Agency for Perfection. The Indenture Trustee and the Bank Agent hereby appoint each other as agent for purposes of perfecting by possession their respective security interests and ownership interests and liens on the Exclusive Bank Collateral (which may include any Revolving Note) and Purchased Property. In the event the Indenture Trustee, to the actual knowledge of a Responsible Officer thereof, obtains possession of any of the Exclusive Bank Collateral, the Indenture Trustee shall notify the Bank Agent of such fact, shall hold such Exclusive Bank Collateral in trust and, subject to Section 2.01(b), shall deliver such Exclusive Bank Collateral to the Bank Agent upon request. In the event that the Bank Agent, to the actual knowledge of a Responsible Officer thereof, obtains possession of any of the Purchased Property, the Bank Agent shall notify in writing the Indenture Trustee of such fact, shall hold such Purchased Property in trust and, subject to Section 2.01(b), shall deliver such Purchased Property to the Indenture Trustee upon request.

                  SECTION 2.09. UCC Notices. In the event that any party hereto shall be required by the UCC or any other applicable law to give notice to the other of intended disposition of Purchased Property or Exclusive Bank Collateral, respectively, such notice shall be given in accordance with Section
3.01 hereof and ten (10) days' notice shall be deemed to be commercially reasonable.

                  SECTION 2.10. Independent Credit Investigations. Neither the Indenture Trustee nor the Bank Agent or any of their respective directors, officers, agents or employees shall be responsible to the other or to any other Person for the solvency, financial condition or ability of the Sellers or the Transferor to repay the Purchaser Claim or the Bank Claim, or for the value of the Purchased Property or the Exclusive Bank Collateral, or for statements of any Seller or the Transferor, oral or written, or for the validity, sufficiency or enforceability of the Purchaser Claim, the Bank Claim, the Purchaser Documents, the Bank Loan Documents, the Indenture Trustee's interest in the Purchased Property or the Bank Agent's interest in the Exclusive Bank Collateral or any other collateral. The Bank Agent and the Indenture Trustee have entered into their respective agreements with the Sellers or the Transferor, as applicable, based upon their own independent investigations. Neither the Bank Agent nor the Indenture

Trustee makes any warranty or representation to the other nor does it rely upon any representation of the other with respect to matters identified or referred to in this Section 2.10.

                  SECTION 2.11. Limitation on Liability of Parties to Each Other. Except as provided in this Agreement, the Lender Parties shall have no liability to the Indenture Trustee, and the Indenture Trustee shall have no liability to the Lender Parties, except in each case for liability arising from the gross negligence or willful misconduct of such party or its representatives. Neither the Indenture Trustee nor the Bank Agent shall have any liability to any other party hereto, in each case, for consequential, indirect, punitive or exemplary damages.

                  SECTION 2.12. Marshalling of Assets. Nothing in this Agreement will be deemed to require either the Indenture Trustee or the Bank Agent (a) to proceed against certain property securing any or all of the Bank Claim or the Purchaser Claim prior to proceeding against other property securing any such Claim or (b) to marshal the Exclusive Bank Collateral or the Purchased Property (as applicable) upon the enforcement of the Bank Agent's or the Indenture Trustee's rights or remedies under the Bank Loan Documents or Purchaser Documents, as applicable.

                  SECTION 2.13. Relative Rights of Noteholders and Lender Parties as Among Themselves. The relative rights of the Noteholders, each as against the other, with respect to the exercise of the rights and the receipt of the benefits granted to the Indenture Trustee hereunder shall be determined by mutual agreement among such parties in accordance with the terms of the Purchaser Documents. Each of the parties hereto (other than the Indenture Trustee) shall be entitled to rely on the power and authority of the Indenture Trustee to act on behalf of all of the Noteholders. The relative rights of the Lender Parties, each as against the other, with respect to the exercise of the rights and the receipt of the benefits granted by the Bank Agent shall be determined by mutual agreement among the parties in accordance with the terms of the Bank Loan Documents. Each of the parties hereto (other than the Bank Agent) shall be entitled to rely conclusively on the power and authority of the Bank Agent to act on behalf of all of the Lender Parties.

                  SECTION 2.14. Effect upon Bank Loan Documents and Purchaser Documents. By executing this Agreement, each Seller and the Transferor agree to be bound by the provisions hereof (a) as they relate to the relative rights of the Bank Agent and the Indenture Trustee with respect to the property of the Sellers, (b) as they relate to the relative rights of the Issuer as a creditor of the Transferor and (c) as they relate to the relative rights of the Indenture Trustee, for the benefit of the Noteholders, as a creditor of the Issuer. Each of the Sellers and the Transferor acknowledge that the provisions of this Agreement shall not give the Sellers or the Transferor any substantive rights as against any other Person and that nothing in this Agreement shall amend, modify, change or supersede the terms of (x) the Bank Loan Documents as between the Borrowers, the Bank Agent and the Lender Parties or (y) the Purchaser Documents as among the Sellers, the Transferor, the Issuer and the Indenture Trustee. The Bank Agent, individually and on behalf of the Lender Parties, hereby confirms that the Purchaser Documents in existence as of the date hereof have been furnished to it and the Lender Parties and that the Bank Loan Documents expressly permit the transactions contemplated thereby and hereby consents to the execution, delivery and performance by each Seller and the Transferor of such Purchaser Documents. Notwithstanding the foregoing, the Bank Agent, on the one hand, and the Indenture

Trustee, on the other hand, agree that, as between themselves, to the extent the terms and provisions of the Bank Loan Documents or the Purchaser Documents are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

                  SECTION 2.15. Accountings. To the extent not provided by the Sellers, (a) the Bank Agent agrees to render accounts of the Bank Claim to the Indenture Trustee upon request, including, but not limited to, giving effect to the application of proceeds of any collateral as hereinbefore provided and (b) the Indenture Trustee agrees to (or to cause the Servicer to) render statements to the Bank Agent upon request, which statements shall identify in reasonable detail the Transferred Receivables and shall render an account of the Purchaser Claim, giving effect to the application of proceeds of Purchased Property as hereinbefore provided.

                  SECTION 2.16. Further Assurances. Each of the parties hereto agrees to take such actions as may be reasonably requested by any other party, whether before, during or after an Enforcement Period, in order to effect the rules of distribution and allocation set forth above in this Article II.

                  SECTION 2.17. Certain Other Assets. Notwithstanding anything to the contrary contained herein, the Bank Collateral shall not at any time include any assets comprising any interest that BTRGP, Inc. may now or at any time hereafter have in any general partnership interest in the Transferor. Prior to the Purchaser Claim Termination Date, (i) neither the Bank Agent nor any Lender Party shall at any time directly or indirectly hold, control or direct the exercise of any voting rights of any partner or other equity interest in the Transferor other than the taking of a pledge of the capital stock in the general partner of the Transferor as collateral, and (ii) neither the Bank Agent nor any Lender Party shall ask, demand, sue for, take or receive any such voting rights.

                                  ARTICLE III
                                  MISCELLANEOUS

                  SECTION 3.01. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or overnight courier or facsimile, to the intended party at the address or facsimile number of such party set forth on Schedule I hereto or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, two Business Days after having been given to such courier, unless sooner received by the addressee and (d) if transmitted by facsimile, when sent, upon receipt confirmed by telephone or electronic means. Notices and communications sent hereunder on a day that is not a Business Day shall be deemed to have been sent on the following Business Day. Except as otherwise expressly required by this Agreement, no notice shall be required to be given to any Lender Party under any Bank Loan Document, other than to the Bank Agent.

                  SECTION 3.02. Agreement Absolute. The Indenture Trustee shall be deemed to have entered into the Purchaser Documents to which it is a party in express reliance upon this Agreement. The Bank Agent and the Lender Parties shall be deemed to have entered into the Bank Loan Documents in express reliance upon this Agreement (or a similar predecessor agreement). This Agreement shall be and remain absolute and unconditional under any and all circumstances, and no acts or omissions on the part of any other party to this Agreement shall affect or impair the agreement of any party to this Agreement, unless otherwise agreed to in writing by all of the parties hereto. This Agreement shall be applicable both before and after the filing of any petition by or against any Seller or the Transferor under the Bankruptcy Code and all references herein to any Seller or the Transferor shall be deemed to apply to a debtor-in-possession or trustee for such party and all allocations of payments among the parties hereto shall, subject to any court order to the contrary, continue to be made after the filing of such petition on the same basis that the payments were to be applied prior to the date of the petition.

                  SECTION 3.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The successors and assigns for the Seller and the Transferor shall include a debtor-in-possession or trustee of or for such party. The successors and assigns for the Bank Agent and the Indenture Trustee shall include any successor Bank Agent or Indenture Trustee, as the case may be, appointed under the terms of the Bank Loan Documents or the Purchaser Documents, as applicable. Each of the Bank Agent and the Indenture Trustee, as the case may be, agrees to not transfer any interest it may have in the Bank Loan Documents or the Purchaser Documents, as the case may be, unless such transferee has been notified of the existence of this Agreement and has agreed to be bound hereby.

                  SECTION 3.04. Third-Party Beneficiaries. The terms and provisions of this Agreement shall be for the sole benefit of the parties hereto, the Noteholders and the Lender Parties and their respective successors and assigns and no other Person shall have any right, benefit or priority by reason of this Agreement.

                  SECTION 3.05. Amendments, Etc. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by all the parties hereto, and any such amendment or waiver shall be effective only in the specific instance and or the specific purpose for which given.

                  SECTION 3.06. Bankruptcy Petition. Each party hereto (including each Lender Party, by the Bank Agent on its behalf) hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of any Noteholder that is a commercial paper conduit, it will not institute against, or join any other Person in instituting against, such Noteholder any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. Each party hereto (including each Lender Party, by the Bank Agent on its behalf) hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of the Transferor or the Issuer, as applicable, it will not institute against, or join any other Person in instituting against, the Transferor or the Issuer, as applicable, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The Lender Parties and the Bank Agent agree that, in the event they shall at any time have the right to exercise or otherwise control, directly or indirectly, any voting rights in respect of any partner in the Transferor or the Issuer, the Lender Parties and the Bank Agent shall cause such partner to comply with the terms of this Section
3.06 as if such partner were a party to this Agreement.

                  SECTION 3.07. Section Titles. The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  SECTION 3.08. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 3.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 3.10. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 3.11. Submission to Jurisdiction.

                  (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any appeal thereof, in any action or proceeding arising out of or relating to this Agreement or any of the Bank Loan Documents or Purchaser Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any of the Bank Loan Documents or Purchaser Documents shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any Bank Loan Documents or Purchaser Documents to which it is a party in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this

Agreement or any of the Bank Loan Documents or Purchaser Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 3.12. Consent to Service of Process. Each party to this Agreement irrevocably consents to service or process by personal delivery, certified mail, postage prepaid or overnight courier. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 3.13. Waiver of Jury Trial. Each party to this Agreement waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under or relating to this Agreement or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any course or conduct, course of dealing, statements (whether oral or written), actions of any of the parties hereto or any other relationship existing in connection with this Agreement, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

                  SECTION 3.14. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall the Owner Trustee in its individual capacity have any liability in respect of the representations, warranties or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

               Remainder of this page is intentionally left blank

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         THE BON-TON DEPARTMENT STORES, INC.,
                         as a Seller and a Borrower

                         By:      /s/ H. Todd Dissinger
                                  ---------------------
                                  Name: H. Todd Dissinger
                                  Title:  Treasurer

                         THE ELDER-BEERMAN STORES CORP.,
                         as a Seller and a Borrower

                         By:      /s/ H. Todd Dissinger
                                  ---------------------
                                  Name: H. Todd Dissinger
                                  Title:  Vice President and Assistant Treasurer

                         THE BON-TON RECEIVABLES PARTNERSHIP, L.P., as Transferor

                         By:      BTRGP, Inc., its General Partner

                         By:      /s/ H. Todd Dissinger
                                  ---------------------
                                  Name:  H. Todd Dissinger
                                  Title:  Treasurer

                        BON-TON RECEIVABLES MASTER NOTE TRUST,
                        as Issuer

                        By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

                        By:      /s/ Anita E. Dallago
                                 ---------------------
                                 Name: Anita E. Dallago
                                 Title:  Senior Financial Services Officer

                        WACHOVIA BANK, N.A.,
                        as Indenture Trustee

                        By:      /s/ Patricia O'Neill Manella
                                 ----------------------------
                                 Name: Patricia O'Neill Manella
                                 Title:  Vice President

                        GENERAL ELECTRIC CAPITAL CORPORATION,
                        as Bank Agent

                        By:      /s/ Charles Chiodo
                                 -----------------------------
                                 Name: Charles Chiodo
                                 Title:  Duly Authorized Signatory

                                                                      SCHEDULE I

                                Notice Addresses

If to The Elder-Beerman Stores Corp.:

The Elder-Beerman Stores Corp.
3155 El-Bee Road
Dayton, Ohio 45439
Facsimile No.: 937-296-4625
Confirmation No.: 937-296-4698
Attention: Sr. Vice President and Treasurer

and

The Bon-Ton Department Stores, Inc.
2801 East Market Street
York, PA 17405
Attention: Treasurer
Facsimile No: 717-751-3240

If to Bon-Ton Department Stores, Inc.:

The Bon-Ton Department Stores, Inc.
2801 East Market Street
York, PA 17405
Attention: Treasurer
Facsimile No: 717-751-3240

If to the Transferor:

The Bon-Ton Receivables Partnership, L.P.
2801 East Market Street
York, PA 17405
Attention: Treasurer
Facsimile No: 717-751-3240

If to the Indenture Trustee:

Wachovia Bank, N.A.
401 South Tryon Street
12th Floor
Charlotte, North Carolina 25288-1179

Attention: Structured Finance Services, Bon-Ton Receivables
           Master Note Trust

If to the Issuer:

Bon-Ton Receivables Master Note Trust
c/o Wilmington Trust Company, as Issuer Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration

If to the Bank Agent:

General Electric Capital Corporation
800 Connecticut Avenue, Two North
Norwalk, Connecticut  06854
Facsimile No.:  203-852-3640
Attention:  Bon-Ton Account Manager

                                                                  EXECUTION COPY

                             PERFORMANCE UNDERTAKING

         THIS PERFORMANCE UNDERTAKING (the "Undertaking"), dated as of January 30, 2004, is executed by The Bon-Ton Stores, Inc., a Pennsylvania corporation ("Stores") and The Bon-Ton Corp., a Delaware corporation ("Bon-Ton") (each of Stores and Bon-Ton a "Performance Guarantor" and collectively, the "Performance Guarantors"), in favor of Bon-Ton Receivables Master Note Trust (the "Issuer") and Wachovia Bank, N.A., as trustee (in such capacity, the "Trustee").

         WHEREAS, each of The Elder-Beerman Stores Corp., an Ohio corporation ("EBS") and The Bon-Ton Department Stores, Inc., a Pennsylvania corporation ("Bon-Ton DSI" and together with EBS, the "Sellers") has entered into that certain Receivables Purchase Agreement dated as of January 30, 2004 (as amended, restated, supplemented, renewed or otherwise modified from time to time, the "Receivables Purchase Agreement"), with the Transferor, pursuant to which the Transferor, subject to the terms and conditions contained therein, will purchase certain of Sellers' receivables;

         WHEREAS, the Transferor has entered into that certain Transfer and Servicing Agreement dated as of January 30, 2004 (as amended, restated, supplemented, renewed or otherwise modified from time to time, the "Transfer and Servicing Agreement"), with Bon-Ton DSI, as servicer (in such capacity, the "Servicer") and Wilmington Trust Company, as owner trustee of the Issuer (in such capacity, the "Owner Trustee"), pursuant to which the Transferor, subject to the terms and conditions contained therein, will sell such receivables to the Issuer and the Servicer will administer, service and collect such receivables;

         WHEREAS, the Issuer is party to that certain Master Indenture dated as of January 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Master Indenture") with the Trustee pursuant to which the Issuer intends to issue various series of asset-backed notes from time to time;

         WHEREAS, Bon-Ton DSI, in its capacity as Servicer, is party to that certain Note Purchase Agreement dated as of January 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement") with the Transferor, the "Conduit Purchasers" from time to time party thereto, the "Committed Purchasers" from time to time party thereto, the "Managing Agents" from time to time party thereto and Bank One, as Agent pursuant to which the "Purchasers" have agreed, subject to the terms and conditions set forth in the Note Purchase Agreement, to purchase the "Notes" (as defined in the Note Purchase Agreement);

         WHEREAS, each Seller is a wholly owned direct or indirect subsidiary of Stores and the Performance Guarantors are expected to receive substantial direct and indirect benefits from (x) the sales of the receivables by the Sellers to the Transferor pursuant to the Receivables Purchase Agreement, (y) the sales of the receivables from the Transferor to the Issuer pursuant to the Transfer and Servicing Agreement and (x) the issuance of asset-backed notes pursuant to the Master Indenture (which benefits are hereby acknowledged);

         WHEREAS, it is a condition precedent to the effectiveness of the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Master Indenture and the Note Purchase Agreement that the Performance Guarantors execute and deliver to the Issuer and the Trustee, a performance undertaking substantially in the form hereof;

         WHEREAS, the Performance Guarantors wish to guarantee the due and punctual performance of (i) the Sellers' obligations to the Transferor under or in respect of the Receivables Purchase Agreement and (ii) Bon-Ton DSI's obligations, individually and in its capacity as Servicer under or in respect of the Transfer and Servicing Agreement and the Note Purchase Agreement as provided herein;

         NOW, THEREFORE, each Performance Guarantor hereby agrees as follows:

         SECTION 1. Definitions.

                  (a)      As used herein:

                  "Obligations" means, collectively, all covenants, agreements, terms, conditions and indemnities to be performed or observed by (i) each Seller under or in connection with the Receivables Purchase Agreement and each other document executed and delivered by each Seller in connection therewith, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by any Seller under the Receivables Purchase Agreement whether for Credit Adjustments, expenses (including reasonable counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (ii) Bon-Ton DSI, individually and in its capacity as Servicer, under or in connection with the Transfer and Servicing Agreement and the Note Purchase Agreement, including, without limitation, the performance by Bon-Ton DSI of all of its obligations, individually and as Servicer under the Transfer and Servicing Agreement and the Note Purchase Agreement and the due and punctual payment of all sums which are or may become due and owing by Bon-Ton DSI, individually and in its capacity as Servicer, under the Transfer and Servicing Agreement and the Note Purchase Agreement whether for, expenses (including reasonable counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason.

                  (b) All capitalized terms used herein, and not otherwise defined herein shall have their respective meanings as defined in the Receivables Purchase Agreement, the Transfer and Servicing Agreement or the Master Indenture, as applicable.

         SECTION 2. Guaranty of Performance of Obligations. Each Performance Guarantor, jointly and severally, hereby guarantees to the Issuer and the Trustee, the full and punctual payment and performance by each Seller and Bon-Ton DSI of the Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all of the obligations of (x) each Seller under the Receivables Purchase Agreement and each other document executed and delivered by each Seller (in any capacity) in connection with the Receivables Purchase Agreement and (y) Bon-Ton DSI, individually and in its capacity as Servicer under the Transfer and Servicing Agreement and the Note Purchase Agreement, and is in no way conditioned upon any requirement that the Issuer or the Trustee first attempt to collect any amounts owed by any Seller to the Transferor or by Bon-Ton DSI to the Issuer or the Trustee, or resort to any collateral security, any balance of any deposit account or credit on the books of any Person or other means of obtaining payment. Should any Seller or Bon-Ton DSI default in the payment or performance of any of the Obligations, the Issuer or the Trustee may cause the immediate performance by either Performance Guarantor of such Obligations and cause any payment Obligations of such party to become forthwith due and payable to the Issuer and the Trustee, without demand or notice of any nature (other than as expressly provided herein), all of which are expressly waived by each Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the ultimate recovery or collection of any of the Receivables and neither Performance Guarantor shall be responsible for any inability to collect any Receivable due to the insolvency, bankruptcy or lack of creditworthiness of the related Obligor. Each such demand by the Issuer or the Trustee, as applicable, for payment under this Section 2 shall be accompanied by a written statement describing in reasonable detail the costs and expenses in respect of which reimbursement is sought.

         SECTION 3. Performance Guarantors' Further Agreements to Pay. Each Performance Guarantor further agrees, jointly and severally, as the principal obligor and not as a guarantor only, to pay to the Issuer and the Trustee, forthwith upon demand in funds immediately available to the Issuer and the Trustee, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by the Issuer and the Trustee in connection with the Obligations, this Undertaking or the enforcement thereof within five (5) Business Days after the Issuer's or the Trustee's demand therefor and, if such amounts are not paid to the Issuer or the Trustee, as applicable, within five
(5) Business Days after such demand, each Performance Guarantor hereby agrees to pay interest on amounts recoverable under this Undertaking from time to time when such amounts become due until paid in full, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the "prime rate" (as published in the Wall Street Journal's Money Rates section) plus 2.00% per annum.

         SECTION 4. Waivers by Performance Guarantors; Issuer's and Trustee's Freedom to Act. Each Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by the Issuer or the Trustee in reliance on this Undertaking, and any requirement that the Issuer or the Trustee be diligent or prompt in making demands under this Undertaking, give notice of any Event of Default or Pay Out Event, default or omission by any Seller or Bon-Ton DSI or assert any other rights of the Issuer or the Trustee under this Undertaking. Each Performance Guarantor warrants that it has adequate means to obtain from each Seller and Bon-Ton DSI, on a continuing basis, information concerning the financial condition of each Seller and Bon-Ton DSI, and that it is not relying on the Issuer or the Trustee to provide such information, now or in the future. Each Performance Guarantor also irrevocably waives all defenses that at any time may be available in respect of the Obligations by virtue of any valuation, stay, moratorium law or other similar law now or thereafter in effect and any and all other defenses that may be available to a guarantor at any time. Each of the Issuer and the Trustee shall be at liberty, upon its own initiative, without giving notice to or obtaining the consent of either Performance Guarantor, and without relieving either Performance Guarantor of any liability under this Undertaking, to deal with the Sellers and Bon-Ton DSI and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Issuer or the Trustee in its sole discretion deems fit, and to this end each Performance Guarantor agrees that the validity and enforceability of this

Undertaking, including without limitation, the provisions of Section 8 hereof, shall not be impaired or affected by any of the following:

                  (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time;

                  (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof;

                  (c) any waiver of any right, power or remedy or of any Event of Default or Pay Out Event or default with respect to the Obligations or any part thereof or any agreement relating thereto;

                  (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof;

                  (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof;

                  (f) the application of payments received from any source to the payment of any payment Obligations of any Seller or Bon-Ton DSI, any part thereof or amounts which are not covered by this Undertaking even though the Issuer or the Trustee might lawfully have elected to apply such payments to any part or all of such payment Obligations or to amounts which are not covered by this Undertaking;

                  (g) the existence of any claim, setoff or other rights which either Performance Guarantor may have at any time against any Seller or Bon-Ton DSI in connection herewith or any unrelated transaction;

                  (h) any assignment or transfer of the Obligations or any part thereof in accordance with the Receivables Purchase Agreement, the Transfer and Servicing Agreement or the Note Purchase Agreement; or

                  (i) any failure on the part of any Seller or Bon-Ton DSI to perform or comply with any term of the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Note Purchase Agreement or any other document executed in connection therewith or delivered thereunder, all whether or not either Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section.

         SECTION 5. Unenforceability of Obligations Against the Sellers and Bon-Ton DSI. Notwithstanding (a) any change of ownership of any Seller or Bon-Ton DSI, or the insolvency, bankruptcy or any other change in the legal status of any Seller or Bon-Ton DSI; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of any Seller, Bon-Ton DSI or either Performance Guarantor, as applicable, to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Note Purchase Agreement or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Note Purchase Agreement or this Undertaking; or (d) if any of the moneys included in the Obligations have become unrecoverable from any Seller or Bon-Ton DSI for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on the Performance Guarantors. This Undertaking shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity or release of any such other guaranty or security. In the event that the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Seller or Bon-Ton DSI, or for any other reason, all such amounts then due and owing by such Seller or Bon-Ton DSI under the terms of the Receivables Purchase Agreement, the Transfer and Servicing Agreement or the Note Purchase Agreement, as applicable, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by the Performance Guarantors.

         SECTION 6. Representations and Warranties. Each Performance Guarantor hereby represents and warrants to the Issuer and the Trustee, as to itself, as follows:

                  (a) Existence and Standing. Such Performance Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Each of such Performance Guarantor's Subsidiaries is a corporation, limited partnership or limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where failure to have such authority would not have a material adverse effect on the ability of such Performance Guarantor to perform its obligations under this Undertaking.

                  (b) Power and Authority. Such Performance Guarantor has the corporate power and authority and legal right to execute and deliver this Undertaking, perform its obligations hereunder and consummate the transactions contemplated hereunder. The execution and delivery by such Performance Guarantor of this Undertaking, the performance of its obligations and consummation of the transactions contemplated hereunder have been duly authorized by proper proceedings, and this Undertaking constitutes the legal, valid and binding obligation of such Performance Guarantor enforceable against such Performance Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  (c) No Conflict; Government Consent. Neither the execution and delivery by such Performance Guarantor of this Undertaking, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule,

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

regulation, order, writ, judgment, injunction, decree or award binding on such Performance Guarantor or any of its Subsidiaries or such Performance Guarantor's or any of its Subsidiary's organizational documents or the provisions of any indenture, instrument or agreement to which such Performance Guarantor is a party or is subject, or by which it, or its property, is bound, or conflicts with or constitutes a default thereunder, or will result in the creation or imposition of any Adverse Claim in, of or on the property of such Performance Guarantor or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement, other than for any such violation which could not reasonably be expected to have a material adverse effect on the ability of such Performance Guarantor to perform its obligations under this Undertaking.

                  (d) Financial Statements. The annual financial statements dated as of November 1, 2003 of such Performance Guarantor and its Subsidiaries heretofore delivered to the Issuer and the Trustee were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly presents the consolidated financial condition and operations of such Performance Guarantor and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

                  (e) Material Adverse Change. Since November 1, 2003, there has been no change in the business, properties, condition (financial or otherwise) or results of operations of such Performance Guarantor which has had or is reasonably likely to have a material adverse effect on (i) the business, properties, condition (financial or otherwise), results of operations, or prospects of such Performance Guarantor and its Subsidiaries taken as a whole,
(ii) the ability of such Performance Guarantor to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any term or provision of this Undertaking or the rights or remedies of the Issuer or the Trustee hereunder.

                  (f) Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting such Performance Guarantor or any of its Subsidiaries which is reasonably likely to have a material adverse effect on (i) the business, properties, condition (financial or otherwise), results of operations, or prospects of such Performance Guarantor and its Subsidiaries taken as a whole,
(ii) the ability of such Performance Guarantor to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any term or provision of this Undertaking or the rights or remedies of the Issuer or the Trustee hereunder.

                  (g) Taxes. Such Performance Guarantor has filed all United States federal tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to said returns or pursuant to any assessment received by such Performance Guarantor, except (i) such taxes, if any, as are being contested in good faith by appropriate proceedings, provided that adequate reserves for such contested taxes have been established in accordance with GAAP and the relevant governmental authority shall not have commenced any enforcement proceeding seeking recourse against any assets of such Performance Guarantor in respect of such contested taxes and (ii) such returns or taxes, the failure of which to file or pay could not reasonably be expected to have a material adverse effect on the ability of such Performance Guarantor to perform its obligations under this Undertaking, . No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves

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

on the books of such Performance Guarantor in respect of any taxes or other governmental charges are adequate.

         SECTION 7. Affirmative Covenants of the Performance Guarantors. Until the date on which this Undertaking terminates in accordance with its terms, each Performance Guarantor hereby covenants, as to itself, as set forth below:

                  (a) Financial Reporting. Such Performance Guarantor will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Issuer and the Trustee:

                           (i) Annual Reporting. Within 90 days after the close of each of its fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows, each on a consolidated basis) for such Performance Guarantor for such fiscal year certified by independent public accountants of recognized national standing.

                           (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of its fiscal year, such Performance Guarantor shall furnish, on a consolidated basis, balance sheets as at the close of each such period and statements of income and retained earnings and a statement of cash flows for such Performance Guarantor for the period from the beginning of such fiscal year to the end of such quarter, all certified by the chief financial officer of such Performance Guarantor.

                           (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit I signed by such Performance Guarantor's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                           (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Performance Guarantor, copies of all financial statements, reports and proxy statements so furnished.

                           (v) S.E.C. Filings. Notice, promptly upon the filing thereof, of all registration statements and annual, quarterly, monthly or other regular reports which such Performance Guarantor or any Subsidiary thereof files with the Securities and Exchange Commission.

                           (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Issuer or any Trustee, copies of the same.

                  (b) Notices. Such Performance Guarantor will notify the Issuer and the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                           (i) Events of Default; Pay Out Events. The occurrence of each Event

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

         of Default and Pay Out Event or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default or Pay Out Event in each case to the extent the same relates to the Seller, Bon-Ton DSI or such Performance Guarantor, by a statement of an Authorized Officer of such Performance Guarantor.

                           (ii) Judgment and Proceedings. (A) (1) The entry of any judgment or decree against such Performance Guarantor or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against such Performance Guarantor and its Subsidiaries exceeds $1,000,000 and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against such Performance Guarantor; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against such Performance Guarantor.

                           (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect in respect of any Seller, Bon-Ton DSI or such Performance Guarantor.

                           (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Performance Guarantor is a debtor or an obligor.

                           (v) Downgrade of Performance Guarantors. Any downgrade or withdrawal of the rating of any Indebtedness of such Performance Guarantor by Standard & Poor's or Moody's, setting forth the Indebtedness affected and the nature of such change.

         SECTION 8. Subordination. Neither Performance Guarantor shall enforce or otherwise exercise any right of subrogation to any of the rights of the Issuer or the Trustee against any Seller or Bon-Ton DSI and, notwithstanding anything to the contrary contained herein, hereby waives all rights of subrogation (whether contractual, under Section 509 of the Bankruptcy Code, at law or in equity or otherwise) to the claims of the Issuer and the Trustee against any Seller or Bon-Ton DSI and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the Bankruptcy Code) which such Performance Guarantor might now have or hereafter acquire against any Seller or Bon-Ton DSI that arises from the existence or performance of such Performance Guarantor's obligations hereunder. Neither Performance Guarantor will claim any setoff, recoupment or counterclaim against any Seller or Bon-Ton DSI in respect of any liability of such Performance Guarantor to such Seller or Bon-Ton DSI after the occurrence and during the continuance of any default in the payment or performance of any of the Obligations (which has not been cured or waived in writing by the Issuer and the Trustee) and each Performance Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Issuer or the Trustee. Each Performance Guarantor agrees that, after the earlier of (i) actual notice or (ii) the receipt of written notice, of the occurrence, and during the continuance, of any default in the payment or performance of any of the Obligations, such Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Seller or Bon-Ton DSI owed to such Performance Guarantor until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, either Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by such Performance Guarantor as trustee for the Issuer and the Trustee and be paid over to the Issuer and the Trustee on account of the Obligations without affecting in any manner the liability of such Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 8 shall be supplemental to and not in derogation of any rights and remedies of the Issuer and the Trustee with respect to any other agreement the Issuer or the Trustee may at any time and from time to time enter into with such Performance Guarantor.

         SECTION 9. Termination of Undertaking. Each Performance Guarantor's obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and each of the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Note Purchase Agreement is terminated, provided that (i) this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Seller or Bon-Ton DSI, or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not the Issuer or the Trustee is in possession of this Undertaking and (ii) the provisions of Section 19 shall survive any termination of this Undertaking. No invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, or be a defense to or claim against the obligations of either Performance Guarantor under this Undertaking.

         SECTION 10. Effect of Bankruptcy. This Undertaking shall survive the insolvency of any Seller or Bon-Ton DSI and the commencement of any case or proceeding by or against any Seller or Bon-Ton DSI under the federal Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Seller or Bon-Ton DSI is subject shall postpone the obligations of the Performance Guarantors under this Undertaking.

         SECTION 11. Setoff. Should any Seller or Bon-Ton DSI default in the payment or performance of any of the Obligations, regardless of the other means of obtaining payment of any of the Obligations, the Issuer and the Trustee are hereby authorized at any time and from time to time, without notice to the Performance Guarantors (any such notice being expressly waived by the Performance Guarantors) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of the Performance Guarantors under this Undertaking, whether or not the Issuer or the Trustee shall have made any demand under this Undertaking and although such obligations may be contingent or unmatured.

         SECTION 12. Taxes. All payments to be made by the Performance Guarantors hereunder shall be made free and clear of any deduction or withholding. If the Performance Guarantors are required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or

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

withholding, the Issuer and the Trustee receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

         SECTION 13. Further Assurances. Each Performance Guarantor agrees that it will permit the Issuer and the Trustee or any of their respective duly authorized representatives, during normal business hours and upon reasonable prior notice, to consult and discuss with such Performance Guarantor's Treasurer or Controller, with respect to such Performance Guarantor's business, finances, accounts and affairs. Each Performance Guarantor agrees that if an Event of Default or Pay Out Event exists, it will, at the request of the Issuer or the Trustee, provide to the Issuer or the Trustee information relating to the business and affairs of such Performance Guarantor as the Issuer or the Trustee may reasonably request.

         SECTION 14. Successors and Assigns. This Undertaking shall be binding upon the Performance Guarantors, their respective successors and assigns, and shall inure to the benefit of and be enforceable by the Issuer and the Trustee and their respective successors, transferees and assigns. Neither Performance Guarantor may assign or transfer any of its obligations hereunder without the prior written consent of the Issuer and the Trustee.

         SECTION 15. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by either Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Issuer, the Trustee and the applicable Performance Guarantor. No failure on the part of the Issuer or the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 16. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or sent by express courier or, in the case of telegraphic, telecopied or telexed notice, when transmitted, answer back received, addressed as follows: if to a Performance Guarantor, at the address set forth beneath its signature hereto, and if to the Issuer or the Trustee to the address specified for such notices in the Master Indenture, or to any address as either party hereto may hereafter designate in writing to the other.

         SECTION 17. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

         SECTION 18. CONSENT TO JURISDICTION. EACH OF THE PERFORMANCE GUARANTORS, THE AGENT AND THE PURCHASERS HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE RECEIVABLES PURCHASE

AGREEMENT, THE TRANSFER AND SERVICING AGREEMENT, THE NOTE PURCHASE AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE PERFORMANCE GUARANTORS, THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PARTY TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 19. Bankruptcy Petition. Each Performance Guarantor covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Obligations, it will not institute against, or join any other Person in instituting against the Transferor or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any state of the United States.

         SECTION 20. Miscellaneous. This Undertaking constitutes the entire agreement of the Performance Guarantors with respect to the matters set forth herein. No failure on the part of the Issuer or the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Performance Guarantors hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Performance Guarantors' liability under this Undertaking, then notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by the Performance Guarantors or the Issuer or the Trustee be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. The invalidity or unenforceability of any one or more sections of this Undertaking shall not affect the validity or enforceability of its remaining provisions. Captions are for ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Undertaking shall be equally applicable to the singular and plural forms of the terms defined.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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

         IN WITNESS WHEREOF, the Performance Guarantors have caused this Undertaking to be executed and delivered as of the date first above written.

                                             THE BON-TON STORES, INC.

                                             By:  /s/ H. Todd Dissinger
                                                  ---------------------
                                                  Name: H. Todd Dissinger
                                                  Title:  Treasurer

                                             THE BON-TON CORP.

                                             By:  /s/ Keith E. Plowman
                                                  --------------------
                                                  Name: Keith E. Plowman
                                                  Title:  Treasurer

                                      Signature Pages to Performance Undertaking